As filed with the Securities and Exchange Commission on May 13, 2005
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Valor Telecommunications Enterprises, LLC

Valor Telecommunications Enterprises Finance Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4813	75-2884398
Delaware	4813	20-2280110
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 E. John Carpenter Freeway, Suite 200

Irving, Texas 75062
(972) 373-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

WILLIAM M. OJILE, JR., ESQ.

Senior Vice President,
Chief Legal Officer & Secretary
Valor Communications Group, Inc.
201 E. John Carpenter Freeway, Suite 200
Irving, Texas 75062
(972) 373-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, Esq.
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class	Amount to	Offering Price	Aggregate	Registration
of Securities to be Registered	be Registered	Per Unit(1)	Offering Price	Fee(1)

7 3/4% Senior Notes due 2015	$400,000,000	$1,000	$400,000,000	$47,080

Subsidiary Guarantees of 7 3/4% Senior Notes due 2015(2)	N/A	N/A	N/A	N/A

(1)	Calculated in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)	Each of the subsidiary guarantors listed in the Table of Additional Registrants on the next page will guarantee the senior notes. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Table of Additional Registrant Guarantors

Address Including Zip Code,
	State or Other		Telephone Number
	Jurisdiction of	I.R.S. Employer	Including Area Code of
Exact Name of Registrant Guarantor as	Incorporation or	Identification	Registrant Guarantor’s
Specified in its Charter	Organization	Number	Principal Executive Offices

Valor Communications Group, Inc.	Delaware	20-0792300	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications, LLC	Delaware	52-2171586	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications of Texas, LP	Texas	52-2194219	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications Equipment, LP	Texas	75-2884400	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications Services, LP	Texas	75-2884846	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications Investments, LLC	Delaware	47-0902124	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications LD, LP	Delaware	75-2884847	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Southwest Enhanced Network Services, LP	Delaware	75-2885419	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Western Access Services, LLC	Delaware	20-0081823	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Western Access Services of Arizona, LLC	Delaware	20-0081863	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Western Access Services of Arkansas, LLC	Delaware	20-0081902	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Western Access Services of Colorado, LLC	Delaware	20-0081934	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000

Address Including Zip Code,
	State or Other		Telephone Number
	Jurisdiction of	I.R.S. Employer	Including Area Code of
Exact Name of Registrant Guarantor as	Incorporation or	Identification	Registrant Guarantor’s
Specified in its Charter	Organization	Number	Principal Executive Offices

Western Access Services of Oklahoma, LLC	Delaware	20-0081944	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Western Access Services of New Mexico, LLC	Delaware	20-0081922	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Western Access Services of Texas, LP	Delaware	20-0081952	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications Corporate Group, LP	Texas	75-2895493	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications Southwest, LLC	Delaware	52-2194218	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications Southwest II, LLC	Delaware	75-2950066	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Valor Telecommunications Enterprises II, LLC	Delaware	75-2950064	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Communications Corporation	Texas	74-2197091	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Communications Management, LLC	Delaware	30-0135974	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Communications Enterprises, LLC	Delaware	32-0047694	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Advanced Tel-Com Systems, LP	Texas	74-2228603	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Telephone, LP	Texas	74-0724580	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000

Address Including Zip Code,
	State or Other		Telephone Number
	Jurisdiction of	I.R.S. Employer	Including Area Code of
Exact Name of Registrant Guarantor as	Incorporation or	Identification	Registrant Guarantor’s
Specified in its Charter	Organization	Number	Principal Executive Offices

Kerrville Cellular, LP	Texas	74-2513782	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
KCC TelCom, LP	Texas	74-2955898	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Cellular Management, LLC	Delaware	51-0411886	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Cellular Holdings, LLC	Delaware	51-0411889	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Mobile Holdings, Inc.	Texas	74-3008924	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Kerrville Wireless Holdings, LP	Texas	74-3012850	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
Harpar Telephone L.P.	Texas	74-2197090	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
DCS Holding Co.	Delaware	13-4124239	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
ESC Holding Co.	Delaware	13-4128471	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
KCS Holding Co.	Delaware	13-4124243	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
SCD Sharing Partnership, L.P.	Delaware	13-4128273	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000
SCE Sharing Partnership, L.P.	Delaware	13-4128272	201 E. John Carpenter Freeway, Suite 200 Irving, TX 75062 (972) 373-1000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

Subject to completion, dated May 13, 2005.

PROSPECTUS
            , 2005

$400,000,000

Exchange Offer for

7 3/4% Senior Notes due 2015

        Offer for all outstanding 7 3/4% Senior Notes due 2015 (which we refer to as the “old notes”) in the aggregate principal amount at maturity of $400,000,000 in exchange for up to $400,000,000 aggregate principal amount at maturity of 7 3/4% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended (which we refer to as the “new notes”).

Material Terms of the Exchange Offer:

•	This exchange offer expires at 5:00 p.m., New York City time on , 2005, unless we extend the date.

•	We will not receive any proceeds from the Exchange Offer.

•	There is no existing public market for the new notes or the old notes.

•	We can amend or terminate the exchange offer.

Material Terms of the New Notes:

•	The terms of the new notes to be issued in the exchange offer are substantially identical to the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

•	Maturity: The new notes will mature on February 15, 2015.

•	Interest Payments: The new notes will pay interest semi-annually in cash in arrears on February 15 and August 15 of each year, starting on August 15, 2005.

•	Guarantees: The new notes will be guaranteed on a senior unsecured basis by Valor Communications Group, Inc. and all subsidiaries of Valor Communications Group, Inc. that guarantee our senior secured credit facility.

•	Ranking: The new notes and the guarantees will be general unsecured unsubordinated obligations ranking equally with our and the guarantors’ other unsecured unsubordinated debt, but will be effectively subordinated to all of our and the guarantors’ secured debt to the extent of the assets securing such debt, including all borrowings under our senior secured credit facility.

•	Optional Redemption: The new notes will be redeemable, in whole or in part, at any time on or after February 15, 2010 at the redemption prices specified under “Description of New Notes — Optional Redemption,” plus accrued and unpaid interest. We may also redeem the new notes, in whole or in part, at any time before February 15, 2010 at a redemption price equal to 100% of their principal amount plus a premium, together with accrued and unpaid interest. In addition, we may redeem up to 35% of the new notes before February 15, 2008 with the net cash proceeds from certain equity offerings.

       For a discussion of certain factors that you should consider before participating in the exchange offer, see “Risk Factors” beginning on page 11 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or the exchange offer that is not contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our 7 3/4% Senior Notes due 2015.

Page

Summary	1
Risk Factors	11
The Exchange Offer	21
Use of Proceeds	29
Capitalization	30
Selected Historical Financial Information	31
Management’s Discussion and Analysis of Financial Condition and Results of Operations	33
Business	58
Regulation	67
Management	73
Security Ownership and Certain Beneficial Owners	83
Related Party Transactions	85
Description of Certain Indebtedness	87
Description of New Notes	89
Certain United States Federal Income Tax Considerations	128
Plan of Distribution	129
Legal Matters	130
Experts	130
Where You Can Find Additional Information	130
Index to Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Financial Statements	P-1
EX-3.2: CERTIFICATE OF FORMATION
EX-3.3: CERTIFICATE OF FORMATION
EX-3.4: CERTIFICATE OF FORMATION
EX-3.8: CERTIFICATE OF FORMATION
EX-3.18: CERTIFICATE OF FORMATION
EX-3.19: CERTIFICATE OF FORMATION
EX-3.25: CERTIFICATE OF FORMATION
EX-3.27: CERTIFICATE OF FORMATION
EX-3.28: CERTIFICATE OF FORMATION
EX-3.29: CERTIFICATE OF INCORPORATION
EX-3.30: CERTIFICATE OF LIMITED PARTNERSHIP
EX-3.55: LIMITED PARTNERSHIP AGREEMENT
EX-3.56: AMENDED AND RESTATED LIMITED LIABILITY AGREEMENT
EX-3.61: LIMITED PARTNERSHIP AGREEMENT
EX-3.62: LIMITED PARTNERSHIP AGREEMENT
EX-3.63: LIMITED PARTNERSHIP AGREEMENT
EX-3.64: LIMITED PARTNERSHIP AGREEMENT
EX-3.65: LIMITED LIABILITY COMPANY AGREEMENT
EX-3.66: LIMITED LIABILITY COMPANY AGREEMENT
EX-3.68: AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
EX-3.69: AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
EX-5.1: OPINION OF KIRKLAND & ELLIS LLP
EX-5.2: OPINION OF CYNTHIA AYRES, ESQ.
EX-12.1: STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS
EX-21.1: SUBSIDIARIES
EX-23.1:CONSENT OF DELOITTE & TOUCHE LLP
EX-25.1: FORM T-1
EX-99.1: LETTER OF TRANSMITTAL

      EACH BROKER-DEALER THAT RECEIVES NEW NOTES FOR ITS OWN ACCOUNT PURSUANT TO THE EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF THESE NEW NOTES. BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN “UNDERWRITER” WITHIN THE MEANING OF THE SECURITIES ACT. THIS PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH RESALES OF NEW NOTES RECEIVED IN EXCHANGE FOR OLD NOTES WHERE THOSE OLD NOTES WERE ACQUIRED BY THIS BROKER-DEALER AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. WE HAVE AGREED THAT, STARTING ON THE EXPIRATION DATE AND ENDING ON THE CLOSE OF BUSINESS 180 DAYS AFTER THE EXPIRATION DATE, WE WILL MAKE THIS PROSPECTUS AVAILABLE TO ANY BROKER-DEALER FOR USE IN CONNECTION WITH ANY SUCH RESALE.

i

MARKET, RANKING AND OTHER DATA

      Some of the data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies or other independent published industry sources, while other information is based on internal studies. We believe these independent sources and our internal data are reliable as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We can not guarantee the accuracy or completeness of such information contained in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Description of Notes” and elsewhere in this prospectus may include forward-looking statements which reflect our current views with respect to future events and financial performance. Statements which include the words “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “future,” “estimates,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

      All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include the following:

•	our high degree of leverage and significant debt service obligations;

•	any adverse changes in government regulation;

•	the risk that we may not be able to retain existing customers or obtain new customers;

•	the risk of technological innovations outpacing our ability to adapt or replace our equipment to offer comparable services;

•	the risk of increased competition in the markets we serve;

•	the risk of weaker economic conditions within the United States;

•	changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; and

•	the matters described under “Risk Factors”.

      We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

ii

TERMS USED IN THIS PROSPECTUS

      Unless otherwise noted or indicated by the context, in this prospectus:

•	the term “notes” refers collectively to (a) our 7 3/4% Senior Notes due 2015 (also referred to as the “old notes”) and (b) our 7 3/4% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended (also referred to as the “new notes”).

•	the term “VTE” refers to Valor Telecommunications Enterprises, LLC, a limited liability company under the laws of Delaware that is an issuer of the notes, and not to any of its consolidated subsidiaries;

•	the term “Valor Finance Corp.” refers to Valor Telecommunications Enterprises Finance Corp., a Delaware corporation that is an issuer of the notes, and not to any of its consolidated subsidiaries; Valor Finance Corp. is a wholly-owned subsidiary of VTE that was formed solely for purposes of serving as a co-obligor of the notes; Valor Finance Corp. does not have any operations or assets;

•	the term “issuers” refers to VTE and Valor Finance Corp., which are the co-issuers of the notes, and not to any of their consolidated subsidiaries;

•	the terms “Valor” and the “Company” refer to Valor Communications Group, Inc., our indirect parent, which is also a guarantor of the notes, and not to any of its consolidated subsidiaries; and

•	the terms “we,” “our” and “us” refer to Valor and its consolidated subsidiaries.

iii

SUMMARY

      The following is a summary of important information about Valor and the notes and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. It does not contain all the information that you should consider before tendering the old notes. For a more complete understanding of Valor and the notes, we encourage you to read this prospectus in its entirety and the documents to which we have referred you.

Our Company

Overview

      We are one of the largest providers of telecommunications services in rural communities in the southwestern United States and, based on the number of telephone lines we have in service, the seventh largest independent (non-Bell) local telephone company in the country. As of March 31, 2005, we operated approximately 537,000 telephone access lines in primarily rural areas of Texas, Oklahoma, New Mexico and Arkansas. We believe that in many of our markets we are the only service provider that offers customers an integrated package of local and long distance voice, high-speed data and Internet access, and enhanced services such as voicemail and caller identification.

      We formed our company in 2000 in connection with the acquisition of select telephone assets from GTE Southwest Corporation, which is now part of Verizon, and have since acquired the local telephone company serving Kerrville, Texas. The rural telephone businesses that we own have been operating in the markets we serve for over 75 years. Since our inception, we have invested substantial resources to improve and expand our network infrastructure to provide high quality telecommunications services and superior customer care.

      We operate our business through telephone company subsidiaries that qualify as rural local exchange carriers under the Telecommunications Act of 1996. Like many rural telephone companies, our business is characterized by stable operating results, revenue and cash flow and a relatively favorable regulatory environment, which includes support payments from the Texas and federal Universal Service Funds. In 2004, 23.7% of our revenues were attributable to such support payments.

      We have historically experienced less competition than regional Bell operating companies because of the low customer density and high residential component of our customer base. Since our customer base is located in areas that are generally less densely populated than areas served by other rural telephone companies, we believe that we are more insulated from competitive pressures than many other local telecommunications providers. We are not, however, immune to such pressures. Our access line count decreased by approximately 16,400 lines, or 2.9%, during the year ended December 31, 2004, and by approximately 3,300 lines, or 0.6%, in the three months ended March 31, 2005. Excluding the number of access lines we gained in the Kerrville acquisition, we experienced access line loss in each of the past two fiscal years.

Our Strengths

      Ability to Generate Consistent Cash Flows. We have generated strong operating cash flow in each year since our inception by growing revenues and reducing expenses. Our net cash provided from operating activities was $150.4 million in 2002, $166.1 million in 2003, $143.7 million in 2004 and $40.5 million in the three months ended March 31, 2005.

      Leading Market Position. We maintain our position as the leading provider of telecommunications services in the markets we serve by providing reliable customer service, offering a full range of voice and data services and maintaining a strong local presence in the communities we serve.

      Scalable, State-of-the-Art Network Infrastructure. Our investment of more than $385 million since our inception in 2000 to improve and expand our network infrastructure has enabled us to provide additional services to our customers, improve the overall quality of our network and position our company for future cash flow growth.

      Wide Array of Integrated Services. We believe that we are the only telecommunications service provider in many of the markets we serve that can provide an integrated package of local, long distance, high-speed data and Internet access as well as a variety of enhanced services such as voicemail and caller identification.

      Experienced and Proven Management Team. Our highly experienced senior management team has an average of over 20 years of experience in the local telecommunications industry, including managing the expansion of public telecommunications companies through both internal growth and integration of acquisitions.

Business Strategy

      Increase Penetration of Higher Margin Services. We intend to capitalize on our ability to cross-sell higher margin enhanced voice and data services as a bundled package which we believe represents a significant opportunity for us to continue to increase our revenue per customer. Our average revenues per access line per month increased from $64.11 for the year ended December 31, 2001 to $77.92 for the three months ended March 31, 2005.

      Provide Superior Service and Customer Care. We seek to build long-term customer relationships by providing personalized customer care through three call centers, while also automating many of our customer service functions to enable our customers to interact with our company 24 hours a day, 365 days a year.

      Improve Operating Efficiency and Profitability. We strive for greater efficiencies and improved profit margins by consolidating corporate functions, negotiating favorable terms with our suppliers and contractors and focusing capital expenditures on projects that exceed our internal rate of return thresholds.

      Pursue Selective Strategic Acquisitions. We believe that there are opportunities to acquire telecommunications assets that are accretive and that we possess the management team, network infrastructure and labor force that can identify, acquire, integrate and successfully support significant growth through acquisitions.

Initial Public Offering

      Concurrently with our offering of the old notes on February 14, 2005, Valor issued approximately 29,375,000 shares of common stock in the aggregate in an initial public offering pursuant to the Securities Act. We refer to these shares throughout this prospectus as our “common stock.” We used the proceeds of our initial public offering to repay in full our second lien loan and senior subordinated loan described below.

Our Reorganization

      Prior to our initial public offering, all the equity interests in Valor Telecommunications, LLC, or VTC, were held by affiliates of Welsh, Carson, Anderson & Stowe, affiliates of Vestar Capital Partners, and affiliates of Citicorp Venture Capital, to whom we refer to collectively as our “equity sponsors,” our management and employees, and a group of individuals. We refer to these persons and entities collectively throughout this prospectus as our “existing equity holders.” VTC, together with our equity sponsors, collectively held substantially all of the outstanding equity interests of Valor Telecommunications Southwest, LLC, or VTS. VTC also holds all of the outstanding equity interests of Valor Telecommunications Southwest II, LLC, or VTS II.

      Immediately prior to and in connection with our initial public offering of common stock, we consummated a reorganization pursuant to which our existing equity holders contributed all their equity interests in VTC and VTS to Valor in exchange for 39,537,574 shares of common stock in the aggregate. As a result, Valor exists as a holding company with no direct operations and each of VTC, VTS and VTS II is either a direct or an indirect wholly-owned subsidiary of Valor. VTE is a wholly-owned subsidiary of VTS. Valor Finance Corp. is a wholly-owned subsidiary of VTE. The principal assets of Valor consist of the direct and indirect equity interests of its subsidiaries, all of which are pledged to the creditors under our new credit facility.

New Credit Facility

      On November 10, 2004, we entered into a $1.3 billion senior secured credit facility, which we refer to as our “existing credit facility,” with a syndicate of financial institutions. The existing credit facility is comprised of a six-year $100 million senior secured revolving credit facility and a seven-year $1.2 billion senior secured term loan. Contemporaneously, we entered into a seven-year $265.0 million senior secured second lien loan and a seven and a half year $135.0 million senior subordinated loan. We used the proceeds of the existing credit facility, the second lien loan and the subordinated loan to (i) repay all amounts owed under our previous senior credit facilities; (ii) redeem $325.5 million of 10% senior subordinated notes due 2010 held primarily by our equity sponsors, including interest accrued thereon; (iii) redeem $134.1 million of preferred and $16.5 million of Class C common interests held by our existing equity investors, including our equity sponsors, in VTC (iv) redeem $8.8 million of preferred minority interests our equity investors held in VTS and (v) pay $30.7 million in associated transaction costs. Throughout this prospectus, we refer to our entry into the existing credit facility, second lien loan and senior subordinated loan, and the repayment of our then existing indebtedness with the proceeds thereof, as our “debt recapitalization.”

      We repaid in full our second lien loan and senior subordinated loan, and a portion of the indebtedness outstanding under our existing credit facility, with the proceeds of our initial public offering. In addition, we used the proceeds from the offering of old notes to repay a portion of the term loans outstanding under our existing credit facility. As of March 31, 2005, we had $800.6 million outstanding under our term loans.

      Concurrently with the closing of our offering of the old notes, we amended our existing credit facility to permit us to, subject to certain conditions, issue the notes and pay interest thereon and use the proceeds from the offering of old notes and our initial public offering to repay indebtedness. See “Description of Certain Indebtedness — New Credit Facility.” The consummation of the offering of the old notes was conditioned upon the completion of the amendment to our existing credit facility and the consummation of our initial public offering. Throughout this prospectus, we refer to our existing credit facility as so amended as the “new credit facility.”

      Our principal executive offices are located at 201 E. John Carpenter Freeway, Suite 200, Irving, Texas 75062 and our telephone number is (972) 373-1000. We maintain a website at www.valortelecom.com; however, the information on our website is not part of this prospectus and you should rely only on the information contained in this prospectus when making a decision as to whether or not to tender the old notes in the exchange.

Purpose of the Exchange Offer

      On February 14, 2005, we sold, through a private placement exempt from the registration requirements of the Securities Act of 1933, $400,000,000 of our 7 3/4% Senior Notes due 2015. We refer to these notes as “old notes” in this prospectus.

      Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, we are required to use commercially reasonable efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the old notes, to become effective on or within 180 days of issuance of the old notes. We refer to the notes to be registered under this exchange offer registration statement as “new notes” and collectively with the old notes, we refer to them as the “notes” in this prospectus. You may exchange your old notes for new notes in this exchange offer. You should read the discussion under the headings “— Summary of the Exchange Offer,” “The Exchange Offer” and “Description of the New Notes” for further information regarding the new notes.

      We did not register the old notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If the holders of the old notes do not exchange their old notes in the exchange offer, they lose their right to have the old notes registered under the Securities Act, subject to certain limitations. Anyone who still holds old notes after the exchange offer may be unable to resell their old notes.

      However, we believe that holders of the new notes may resell the new notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings “— Summary of the Exchange Offer” and “The Exchange Offer” for further information regarding the exchange offer and resales of the new notes.

Summary of the Exchange Offer

The Initial Offering of Old Notes	We sold the old notes on February 14, 2005 to Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. and Wachovia Capital Markets, LLC. We collectively refer to these parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the old notes to (1) qualified institutional buyers pursuant to Rule 144A under the Securities Act and (2) outside the United States in accordance with Regulation S under the Securities Act.

Registration Rights Agreement	Simultaneously with the initial sale of the outstanding securities, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, (i) to file a registration statement with the SEC as soon as practicable after the issuance of the old notes, but in no event later than 90 days after the issuance of the old notes and (ii) to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC at the earliest possible time, but in no event later than 180 days after the issuance of the old notes. We also agreed to use commercially reasonable efforts to cause the exchange offer to be consummated on the earliest practicable day after the registration statement is declared effective, but in no event later than 30 days after the exchange registration statement is declared effective, unless required by the Securities Act or the Exchange Act. The exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The Exchange Offer	We are offering to exchange the new notes, which have been registered under the Securities Act, for your old notes. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue new notes promptly after the expiration of the exchange offer. Any old notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales	We believe that the new notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the new notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in the exchange offer;

• you are not an affiliate of ours; and

• you are not a broker-dealer.

If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for old notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new notes issued to it in the exchange offer. See “Plan of Distribution.”

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of the outstanding securities on , 2005.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2005, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC, that no proceedings have been instituted or threatened against us which would impair our ability to proceed with the exchange offer, and that we have received all necessary governmental approvals to proceed with the exchange offer.

Procedures for Tendering Old Notes	We issued the old notes as global securities. When the old notes were issued, we deposited the global securities representing the old notes with The Bank of New York, as custodian for the Depository Trust Company, known as DTC, acting, as book-entry depositary. The Bank of New York issued a certificateless depositary interest in each global security we deposited with it, which together represent a 100% interest in the old notes, to The Depository Trust Company, known as DTC. Beneficial interests in the old notes, which are held by direct or indirect participants in DTC through the certificateless depositary interests, are shown on records maintained in book-entry form by DTC.

You may tender your old notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. When tendering your old notes you will have to make the representations set forth under “The Exchange Offer — Procedures for Tendering Old Notes Held through Brokers and Banks.” Old notes may be tendered only in multiples of $1,000 principal amount.

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interests or old notes in the exchange offer, you should contact the person in whose name your book-entry interests or old notes are registered promptly and instruct that person to tender on your behalf.

A timely confirmation of book-entry transfer of your outstanding old notes into the exchange agents’ account at the DTC, under the procedures described in this prospectus under the heading “The Exchange Offer” must be received by the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interests or old notes in the exchange offer, you should contact the person in whose name your book-entry interests or old notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your old notes at any time prior to the expiration date.

Federal Income Tax Considerations	The exchange of old notes for new notes will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	The Bank of New York is serving as the exchange agent in connection with the exchange offer.

The New Notes

      The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act. As a result, the new notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the old notes. The new notes represent the same debt as the old notes. The old notes and the new notes are governed by the same indenture and are together considered a “series” of securities under that indenture. We use the term “notes” in this prospectus to collectively refer to the old notes and the new notes.

Issuers	Valor Telecommunications Enterprises, LLC, or VTE, and Valor Telecommunications Enterprises Finance Corp., or Valor Finance Corp., as joint and several obligors.

The New Notes	$400.0 million in principal amount of senior notes due 2015.

Maturity	February 15, 2015.

Interest	Annual rate: 7 3/4%.

Payment frequency: every six months on February 15 and August 15.

First payment: August 15, 2005.

Ranking	The new notes will be general unsecured unsubordinated obligations of the issuers. Accordingly, they will rank:

• equally with all of the issuers’ existing and future unsecured unsubordinated debt;

• effectively subordinated to the issuers’ existing and future secured debt to the extent of the assets securing such debt, including all borrowings under our new credit facility;

• ahead of any of the issuers’ future subordinated debt; and

• structurally behind all of the liabilities of the issuers’ subsidiaries that are not guarantors, including trade payables.

Guarantees	The new notes will be initially guaranteed on a senior unsecured basis by our indirect parent, Valor, and all of the subsidiaries of Valor that guarantee debt under our new credit facility.

The guarantees will be general unsecured unsubordinated obligations of the guarantors. Accordingly, they will rank equally with all unsecured unsubordinated debt of the guarantors, effectively behind all secured debt of the guarantors to the extent of the assets securing such debt (including the guarantees by the guarantors of obligations under our new credit facility), and ahead of all future subordinated debt of the guarantors. As of March 31, 2005, we had $1,200.8 million of debt, of which $800.8 million was secured debt.

Optional Redemption	We may redeem the new notes, in whole or in part, at any time on or after February 15, 2010 at the redemption prices described in the section “Description of New Notes — Optional Redemption,” plus accrued and unpaid interest. We may also redeem the new notes, in whole or in part, at any time before February 15, 2010 at a redemption price equal to 100% of their principal amount plus a premium, together with accrued and unpaid interest.

In addition, on or before February 15, 2008, we may redeem up to 35% of the new notes with the net cash proceeds from certain equity offerings at the redemption price listed in “Description of New Notes — Optional Redemption.” However, we may only make such redemptions if at least 65% of the aggregate principal amount of new notes issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Change of Control	If we experience specific kinds of changes in control, we must offer to purchase the new notes at 101% of their face amount, plus accrued interest.

Certain Covenants	The indenture governing the new notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• borrow money or sell preferred stock;

• create liens;

• pay dividends on or redeem or repurchase stock;

• make certain types of investments;

• sell stock in our restricted subsidiaries;

• restrict dividends or other payments from subsidiaries;

• enter into transactions with affiliates;

• issue guarantees of debt; and

• sell assets or merge with other companies.

These covenants contain important exceptions, limitations and qualifications. For more details, see “Description of New Notes.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer. We used the net proceeds raised from our issuance of the old notes, together with proceeds from the initial public offering of our common stock, to repay a portion of the term loans outstanding under our existing credit facility, repay in full our second lien loan and senior subordinated loan and pay related fees and expenses. See “Use of Proceeds.”

Risk Factors	You should carefully consider all of the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth under “Risk Factors.”

For more complete information about the notes, see the “Description of New Notes” section of this prospectus.

Summary Consolidated Financial Information

      Valor is a holding company and has no direct operations. Valor was formed for the sole purpose of reorganizing our corporate structure and consummating our initial public offering. Valor’s principal assets are the direct and indirect equity interests of its subsidiaries. As a result, we have not provided separate historical financial results for Valor and present only the historical consolidated financial results of Valor Telecommunications, LLC, or VTC. Separate financial data for the issuers of the new notes is not presented since, on the date the new notes are issued, the new notes will be guaranteed by Valor, VTC and all of their respective subsidiaries (other than the issuers). The following table sets forth our summary consolidated financial information derived from our audited consolidated financial statements for each of the years ended December 31, 2002 through December 31, 2004, and our unaudited consolidated financial information for the three months ended March 31, 2004 and 2005. The summary historical consolidated financial information as of and for the three months ended March 31, 2004 and 2005 is unaudited, has been prepared on the same basis as the audited statements, and in the opinion of management, contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our operating results for such period and our financial condition at such date. The financial information for the three months ended March 31, 2004 and 2005 is not necessarily indicative of the results to be expected for any other interim period or any future fiscal year.

      The information in the table below is only a summary and should be read together with our audited consolidated financial statements for the years ended December 31, 2002, 2003 and 2004 and the related notes, our unaudited condensed consolidated financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2005 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all as included elsewhere in this prospectus.

				Three Months Ended
	Year Ended December 31,			March 31,

	2002(1)	2003	2004	2004	2005

	(dollars in thousands)
Statement of operations data:
Operating revenues	$479,883	$497,334	$507,310	$125,852	$125,926
Operating income	159,251	182,273	177,121	45,516	37,633
Net income (loss)(2)	16,302	58,233	(27,755)	15,614	(12,636)
Cash flow data from continuing operations:
Net cash provided by operating activities	$150,383	$166,065	$143,716	$50,109	$40,489
Net cash provided by (used in) investing activities	(216,773)	(66,299)	(34,858)	(16,723)	7,364
Net cash provided by (used in) financing activities	71,015	(99,465)	(93,225)	(31,041)	(25,765)
Other data:
Capital expenditures	$89,527	$69,850	$65,525	$16,654	$17,379
Acquisition(3)	$128,135	$—	$1,500	$—	$—
Depreciation and amortization	$73,273	$81,638	$86,451	$20,827	$22,235
Total access lines(4)	571,308	556,745	540,337	557,296	537,002

March 31, 2005

Balance sheet data:
Cash and cash equivalents	$39,122
Net property, plant and equipment	$745,156
Total assets	$1,965,850
Long-term debt (including current maturities)	$1,200,813
Total stockholders’ equity	$572,491

(1)	We acquired all the outstanding common stock, preferred stock and common stock equivalents of Kerrville Communications Corporation (“KCC”) on January 31, 2002 and have included the assets, liabilities and results of operations of KCC from that date.
(2)	Net income (loss) reported on the table above is after the effect of minority interest of $13, $254 and $142 in 2002, 2003 and 2004, respectively, and $1,518 and $468 in the three months ended March 31, 2004 and 2005, respectively, relating to individual investors’ interests in our subsidiaries.
(3)	Reflects the purchase price for our acquisition of KCC, net of cash acquired, in 2002 and our acquisition of a small internet service provider (“ISP”) located in West Texas and Southeastern New Mexico in November 2004.
(4)	We calculate our access lines in service by counting the number of working communication facilities that provide local service that terminate in a central office or to a customer’s premises. Non-revenue producing lines provisioned for company official use and for test purposes are included in our total access line counts. There were 12,615, 13,248 and 14,344 non-revenue-producing lines included in our total access line count at December 31, 2002, 2003 and 2004, which represented 2.2%, 2.4% and 2.7% of our total access line counts, respectively. There were 13,242 and 14,597 non-revenue producing lines included in our total access line count at March 31, 2004 and 2005, respectively, which represented 2.4% and 2.7%, respectively, of our total access line counts.

RISK FACTORS

      You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before purchasing the notes offered pursuant to this prospectus. The risks described below are not the only risks facing us. Any of the following risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. In such case, you may lose all or part of your original investment.

Risks Relating to the New Notes

Because there is no public market for the new notes, you may not be able to sell your new notes.

      The new notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their new notes; or

•	the price at which the holders would be able to sell their new notes.

      If a trading market were to develop, the new notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

      We understand that the initial purchasers of the old notes presently intend to make a market in the new notes. However, they are not obligated to do so, and any market-making activity with respect to the new notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the new notes or that any trading market that does develop will be liquid.

      In addition, any old note holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

      We will issue new notes pursuant to this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you do not exchange your old notes, your old notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your old notes.

      We did not register the old notes, nor do we intend to do so following the exchange offer. Old notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your old notes, you will lose your right to have your old notes registered under the federal securities laws. As a result, if you hold old notes after the exchange offer, you may be unable to sell your old notes.

      If a large number of outstanding old notes are exchanged for new notes issued in the exchange offer, it may be difficult for holders of outstanding old notes that are not exchanged in the exchange offer to sell their old notes, since those old notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of old notes outstanding, there may not be a very liquid market in those old notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market.

If you exchange your old notes, you may not be able to resell the new notes you receive in the exchange offer without registering them and delivering a prospectus.

      You may not be able to resell new notes you receive in the exchange offer without registering those new notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to new notes issued in the exchange offer, that:

•	holders who are not “affiliates” of VTE or Valor Finance Corp. within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their new notes in the ordinary course of business; and

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the new notes;

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

      Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and would have to register the new notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of new notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding new notes in market-making activities or other trading activities and must deliver a prospectus when they resell notes they acquire in the exchange offer in order not to be deemed an underwriter.

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under the new notes.

      We have a significant amount of debt. As of March 31, 2005, we had approximately $1.2 billion of total debt.

      Our substantial amount of debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under the new notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the telecommunications industry;

•	place us at a competitive disadvantage compared with competitors that have less debt; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

      In addition, a substantial portion of our debt, including borrowings under our new credit facility, bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we have entered into agreements limiting our exposure to higher interest rates, these agreements may not offer complete protection from this risk.

Despite our current levels of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

      We may be able to incur additional debt in the future. The terms of our new credit facility and the indenture governing the new notes will allow us to incur substantial amounts of additional debt, subject to certain limitations. As of March 31, 2005, our new credit facility permitted additional borrowings of up to $100.0 million. If new debt is added to our current debt levels, the related risks we could face would be magnified.

Although the new notes are referred to as “senior notes,” they will be effectively subordinated to our and the guarantors’ secured debt.

      The new notes, and each guarantee of the new notes, are unsecured and therefore will be effectively subordinated to any secured debt we, or the relevant guarantor, may incur to the extent of the assets securing such debt. In the event of a bankruptcy or similar proceeding involving us or a guarantor, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. As of March 31, 2005, we had $1,200.8 million of secured debt outstanding, $800.6 million of which is secured debt under our new credit facility, and up to $100.0 million of additional availability under our new credit facility. The new notes will be effectively subordinated to any borrowings under our new credit facility and our other secured debt. See the section “Description of Certain Indebtedness.” The indenture governing the new notes will allow us to incur a substantial amount of additional secured debt.

Not all of our future subsidiaries will be required to guarantee the new notes, and the assets of any non-guarantor subsidiaries may not be available to make payments on the new notes.

      On the date the new notes are issued, all of Valor’s subsidiaries (other than the issuers) will be guarantors of the new notes. All of Valor’s future unrestricted subsidiaries, and any of Valor’s future restricted subsidiaries that do not guarantee any of our other debt, will not guarantee the new notes. Payments on the new notes are only required to be made by the issuers and the guarantors. As a result, no payments are required to be made from assets of Valor’s subsidiaries that do not guarantee the new notes, unless those assets are transferred by dividend or otherwise to the issuers or a guarantor.

      In the event that any non-guarantor subsidiary of Valor becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to the issuers or any guarantors. Consequently, your claims in respect of the new notes will be effectively subordinated to all of the liabilities of any future subsidiaries of Valor (other than the issuers) that is not a guarantor, including trade payables.

To service our debt, we will require a significant amount of cash, which may not be available to us.

      Our ability to make payments on, or repay or refinance, our debt, including the new notes, and to fund planned capital expenditures, will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our new credit facility and our other debt agreements, including the indenture governing the new notes, and other agreements we may enter into in the future. Specifically, we will need to maintain specified financial ratios and satisfy financial condition tests. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our new credit facility or from other sources in an amount sufficient to enable us to pay our debt, including the new notes, or to fund our other liquidity needs.

      In addition, prior to the repayment of the new notes, we will be required to refinance our new credit facility. We cannot assure you that we will be able to refinance any of our debt, including our new credit facility, on commercially reasonable terms or at all. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and/or

•	negotiations with our lenders to restructure the applicable debt.

      Our credit agreements and the indenture governing the new notes may restrict, or market or business conditions may limit, our ability to do some of these things.

The agreements governing our debt, including the new notes and our new credit facility, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the new notes.

      Our existing agreements impose and future financing agreements are likely to impose operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios, including minimum interest coverage ratio and maximum leverage ratios, and limit or prohibit our ability to, among other things:

•	incur additional debt and issue preferred stock;

•	create liens;

•	redeem and/or prepay certain debt;

•	pay dividends on our stock or repurchase stock;

•	make certain investments;

•	engage in specified sales of assets;

•	enter into transactions with affiliates;

•	enter new lines of business;

•	engage in consolidation, mergers and acquisitions;

•	make certain capital expenditures; and

•	pay dividends and make other distributions.

      These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. See “Description of Certain Indebtedness.”

      Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all our obligations, including our obligations under the new notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The guarantees may not be enforceable because of fraudulent conveyance laws.

      The guarantors’ guarantees of the new notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors’ unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

      If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the indenture, which default would cause all outstanding notes to become immediately due and payable.

      We believe that, at the time the guarantors initially incur the debt represented by the guarantees, the guarantors:

•	will not be insolvent or rendered insolvent by the incurrence;

•	will have sufficient capital to run our or their businesses effectively; and

•	will be able to pay obligations on the new notes and the guarantees as they mature or become due.

      In reaching the foregoing conclusions we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. In addition, we have relied on a limitation to be contained in the guarantors’ guarantees that limits each guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on these questions might not reach the same conclusions.

We may be unable to make a change of control offer required by the indenture governing the new notes, which would cause defaults under the indenture governing the new notes, our new credit facility and our other financing arrangements.

      The terms of the notes will require us to make an offer to repurchase the notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to the date of the purchase. The terms of our new credit facility will require, and other financing arrangements may require, repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of your notes in certain circumstances. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior secured credit facility and other financing arrangements will not allow the repurchases. See “Description of New Notes — Repurchase at the Option of Holders — Change of Control.”

Limitations on use of our net operating losses may negatively affect our ability to pay interest on the new notes.

      Because certain of our subsidiaries had an “ownership change” for purposes of Section 382 of the Internal Revenue Code as a result of our reorganization immediately prior to the consummation of the offering of the old notes, the use of our current net operating losses to offset our taxable income for taxable periods (or portions thereof) beginning after the ownership change is limited pursuant to Section 382 of the Internal Revenue Code. In addition, we may have another “ownership change” for purposes of Section 382 of the Internal Revenue Code subsequent to our reorganization if, under certain circumstances, our existing equity holders were to sell within a three-year period all (or most) of our common stock that they received in our reorganization. If we do experience another ownership change, we may be further limited, pursuant to Section 382 of the Internal Revenue Code, in using our then-current net operating losses to offset taxable income for taxable periods (or portions thereof) beginning after the second ownership change. Consequently, in the future we may be required to pay increased cash income taxes because of the Section 382 limitations on our ability to use our net operating losses. Increased cash taxes would reduce our after-tax cash flow available for payment of interest on the new notes.

Regulatory Risks

We received 23.7% of our 2004 revenues from the Texas and federal Universal Service Funds and any adverse regulatory developments with respect to these funds could curtail our profitability.

      We receive Texas and federal Universal Service Fund, or USF, revenues to support the high cost of providing affordable telecommunications services in rural markets. Such support payments constituted 23.7% of our revenues for the year ended December 31, 2004 and 23.0% of our revenue in the three months ended March 31, 2005. Of these support payments, in the year ended December 31, 2004, $102.0 million, or 20.1% of our revenues, and in the three months ended March 31, 2005, $25.0 million, or 19.9% of our revenues, were received from the Texas USF. In addition, we are required to make contributions to the Texas USF and federal USF each year. Current state and federal regulations allow us to recover these costs by including a surcharge on our customers’ bills. Furthermore, we incur no incremental costs associated with the support payments we receive or the contributions we are required to make. Thus, if Texas and/or federal regulations changed and we were unable to receive support, such support was reduced, or we are unable to recover the amounts we contribute to the Texas USF and federal USF from our customers, our earnings and cash flow from operations would be directly and adversely affected. For a more detailed discussion of the regulations affecting our company, see “Regulation.”

      The rules governing USF could be altered or amended as a result of regulatory, legislative or judicial action and impact the amount of USF support that we receive and our ability to recover our USF contributions by assessing surcharges on our customers’ bills. For example, the enabling statute for the Texas USF currently is under legislative review and may be modified. Similarly, in June 2004, the Federal Communications Commission, or FCC, asked the Federal-State Joint Board on Universal Service to review the federal rules relating to universal service support mechanisms for rural carriers, including addressing the relevant costs and the definition of “rural telephone company.” It is not possible to predict at this time whether state or federal regulators, Congress or state legislatures will order modification to those rules or statutes, or the ultimate impact any such modification might have on us.

      In addition, the Texas USF rules provide that the Public Utility Commission of Texas must open an investigation within 90 days after any changes are made to the federal USF. Therefore, changes to the federal USF may prompt similar or conforming changes to the Texas USF. The outcome of any of these legislative or regulatory changes could affect the amount of Texas USF support that we receive, and could have an adverse effect on our business, revenue or profitability.

Reductions in the amount of network access revenue that we receive could negatively impact our results of operations.

      In the year ended December 31, 2004, we derived $126.8 million, or 25.0% of our revenues, and in the three months ended March 31, 2005, we derived $30.3 million, or 24.1% of our revenues, from network access charges. Our network access revenue consists of (1) usage sensitive fees we charge to long distance companies for access to our network in connection with the completion of interstate and intrastate long distance calls, (2) fees charged for use of dedicated circuits and (3) end user fees, which are monthly flat-rate charges assessed on access lines. Federal and state regulatory commissions set these access charges, and they could change the amount of the charges or the manner in which they are charged at any time. The FCC is currently examining proposals to revise interstate access charges and other intercarrier compensation. The outcome of this proceeding is uncertain and could result in significant changes to the way in which we receive compensation from our customers. Also, as people in our markets decide to use Internet, wireless or cable television providers for their local or long distance calling needs, rather than using our wireline network, the reduction in the number of access lines or minutes of use over our network could reduce the amount of access revenue we collect. As penetration rates for these technologies increase in rural markets, our revenues could decline. In addition, if our customers take advantage of favorable calling plans offered by wireless carriers for their long distance calling needs, it could reduce the number of long distance calls made over our network, thereby decreasing our access revenue. Furthermore, the emerging technology application known as Voice over Internet Protocol, or VoIP, can be used to carry voice communications services over a broadband Internet connection. The FCC has ruled that some VoIP arrangements are not subject to regulation as telephone services. Recently, the FCC ruled that certain VoIP services are jurisdictionally interstate, and preempted the ability of the states to regulate such VoIP applications or providers. The FCC has pending a proceeding that will address the applicability of various regulatory requirements to VoIP providers, however, we cannot assure you that this proceeding will result in VoIP providers having to pay access charges. Expanded use of VoIP technology could reduce the access revenues received by local exchange carriers like us. We cannot predict whether or when VoIP may be required to pay or be entitled to receive access charges or universal service fund support, or the extent to which users will substitute VoIP calls for traditional wireline communications or the effect of the growth of VoIP on our revenues.

The introduction of new competitors or the better positioning of existing competitors due to regulatory changes could cause us to lose customers and impede our ability to attract new customers.

      Changes in regulations that open our markets to more competitors offering substitute services could impact our profitability because of increases in the costs of attracting and retaining customers and decreases in revenues due to lost customers and the need to offer competitive prices. We face competition from current and potential market entrants, including:

•	domestic and international long distance providers seeking to enter, reenter or expand entry into the local telecommunications marketplace;

•	other domestic and international competitive telecommunications providers, wireless carriers, resellers, cable television companies and electric utilities; and

•	providers of broadband and Internet services.

      Regulatory requirements designed to facilitate the introduction of competition, the applicability of different regulatory requirements between our competitors and us, or decisions by legislators or regulators to exempt certain providers or technologies from the same level of regulation that we face, could adversely impact our market position and our ability to offer competitive alternatives.

      In November 2003, the FCC ordered us and other local exchange carriers to adopt wireline-to-wireless local number portability. This may help wireless carriers compete against us because if customers switch from traditional local telephone service to wireless service, they can now transfer their local telephone number to their wireless provider. On remand from the United States Court of Appeals for the District of Columbia Circuit, the FCC is examining the impact of the rules on “small entities,” which by definition includes Valor. Pending completion of this review, the court stayed the impact of the wireline-to-wireless porting rules on small entities. In addition, federal and state regulators and courts are addressing many aspects of our obligations to provide unbundled network elements and discounted wholesale rates to competitors.

New regulations and changes in existing regulations may force us to incur significant expenses.

      Our business may also be impacted by legislation and regulation that impose new or greater obligations related to assisting law enforcement, bolstering homeland security, minimizing environmental impacts or addressing other issues that impact our business. For example, existing provisions of the Communications Assistance for Law Enforcement Act, or CALEA, and FCC regulations implementing CALEA require telecommunications carriers to ensure that their equipment, facilities, and services are able to facilitate authorized electronic surveillance. On August 4, 2004, in response to a joint petition filed by the Department of Justice, Federal Bureau of Investigation, and the Drug Enforcement Administration, the FCC launched a Notice of Proposed Rulemaking proposing a thorough examination of the appropriate legal and policy framework of CALEA. In this proceeding, the FCC will examine issues relating to the scope of CALEA’s applicability to services such as broadband Internet access, as well as implementation and enforcement issues. We cannot predict the eventual outcome of this proceeding or what compliance with any rules adopted by the FCC may cost. Similarly, we cannot predict whether or when federal or state legislators or regulators might impose new security, environmental or other obligations on our business.

      For a more thorough discussion of the regulation of our company and how that regulation may affect our business, see “Regulation.”

A reduction by a state regulatory body or the FCC of the rates we charge our customers would reduce our revenues, earnings and cash flow from operations.

      The prices, terms and conditions of the services that we offer to local telephone customers are subject to state regulatory approval. If a state regulatory body orders us to reduce a price, withdraws our approval to charge a certain price, changes material terms or conditions of a service we offer or refuses to approve or limits our ability to offer a new or existing service, our revenues, earnings and cash flow from operations may be reduced.

      FCC regulations also affect the rates that are charged to customers. The FCC regulates tariffs for interstate access and subscriber line charges, both of which are components of our revenues. The FCC currently is considering proposals to reduce interstate access charges for carriers like us. If the FCC lowers interstate access charges without adopting an adequate revenue replacement mechanism, we may be required to recover more revenue through subscriber line charges and Universal Service Funds or forego this revenue altogether. This could reduce our revenue or impair our competitive position.

Our business is subject to extensive regulation that could change in a manner adverse to us.

      We operate in a heavily regulated industry, and most of our revenues come from providing services regulated by the FCC and the state public utility commissions. Federal and state communications laws may be amended in the future, and other laws may affect our business. The FCC and the state public utility commissions may add new rules, amend their rules or change the interpretation of their rules at any time. Laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts, and could be changed at any time. We cannot predict future developments or changes to the regulatory environment, or the impact such developments or changes would have on us. See “Regulation.”

Risks Relating to Our Business

We provide services to our customers over access lines and if we continue to lose access lines our revenues, earnings and cash flow from operations may decrease.

      Our business generates revenue by delivering voice and data services over access lines. We have experienced net access line loss over the past few years, and during the year ended December 31, 2004, the number of access lines we serve declined by 2.9% due to challenging economic conditions, increased competition and the introduction of digital subscriber lines, or DSL, and cable modems. Furthermore, our access line count decreased by approximately 3,300 lines during the three months ended March 31, 2005. We may continue to experience net access line loss in our markets for an unforeseen period of time. In addition, in our largest market, Cox Communications, the incumbent local cable television operator, began offering an alternate local telephone service in November 2004. As a result, we have recently experienced, and expect to continue to experience, on average, a higher rate of access line loss during the initial launch of service by this competitor than we have experienced in the past. Our inability to retain access lines could adversely affect our revenues, earnings and cash flow from operations.

Rapid and significant changes in technology in the telecommunications industry could adversely affect our ability to compete effectively in the markets in which we operate.

      The rapid introduction and development of enhanced or alternative services that are more cost effective, more efficient or more technologically advanced than the services we offer is a significant source of potential competition in the telecommunications industry. Technological developments may reduce the competitiveness of our networks, make our service offerings less attractive or require expensive and time-consuming capital improvements. If we fail to adapt successfully to technological changes or fail to obtain timely access to important new technologies, we could lose customers and have difficulty attracting new customers or selling new services to our existing customers.

      We cannot predict the impact of technological changes on our competitive position, profitability or industry. Wireless and cable technologies that have emerged in recent years provide certain advantages over traditional wireline voice and data services. The mobility afforded by wireless voice services and its competitive pricing appeal to many customers. The ability of cable television providers to offer voice, video and data services as an integrated package provides an attractive alternative to traditional voice services from local exchange carriers. In addition, as the emerging VoIP services develop, some customers may be able to bypass network access charges. Increased penetration rates for these technologies in our markets could cause our revenues to decline.

The competitive nature of the telecommunications industry could adversely affect our revenues, results of operations and profitability.

      The telecommunications industry is very competitive. Increased competition could lead to price reductions, declining sales volumes, loss of market share, higher marketing costs and reduced operating margins. Significant and potentially larger competitors could enter our markets at any time. For example, wireless providers currently compete in most of our rural markets. We expect this competition to continue, and likely become more acute, in the future. We also compete, or may in the future compete, with companies that provide other close substitutes for the traditional telephone services we provide, like cable television, VoIP, high-speed fiber optic networks or satellite telecommunications services, and companies that might provide traditional telephone services over nontraditional network infrastructures, like electric utilities. In our largest market, Cox Communications, the incumbent local cable television operator, has begun offering an alternative local telephone service. As a result, we have recently experienced, and expect to continue to experience, on average, a higher rate of access line loss during the initial launch of service by this competitor than we have experienced in the past.

      For a more thorough discussion of the competition that may affect our business, see “Business — Competition.”

Weak economic conditions may decrease demand for our services.

      We are sensitive to economic conditions and downturns in the economy. Downturns in the economies in the markets we serve could cause our existing customers to reduce their purchases of our basic and enhanced services and make it difficult for us to obtain new customers.

We depend on a few key vendors and suppliers to conduct our business and any disruption in our relationship with any one or more of them could adversely affect our results of operations.

      We rely on vendors and suppliers to support many of our administrative functions and to enable us to provide long distance services. For example, we currently outsource much of our operational support services to ALLTEL, including our billing and customer care services. Transitioning these support services to another provider could take a significant period of time and involve substantial costs. In addition, we have resale agreements with MCI and Sprint to provide our long distance transmission services. Replacing these resale agreements could be difficult as there are a limited number of national long distance providers. Any disruptions in our relationship with these third party providers could have an adverse effect on our business and operations.

Disruption in our networks and infrastructure may cause us to lose customers and incur additional expenses.

      To be successful, we will need to continue to provide our customers with reliable service over our networks. Some of the risks to our networks and infrastructure include: physical damage to access lines, breaches of security, capacity limitations, power surges or outages, software defects and disruptions beyond our control, such as natural disasters and acts of terrorism.

      From time to time in the ordinary course of our business, we experience short disruptions in our service due to factors such as cable damage, inclement weather and service failures of our third party service providers. We cannot assure you that we will not experience more significant disruptions in the future. Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and incur expenses, and thereby adversely affect our business, revenue and cash flow.

Recent difficulties in the telecommunications industry could negatively impact our revenues and results of operations.

      We originate and terminate long distance phone calls on our networks for other interexchange carriers, some of which are our largest customers in terms of revenues. In the year ended December 31, 2004 and the three months ended March 31, 2005, we generated 16.3% and 15.8%, respectively, of our total revenues from originating and terminating phone calls for interexchange carriers. Several of these interexchange carriers have declared bankruptcy during the past two years or are experiencing substantial financial difficulties. MCI WorldCom (now MCI), which declared bankruptcy in 2002, is one of the major interexchange carriers with which we conduct business. We recorded a net $1.6 million charge due to MCI’s failure to pay amounts owed to us. Further bankruptcies or disruptions in the businesses of these interexchange carriers could have an adverse effect on our financial results and cash flows.

Our equity sponsors collectively are able to exercise substantial influence over matters requiring stockholder approval and their interests may diverge from the interests of the holders of our notes.

      Affiliates of Welsh, Carson, Anderson & Stowe, or WCAS, affiliates of Vestar Capital Partners, or Vestar, and affiliates of Citicorp Venture Capital, or CVC, beneficially own 27.8%, 12.0% and 6.4%, respectively, of our outstanding shares of common stock. As a result, WCAS, Vestar and CVC collectively exercise substantial influence over matters requiring stockholder approval, including decisions about our capital structure. In addition, WCAS has three designees and Vestar has two designees serving on our board of directors. The interests of our equity sponsors may conflict with your interests as a holder of new notes.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

      Simultaneously with the sale of the old notes, we entered into a registration rights agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. and Wachovia Capital Markets, LLC. In the registration rights agreement, we agreed, among other things, (i) to file a registration statement with the SEC as soon as practicable after the issuance of the old notes, but in no event later than 90 days after the issuance of the old notes and (ii) to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC at the earliest possible time, but in no event later than 180 days after the issuance of the old notes. We also agreed to use commercially reasonable efforts to cause the exchange offer to be consummated on the earliest practicable day after the registration statement is declared effective, but in no event later than 30 days after the exchange registration statement is declared effective, unless required by the Securities Act or the Exchange Act. A copy of the registration rights agreement has been filed as an exhibit herewith.

      We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreement. The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act, and holders of the new notes will not be entitled to the payment of any additional amounts pursuant to the terms of the registration rights agreement, as described below.

      The registration rights agreements provides that, promptly after the registration statement has been declared effective, we will offer to holders of the old notes the opportunity to exchange their existing notes for new notes having a principal amount, interest rate, maturity date and other terms substantially identical to the principal amount, interest rate, maturity date and other terms of their old notes. We will keep the exchange offer open for at least 30 days (or longer if we are required to by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes and use commercially reasonable efforts to complete the exchange offer no later than 30 days after the exchange registration statement is declared effective. The new notes will be accepted for clearance through The Depository Trust Company (“DTC”), Clearstream, Luxembourg and the Euroclear System with a new CUSIP and ISIN number and common code. All of the documentation prepared in connection with the exchange offer will be made available at the offices of The Bank of New York, our exchange agent.

      Based on existing interpretations of the Securities Act by the staff of the SEC, we believe that the holders of the new notes (other than holders who are broker-dealers) may freely offer, sell and transfer the new notes. However, holders of old notes who are our affiliates, who intend to participate in the exchange offer for the purpose of distributing the new notes, or who are broker-dealers who purchased the old notes from us for resale, may not freely offer, sell or transfer the old notes, may not participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or transfer of old notes.

      Each holder of old notes who is eligible to and wishes to participate in the exchange offer will be required to represent that it is not our affiliate, that it is not a broker-dealer tendering securities directly acquired from us for its own account and that it acquired the old notes and will acquire the new notes in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of the new notes. In addition, any broker-dealer who acquired the old notes for its own account as a result of market-making or other trading activities must deliver a prospectus (which may be the prospectus contained in the registration statement if the broker-dealer is not reselling an unsold allotment of old notes) meeting the requirements of the Securities Act in connection with any resales of the new notes. We will agree to provide sufficient copies of the latest version of such prospectus to such broker-dealers, if subject to similar prospectus delivery requirements for a period ending on the earlier of (i) 180 days from the date on which the exchange offer is consummated (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

      If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect the exchange offer, (ii) the exchange offer is not consummated within 210 days of the date of issuance of the old notes, or (iii) any holder of old notes notifies us that (a) it is prohibited by law or SEC policy from participating in the Exchange Offer; (b) that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or (c) that it is a broker-dealer and owns old notes acquired directly from us or one of our affiliates, then we shall promptly deliver to the holders and the trustee written notice thereof, or give shelf notice and shall file a shelf registration covering the resale of the affected securities within 60 days after the shelf notice is given to the holders and shall use our commercially reasonable efforts to cause the shelf registration to be effective under the Securities Act on or prior to the 150th day after the shelf notice is given.

      We will use our reasonable best efforts to keep effective the shelf registration statement until the earlier of (i) two years following the effective date of the initial shelf registration statement or (ii) the time when all of the securities have been sold thereunder or have been registered under a subsequent shelf registration statement that has been declared effective.

      In the event that a shelf registration statement is filed, we will provide to each affected holder copies of the prospectus that is a part of the shelf registration statement, notify each affected holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the securities. A holder that sells securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the prospectus and to deliver a prospectus to purchasers. A selling holder will also be subject to certain of the civil liability provisions under the Securities Act in connection with sales and will be bound by the provisions of the registration rights agreement that are applicable to it, including certain indemnification rights and obligations.

      If we are permitted under SEC rules to conduct the exchange offer and we have not filed an exchange offer registration statement or a shelf registration statement by a specified date, if the exchange offer registration statement or the shelf registration statement is not declared effective by a specified date, or if either we have not consummated the exchange offer within a specified period of time or, if applicable, we do not keep the shelf registration statement effective from a specified period of time, then, in addition to the interest otherwise payable on the notes, the interest that is accrued and payable on the principal amount of the old notes will increase at a rate of 0.25% per year at the end of the first 90-day period until the requirement is satisfied and the interest will increase at a rate of 0.25% per year at the end of each subsequent 90-day period until the requirement is satisfied, but in no event shall the aggregate additional interest rate exceed 1.0% per annum. Upon the filing of the registration statement, the effectiveness of the exchange offer registration statement, the consummation of the exchange offer or the effectiveness of the shelf registration statement, as the case may be, the additional interest will cease to accrue from the date of filing, effectiveness or consummation, as the case may be.

      If a registration statement is declared effective and we fail to keep it continuously effective or useable for resales for the period required by the registration rights agreement, then from the day that the registration statement ceases to be effective until the earlier of the date that the registration statement is again deemed effective or is useable, the date that is the second anniversary of our issuance of these securities (or, if Rule 144(k) under the Securities Act is amended to provide a shorter restrictive period, the shorter period) or the date as of which all of the applicable securities are sold pursuant to the shelf registration statement, the interest that is accrued and payable on the principal amount of the existing notes will increase at a rate of 0.25% per year at the end of the first 90-day period until the requirement is satisfied and the interest will increase at a rate of 0.25% per year at the end of each subsequent 90-day period until the requirement is satisfied, but in no event shall the aggregate additional interest rate exceed 1.0% per year.

      Any additional amounts will be payable in cash on February 15 and August 15 of each year to the holders of record on the preceding February 1 and August 1, respectively.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000.

      The form and terms of the new notes are the same as the form and terms of the existing notes except that:

(i)	the new notes bear a series B designation and a different CUSIP Number from the old notes; and

(ii)	the new notes have been registered under the Securities Act and will therefore not bear legends restricting their transfer,

The new notes will evidence the same debt as the outstanding securities and will be entitled to the benefits of the indenture.

      As of the date of this prospectus, $400,000,000 aggregate principal amount of the old notes were outstanding. We have fixed the close of business on                     , 2005 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

      Holders of old notes do not have any appraisal or dissenters’ rights under the Delaware General Corporations Law, or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

      We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

      If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

      Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

      The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

      In order to extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(i)	notify the exchange agent of any extension by oral or written notice;

(ii)	mail to the registered holders an announcement of any extension; and

(iii)	issue a notice by press release or other public announcement before such expiration date.

      We reserve the right, in our sole discretion,

(1)	if any of the conditions below under the heading “— Conditions” shall have not been satisfied,

(A) to delay accepting any old notes,

(B) to extend the exchange offer, or

(C) to terminate the exchange offer, or

(2)	to amend the terms of the exchange offer in any manner; provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders. We will give oral or written notice of any delay, extension or termination to the exchange agent.

Interest on the New Notes

      The new notes will bear interest from their date of issuance. Holders of old notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the new notes. Such interest will be paid with the first interest payment on the new notes on August 15, 2005. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the new notes.

      Interest on the new notes is payable semi-annually on each February 15 and August 15, commencing on August 15, 2005.

Procedures for Tendering Old Notes Held Through Brokers and Banks

      Since the old notes are represented by global book-entry notes, The Depositary Trust Company, or DTC, as depositary, or its nominee is treated as the registered holder of the notes and will be the only entity that can tender your old notes for new notes. Therefore, to tender old notes subject to this exchange offer and to obtain new notes, you must instruct the institution where you keep your old notes to tender your old notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

      The BLUE-colored “Letter of Transmittal” shall be used by you to give such instructions.

      IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                     , 2005.

      To tender your old notes in the exchange offer you must represent for our benefit that:

      1. You are acquiring the new notes for your outstanding old notes in the ordinary course of business;

      2. You do not have an arrangement or understanding with any person to participate in the distribution of new notes;

      3. You are not an “affiliate” as defined under Rule 405 of the Securities Act;

      4. You will also have to acknowledge that if you are not a broker-dealer, you are not engaged in and do not intend to engage in a distribution of the new notes; and

      5. You will also have to acknowledge that if you are a broker-dealer, and acquired the old notes as a result of market making activities or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any for sale of such new notes.

      You must make such representations by executing the Blue colored “Letter of Transmittal” and delivering it to the institution through which you hold your old notes.

      Such institution will have to acknowledge that such representations were made by you.

      You may tender some or all of your old notes in this exchange offer. However, notes may be tendered only in integral multiples of $1,000.

      When you tender your outstanding old notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

      The method of delivery of outstanding old notes and all other required documents to the exchange agent is at your election and risk.

      We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered old notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

      (1) reject any and all tenders of any particular old note not properly tendered;

      (2) refuse to accept any old note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

      (3) waive any defects or irregularities or conditions of the exchange offer as to any particular old notes before the expiration of the offer.

      Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of old notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of old notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

      In order to accept this exchange offer on behalf of a holder of old notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

      The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding old notes by causing the book-entry transfer of such Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of old notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

      The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

      Each Agent’s Message must include the following information:

      (1) Account number of the beneficial owner tendering such notes;

      (2) Principal amount of notes tendered by such beneficial owner; and

      (3) A confirmation that the beneficial holder of the old notes tendered has made the representations for the benefit Valor set forth under “— Procedures for Tendering old notes Held Through Brokers or Banks” above.

      BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTE ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

      The delivery of Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering notes. We will ask the exchange agent to instruct DTC to promptly return those old notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Notes on behalf of holders of the Notes.

      ACCEPTANCE OF OUTSTANDING OLD NOTES FOR EXCHANGE; DELIVER OF NEW NOTES ISSUED IN THE EXCHANGE OFFER

      We will accept validly tendered old notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered old notes when we have given oral or written notice to the exchange a gent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. If we do not accept any tendered old notes for exchange because of an invalid tender or other valid reason, the exchange agent will promptly return the certificates, without expense, to the tendering holder. If a holder has tendered old notes by book-entry transfer, we will credit the notes to an account maintained with DTC. We will credit the account at DTC promptly after the exchange offer terminates or expires.

      THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE

Withdrawal of Tenders

      You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective, you should contact your bank or broker where your old notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the old notes to be withdrawn;

(2)	identify the old notes to be withdrawn, including the CUSIP number and principal amount at maturity of the old notes;

(3)	specify the name and number of an account at the DTC to which your withdrawn old notes can be credited.

      We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered old notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding old notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn old notes by following one of the procedures described above before the expiration date.

Conditions

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue new notes for, any old notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any development has occurred in any existing action or proceeding which may be harmful to us or any of our subsidiaries; or

(2)	the exchange offer violates any applicable law or any applicable interpretation by the staff of the SEC; or

(3)	any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

      If we determine in our sole discretion that any of the conditions are not satisfied, we may

(1)	refuse to accept any old notes and return all tendered old notes to the tendering holders;

(2)	extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their old notes (see “—Withdrawal of Tenders”); or

(3)	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

Exchange Agent

      The Bank of New York has been appointed as the exchange agent for the exchange offer. You should direct all questions, requests for assistance, or requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

THE BANK OF NEW YORK

By Registered, Certified or Overnight Mail or Hand.

The Bank of New York

101 Barclay Street, 7 East
New York, New York 10286
Attention: Corporate Trust Operations
Reorganization Unit

By Facsimile Transmission

(212) 298-1915

Attention: William Buckley

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

      We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

      The new notes will be recorded at the same carrying value as the old notes, which is the accreted value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the new notes.

Transfer Taxes

      Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. However, holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than a registered tendering holder will be responsible for the payment of any applicable transfer tax on that transfer.

Consequences of Failure to Exchange

      The old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, the old notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the New Notes

      With respect to resales of new notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives new notes, whether or not the person is the holder (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act) in exchange for old notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

USE OF PROCEEDS

      This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

      We received net proceeds from the offering of old notes of approximately $390.0 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. We used these net proceeds, together with the net proceeds from the initial public offering of our common stock (which were approximately $411.5 million), as follows:

Amounts
Sources	(in thousands)

Net proceeds from the offering of old notes	$390,000
Net proceeds from initial public offering of common stock	411,500

Total sources	$801,500

Uses

Repayment of existing credit facility(1)(2)	$373,400
Repayment of second lien loan(2)	265,000
Repayment of senior subordinated loan(2)	135,000
Fees and expenses relating to our reorganization and new credit facility(3)	26,558
Payment of cash transaction bonuses to management	1,542

Total uses	$801,500

(1)	This amount reflects the repayment of $397.8 million of term loans under our existing credit facility less $24.4 million of subordinated capital certificates previously issued to us by the Rural Telephone Finance Cooperative, or RFTC, which will be redeemed by RFTC upon such repayment.

(2)	Does not include accrued interest, which will be paid out of cash on hand.

(3)	Includes prepayment and breakage fees of $19.4 million associated with the repayment of the second lien loan, senior subordinated loan and a portion of our term loans and includes $7.2 million in fees and expenses related to the syndication of our new credit facility.

CAPITALIZATION

      The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2005. This table should be read in conjunction with “Use of Proceeds,” “Selected Historical Financial Information,” and “Description of Certain Indebtedness” as well as the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

As of
March 31, 2005

Actual

(dollars in thousands)
Cash and cash equivalents	$39,122

Long-term debt, including current portion
Current maturities of long-term debt	223
New credit facility	800,590
Old Senior Notes	400,000
Total long-term debt, including current portion	1,200,813

Stockholders’ equity
Common stock, $0.0001 par value per share	7
Preferred stock, $0.0001 par value per share	—
Additional paid-in capital	941,968
Treasury stock	(3,193)
Accumulated other comprehensive loss	(7,684)
Deferred equity compensation	(18,301)
Accumulated deficit	(340,306)

Total stockholders equity	572,491

Total capitalization	$1,773,304

SELECTED HISTORICAL FINANCIAL INFORMATION

      Valor is a holding company and has no direct operations. Valor was formed for the sole purpose of reorganizing our corporate structure and consummating the offering. Valor’s principal assets are the direct and indirect equity interests of its subsidiaries. As a result, we have not provided separate historical financial results for Valor and present only the historical consolidated financial results of Valor Telecommunications, LLC. Separate financial data for the issuers of the notes is not presented since, on the date the notes are issued, the notes will be guaranteed by Valor, VTC and all of their respective subsidiaries (other than the issuers). The selected historical consolidated financial information set forth below as of and for the period ended December 31, 2000, as well as the selected historical consolidated financial information as of and for the year ended December 31, 2001, 2002, 2003 and 2004 have been derived from our audited consolidated financial statements. The selected historical consolidated financial information as of and for the three months ended March 31, 2004 and 2005 is unaudited, has been prepared on the same basis as the audited statements, and in the opinion of management, contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our operating results for such period and our financial condition at such date. The financial information for the three months ended March 31, 2004 and 2005 is not necessarily indicative of the results to be expected for any other interim period or any future fiscal year. In addition, as described in more detail in “Business,” we acquired, at the time of our formation, select telephone assets from GTE Southwest Corporation. We refer to these properties as the “Acquired Businesses” and we believe the Acquired Businesses to be the predecessor of our company, prior to formation in 2000. This is because the Acquired Businesses effectively include nearly all the businesses currently operated by us, with the exception of our Kerrville business that was acquired by us in 2002, and do not include any businesses that have been discontinued or sold. Accordingly, the selected historical financial information below includes the combined accounts of the Acquired Businesses as of and for the period ended August 31, 2000. The combined accounts do not include any purchase accounting adjustments that occurred as a result of our acquisition of the Acquired Businesses in 2000.

      The information in the following table should be read together with our audited consolidated financial statements for the years ended December 31, 2002, 2003 and 2004 and the related notes, our unaudited consolidated financial statements for the three months ended March 31, 2004 and 2005 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all as included elsewhere in this prospectus.

	Predecessor Company(1)
							Three Months Ended
	Period Ended	Period Ended	Year Ended December 31,				March 31,
	August 31,	December 31,
	2000	2000(2)	2001	2002(3)	2003	2004	2004	2005

	(Dollars in thousands)	(Dollars in thousands)
Statement of Operations data:
Operating revenues	$260,933	$148,784	$424,916	$479,883	$497,334	$507,310	$125,852	$125,926
Operating expenses	178,948	164,172	321,618	320,632	315,061	330,189	80,336	88,293
Operating income	81,985	(15,388)	103,298	159,251	182,273	177,121	45,516	37,633
Income (loss) from continuing operations	50,678	(71,909)	(44,912)	19,763	58,125	(27,755)	17,699	(17,605)
Cash flow data from continuing operations:
Net cash provided by operating activities	$119,557	$16,197	$100,301	$150,383	$166,065	$143,716	$50,109	$40,489
Net cash provided by (used in) investing activities	(56,018)	(1,821,699)	(106,614)	(216,773)	(66,299)	(34,858)	(16,723)	7,364
Net cash provided by (used in) financing activities	(63,539)	1,811,613	8,117	71,015	(99,465)	(93,225)	(31,041)	(25,765)

	Predecessor Company(1)								Three Months
									Ended
	Period Ended	Period Ended	Year Ended December 31,						March 31,
	August 31,	December 31,
	2000	2000(2)	2001	2002(3)		2003		2004	2004		2005

	(Dollars in thousands)	(Dollars in thousands)
Other data:
Capital expenditures	$56,018	$36,918	$107,869	$89,527		$69,850		$65,525	$16,654		$17,379
Acquisitions	—	—	—	128,135		—		1,500	—		—
Depreciation and amortization(4)	64,103	40,327	110,843	73,273		81,638		86,451	$20,827		$22,235
Ratio of earnings to fixed charges(5)	n/a	—	—	1.2	x	1.5	x	—	1.6	x	—
Pro forma ratio of earnings to fixed charges	n/a	n/a	n/a	n/a		n/a		2.0x	n/a		1.8	x
Deficiency in the coverage of earnings to fixed charges(5)	n/a	$71,909	$43,454	—		—		$25,810	—		$16,952

	Predecessor Company(1)

		As of	As of December 31,				As of
	As of August 31,	December 31,					March 31,
	2000	2000(2)	2001	2002(3)	2003	2004	2005

	(Dollars in thousands)	(Dollars in thousands)
Balance Sheet data:
Total assets	$567,073	$1,935,695	$1,913,057	$2,062,404	$2,039,043	$1,971,167	$1,965,850
Long-term debt (including current maturities)	—	1,440,643	1,469,420	1,544,285	1,463,973	1,600,978	1,200,813
Notes payable	—	70	10,197	1,175	6,687	1,893	—
Redeemable preferred interests	—	370,231	370,231	370,231	370,231	236,129	—
Redeemable preferred interests of subsidiary	—	23,990	20,559	21,161	24,475	15,776	—

(1)	The selected historical financial information presented for the Predecessor Company above was derived from unaudited financial statements prepared on a carve-out basis by GTE Southwest Corporation (the “Carve-Out Financial Statements”). This information reflects the results of operations and financial position of the Acquired Businesses for the period beginning January 1, 2000 through our acquisition date of these businesses. We acquired GTE’s business in Oklahoma on July 1, 2000 and GTE’s businesses in Texas, New Mexico and Arkansas on September 1, 2000.

(2)	Our consolidated financial statements for the period ended December 31, 2000 include the results of operations for the businesses we acquired from GTE in Texas, Oklahoma, New Mexico and Arkansas beginning on the date of acquisition, as well as certain start-up costs that we incurred prior to commencing operations.

(3)	We acquired all the outstanding common stock, preferred stock and common stock equivalents of Kerrville Communications Corporation (“KCC”) on January 31, 2002 and have included the assets, liabilities and results of operations of KCC from that date. Amount reflects the purchase price, net of cash acquired.

(4)	In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002, we discontinued the amortization of goodwill. Amortization expense associated with goodwill was $20,529 for the period ended December 31, 2000 and $53,900 for the year ended December 31, 2001.

(5)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from continuing operations before adjustment for minority interest, less earnings from unconsolidated cellular partnerships and interest capitalized plus fixed charges, amortization of capitalized interest and distributed income from unconsolidated cellular partnerships. Fixed charges include interest costs, both expensed and capitalized, on all indebtedness, amortization of deferred financing costs and one-third of the rental expense on operating leases, representing the portion of rental expense we consider to be attributable to interest. Where earnings are inadequate to cover fixed charges, the deficiency is reported in the table above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this prospectus. It contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements” for more information. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

      We are one of the largest providers of telecommunications services in rural communities in the southwestern United States and the seventh largest independent telephone company in the country. As of March 31, 2005, we operated approximately 537,000 telephone access lines in primarily rural areas of Texas, Oklahoma, New Mexico and Arkansas. We believe that in many of our markets we are the only service provider that offers customers an integrated package of local and long distance voice, high-speed data and Internet access as well as a variety of enhanced services such as voicemail and caller identification. We generated revenues of $125.9 million in both the three months ended March 31, 2005 and the three months ended March 31, 2004. In addition, we generated revenues of $507.3 million in 2004 compared to $497.3 million and $479.9 million in 2003 and 2002, respectively. Operating income in the three months ended March 31, 2005 was $37.6 million compared to $45.5 million in the same period in 2004, and operating income in 2004 was $177.1 million compared to $182.3 and $159.3 million in 2003 and 2002, respectively. We had net loss of $12.6 million in the three months ended March 31, 2005 compared to net income of $15.6 million in the same period in 2004 and our net loss for all of 2004 was $27.8 million compared to net income of $58.2 million and $16.3 million in 2003 and 2002, respectively. Declines in operating income and net income were primarily attributable to one-time expenses incurred in 2004 and the first quarter of 2005 in connection with our debt recapitalization, our reorganization, the offering of the old notes and the consummation of our initial public offering.

      The rural telephone businesses that we own have been operating in the markets we serve for over 75 years. Since our inception, we have acquired the local telephone company serving Kerrville, Texas and we have invested substantial resources to improve and expand our network infrastructure to provide high quality telecommunications services and superior customer care.

      Access lines are an important element of our business. Historically, rural telephone companies have experienced consistent growth in access lines because of positive demographic trends, insulated rural local economies and little competition. Recently, however, many rural telephone companies have experienced a loss of access lines due to challenging economic conditions, increased competition from wireless providers, competitive local exchange carriers and, in some cases, cable television operators. We have not been immune to these conditions. We have been able to mitigate the effect of access line loss on our revenues through plant improvements, bundling services, win-back programs, increased community involvement and a variety of other programs. See further discussion within “Access Line Trends.”

      Despite our net losses of access lines, we have generated growth in our revenues each year since our inception in 2000. We have accomplished this by providing our customers with services not previously available in most of our markets such as enhanced voice services and data services, including digital subscriber line, or DSL, and through acquisitions.

      We are subject to regulation primarily by federal and state government agencies. At the federal level, the FCC has jurisdiction over interstate and international telecommunications services. State telecommunications regulators exercise jurisdiction over intrastate telecommunications services. We operate under price cap regulation at the federal level and at the state level in Texas and New Mexico. We are regulated as a rural telephone company in Oklahoma. We are regulated on a rate of return basis in Arkansas.

Significant transactions

      On November 10, 2004, Valor entered into a $1.3 billion senior secured credit facility consisting of a $100 million senior secured revolving facility and a $1.2 billion term loan. As of March 31, 2005, there was no balance outstanding on the senior secured revolving facility. Concurrently, Valor secured a $265.0 million second lien loan and a $135.0 million subordinated loan. Proceeds from the new credit facility, second lien loan and subordinated loan were used to repay existing indebtedness, redeem certain preferred, common and minority interests and pay associated transaction costs.

      On February 14, 2005, we completed our initial public offering of 29,375,000 shares of VCG common stock for $15 per share. The net proceeds of $411.5 million were used to repay existing indebtedness. In conjunction with the initial public offering, we completed a reorganization of our company.

      Concurrently with the initial public offering, our subsidiary Valor Telecommunications Enterprises, LLC and its direct wholly-owned subsidiary, Valor Telecommunications Enterprises Finance Corp., as co-issuers, issued $400 million aggregate principal amount of ten year senior notes in a private offering pursuant to Rule 144A of the Securities Act of 1933 (which we refer to throughout this prospectus as the “old notes”). We used the net proceeds of approximately $390.0 million from such issuance to repay a portion of the term loan outstanding under our existing credit facility.

      Expenses related to our reorganization, debt recapitalization, our initial public offering and the offering of the old notes that have been recorded in the year ended December 31, 2004 include the following:

•	$5.0 million in compensation expense associated with the payment made to our former CEO upon the termination of his previous employment agreement;

•	$18.0 million in expenses associated with our repurchase of minority interests in our subsidiaries Valor Telecommunications Southwest, LLC, a Delaware limited liability company, and Valor Telecommunications Southwest II, LLC, a Delaware limited liability company, from a group of the individual investors;

•	$1.3 million in compensation expense associated with the Valor Telecom Executive Incentive Plan;

•	$63.0 million in loss on extinguishment of debt associated with the repayment in full of our indebtedness that was outstanding prior to the debt recapitalization; and

•	$5.1 million in compensation expense for cash transaction bonuses paid to members of our management team in connection with our debt recapitalization;

      In addition, we recorded the following expenses in the three months ended March 31, 2005:

•	$29.3 million in fees and expenses associated with our repayment of existing indebtedness, including prepayment penalties;

•	$1.7 million in compensation expense for the portion of cash transaction bonuses that are to be paid to members of our management team in connection with the our initial public offering; and

•	$6.4 million in compensation expense for restricted shares issued to members of our management team.

      In accordance with our dividend policy, we paid an initial dividend of $0.18 per share of our common stock in April 2005, and we intend to continue to pay quarterly dividends at an annual rate of $1.44 per share for the first full year following the time we consummated our initial public offering. We expect the aggregate impact of this dividend policy in the year following our initial public offering to be $102.0 million. In addition, we will incur higher expenses as a public company for certain items than we did prior to our initial public offering. These expenses will include additional accounting and finance expenses, audit fees, legal fees and increased premiums for director and officer liability insurance coverage. We estimate that these additional expenses will be approximately $2.5 million annually. Furthermore, as a result of initial public offering cash bonuses that we will pay to certain members of our management team and the issuance of shares of restricted stock that we have made under our 2005 Long-Term Incentive Plan, we expect that our compensation expense will increase approximately $8.5 million in each of 2005 and 2006 and $7.5 million in 2007. As a result of the reorganization, we pay taxes as a corporation for United States federal income tax purposes.

Regulatory Matters

      We operate in a regulated industry, and the majority of our revenues come from the provision of regulated telecommunications services, including state and federal support for the provision of telephone services in high-cost rural areas. Operating in this regulated industry means that we are also generally subject to certification, service quality, rate regulation, tariff filing and other ongoing regulatory requirements by state and federal regulators. For a detailed discussion of our state and federal regulation, see “Regulation.”

      State Regulation. We operate in Texas, Oklahoma, New Mexico and Arkansas and each state has its own regulatory framework for intrastate services.

      In Texas, most of our operations are subject to price caps on our basic telecommunications services, while we maintain pricing flexibility on some non-basic services.

      In New Mexico, we operate under an Alternative Form of Regulation Plan that is specific to our company. We recently played an instrumental role in the development and passage of access reform legislation. Under the provisions of the new law, Valor’s intrastate access rates will be reduced to Valor’s interstate access rate in effect on January 1, 2006 in a phased implementation during the period from April 2006 to May 2008. The access revenue reductions will be revenue neutral to Valor through a combination of increases in prices charged for basic local services and payments from a new state universal service fund.

      In Oklahoma, legislation was enacted in May 2004 that regulates us as a rural telephone company thereby allowing us significant pricing freedom for our basic services and reducing our costs of regulation.

      We also operate under rate of return regulation in the provision of intrastate telecommunications services in Texarkana, Arkansas, our only market in Arkansas. Pursuant to an agreement with the Arkansas Public Service Commission, our Arkansas tariffs mirror the prices charged for retail services in our Texas tariffs.

      Federal Regulation. Most of our interstate access revenues are regulated pursuant to the FCC’s price cap rules. Generally, these rules establish an upper limit for access prices, but allow annual formula-based adjustments and limited pricing flexibility.

Universal Service Fund

      In furtherance of public policy, we receive USF revenues from the State of Texas and the federal government to support the high cost of providing telecommunications services in rural markets.

      Texas Universal Service Fund. The Texas USF supports eligible telecommunications providers that serve high cost markets.

      Federal Universal Service Fund. The federal USF revenue we receive helps to offset interstate access charges, defrays the high fixed switching costs in areas with fewer than 50,000 access lines and provides support where our average cost per line exceeds 115% of the national average cost per line.

Critical Accounting Policies and Estimates

      Our financial statements are prepared in accordance with accounting principles that are generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management continually evaluates its estimates and judgments including those related to revenue recognition, allowance for doubtful accounts, pension and postretirement benefits, accounting for goodwill and intangible assets, equity method investments and estimated useful lives of property, plant and equipment. Actual results may differ from these estimates. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and complexity. (See Note 2 to the consolidated financial statements for a discussion of our significant accounting policies.)

      Revenue Recognition. Revenue is recognized when evidence of an arrangement between our customer and us exists, the earnings process is complete and collectibility is reasonably assured. The prices for most services are filed in tariffs with the appropriate regulatory bodies that exercise jurisdiction over the various services.

      Basic local services, enhanced calling features such as caller identification, special access circuits, long distance flat rate calling plans, and most data services are billed one month in advance. Revenue for these services is recognized in the month services are rendered. The portion of advance-billed revenue associated with services that will be delivered in a subsequent period is deferred and recorded as a current liability under “Advance billings and customer deposits” in our consolidated balance sheets.

      Amounts billed to customers for activating service are deferred and recognized over the average life of the customer. The costs associated with activating such services are deferred and are recognized as an operating expense over the same period. Costs in excess of revenues are recognized as an operating expense in the period of activation.

      Revenues for providing usage based services, such as per-minute long distance service and access charges billed to long distance companies for originating and terminating long distance calls on our network, are billed in arrears. Revenues for these services are recognized in the month services are provided.

      USF revenues are government-sponsored support received in association with providing service in mostly rural, high-cost areas. These revenues are typically based on information provided by us and are calculated by the government agency responsible for administering the support program. Revenues are recognized in the month the service is provided.

      Allowance for doubtful accounts. In evaluating the collectibility of accounts receivable, we assess a number of factors, including a specific customer’s or carrier’s ability to meet their financial obligations, the length of time the receivable has been past due and historical collection experience. Based on these assessments, we record both specific and general reserves for uncollectible accounts receivable to the amount we ultimately expect to collect from customers and carriers. If circumstances change or economic conditions worsen such that our past collection experience is no longer relevant, our estimate of the recoverability of accounts receivable could be further reduced from the levels reflected in our consolidated balance sheets.

      We made an administrative error in submitting our required September 30, 2004 federal USF data filings. This administrative error caused the federal USF plan administrator to make a demand that we repay $1.5 million of the USF payments that we received for the third quarter of 2004 and will delay the receipt of a portion of our fourth quarter 2004 federal USF payments. We received all USF revenue for which we were qualified for in the third quarter of 2004 and recorded all such revenue in our consolidated financial statements. In addition, the administrative error affected our reported accounts receivables at December 31, 2004, by creating a $1.5 million receivable related to this issue. This receivable is still outstanding at March 31, 2005.

      We have filed for a waiver from the FCC that will allow us to receive all 2004 federal USF payments to which we were otherwise entitled to receive under the particular program. Any repayment obligation we may have has been suspended pending resolution of the waiver. We expect that the FCC will grant a waiver of its administrative rules, which will allow the plan administrator to accept our filing, amend its third quarter 2004 data, eliminate any repayment obligation and make the remaining 2004 support payments. Further, we expect to collect this account receivable sometime in 2005.

      Pension and postretirement benefits. The amounts recognized in the financial statements related to pension and postretirement benefits are determined on an actuarial basis utilizing several critical assumptions.

      A significant assumption used in determining our pension and postretirement benefit expense is the expected long-term rate of return on plan assets. In 2004, we used an expected long-term rate of return of 8.5%. We continue to believe that 8.5% is an appropriate rate of return for our plan assets given our investment strategy and will continue to use this assumption for 2005. The projected portfolio mix of the plan assets is developed in consideration of the expected duration of related plan obligations and as such is more heavily weighted toward equity investments, including public and private equity positions. Our investment policy is to invest 55-75% of the pension assets in equity funds with the remainder being invested in fixed income funds and cash equivalents. The expected return on plan assets is determined by applying the expected long-term rate of return to the market-related value of plan assets.

      Another significant estimate is the discount rate used in the annual actuarial valuation of pension and postretirement benefit plan obligations. In determining the appropriate discount rate at year-end, we considered the current yields on high quality corporate fixed-income investments with maturities corresponding to the expected duration of the benefit obligations. As of December 31, 2004, we lowered our discount rate 15 basis points to 5.90%.

      For the year ended December 31, 2004, we contributed $4.7 million to our pension plan and $0.4 million to our other postretirement benefits plan. We expect to make our 2004 contributions to our pension plan and postretirement benefit plan of $6.5 million and $0.7 million, respectively, in September 2005. Additionally, we will begin making quarterly contributions in the current year for our estimated 2005 pension contribution. We expect to make $1.6 million contributions in April, July, and October of 2005 with the final contribution being made in January of 2006. Historically, we would not have made these quarterly contributions until September 2006.

      Goodwill and Intangible Assets. Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” or SFAS 142, requires that goodwill be reviewed for impairment using fair value measurement techniques. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the reporting unit to its carrying value, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the fair value of the reporting unit is less than the carrying value, the second step of the goodwill impairment test calculation is performed to measure the amount of the impairment charge. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with its carrying value. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit. If the implied fair value of goodwill is less than its carrying value, goodwill must be written down to its implied fair value.

      Determining the fair value of a reporting unit under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a reporting unit (including unrecognized intangible assets) under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. We perform internal valuation analyses and consider other market information that is publicly available. Estimates of fair value are primarily determined using discounted cash flows. This approach uses significant estimates and assumptions including projected future cash flows (including timing) and the selection of a discount rate that reflects the risk inherent in future cash flows.

      Upon completion of our annual assessments in the third quarters of 2003 and 2004, we determined that no write-down in the carrying value of goodwill was required.

      Equity Method Investments — We have investments in companies in which we own 20 percent to 50 percent of the voting common stock or have the ability to exercise influence over operating and financial policies that we account for under the equity method. We periodically assess our investments to determine if other than a temporary decline in the value of the investment has occurred. If such a decline has occurred and the carrying value is less than the fair value we will adjust the carrying value to fair value.

      In the third quarter of 2004, we assessed the recoverability of our investments and determined that an other than temporary decline had occurred. As a result, we recorded an impairment charge of $6.7 million in the third quarter of 2004.

      Useful Life of Property, Plant and Equipment. We estimate the useful lives of property, plant and equipment in order to determine the amount of depreciation expense to be recorded during any reporting period. The majority of our telecommunications plant, property and equipment is depreciated using the group method, which develops a depreciation rate based on the average useful life of a specific group of assets, rather than the individual asset as would be utilized under the unit method. The estimated life of the group is based on historical experience with similar assets as well as taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation expense in future periods. Likewise, if the anticipated technological or other changes occur more slowly than anticipated, the life of the group could be extended based on the life assigned to new assets added to the group. This could result in a reduction of depreciation expense in future periods. We review these types of assets for impairment when events or circumstances indicate that the carrying amount may not be recoverable over the remaining lives of the assets. In assessing impairment, we follow the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS 144, utilizing cash flows which take into account management’s estimates of future operations.

      Redeemable Preferred Interests. With respect to reporting periods ending prior to the consummation of our reorganization, we were required to make an estimate of the fair value of our redeemable preferred interests that had been previously outstanding in order to determine the carrying value of the liability at each reporting date. The redeemable preferred interests were not entitled to dividends and had no voting rights. The redeemable preferred interests did, however, include a provision that entitled the holder upon the occurrence of a liquidation event or redemption to a return equal to the sum of (i) the initial contribution per interest, or $1.00 for Class A Preferred interests and $0 for Class B Preferred interests and (ii) an appreciation amount calculated as interest on $1.00 per interest, at a rate of 20% per year, compounded quarterly. The appreciation amount defined in (ii) above was payable only after all holders of Class A common interests had received a return of their initial $1.00 capital investment. The fair value of this liability was determined based upon our enterprise value, since the return to be paid to preferred interest holders upon redemption would vary based upon the total value of the enterprise available to be distributed to holders of the redeemable preferred interests. As such, we did not record accretion on the redeemable preferred interests of Valor Telecommunications, LLC, or VTC, or on the redeemable preferred interests of our subsidiary, Valor Telecommunications Southwest, LLC, or VTS. We measured this liability at each reporting date as the amount of cash that would be paid if settlement occurred at the reporting date in accordance with paragraph 22 of SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Any change in the estimated value of preferred interest in a reporting period would have been recorded as interest expense. This treatment required us to make an estimate of our enterprise value at each reporting date to properly measure this liability. Through December 31, 2004, we have concluded that this liability has been fairly stated at an amount equal to the initial contribution of $1.00 per interest for all of the outstanding redeemable preferred interests. We have recognized no changes in the fair value of the liability since inception.

      In light of our reorganization in February 2005, we made an estimate of fair value of the redeemable preferred interests because all of the outstanding redeemable preferred interests have been exchanged for shares of our common stock. Our weighted average cost of capital declined following our reorganization. As a result, the fair value of the shares granted to holders of these redeemable preferred interests exceeded the carrying value of the liability previously recorded at December 31, 2004. The redeemable preferred interests were held by our equity sponsors. Our equity sponsors also control the voting rights of our existing common equity. As such, we concluded that the difference between the carrying value of this liability and the fair value of the shares issued resulting from the reorganization was, in essence, a capital transaction and we recorded this difference to accumulated deficit as provided for in footnote 1 to paragraph 20 of APB Opinion 26 “Early Extinguishment of Debt”.

      As discussed above, we were required to estimate our enterprise value to determine the carrying value of this liability at each reporting date. Members of our management possessing the requisite valuation experience estimated our enterprise value for purposes of determining the carrying value of the redeemable preferred interests. Determining the fair value of our redeemable preferred interests required us to make complex and subjective judgments. We used the income approach to estimate the value of our enterprise at each reporting date. The income approach involves applying the appropriate discount rate to estimated cash flows that are based on our forecasts of revenues, costs, and capital expenditures. Our revenue forecasts were based on expected annual overall growth rates ranging from 0% to 2%. We assumed that we would continue to gain efficiencies in our business that will allow us to reduce our expenses in certain areas and control their increase in others. There is inherent uncertainty in these estimates. The assumptions underlying the estimates were consistent with our business plan. For this analysis, we used our weighted-average cost of capital to discount the estimated cash flows. Our weighted-average cost of capital was calculated as the weighted-average return implied in each class of debt and equity that we currently have issued and outstanding. We use an annual rate of return of 20%, compounded quarterly, for the redeemable preferred interests in our weighted-average cost of capital calculation. We believe this methodology gave appropriate consideration to the inherent risks and uncertainties involved with making these estimates. If we used a different weighted-average cost of capital, it could have produced a different estimate of our enterprise value and a different carrying value for this liability.

      Stock Compensation. As described in more detail in Notes 2 and 17 to our Consolidated Financial Statements, we had issued Equity Incentive Non-Qualifying Stock Options to employees to purchase Class B common interests in our subsidiary Valor Telecommunications Southwest, LLC, or VTS. We account for the Equity Incentive Non-Qualifying Stock Option Plan in accordance with Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees” as allowed by SFAS No. 123, “Accounting for Stock Based Compensation”. We measure compensation expense for this option plan using the intrinsic value method as prescribed by APB Opinion No. 25. Under the intrinsic value method, compensation is measured as the amount the market value of the underlying equity instrument on the grant date exceeds the exercise price of the option. This amount, if any, is then charged to compensation expense over the vesting period. During each of the years ended December 31, 2002, 2003, and 2004, and the three months ended March 31, 2005, we recorded no compensation expense for this plan.

      Additionally, the Valor Telecom Executive Incentive Plan was implemented on April 1, 2002 whereby certain executives were granted phantom stock units that allowed them to participate, on a pro-rata basis, in the appreciation of the Class A preferred interests and Class A common interests of Valor Telecommunications, LLC, or VTC. We account for the Valor Telecom Executive Incentive Plan in accordance with FASB Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans”. Under this method, the amount by which the unit market value exceeds the unit value specified under the plan when the instruments are granted is charged to compensation expense over the appropriate vesting period.

      In each of these plans, the underlying equity instruments were not equivalent in value to the common stock that was sold in the offering. As a result of our reorganization, the holders of options to purchase Class B common interests in VTS did not receive the right to purchase an equal number of shares of our common stock for the $1.00 exercise price. The terms and conditions set forth in the VTS LLC agreement governed the conversion of the outstanding Class B common interests in VTS. The value of these Class B common interests did not exceed the exercise price. Accordingly, holders of options under VTS Equity Incentive Non-Qualifying Stock Option Plan received no cash and none of our shares in exchange for the options that are vested at the date of completion of our offering. Accordingly, based on the initial public offering price of $15.00 per share, the intrinsic value of the options to purchase Class B interests in VTS is $0. The vested interests held in the Valor Telecom Executive Incentive Plan were converted into our common shares pursuant to the terms and conditions set forth in the VTC LLC agreement.

      Significant Factors, Assumptions, and Methodologies Used in Determining our Fair Value. Members of our management possessing the requisite valuation experience estimated the fair value of the options granted under the VTS Equity Incentive Non-Qualifying Stock Option Plan. Additionally, we have estimated the fair value of our redeemable preferred interests in order to determine the amount of compensation we are required to record associated with the phantom stock units issued under the Valor Telecom Executive Incentive Plan at each reporting date. We did not obtain contemporaneous valuations by an unrelated valuation specialist because, at the time of the issuances of stock options during this period, we believed that our management possessed the requisite valuation expertise to prepare a reasonable estimate of the fair value of the interests.

      Determining the fair value of our common and preferred equity interests requires us to make complex and subjective judgments. We used the income approach to estimate the value of our enterprise at each date options were granted and at each reporting date for purposes of valuing the interests held in the Valor Telecom Executive Incentive Plan. The income approach involves applying the appropriate discount rate to estimated cash flows that are based on our forecasts of revenues, costs, and capital expenditures. Our revenue forecasts are based on expected annual overall growth rates ranging from 0% to 2%. We have assumed that we will continue to gain efficiencies in our business that will allow us reduce our expenses in certain areas and control the increase of our expenses in other areas. There is inherent uncertainty in these estimates. The assumptions underlying the estimates are consistent with our business plan. For this analysis, we used our weighted-average cost of capital to discount the estimated cash flows; however, if a different weighted-average cost of capital had been used, the valuation would have been different. We believe this methodology gives appropriate consideration to the inherent risks and uncertainties involved with making these estimates.

      The enterprise value was then allocated to preferred and common interests pursuant to the terms and conditions set forth in the limited liability company agreement. After first allocating the value to the secured and unsecured obligations of the company, the remaining value was allocated as follows:

•	Class A preferred interests up to the “Class A Preferred Capital Amount,” defined as $1.00 per interest;

•	Class A common interests up to the “Class A Common Capital Amount,” defined as $1.00 per interest;

•	Ratably among Class A and Class B preferred interests up to the “Preferred Appreciation Amount”, defined as an appreciation amount equal to interest on the “Class A Preferred Capital Amount” on each interest at a rate of 20% per year, compounded quarterly; and

•	Ratably among the holders of the Class A common interests.

      We assessed our estimates for reasonableness by comparing our estimated enterprise value to that of other publicly traded companies in our industry. This assessment confirmed to us that our estimates of our enterprise value were reasonable.

      As disclosed more fully in Note 17 to our Consolidated Financial Statements, we determined that the phantom stock units issued under the Valor Telecom Executive Incentive Plan had no value for the year ended December 31, 2003. The reasons for the difference in our estimate of fair value of the phantom stock units held in the Valor Telecom Executive Incentive Plan on each of the previous reporting dates and the fair value based on the initial public offering price of $15.00 per share are attributed to the following events, all of which occurred in the fourth quarter of 2004.

•	We completed our debt recapitalization, which substantially lowered our cost of debt;

•	We committed to complete our reorganization that simplified our capital structure and lowered our overall cost of capital primarily due to the anticipated exchange of preferred interests for common interests;

•	We committed to amend our credit agreement to permit the payment of dividends;

•	We amended the terms of the offering covered by the registration statement on file with the commission to reflect a structure that would allow us to pay a $1.44 per share dividend on our common stock we sold in the initial public offering; and

•	An increasing trend towards higher valuations for public companies that offer shareholders the opportunity to receive dividends such as we intend to pay.

      As a result, for the year ended December 31, 2004, we recorded $1.3 million of compensation expense to reflect the impact of the initial public offering on the fair value of the phantom stock units.

Access Line Trends

      Telephone access lines are an important element of our business. As of December 31, 2002, 2003 and 2004, our access line counts were 571,308, 556,745 and 540,337, respectively, and as of March 31, 2005, our access line count was 537,002. The monthly recurring revenue we generate from end users, the amount of traffic that traverses our network and related access charges generated from other carriers, the amount of USF revenue received and most other revenue streams are directly related to the number of access lines in service. Excluding the effect of the KCC acquisition, we have lost access lines in each of the last three years. We expect to continue to lose access lines in 2005 at a rate approximately equal to 2004 line loss.

      Competition from wireless service providers is intensifying as the coverage of their networks improves and the price of their product offerings continues to become more attractive to consumers in our markets. In addition, as voice over Internet protocol, or VoIP, becomes a more viable product, new competitors could enter our markets and existing competitors could become more formidable. More specifically, cable television operators in some of our markets already offer a broadband product in the form of a high-speed cable modem. VoIP could allow them to offer telephony services to our customers that would bypass our network altogether. If these cable television operators or any other competitors were to successfully offer a VoIP product in any of our markets, we could lose a significant amount of our access lines and revenues in those markets.

      Reflecting a general trend in the rural local exchange carrier industry, the number of access lines that we serve as an incumbent local exchange carrier has been decreasing. Several factors contribute to our belief that we may experience continued pressure on our access line counts and that this trend will likely continue into the foreseeable future. One factor is the increasing availability of DSL service, which allows a customer to receive high-speed data and voice service on the same telephone line, and therefore eliminates the need for customers to maintain a second telephone line exclusively for dial-up Internet access. As we increase the penetration of our DSL service, this likely will impact our ability to sell new or maintain existing second lines. In addition, customers may substitute wireless phones for their additional telephone lines, and in some cases, for their main telephone lines. Finally, and as discussed above, the emerging presence of competitors offering alternatives to our telephone services that utilize technologies that do not rely on our network could cause us to experience future access lines losses.

      In our largest market, Cox Communications, the incumbent local cable television operator, began offering an alternative local telephone service in November 2004. We will likely experience continued pressure on overall access line counts because of this activity. In particular, we have recently experienced, and expect to continue to experience, on average, a higher rate of access line loss in the first several months following the initial launch of service by this competitor than we have previously experienced.

      We will attempt to continue to execute our strategy of increasing revenues per access line through the selling of bundled product offerings that include long distance and DSL. We have implemented a number of initiatives to gain new access lines, and retain existing access lines, including the offering of discounts to customers who agree to take service from us for a one-year period, the offering of a “triple play” bundle that includes satellite television services billed on our bill, and promotional offers, including discounted second lines. Also, we hope to retain existing customers through the provision of compelling service offerings and high quality customer service. These efforts may act to mitigate the financial impact of any access line loss we may experience. However, if these actions fail to mitigate the financial impact of access line loss, or we experience a higher degree of access line loss, it could have an adverse impact on our revenues and earnings.

Results of Operations

      We have two operating segments, rural local exchange carrier, or RLEC, and Other.

      As an RLEC, we provide regulated telecommunications services to customers in our service areas. These services include local calling services to residential and business customers, as well as providing interexchange carriers (IXC) with call origination and termination services, on both a flat-rate and usage-sensitive basis, allowing them to complete long distance calls for their customers who reside in the Company’s service areas.

      In Other, we provide unregulated telecommunications services to customers throughout our RLEC service areas. These services include long distance and Internet services. Long distance is provided through resale agreements with national long distance carriers.

      We have considered the aggregation criteria in SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” and determined the operating segments are considered one reportable segment as further described in Note 2 to the “Consolidated Financial Statements” in the consolidated financial statements included in this prospectus.

      The following table sets forth several key metrics:

				Three Months Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

Total revenue (in thousands)	$479,883	$497,334	$507,310	$125,852	$125,926
Ending access lines(1)	571,308	556,745	540,337	557,296	537,002
Average access lines	574,922	564,027	548,541	557,012	538,670
Average revenue per access line per month	$69.56	$73.48	$77.07	$75.31	$77.92
Long distance subscribers	130,622	188,526	216,437	197,303	222,874
Penetration rate of total access lines	23%	34%	40%	35%	42%
DSL subscribers	3,510	8,779	22,884	10,019	31,208
Penetration rate of total access lines	1%	2%	4%	2%	6%

(1)	We calculate our access lines in service by counting the number of working communication facilities that provide local service that terminate in a central office or to a customer’s premises. Non-revenue producing lines provisioned for company official use and for test purposes are included in our total access line counts. There were 12,615, 13,248 and 14,344 non-revenue producing lines included in our total access line count at December 31, 2002, 2003 and 2004, which represented 2.2%, 2.4% and 2.7% of our total access line counts, respectively, and 13,242 and 14,597 non-revenue producing lines included in our total access line count at March 31, 2004 and 2005, which represented 2.4% and 2.7% of our total access line count, respectively.

      The following table sets forth our revenues for the periods shown:

				Three Months Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Local service	$147,130	$156,369	$158,404	$38,844	$38,650
Data services	20,741	20,990	25,239	5,937	7,469
Long distance services	22,961	30,816	38,350	8,762	10,368
Access services	133,037	132,047	126,838	33,047	30,292
Universal Service Fund	121,607	119,727	120,045	30,077	29,025
Other ancillary services	34,407	37,385	38,434	9,185	10,122

	$479,883	$497,334	$507,310	$125,852	$125,926

Operating Revenues

      We have been able to generate increases in our revenue in each of the last two years by executing a strategy of selling additional services to existing customers and increasing average revenue per line through a combination of new product offerings and bundling of various services. New product offerings include DSL, long distance and other enhanced calling features. To date, the increases in revenue related to this strategy have more than offset the declines in revenue that we have experienced from access line losses. If we continue to lose access lines or if we are unable to continue to successfully execute our strategy, it could slow the rate of our revenue growth or cause our revenue to decline, either of which could have an adverse effect on our results of operations, financial condition and liquidity.

Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004

      Our consolidated revenues were flat for the three-month period ended March 31, 2005 compared to the same period in 2004. We had an increase of $2.8 million as a result of adding DSL and long distance subscribers. DSL subscribers grew to 31,208 at March 31, 2005, which represented an increase of 212%. We added an average of 26,741 long distance subscribers from March 31, 2004 to March 31, 2005. Operating revenues further increased due to $0.6 million of revenue from the favorable resolution of a regulatory proceeding we had pending before the Texas Public Utility Commission (“TPUC”) related to an expanded local calling surcharge that was approved by the TPUC in the fourth quarter of 2004. Our ability to bill and collect this surcharge will expire on December 31, 2005.

      Offsetting the above increases, we experienced a decrease of $2.5 million as a result of access line loss, lower access rates and reduction in minutes of use. Our USF revenues decreased $0.5 million due to the fact that our Federal USF high cost support was reduced effective January 1, 2005 due to increases in the national average loop cost by the FCC. The remaining $0.6 million of the decrease in USF revenues is attributable to lower access line counts and the related effect on our revenues received from both Federal USF CALLS support and the Texas Universal Service Fund.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

      Local Service Revenues. Local service revenues increased $2.0 million to $158.4 million in 2004 from $156.4 million in 2003. Revenues from extended area services decreased by $1.5 million due to the termination of an agreement we had with another carrier whereby we were compensated for terminating extended area local calls that originated on their network to our customers. Revenues from the provision of basic service decreased $1.6 million primarily as a result of access line loss. The decrease is offset by an increase of $4.1 million of revenue from the favorable resolution of a regulatory proceeding we had pending before the Texas Public Utility Commission (“TPUC”) related to an expanded local calling surcharge. The petition we had pending with the TPUC requested authorization for us to bill this surcharge. The TPUC granted us interim approval to bill the surcharge in April 2003 but stipulated that all amounts billed were subject to refund pending the ultimate resolution of our petition. In November 2004, the TPUC ruled in our favor and granted our petition. Upon receiving this ruling, we recorded all amounts that we had billed and previously deferred under the interim order as revenue. The $4.1 million represents $0.6 million per quarter dating back to the 2nd quarter of 2003 when we began billing the surcharge. We will continue to bill and record $0.6 million per quarter through the end of 2005, at which time we will no longer be allowed to assess this charge to our customers per the terms of the ruling from the TPUC. Enhanced services sales increased $0.9 million. The remaining $0.1 million increase is due to various other items.

      Data Services Revenues. Data services revenues increased $4.2 million to $25.2 million in 2004 from $21.0 million in 2003. DSL revenues increased $3.1 million as the number of DSL subscribers grew to 22,884 at December 31, 2004. This represents a 161% increase compared to the number of DSL subscribers at December 31, 2003. Revenues for providing dial-up internet access increased $0.9 million as a result of an increase in the subscriber base. The remaining $0.2 million increase is due to various other items.

      Long Distance Services Revenues. Long distance services revenues increased $7.6 million to $38.4 million in 2004 from $30.8 million in 2003. Direct-dialed and flat rate plan revenues increased

$4.3 million due to adding an average of 43,000 subscribers and monthly recurring revenue increased $3.8 million due to a rate increase. These increases were partially offset by $0.5 million in other various items such as Calling Card revenue.

      Access Services Revenues. Access services revenues decreased $5.2 million to $126.8 million in 2004 from $132.0 million in 2003. Switched access revenues decreased $3.7 million, which was primarily attributable to lower interstate access rates that went into effect on July 1, 2003. Revenues decreased $0.8 million as a result of the termination of a contract under which we provided dedicated facilities on one of our microwave towers. These two decreases were partially offset by a $0.5 million increase in special access revenue as special circuits ordered by long distance carriers continued to increase. The remaining decrease is due to various other items including loss of access line counts.

      USF Revenues. There were no meaningful changes in USF revenues.

      Other Services Revenues. Other services revenues increased $1.0 million to $38.4 million in 2004 from $37.4 million in 2003. $2.0 million of this increase stemmed from the leasing of additional facilities by competitive local telephone companies to deliver service to their customers in our markets and compensation related to cellular traffic that crosses our networks. This increase was offset by a decrease of $0.8 million in sales of customer premises equipment.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

      Local Service Revenues. Local service revenues increased $9.3 million, or 6%, to $156.4 million in 2003 from $147.1 million in 2002, despite declining access lines during the period. Revenue from the provision of basic service decreased $2.3 million primarily as a result of access line loss. This access line related loss was more than offset by an increase of $9.0 million in enhanced services, primarily resulting from our bundle strategy. The remainder of the increase was from activation and reconnection charges.

      Data Services Revenues. Data services revenues improved 1% in 2003 to $21.0 million from $20.7 million in 2002. DSL revenues increased $1.8 million and other data revenue increased $1.7 million. The number of DSL subscribers grew by 5,269 during the year. The increase in the number of DSL subscribers represents a 150% increase from 2002. We have been able to grow our data services revenues despite the loss of substantially all the revenue from one of our large Internet service provider customers. The loss of this customer represented a $3.2 million decrease in revenues during 2003.

      Long Distance Services Revenues. Long distance services revenues increased $7.8 million, or 34%, to $30.8 million in 2003 from $23.0 million in 2002. Our flat rate plans and direct-dialed long-distance products increased $10.1 million. This increase was partially offset by a reduction in local toll revenue of $2.3 million, or 37%, compared to the previous year. This results primarily from customers switching to one of our new plans offering toll-free local calling or switching to alternate lower cost service providers.

      Access Services Revenues. Access services revenues declined $1.0 million to $132.0 million in 2003 from $133.0 million in 2002. Switched access revenues decreased approximately $4.8 million, which was primarily attributable to lower access rates. Lower switched access revenue was partially offset by higher special access and end user revenues. Special access revenues increased by $1.6 million as the demand for special circuits ordered by long distance carriers to transport their customers’ voice and data traffic continued to improve. End user revenues increased by $2.2 million, of which $3.8 million was due to an increase in rates, offset by a $1.6 million reduction resulting from a loss in access lines.

      USF Revenues. USF revenues declined $1.9 million, or 2%, to $119.7 million in 2003 from $121.6 million in 2002. Texas State USF revenues declined $1.1 million in 2003 compared to 2002 as a result of a loss in access lines.

      Other Services Revenues. Other services revenues increased $3.0 million, or 9%, to $37.4 million. $2.4 million of the increase was related to competitive local telephone companies leasing additional facilities to service their customers in our markets. The remaining $0.6 million increase was due primarily to higher directory advertising and other miscellaneous items.

Operating Expenses

      Cost of Service. Cost of service includes operational costs of owning and operating our facilities, cost of leasing other facilities to interconnect our network, access charges paid to third parties to transport and terminate toll calls, and the cost of sales of customer premises equipment.

      Selling, General and Administrative. Selling, general and administrative expenses represent the cost of billing our customers, operating our call centers, performing sales and marketing activities in support of our efforts to grow revenues, and other general corporate support activities.

      Depreciation and Amortization. Depreciation and amortization includes depreciation of our communications network and equipment.

      The following table sets forth operating expenses for the periods shown:

				Three Months Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Cost of service	$113,891	$106,527	$104,934	$26,579	$26,084
Selling, general and administrative	133,468	126,896	138,804	32,930	33,587
Non-cash stock compensation	—	—	—	—	6,387
Depreciation and amortization	73,273	81,638	86,451	20,827	22,235

	$320,632	$315,061	$330,189	$80,336	$88,293

      There are a number of factors that could cause our expenses to increase in the future, including but not limited to:

•	If we were to determine that our goodwill were to become impaired we would be required to write off the impaired amount under the provisions of FASB 142;

•	Our ability to successfully negotiate a new collective bargaining agreement with the Local 6171 and Local 7019 of the Communications Workers of America (“CWA”). One of the contracts expires on February 14, 2006. The other agreement, covering our non-Kerrville employees, expired February 28, 2005. On March 4, 2005, after a five day extension, we reached a tentative three-year collective bargaining agreement that was subject to ratification by the CWA membership. However, the union membership failed to ratify this tentative agreement, and the Company and the CWA resumed negotiations. On May 2, the CWA informed us that the union membership had ratified the three-year, tentative collective bargaining agreement reached between us and the CWA on April 5, 2005. The new agreement will cover the period March 1, 2005 through February 29, 2008.

•	Increasing costs of providing healthcare, pension and other postretirement benefits to our existing and former employees;

•	In connection with our initial public offering, we assessed our current management compensation plans to coincide with that of a public company. Implementing these plans will result in additional costs;

•	Increased costs associated with our responsibilities as a public company; and

•	The increased presence of competitors in our markets and incremental costs we might incur to retain our existing customers or implement new product offerings.

      Our inability to effectively manage any or all of these items could cause our operating expenses to increase in the future and have an adverse effect on our results of operations and financial condition.

Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004

      Operating expenses increased $8.0 million primarily due to $6.4 million of non-cash stock compensation related to the issuance of restricted stock to our management. A percentage of the restricted stock vests on January 1 of each year through January 1, 2008. We expect to incur approximately $6.4 million of expense each year through January 1, 2008. Further increase was due to $1.7 million in bonuses paid and accrued to management related to the initial public offering. Offsetting the above increases was a decrease of $0.8 million due to vendor price reductions associated with certain back-office functions we have outsourced to a third party service provider and a $0.8 million decrease in employee salary and benefit costs related to reduced headcount. Finally, depreciation and amortization also increased $1.4 million due to our increased investment in property, plant, and equipment to improve our network infrastructure.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

      Cost of Service. Cost of service decreased $1.6 million to $104.9 million in 2004 from $106.5 million in 2003. The decrease was attributable to, among other factors, costs for external circuits and network capacity, which declined $2.1 million as a result of efficiencies gained from upgrades we made to our network. In addition, costs to maintain and operate our network declined $1.1 million as a result of the investment we made in our telecommunications infrastructure. Furthermore, a favorable change in estimate from a previously recorded loss contingency caused a reduction of $0.8 million and there was a $0.7 million decrease in the amounts that we paid to cellular carriers for traffic settlements.

      Offsetting the above noted decreases was a $2.0 million increase in access charges paid to third parties related to the increase in usage from our increasing long distance subscriber base and a $1.4 million increase in employee related benefit costs.

      Selling, General and Administrative. Selling, general and administrative increased $11.9 million to $138.8 million in 2004 from $126.9 million in 2003. The increase was primarily attributable to a $5.0 million one-time transition payment made to our former CEO, $5.1 million in bonuses to management related to the debt recapitalization, $1.5 million charge for probable losses associated with certain legal and tax contingencies and $1.3 million of non-cash compensation expense related to the fair value of the Valor Telecom Executive Incentive Plan phantom stock units. Additionally, we recorded a $3.4 million one-time benefit in 2003 upon recovering amounts that we had previously written off as a result of MCI WorldCom’s 2002 bankruptcy. We have also increased sales and marketing $1.4 million due to increased DSL promotions, telemarketing and other back office support costs. Finally, there was a $0.3 million increase in employee related benefit costs.

      Offsetting the above noted increases were decreases of $3.5 million due to vendor price reductions associated with certain back-office functions we have outsourced to a third party service provider and $2.3 million in bad debt expense as a result of improvements we have made to our collections processes.

      Depreciation and Amortization. Depreciation and amortization increased $4.9 million to $86.5 million in 2004 from $81.6 million in 2003. Higher depreciation expense resulted from the increased investment in property, plant, and equipment as a result of our spending on capital projects to improve our network infrastructure.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

      Cost of Service. Cost of service decreased $7.4 million, or 6%, to $106.5 million in 2003 from $113.9 million in 2002. Costs for external circuits and network capacity declined $5.4 million as a result of efficiencies gained from upgrades we made to our network. Costs to maintain and operate our network declined $6.6 million as a result of the investment we made in our telecommunications infrastructure. Additionally, cost of goods sold for customer premises equipment decreased $2.1 million as sales for this equipment slowed during 2003. These decreases were partially offset by higher access charges of $7.4 million paid to third parties related to the increase in usage from our increasing long distance subscriber base. Other miscellaneous items contributed the remaining decrease of $0.7 million.

      Selling, General and Administrative. Selling, general and administrative expenses decreased $6.6 million, or 5%, to $126.9 million in 2003 from $133.5 million in 2002. We recorded a $5.0 million charge during 2002 as a result of one of our largest customers, MCI WorldCom, declaring bankruptcy. In 2003, we sold the receivables related to the charge and negotiated setoff of amounts owed by us to MCI WorldCom against amounts owed by MCI WorldCom to us, recovering approximately $3.4 million. The effect of these transactions decreased our expense in 2003 as compared to 2002 by $8.4 million. Offsetting this reduction in expense was an increase of $1.8 million of various other miscellaneous expenses.

      Depreciation and Amortization. Depreciation and amortization expense increased by $8.4 million, or 11%, to $81.6 million during 2003 as compared to 2002. Higher depreciation expense resulted from our spending on capital projects to improve our network infrastructure.

Interest Expense

      The following table sets forth interest expense:

				Three Months Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Interest Expense	$127,365	$119,185	$110,287	$27,730	$26,048

      In each case, our decrease in interest expense was due to lower average principal outstanding on our senior debt and decrease in interest rates on our variable debt.

Loss on Interest Rate Hedging Arrangements

      The following table sets forth our loss on interest rate hedging arrangements:

	Year Ended December 31,			Three Months
				Ended March 31,
	2002	2003	2004	2004	2005

	(Dollars in thousands)
Loss on interest rate hedging arrangements	$(12,348)	$(2,113)	$(126)	$(342)	$(40)

      The adjustment to mark our hedging arrangements to market value resulted in non-cash income of $8.9 million and $8.5 million for the years ended December 31, 2004 and 2003, respectively, and $2.4 million for the three months ended March 31, 2004. For the year ended December 31, 2002, our adjustment to mark our hedging arrangements to market value resulted in non-cash expense of $2.7 million. The remaining losses relate to cash settlements during the periods. These hedging arrangements expired in November 2004. We entered into new arrangements to limit our interest rate risk under the terms of our new credit facility in March 2005 as further described under “Quantitative and Qualitative Disclosures About Market Risk.” The amount recorded in the three months ended March 31, 2005, represents the instruments that are not accounted for utilizing hedge accounting.

Earnings from Unconsolidated Cellular Partnerships, Loss on Debt Extinguishment, Impairment on Investment in Cellular Partnerships and Other Income and Expense

      The following table sets forth other income and expense for the periods shown:

				Three Months Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Earnings from unconsolidated cellular partnerships	$2,757	$3,258	$1,113	$325	$29
Impairment on investments in cellular partnerships	—	—	(6,678)	—	—
Loss on extinguishment of debt	—	—	(62,975)	—	(29,262)
Other income and (expense), net	(870)	(3,376)	(25,116)	(70)	83

      Earnings from unconsolidated cellular partnerships represent our share of the earnings in the equity interest of the two cellular partnerships acquired in 2002 as part of the KCC acquisition. In 2004, a wireless competitor began constructing facilities in areas serviced by our unconsolidated cellular partnerships. This has resulted in a significant decrease in roaming revenue further decreasing our earnings from the unconsolidated cellular partnerships. In light of the financial results of the cellular partnership in 2004, we assessed the recoverability of the investments in the unconsolidated cellular partnerships, which resulted in an impairment charge of $6.7 million to the statement of operations.

      In connection with our debt recapitalization on November 10, 2004 and our repayment of indebtedness with the proceeds of our initial public offering and our offering of the old notes, we recorded a $63.0 million and $29.3 million loss on extinguishment of debt, in the twelve months ended December 31, 2004 and the three months ended March 31, 2005, respectively. The loss on extinguishment of debt relates to prepayment fees and premiums and write-off of debt issuance costs related to our existing indebtedness and transaction fees and costs related to our new facility that were included in the calculation of the loss on extinguishment of debt under the provisions of EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.”

      Other income and expense, net includes the portion of income and loss allocated to shareholders who hold redeemable preferred interests in Valor Telecommunications Southwest, LLC and various other miscellaneous income and expense items, including interest income on our cash balances held at financial institutions. The increase of $21.7 million in 2004 is primarily attributable to the purchase of substantially all outstanding equity interests from a group of individual investors associated with our recapitalization, which resulted in $18.0 million of expense and offering costs of $7.0 million that were expensed as a result of our decision not to pursue the previously planned public offering of income deposit securities.

Income Taxes

      The following table sets forth income taxes for the periods shown:

				Three Months
				Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Income tax expense (benefit)	$1,649	$2,478	$665	$567	$(5,437)

      In February 2005, we completed a reorganization concurrent with our initial public offering. Prior to our reorganization, substantially all of the operations of Valor elected partnership treatment for income tax purposes. Following the completion of our initial public offering and the related reorganization, the operations of our company and our wholly owned subsidiaries became reportable in a consolidated corporate federal tax return. As such for the period from January 1, 2005 through the date of our initial public offering, we recorded income tax expense directly attributable to the operations of Valor Telecommunications Southwest II, LLC. Following the initial public offering, we recorded an income tax benefit due to our net loss for the period for the operations of Valor Communications Group, Inc. Additionally, we recorded deferred tax positions related to differences between financial reporting and tax basis of our assets and liabilities and net operating losses incurred prior to becoming a taxable entity.

      The principal reason for the difference between our effective income tax rate and the U.S. federal statutory income tax rate is income (loss) from consolidated subsidiaries that are treated, for federal income tax purposes, as partnerships for the years ended December 31, 2002, 2003 and 2004 and for the three months ended March 31, 2004 and for the period from January 1, 2005 through the date of our initial public offering. We expect our overall effective income tax rate will approximate 30% for fiscal year 2005. The primary difference between the expected effective income tax rate and the statutory rate represents income from consolidated subsidiaries that were treated, for federal income tax purposes, as partnerships for the period from January 1, 2005 through the date of our initial public offering and a permanent difference related to the step-up in tax basis of assets related to our reorganization that is amortized for tax, but not book, purposes.

Minority Interest

      The following table sets forth the minority interest for the periods shown:

				Three Months
				Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Minority interest	$(13)	$(254)	$(142)	$(1,518)	$(468)

      Minority interest reflects the share of income of minority shareholders who hold common interests in Valor Telecommunications Southwest, LLC and Valor Telecommunications Southwest II, LLC. In connection with our initial public offering, we completed a reorganization, whereby we redeemed all outstanding minority interests. For the quarter ended March 31, 2005, minority interest reflects the share of income of minority shareholders from January 1, 2005 through the date of our initial public offering.

Discontinued Operations

      The following table sets forth discontinued operations for the periods shown:

				Three Months
				Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Discontinued operations	$(3,461)	$108	$—	$—	$—

      We sold our competitive local exchange carrier in Texas during April 2002 to NTS Communications for a negligible amount. In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which was effective for us on January 1, 2002, the revenue, costs and expenses and cash flows of our competitive local exchange business have been excluded from the respective captions in our consolidated statements of operations and consolidated statements of cash flows, and have been reported through their respective dates of separation as “Income (loss) from discontinued operations” and as “Net cash used in discontinued operations.”

      In connection with the sale, we recorded a liability of approximately $2.0 million related to certain employee termination benefits and other exit costs such as non-cancelable leases. As of December 31, 2003 and 2002, approximately $0.1 million and $0.4 million, respectively, of the $2.0 million had not been paid. As of December 31, 2004, a minimal amount remained unpaid. These amounts have been classified as current liabilities in the consolidated balance sheets. Income from discontinued operations of $0.1 million in 2003 represents a revision to the estimates we made in 2002 for recording certain employee termination benefits and other exit costs.

Financial Condition and Liquidity

      Financial Condition. As of March 31, 2005, we had total debt, net of cash and cash equivalents, of $1,161.7 million and $572.5 million of stockholders’ equity, compared to net debt of $1,585.8 million and $6.5 million of common owners’ equity at December 31, 2004. Historically, we have used excess cash generated through operations to pay down long-term debt. As a result, we generally maintained a negative working capital balance. However, at December 31, 2004 and March 31, 2005, we had a positive working capital balance of $15.1 million and $28.1 million, respectively. Our positive working capital was primarily attributable to the fact that we did not utilize excess cash to pay down long-term debt after our debt recapitalization in November 2004.

      In accordance with our dividend policy, we intend to distribute, as dividends, a substantial portion of cash generated by our business in excess of operating needs, interest and principal payments on indebtedness and capital expenditures.

      As discussed in more detail below, our management believes that our operating cash flows, cash and cash equivalents, and borrowing capacity under our new credit facility will be sufficient to fund our capital and liquidity needs for the foreseeable future.

      Certain of our subsidiaries, the stock of which we acquired in connection with our reorganization, had approximately $308.2 million of net operating losses (“NOLs”). We will be able to use these NOLs, subject to certain limitations, to reduce our future taxable income. Furthermore, we have cumulative differences of approximately $519.4 million resulting from items such as goodwill amortization and accelerated tax depreciation that we have deducted faster for tax purposes than we have for financial reporting purposes. The tax effect of the NOLs and the cumulative differences were recorded on our balance sheet at the reorganization and resulted in a net deferred tax liability of approximately $79.3 million.

      We also have other items totaling $760.7 million, the most significant being goodwill, that we will deduct from our future taxable income.

     Cash Flows

				Three Months Ended
	Year Ended December 31,			March 31,

	2002	2003	2004	2004	2005

	(Dollars in thousands)
Net cash provided by operating activities	$150,383	$166,065	$143,716	$50,109	$40,489
Net cash provided by (used in) investing activities	(216,773)	(66,299)	(34,858)	(16,723)	7,364
Net cash provided by (used in) financing activities	71,015	(99,465)	(93,225)	(31,041)	(25,765)
Net operating cash used in discontinued operations	(3,662)	(176)	(13)	(9)	—

Net increase in cash and cash equivalents	$963	$125	$15,620	$2,336	$22,088

      Operating Activities. Net cash provided by continuing operations of $40.5 million in the three months ended March 31, 2005, was generated primarily by adjustments to our loss from continuing operations of $12.6 million to exclude non-cash and loss on debt extinguishment items of $54.9 million. The most significant non-cash item in the three months ended March 31, 2005 was depreciation and amortization expense of $22.2 million and loss on debt extinguishment of $29.3 million. Net cash provided by continuing operations of $50.1 million in the three months ended March 31, 2004 was generated primarily by $15.6 million of income from continuing operations, adjusted to exclude non-cash items of $23.6 million. The most significant non-cash items in 2004 were depreciation and amortization expense of $20.8 million.

      Net cash provided by continuing operations of $143.7 million in 2004, was generated primarily by adjustments to our loss from continuing operations of $27.8 to exclude non-cash items, loss on debt extinguishment and reorganization items of $177.9 million. The most significant non-cash item in 2004 was depreciation and amortization expense of $86.5 million. In connection with our debt recapitalization we recognized $63.0 million of a loss on debt extinguishment. We also recognized $18.0 million as a reconciling item to cash provided by continuing operations related to expense incurred in connection with our cash payment to minority shareholders in connection with our reorganization. Net cash provided by continuing operations of $166.1 million in 2003 was generated primarily by $58.1 million of income from continuing operations, adjusted to exclude non-cash items of $103.1 million. The most significant non-cash items in 2003 were depreciation and amortization expense of $81.6 million and non-cash interest expense related items of $17.4 million, which includes amortization of debt issuance costs, unrealized gain on hedging arrangements, and non-cash interest expense on our senior subordinated debt.

      Net cash provided by continuing operations of $150.4 million in 2002, was generated primarily by $19.8 million of income from continuing operations, adjusted to exclude non-cash items of $124.8 million. The most significant non-cash items were depreciation and amortization expense of $73.3 million, non-cash interest expense related items of $42.2 million, and $11.4 million of bad debt expense. Cash flows from continuing operations were also favorably impacted by working capital improvements of $3.3 million.

      Investing Activities. Cash provided by investing activities was $7.4 million for the first quarter of 2005 compared to cash used in investing activities of $16.7 million during the same period in 2004. Cash used in investing activities was $34.9 million in 2004, $66.3 million in 2003, and $216.8 million in 2002. Our investing activities consist primarily of capital expenditures for property, plant and equipment. We fund capital expenditures to deploy new network services, modernize our property, plant and equipment, position our network infrastructure for future growth, and to meet regulatory obligations.

      Capital expenditures for the years ended 2002, 2003, 2004 and for the three months ended March 31, 2005 were $89.5 million, $69.9 million, $65.5 million and $17.4 million, respectively. Since the beginning of 2001, we have invested approximately $350.2 million to replace and upgrade many facets of our infrastructure, including:

•	modernizing our networks with the latest technology to allow us to offer new and innovative products;

•	replacing outside plant in areas that generated abnormally high maintenance costs;

•	implementing operational support systems to enhance our productivity in the areas of customer service and network monitoring;

•	upgrading our fleet with newer and more reliable vehicles; and

•	implementing financial systems.

      The initiatives outlined above have been completed, and we believe they have provided us with an infrastructure that can support our current growth prospects and be maintained with less capital spending than in the past. Therefore, we anticipate that capital spending for 2005 will decline to approximately $58.8 million.

      Investing activities during 2004 and for the first three months of 2005 include proceeds from the redemption of our RTFC capital certificate of $31.1 million and $24.4 million, respectively, that occurred in connection with our debt recapitalization and amendment of our new credit facility. Investing activities during 2002 include cash paid of $128.1 million to acquire all the outstanding common stock, preferred stock and common stock equivalents of KCC. Cash used in investing activities was partially offset by distributions of $1.9 million in 2004, $3.5 million in 2003, and $1.9 million in 2002, received from our equity investment in two wireless partnerships. Future cash distributions from these equity investments are uncertain.

      Financing Activities. Cash used by financing activities was $25.8 million and $31.0 million for the first three months of 2005 and 2004, respectively, $93.2 million in 2004 and $99.5 million in 2003, compared to cash provided by financing activities of $71.0 million in 2002. These changes are principally due to the net incremental borrowings of long-term debt of $400.2 million, $33.8 million, $135.8 million and $39.2 million in the three months ended March 31, 2005 and 2004, and the years ended December 31, 2004 and 2002, respectively, and net incremental payments of $100.0 million in 2003. Cash used by financing activities in the three months ended March 31, 2005 also includes $412.7 million of net proceeds from the issuance of common stock in connection with our initial public offering and payment of prepayment fees and transaction costs of $19.4 million and $16.2 million, respectively. Cash used by financing activities in 2004 also includes our $18.6 million purchase of ownership interests from certain individual investors, redemption of certain redeemable preferred, common and minority interests totaling $159.4 million and payment of prepayment fees and transaction costs of $11.4 million and $31.3 million, respectively. Cash provided by financing activities in 2002 includes the proceeds from partner capital contribution of $46.1 million, which together with the additional borrowings of $82.0 million, was used primarily to acquire all the outstanding common stock, preferred stock and common stock equivalents of KCC.

      Historically, we have managed our cash on hand through the use of revolving credit facilities to maximize the amount of debt repayment.

Outstanding Debt and Existing Financing Arrangements

      As of March 31, 2005 we had various financing arrangements outstanding with a total borrowing capacity of $1.3 billion. Of this total borrowing capacity, $100.0 million was available under a revolving credit facility and $1.2 billion was outstanding as debt.

Repayment of Senior Subordinated Notes

      In November 2004, we repaid in full $314.3 million aggregate principal amount of 10% Senior Subordinated Notes due 2010 that had been issued by Valor Telecommunications Southwest, LLC. Until our pro forma fixed charge coverage ratio equaled or exceeded 1.00 to 1.00, our 10% Senior Subordinated Notes did not pay cash interest, but accrued interest at 12.0% per annum that was converted into additional note principal. During the years ended December 31, 2002 and 2003, we converted $32.6 million and $17.8 million, respectively, of interest into additional note principal. During 2003, we reached the pro forma fixed charged coverage ratio of 1.00 to 1.00 and began making cash interest payments on our 10% Senior Subordinated Notes in December 2003.

Debt Recapitalization

      On November 10, 2004, we entered into a new $1.3 billion senior secured credit facility, which we refer to as our “existing credit facility,” consisting of a $100.0 million senior secured revolving facility and a $1.2 billion senior secured term loan. At the same time, we entered into a $265.0 million senior secured second lien loan and a $135.0 million senior subordinated loan. We used the proceeds of the existing credit facility, the second lien loan and the subordinated loan to (i) repay all amounts owed under our previous senior credit facilities; (ii) redeem $325.5 million of 10% senior subordinated notes due 2010 held primarily by our equity sponsors, including interest accrued thereon; (iii) redeem $134.1 million of preferred interests and $16.5 million of Class C interests held by our existing equity investors, including our equity sponsors, in our subsidiary Valor Telecommunications, LLC, or VTC, (iv) redeem $8.8 million of preferred minority interests our equity investors held in Valor Telecommunications Southwest, LLC, or VTS, a subsidiary of VTC, and (v) pay $30.7 million in associated transaction costs.

Amended Credit Facility and Issuance of Senior Notes

      In connection with our initial public offering, we issued 7 3/4% senior notes due in 2015 for net proceeds of $390.0 million. The proceeds from the issuance of the senior notes were used to repay existing indebtedness.

      Also, in connection with the initial public offering we amended our existing credit facility. The amended senior credit facility resulted in the reduction of the commitment amount of Tranche B Term Loan to $750.0 million, Tranche C Term Loan to $50.0 million and Tranche D Term Loan to $5.6 million. The reduction of the amended credit facility was primarily funded from the net proceeds of the initial public offering. Under the amended credit facility, the entire principal balances on Tranches B, C and D are due at maturity, February 2012.

      Interest on Tranche B bears interest based on LIBOR plus 2% and is payable no less than monthly. Interest on the Tranches C and D is fixed at 6.38% and is due quarterly. We entered into an agreement to reduce the risk of interest rate volatility of our indebtedness in March 2005.

      Covenants. Our amended credit facility contains negative covenants that, among other things, limit or restrict our ability (as well as those of our subsidiaries) to: create liens and encumbrances; make investments, incur debt, enter into loans, merge, dissolve, liquidate or consolidate our business; make acquisitions, make dispositions or transfers; declare dividends or distributions; amend material documents; change the nature of our business; or make certain restricted payments (other than certain permitted restricted payments); engage in certain transactions with affiliates; enter into sale/leaseback or off-balance sheet transactions; become general or limited partners or joint venturers with any party other than with certain of our subsidiaries and make changes to our fiscal year.

      In addition, the financial covenants under our new credit facility require us to maintain certain financial ratios. Our ratio of Adjusted EBITDA to net interest expense for any measurement period of four fiscal quarters ending during any such period set forth below must be above the ratio set forth for such period:

Period	Ratio

Closing of new credit facility, to end of fiscal quarter ending March 31, 2006; and	2.50 to 1.0
Thereafter	2.75 to 1.0

      We may not permit our ratio of total debt (defined as total debt minus the sum of debt incurred to maintain our investment in RTFC subordinated capital certificates, and minus, to the extent no amounts are outstanding on the new revolver, cash and cash equivalents) to Adjusted EBITDA on any date of determination to exceed 5.25 to 1.0

      Adjusted EBITDA is defined in our new credit facility as: (1) consolidated adjusted net income, as defined therein; plus (2) the following items, to the extent deducted from consolidated adjusted net income: (a) interest expense; (b) provision for income taxes; (c) depreciation and amortization; (d) nonrecurring expenses related to the initial public offering, issuance of senior notes, our recent recapitalization and the other transactions; (e) other nonrecurring or unusual costs or losses incurred after the debt recapitalization date, to the extent not exceeding $10.0 million; (f) unrealized losses on financial derivatives recognized in accordance with SFAS No. 133; (g) losses on sales of assets other than in the ordinary course of business; and (h) all other non-cash charges that represent an accrual for which no cash is expected to be paid in a future period; minus (3) the following items, to the extent any of them increases consolidated adjusted net income; (v) income tax credits; (w) interest and dividend income (other than in respect of RTFC patronage distribution); (x) gains on asset disposals not in the ordinary course; (y) unrealized gains on financial derivatives recognized in accordance with SFAS No. 133; and (z) all other non-cash income.

Recent Accounting Pronouncements

      In January 2004, FASB Staff Position (FSP) No. 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” was issued. FSP No. 106-1 permits the deferral of recognizing the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) in the accounting for post-retirement health care plan under SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” and in providing disclosures related to the plan required by SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits.” In May 2004, FSP 106-2, “Accounting and Disclosure Requirement Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” was issued. FSP 106-2 provides guidance that measures the accumulated post-retirement benefit obligation (“APBO”) and net periodic postretirement benefit cost on or after the date of enactment shall reflect the effects of the Act. FSP 106-2 is effective for the first interim or annual period beginning after June 15, 2004. Upon the effective date FSP 106-2 will supersede FSP 106-1. The deferral of the accounting for the Act will continue until FSP 106-2 is effective. We have elected the deferral provided by FSP 106-1 and are evaluating the magnitude of the potential favorable impact on our results of operations and financial position. The APBO or net periodic postretirement benefit costs do not reflect any amount associated with the subsidy because we have not concluded whether the benefits provided by the plan are actuarially equivalent to Medicare Part D under the Act. See Note 11 to our financial statements included elsewhere in this prospectus for further discussion of postretirement benefits.

      In December 2004, the FASB issued a revision to SFAS No. 123, “Accounting for Stock-Based Compensation.” This revision will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This revised Statement is effective as of the beginning of the first annual reporting period that begins after June 15, 2005. This revised Statement will apply to all awards granted after the required effective date and to awards modified, repurchased or canceled after that date. As of the required effective date, we will apply this revised Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS No. 123 for either recognition or pro forma disclosures. For periods before the required effective date, we may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted by SFAS No. 123.

      In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143”, which clarifies the term conditional asset retirement obligation as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” The term conditional asset retirement obligation refers to an obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. An obligation exists when a law, regulation or contract requires an entity to perform an asset retirement activity. The interpretation requires an entity to recognize a liability — generally upon acquisition, construction or development — for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. In circumstances where sufficient information is not available, the liability should be recognized in the period in which sufficient information becomes available to estimate its fair value. The interpretation is effective no later than the end of fiscal years ending after December 15, 2005. Management is currently evaluating the effect that adoption of this interpretation will have on the company’s financial position and results of operations.

Contractual and Other Obligations

      In addition to the above financing arrangements, we have commitments under certain contractual arrangements to make future payments for goods and services. These commitments secure the future rights to various assets and services to be used in the normal course of operations. For example, we are contractually committed to make certain minimum lease payments for the use of property under operating lease agreements. In accordance with current accounting rules, the future rights and obligations pertaining to such firm commitments are not reflected as assets or liabilities on the consolidated balance sheets. The following table summarizes our contractual and other obligations at December 31, 2004, and the effect such obligations are expected to have on liquidity and cash flow in future periods:

Payments Due by Period(1)

	2005	2006-2007	2008-2009	Thereafter	Total

	(Dollars in thousands)
Contractual obligations(2)	$55,565	$50,166	$15,779	$84	$121,594
Long-term debt obligations(3)	81,041	161,766	161,589	1,466,377	1,870,773
Capital lease obligations(4)	1,736	1,758	327	—	3,821
Operating lease obligations(5)	2,161	3,662	3,148	991	9,962

Total contractual cash obligations	$140,503	$217,352	$180,843	$1,467,452	$2,006,150

(1)	The table above does not include an estimate for income taxes, obligations to preferred equity holders, cash contributions to our pension plan and cash contributions to our post-retirement medical plan which we are required to make but not required to include above. We expect to make $12.0 million in cash contributions in 2005 related to our pension plan and post-retirement benefit plan.

(2)	Our contractual obligations represent our required capital investment in New Mexico, officers’ salaries under employment agreements, $3.6 million of initial public offering bonuses under employment agreements, capital expenditure commitments and payments to third party service providers.

(3)	The long-term debt obligations represent our cash debt service obligations, including both principal and interest. In connection with the initial public offering and issuance of senior notes in February 2005, we amended our existing senior credit facility and repaid certain existing indebtedness. Accordingly, the contractual obligations table reflects the amended credit facility and the long-term debt obligations after the effects of the initial public offering and the issuance of the senior notes.

In determining the interest portion on our variable interest rate debt, we used the weighted average interest rate as of the end of the applicable period.

(4)	The capital lease obligations represent our future rental payments for vehicles leased under five year terms.

(5)	Operating lease obligations represent the future minimum rental payments required under the operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2004

      There have been no material changes outside of the ordinary course of business to our contractual and other obligations since December 31, 2004, except as already reflected in the tables.

Off-Balance Sheet Arrangements

      Except as noted in the table above under “Contractual and Other Obligations”, we have no material off-balance sheet obligations.

Inflation

      Historically, we have mitigated the effects of increased costs by recovering certain costs applicable to our regulated telephone operations through the ratemaking process over time. Possible future regulatory changes may alter our ability to recover increased costs in our regulated operations. As inflation raises the operating expenses in our non-regulated lines of business, we will attempt to recover rising costs by raising prices for our services.

Quantitative and Qualitative Disclosures About Market Risk

      We are exposed to market risk from changes in interest rates on our long-term debt obligations. We estimate our market risk using sensitivity analysis. Market risk is defined as the potential change in the fair value of a fixed-rate debt obligation due to a hypothetical adverse change in interest rates and the potential change in interest expense on variable rate long-term debt obligations due to changes in market interest rates. Fair value on long-term debt obligations is determined based on a discounted cash flow analysis, using the rates and maturities of these obligations compared to terms and rates currently available in the long-term markets. The potential change in interest expense is determined by calculating the effect of the hypothetical rate increase on our variable rate debt for the year and does not assume changes in our financial structure.

      The results of the sensitivity analysis used to estimate market risk are presented below, although the actual results may differ from these estimates.

      At December 31, 2003, the fair value of our fixed rate long-term debt was estimated to be $700.1 million based on the overall weighted average rate of our fixed rate long-term debt of 7.7% and an overall weighted maturity of 5.8 years, compared to terms and rates currently available in long-term financing markets. Market risk is estimated as the potential loss in fair value of our long-term debt resulting from a hypothetical increase of 10% in interest rates. Such an increase in interest rates would result in a decrease of approximately $18.3 million in the fair value of our long-term debt. At December 31, 2003, we had approximately $564.7 million of variable rate debt. If market interest rates increase 100 basis points in 2004 over the rates in effect at December 31, 2003, interest expense would increase $4.9 million.

      At December 31, 2004, we had total debt of $1.6 billion consisting of both fixed and variable debt with weighted average interest rates ranging from 5.4% to 12.9%. Substantially all of our debt balance matures 2011 through 2012. As a result of the debt recapitalization that occurred November 10, 2004, the fair value of our debt approximates carrying value. In February 2005, we completed our initial public offering and issuance of 7 3/4% senior notes for combined net proceeds of approximately $801.5 million. We used the proceeds from the initial public offering and the issuance of senior notes to repay indebtedness that was outstanding at December 31, 2004 and related transaction costs. At December 31, 2004, assuming the effects of the initial public offering and issuance of senior notes, we had approximately $750 million of variable debt. If market interest rates increase 100 basis points in 2005 over the rates in effect at December 31, 2004, interest expense would increase $7.5 million.

      At March 31, 2005, we had total debt of $1.2 billion consisting of both fixed and variable debt with weighted average interest rates ranging from 4.9% to 7.8%. Approximately $800.0 million of our debt matures in 2012 and $400.0 million matures in 2015. In February 2005, we completed our initial public offering and issuance of 7 3/4% senior notes for combined net proceeds of approximately $801.5 million. We used the proceeds from the initial public offering and the issuance of senior notes to repay certain indebtedness that was outstanding at December 31, 2004 and related transaction costs. As a result of the amendment of our credit facility, our initial public offering and issuance of senior notes that occurred in February 2005, the fair value of our debt approximates carrying value. At March 31, 2005, we had approximately $745.0 million of variable rate debt. If market interest rates increase 100 basis points within the next year over the rates in effect at March 31, 2005, interest expense would increase $7.5 million. We are charged interest on our variable rate debt, as defined in the Senior Credit Agreement, based on LIBOR plus 2% or an applicable base rate plus 1%. As of March 31, 2005, we have an interest rate cap of 5% on our three-month floating rate LIBOR option related to a principal balance of $450.0 million. The three-month LIBOR rate for the quarter ended March 31, 2005 ranged from 2.6% to 3.1%.

      To manage our interest rate risk exposure and fulfill a requirement of our credit facility, we entered into two agreements with investment grade financial institutions in 2000, an interest rate swap and an interest rate collar. Each of these agreements covered a notional amount of $100.0 million and effectively converted this portion of our variable rate debt to fixed rate debt. Our interest rate swap and collar agreements did not qualify for hedge accounting under SFAS No. 133; therefore, they were carried at fair market value and are included in “Deferred credits and other liabilities” on the Consolidated Balance Sheets. The interest rate swap and interest rate collar agreements expired in November 2004.

      As a result of the amendment to our credit facility in February 2005, we are required to reduce the risk of interest rate volatility with respect to at least 50% of our indebtedness. To manage our interest rate risk exposure and fulfill our requirement under our credit facility, we entered into seven agreements, three interest rate caps and four interest rate swaps, with investment grade financial institutions in March 2005 (collectively, the “Agreements”). In connection with entering the interest rate cap agreements, we paid $0.9 million.

      The following represents a summary of the Agreements as of March 31 (dollars in thousands):

					2005
	Effective	Maturity	Notional	Cap Rate	Fair Value
Instrument	Date	Date	Amount	or Pay Rate	Asset

Interest rate cap	03/31/05	03/31/06	$450,000	5.0%	$42
	03/31/06	03/30/07	50,000	5.0	112
	03/31/06	03/31/08	100,000	5.0	660
Interest rate swap	03/31/06	03/31/08	75,000	4.5	110
	03/31/06	03/31/08	75,000	4.6	95
	03/31/06	03/31/10	100,000	4.7	85
	03/30/07	03/31/08	30,000	4.7	10

      Our interest rate caps are not treated as hedges as prescribed by the accounting literature; therefore, the fair value of the instruments is recorded each reporting period in “Other assets” on the Consolidated Balance Sheets with the change in fair value recorded in Consolidated Statements of Operations in “Loss on interest rate hedging arrangements.” The interest rate swaps effectively convert our variable rate debt to fixed rate debt. Our interest rate swap agreements qualify for hedge accounting under SFAS No. 133; therefore, they are carried at fair market value and are included in “Other assets” on the Consolidated Balance Sheets with changes in fair value recorded as “Other comprehensive income” in the accompanying Consolidated Statements of Operations. We do not hold or issue derivative financial instruments for trading or speculative purposes.

BUSINESS

Overview

      We are one of the largest providers of telecommunications services in rural communities in the southwestern United States and, based on the number of telephone lines we have in service, the seventh largest independent local telephone company in the country. We operate approximately 537,000 telephone access lines in primarily rural areas of Texas, Oklahoma, New Mexico and Arkansas. The geographic concentration of our assets has enabled us to create operational efficiencies. We believe that in many of our markets we are the only service provider that offers customers an integrated package of local and long distance voice, high-speed data and Internet access, and enhanced services such as voicemail, call waiting, caller identification and call forwarding.

      We offer a wide range of telecommunications services to residential, business and government customers. Our services include: local exchange telephone services, which covers basic dial-tone service as well as enhanced services, such as caller identification, voicemail and call waiting; long distance services; and data services, such as providing digital subscriber lines. We also provide access services that enable inter-exchange carriers to complete interstate and intrastate long distance calls. In addition to the services we provide, we received 23.7% of our 2004 revenues from Universal Service Fund, or USF, payments from the State of Texas and the federal government to support the high cost of providing local telephone service in rural areas.

      We formed our company in 2000 in connection with the acquisition of select telephone assets from GTE Southwest Corporation, which is now part of Verizon. In January 2002, we acquired the local telephone company serving Kerrville, Texas from BA Capital Company and individual shareholders. The rural telephone businesses that we own have been operating in the markets we serve for over 75 years.

      We operate our business through telephone company subsidiaries that qualify as rural local exchange carriers under the Telecommunications Act of 1996. Like many rural telephone companies, our business is characterized by stable operating results, revenue and cash flow and a relatively favorable regulatory environment. In addition, we are entitled to exemptions from certain interconnection regulatory requirements. We have historically experienced less competition than regional Bell operating companies because of the low customer density and high residential component of our customer base. In Texas, where our largest customer base is located, we serve an average of 9.75 access lines per square mile, which is approximately half the national average of access lines per square mile served by other rural telephone companies. Since a majority of our customer base is located in areas that are less densely populated than areas served by other rural telephone companies, we believe that we are more insulated from competitive pressures than many other local telecommunications providers.

      Our company culture values and promotes diversity among our employees and in our supplier base. We have made a strong commitment to ensuring inclusion of minority-owned, women-owned, veteran-owned and disabled-owned enterprises in our contracts as an intelligent business strategy in view of the markets we serve. We believe that this commitment to diversity has created value for our company by increasing customer loyalty, enhancing recruitment and promotion of highly qualified employees, and helping to grow our revenue base.

Our Strengths

      We believe that our key strengths will enable us to continue to experience stable and growing streams of revenue and cash flows. Our principal strengths include:

      Ability to Generate Consistent Cash Flows. We generated strong operating cash flow in each year since our inception by growing revenues and reducing expenses. Our net cash provided from operating activities was $150.4 million in 2002, $166.1 million in 2003, $143.7 million in 2004, and $40.5 million in the three months ended March 31, 2005. Historically, we have been able to increase our cash flow by using excess cash to repay outstanding indebtedness and reduce our interest expense. Furthermore, rural telephone companies in general have been able to attain predictable and stable cash flow from operations due to a steady demand for telecommunications services in rural areas and public policies that support universal, affordable local telephone service.

      Leading Market Position. In the markets we serve, we are the leading provider of telecommunications services. We generally face less competition from wireless providers, cable television operators and other local exchange carriers than other industry participants because competitive entry into our markets is less attractive due to the generally lower population density and primarily residential customer base. In addition, access line loss has generally been less for rural telephone companies than other industry participants due to several reasons, including fewer competitive alternatives and incomplete wireless coverage. With a lower rate of line loss, we are not required to expend as much to replace customers as some other industry participants. Furthermore, our customer base is located in areas that are generally less densely populated than areas served by other rural telephone companies, which helps insulate us from competitive pressures. These factors allow us to focus on offering additional services and provide opportunities to increase revenue per customer. We reinforce our market position by providing reliable customer service, offering a full range of voice and data services and maintaining a strong local presence in the communities we serve.

      Scalable, State-of-the-Art Network Infrastructure. We invested more than $385 million since our inception in 2000 to improve and expand our network infrastructure. These initiatives have enabled us to provide additional services to our customers and improve the overall quality of our network, as demonstrated by reductions in trouble reports and service outages and our surpassing substantially all applicable statewide regulatory service quality measures in 2004. In all our markets we have implemented a technologically advanced switching network that has the capacity to accommodate future technologies. While our competitors do offer some voice and data services in some of our markets, many providers of potentially competing platforms in our markets operate on older analog equipment and are less able to provide a reliable, high grade of voice and data services to our customers. The rural nature of our markets creates substantial costs to transport voice and Internet connectivity to central network connection points. By implementing our state-of-the-art networks, we have been able to minimize these costs and service our markets in a cost effective manner. We believe that our prior capital investment in our network, combined with our focus on the quality of our service, leaves us well positioned for future cash flow growth.

      Wide Array of Integrated Services. We believe that we are the only telecommunications service provider in many of the markets we serve that has the ability to provide an integrated package of local, long distance, high-speed data and Internet access as well as a variety of enhanced services such as voicemail and caller identification. By offering a bundled package of services we have improved our long distance and enhanced services penetration, resulting in increased revenue and higher margins.

      Experienced and proven management team. We have a highly experienced senior management team that has an average of over 20 years of experience in the local telecommunications industry. Our senior executives have a solid track record of managing the expansion of public telecommunications companies through both internal growth and integration of acquisitions. Our operating results demonstrate that our management team can successfully generate revenue and decrease costs while integrating and consolidating an expanding business in an evolving, regulated and increasingly competitive industry. Our management team has instilled a corporate culture that focuses on revenue opportunities, reducing costs and providing quality service. We reinforce this culture and these objectives through specifically targeted incentive bonus and employee recognition programs that motivate our employees to seek opportunities to expand our customer base, augment subscriptions for services and reduce costs. In addition, we measure performance at all levels for the purposes of these incentive programs by employing a wide range of performance tracking metrics. After completion of our reorganization, members of our management team hold a significant investment in our common stock.

Business Strategy

      Our business strategy is to be the leading provider of telecommunications services to the rural communities that we serve. We strive to grow our revenues, control our expenses and deploy our capital in a manner that maximizes our earnings and free cash flow. In order to achieve this goal, we have formulated the following strategy:

      Increase Penetration of Higher Margin Services. We intend to capitalize on our ability to offer higher margin enhanced calling and data services as a bundled package. We have been aggressively marketing enhanced services to our customers, and we have witnessed an increasing demand for data services. Our average revenues per access line per month increased from $64.11 for the year ended December 31, 2001 to $77.92 for the three months ended March 31, 2005. The wide array of enhanced services such as voicemail and caller identification, generally produce higher margins than basic telephone service. We also offer dial-up Internet access and DSL broadband services, as well as satellite television services through a resale arrangement with a satellite operator. In addition, we recently upgraded our systems to enable us to send our customers one integrated bill that includes both the charges for our services and the charges of their satellite television provider. We believe there is significant opportunity to continue to increase our revenue per customer by cross-selling data services and enhanced services as a bundled package.

      Provide Superior Service and Customer Care. We seek to build long-term customer relationships by offering a wide range of telecommunications services and consistent customer support. We believe that our service-driven customer relationship strategy leads to high levels of customer satisfaction and will lead to an increase in demand for enhanced and ancillary services. We currently provide personalized customer care through three call centers that support our business and residential customers. These call centers are located in the rural areas we serve and are staffed with customer representatives with knowledge of our local markets. We recently installed an interactive voice response system that has automated many of our customer service functions and expanded our customers’ ability to interact with our company 24 hours a day, 365 days a year. Customers can now receive answers to many frequently asked questions without having to speak with a customer care representative. In addition, in 2004 we surpassed substantially all applicable statewide service quality standards imposed by the regulators in all of the states in which we operate. In each year since 2001, we have experienced a substantial year-over-year improvement in our service quality.

      Improve Operating Efficiency and Profitability. We strive for greater efficiencies and improved profit margins by consolidating corporate functions, negotiating favorable terms with our suppliers and contractors and focusing capital expenditures on projects that exceed our internal rate of return thresholds. Our investment in customer service and focus on implementing a high level of customer support has substantially reduced the number of customer service calls that we receive since 2001, with a resulting reduction in related cash operating costs. These initiatives have led to increases in our profitability. In addition, our capital investments have provided us with a state-of-the-art scalable network that has resulted in a significantly decreased number of service outages and significantly reduced the number of overtime calls that our service technicians had to make since 2001.

      Pursue Selective Strategic Acquisitions. We believe that a key to the long-term growth of our business will be the successful acquisition of telecommunications assets to increase the size of our business and capitalize on the state-of-the-art network that we have built. We believe that our network infrastructure and labor force can support significant growth through strategic acquisitions. Selective acquisitions can drive growth by increasing revenue and improving profit margins through cost synergies and by expanding service offerings. Our management team has a solid track record of evaluating, purchasing and successfully integrating rural telephone company assets. We seek to acquire companies that could generate significant internal rates of return on investment and will be accretive to cash flows, as well as increase penetration, broaden our target areas and add to our offering of services.

Industry Overview

      The U.S. local telephone industry is composed of a few large, well-known companies, including the regional Bell operating companies and numerous small and mid-sized independent telephone companies. Rural telephone companies are independent telephone companies that typically operate in sparsely populated rural areas where competition has been limited due to the generally unfavorable economics of constructing and operating such competitive systems. To ensure that affordable universal telephone service is available in these remote areas, rural telephone companies may receive various support mechanisms provided by both state and federal government regulation.

      Federal and state regulations promoting the widespread availability of telephone service have allowed rural telephone companies to invest in their networks while keeping prices affordable for customers. This policy commitment was reaffirmed and expanded by the universal service provisions of the federal Telecommunications Act of 1996. In light of the high cost per access line of installing lines and switches and providing telephone service in sparsely populated areas, a system of cost recovery mechanisms has been established to, among other things, keep customer telephone charges at a reasonable level and yet allow owners of such telephone companies to earn a fair return on their investment. These cost recovery mechanisms, which are less available to larger telephone companies, have resulted in robust telecommunications networks in many rural areas.

      The passage of the Telecommunications Act of 1996 substantially changed the regulatory structure applicable to the telecommunications industry, with a stated goal of stimulating competition for telecommunications services, including local telephone service, long distance service and enhanced services. In recent years, the telecommunications industry has undergone significant structural change. Many of the largest service providers have achieved growth through acquisitions and mergers while an increasing number of competitive providers have restructured or entered bankruptcy to obtain protection from their creditors. Since 2001, capital in the form of public financing was generally difficult to obtain for new entrants and competitive providers. Capital constraints have caused a number of competitive providers to change their business plans, resulting in consolidation. Despite these changes, the demand for all types of telecommunications services, particularly data services, has not diminished, and companies increasingly bundle services and provide integrated offerings for end-user customers.

      The most common measure of the relative size of a local telephone company is the number of access lines it operates. An “access line” is the telephone line connecting a person’s home or business to the public switched telephone network. A local telephone company can acquire access lines either through normal growth or through a transaction with another local telephone company. The net increase or decrease in access lines incurred by a local telephone company on an annual basis is a relevant measure because the access line is the foundation for a large majority of local telephone company revenues and it is also an indicator of customer growth or contraction. A local telephone company experiences normal growth when it sells additional access lines in a particular market due to increased demand for telephone service by current customers or from new customers, such as from the construction of new residential or commercial buildings. Growth in access lines through transactions with other local telephone companies occurs less frequently. Typically, one local telephone company purchases access lines from another local telephone company. Such purchases usually provide the acquiring local telephone company the opportunity to expand the geographic areas it serves, rather than increasing its access lines totals in markets that it already serves. Local telephone companies often distinguish between primary lines and additional lines. A primary line is the main telephone number for a household or business. Historically, additional lines were used to provide separate telephone numbers for other family members or employees, for dial-up Internet access or for facsimile machines. Local telephone companies may experience a reduction in additional lines as customers substitute wireless phones or broadband services such as DSL for their additional lines.

Our Services

      We offer a wide range of high quality telecommunications and related services to residential, business and government customers and transport services to end users and other data and voice carriers. We locally manage our service offerings to serve the needs of each community effectively and efficiently. We are committed to a high standard of service and have dedicated sales and customer service representatives with local market knowledge positioned in each of the states in which we operate. Based on our understanding of our local customers’ needs, we offer bundled services that are designed to simplify the customer’s selection and use of our services. Offering bundled services allows us to capitalize on our network infrastructure by offering a full suite of integrated communications services in voice, high-speed data, fiber transport, Internet access and long distance services, as well as enhanced services, such as voicemail and caller identification, all on one bill.

      We also generate revenue through the provision of network access to interexchange carriers for origination and termination of interstate and intrastate long distance phone calls, the receipt of government-sponsored Universal Service Fund support, and from the sale of other services, such as customer premises equipment and directory advertising.

      The following chart summarizes each component of our revenue sources (percentages are based on revenues for the three months ended March 31, 2005):

	Percent of
Revenue Source	Revenue	Description

Local Services	30.7%	We derive revenue from providing local exchange telephone services to both residential and business customers, including monthly recurring charges from basic services such as local dial tone and enhanced services such as caller identification, voicemail and call waiting.
Data Services	5.9%	We receive revenues from monthly recurring charges for services, including DSL, special access, private lines, Internet and other data related services.
Long Distance Services	8.2%	We receive revenues for intrastate and interstate long distance services provided to our retail users by reselling the services of wholesale long distance carriers.
Access Services	24.0%	We receive network access charges from inter-exchange carriers in connection with the completion of interstate and intrastate long-distance calls and for special access services, including dedicated circuits purchased by long distance telephone companies.
Universal Service Fund:		We receive Universal Service Fund, or USF, payments from
Texas	19.9%	the State of Texas and from the federal government to support
Federal	3.3%	the high cost of providing local telephone service in rural locations. The funds are allocated and distributed to us from pools of funds generated by surcharges on telecommunications services.
Other Services	8.0%	We generate revenues from selling telecommunications equipment, selling advertisements in directories and for billing and collecting long distance fees for other carriers, and other miscellaneous services.

      You should refer to the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

      Local Calling Services. Local calling services include basic local lines, private lines and switched data services as well as enhanced services such as voicemail and caller identification. We provide local calling services to residential, business and government customers, generally for a fixed monthly charge. In the markets we serve, the amount that we can charge a customer for local service is determined by the appropriate state regulatory authorities pursuant to the laws and regulations of the particular state. We also generate revenue from non-recurring services, such as service activation and reconnection of service.

      Data Services. As of March 31, 2005 we provided Internet access services to approximately 15,870 dial-up Internet subscribers. Our dial-up Internet service provides customers, primarily residential customers, with a local dial-up number they can use to establish a connection to the Internet over their existing phone lines for a flat, monthly fee. As of March 31, 2005 we also provided high speed Internet access with our DSL products to 31,208 customers for a monthly fee. Currently, our network is capable of providing DSL service to 64% of our customers. Our Internet access services also enable customers to establish an email account and to send and receive email.

      Long Distance Services. We generate revenue from the provision of long distance calling services either based on usage or pursuant to flat-rate calling plans. These services include traditional switched and dedicated long distance, toll free calling, international, calling card and operator services.

      Access Services. Long distance carriers pay us network access charges when our local customers make or receive long distance telephone calls. Since toll calls are generally billed to the customer originating the call, a mechanism is required to compensate each rural telephone company, regional Bell operating company or long distance carrier providing services relating to the call. Services include switched access, charges that depend on call volume, and special access, involving dedicated circuits for which long distance telephone companies pay a flat fee. We bill access charges to long distance companies and other customers for the use of our facilities to access the customer, as described below. In addition, end users are charged a monthly flat-rate fee assessed on access lines.

Intrastate Access. We generate intrastate access revenue when an intrastate long distance call involving a long distance carrier is originated by or terminated with a customer in our exchange to or from a customer in another exchange in the same state. The long distance carrier pays us an intrastate access payment for either terminating or originating the call. We record the details of the call through our carrier access billing system and receive the access payment from the long distance carrier. When one of our customers originates the call, we typically provide billing and collection for the long distance carrier through a billing and collection agreement. The access charge for our intrastate service is regulated and approved by the state regulatory authority.

Interstate Access. We generate interstate access revenue when an interstate long distance call is originated by or terminated with a customer in our exchange to or from a customer in another state. We bill interstate access charges in the same manner as we bill intrastate access charges, however, the interstate access charge is regulated and approved by the FCC instead of the state regulatory authority.

Universal Service Fund

Texas USF. The Texas USF supports eligible telecommunications providers that serve high cost markets. See further discussion of Texas USF within this Item under the caption “State Regulation.”

Federal USF Revenue. The federal USF supplements the amount of local service revenue that we receive to ensure that basic local service rates for customers in high cost rural areas are comparable to rates charged in lower cost urban and suburban areas. The federal USF, which is funded by monthly fees paid by long distance carriers and local telephone companies, distributes funds to us on a monthly basis based upon our embedded costs for providing local service. This mostly reflects the changes in the universal service support as a result of the CALLS plan that moved the implicit support from access charges and made it explicit.

      Other Services. Our other services consist primarily of the sale of customer premises equipment, directory advertising, wholesale services such as unbundled network elements, billing and collection fees, and other ancillary services.

Sales and Marketing

      Our marketing approach emphasizes customer-oriented sales, marketing and service with a local presence. We market our products primarily through our customer service representatives, direct sales representatives, local retail stores and outsourced telemarketing supported by direct mail, bill inserts, newspaper advertising, website promotions, public relations activities and sponsorship of community events. We have established relationships with local government officials and business leaders. In our largest operating areas, we maintain retail business offices that allow our customers the opportunity to pay their bills directly or meet personally with our customer service and sales representatives to purchase additional services or, in some locations, customer premises equipment. Our customer service and sales representatives are well trained and earn incentive compensation to promote sales of services that meet the unique needs of our customers.

      We, or our predecessors, have been serving our established markets for over 75 years. Our sales force makes direct calls to prospective and existing business customers and conducts analyses of business customers’ usage histories and service needs, and demonstrates how our service package may improve a customer’s communications capabilities and costs. Our network engineers work closely with our various sales groups to design service products and applications, such as high-speed data and wholesale transport services, for our customers. Our technicians survey customer premises to assess building entry, power and space requirements and coordinate delivery, installation and testing of equipment.

      To foster long-term relationships with our subscribers, we have undertaken many initiatives to provide superior customer service to our subscribers. We operate three call centers located in the rural areas that we serve with customer service representatives who are knowledgeable about the local market. In addition, we have automated many of our customer service functions so our customers can receive answers to many frequently asked questions regarding their telecommunications services 24 hours a day without speaking to a customer service representative.

Network Architecture and Technology

      Our network consists of central office hosts and remote sites with advanced digital switches, primarily manufactured by Nortel, Lucent and Siemens, generally operating with the most current software. The outside plant consists of transport and distribution delivery networks connecting our host central office with remote central offices and ultimately with our customers. As of December 31, 2004, we maintained over 47,000 route miles of copper plant. Our network also includes approximately 3,900 route miles of local and long-haul fiber optic cable predominantly based in the four state area we serve. We own fiber optic cable, which has been deployed throughout our current network and is the primary transport technology between our host and remote central offices and interconnection points with other incumbent carriers. We also lease fiber optic capacity from other major carriers.

      In our markets, DSL-enabled integrated access technology is being deployed to provide significant broadband capacity to our customers. We continue to remove any network impediments so we can offer DSL service to more customers, however, we only equip central offices with DSL enabling equipment to the extent a demonstrated customer demand exists. As of March 31, 2005, we had invested approximately $9.3 million to deploy DSL technology, reaching over 275,000 potential broadband customers. On September 1, 2004, we completed a project to deploy DSL in 55 wire centers throughout our service territory and we continue to expand our DSL penetration to additional wire centers on a regular basis.

      Rapid and significant changes in technology are expected in the communications industry. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes. We believe that our network architecture enables us to respond efficiently to these technological changes.

      We offer facilities-based services in each of our markets. Our fully integrated telecommunications network is comprised primarily of asynchronous transport mode, or ATM, core switches, capable of handling both voice and data, and time division modulation, or TDM, digital central office switches in our four regions of operation. We currently own or lease all of our network facilities and have not booked any revenues from swaps of indefeasible rights to use, or IRUs.

      Our network operations center located in Texarkana, Texas monitors all our networks, transport and ATM elements, digital switching systems and Internet services infrastructure devices 24 hours a day, seven days a week.

Information Technology and Support Systems

      We have a suite of operational support systems, or OSS, and customer care/billing systems designed to allow us to meet or exceed our customers’ expectations. Our OSS and billing systems include automated provisioning and service activation systems, mechanized line record and trouble reporting systems, inter-

company provisioning and trading partner electronic data exchange systems. The bulk of these OSS and billing services are provided through the use of systems contracted or leased from ALLTEL. We employ an Internet service provider provisioning system and helpdesk database software to assist new data customers and to communicate with them when necessary. Our approach to OSS and billing systems focuses on implementing best-of-class applications that allow consistent communication and coordination throughout our entire organization. Our objective is to improve profitability by reducing individual company costs through the sharing of best practices, centralization or standardization of functions and processes, and deployment of technologies and systems that provide for greater efficiencies and profitability.

Competition

      While the telecommunications industry as a whole is extremely competitive, competition has been comparatively limited for rural telephone companies because they have historically operated in markets with:

•	low population densities;

•	significant distance to competitive urban areas;

•	relatively low business customer base;

•	limited competitive commercially viable substitution alternatives;

•	reduced interconnection, resale or unbundled network element platform requirements; and

•	lower broadband deployment, which translates to lower VoIP opportunities.

      These factors render uneconomic most business plans for developing a facilities-based network to compete against a rural telephone company. Nonetheless, we have experienced moderate competition from rural telephone cooperatives, edging out from the territories where they are incumbent carriers, as well as from wireless providers and other intermodal competitors, including cable television operators. In Broken Arrow, Oklahoma, which is our largest market, cable television operator Cox Communications provides competing voice and broadband service. Cox has also indicated that it may enter several small markets we serve in West Texas, although at this time Cox has not initiated interconnection negotiations with us. In addition, future technological changes could negatively impact our competitive position. For example, as Voice over Internet Protocol, or VoIP, develops, some wholesale customers may be able to bypass network access charges.

Properties

      Our corporate headquarters are located in Irving, Texas. We lease over 60,000 square feet of office space for our headquarters in Irving pursuant to a lease that will expire in August 2010. In addition, we lease an aggregate of over 100,000 square feet with respect to three call centers in New Mexico and Texas pursuant to leases that expire at various times between June 2005 and April 2010. We own all of the other properties that are material to our business. Our other properties include maintenance facilities, rolling stock, central office and remote switching platforms and transport and distribution network facilities in the states in which we operate our business. Our administrative and maintenance facilities are generally located in or near the rural communities we serve and our central offices are often within the administrative building and outlying customer service centers. Auxiliary battery or other non-utility power sources are at each central office to provide uninterrupted service in the event of an electrical power failure. Mobile generators are located near our central offices in the event of a major power outage that continues for a long period of time. Transport and distribution network facilities include fiber optic backbone and copper wire distribution facilities, and some digital loop carriers which connect customers to remote switch locations or to the central office, to points of presence or interconnection with the incumbent long distance carrier. These facilities are located on land pursuant to permits, easements, rights of way or other agreements.

Employees

      As of March 31, 2005, our work force consisted of 1,256 full time employees and 65 part time employees. Approximately 858 of our employees are subject to collective bargaining agreements with the Communications Workers of America, or CWA. Most of our union employees work in our call centers and in technical positions related to the operation of our network and provision of service to our customers. One of the agreements, covering our non-Kerrville employees, expired February 28, 2005. On May 2, 2005, the CWA informed us that the union membership had ratified the three-year tentative collective bargaining agreement. The new agreement will cover the period from March 1, 2005 through February 28, 2008.

      On October 29, 2004, we announced a workforce reduction of 72 employees due to new operating efficiencies that resulted from our investment in customer service technologies and plant improvements. Notwithstanding this work force reduction, we believe that our relations with our employees remain good.

Legal Proceedings

      We are involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of our business. In the opinion of our management, the resolution of these matters will not have a material adverse effect on our financial condition, results of operations or cash flows.

REGULATION

      The following summary of the regulatory environment in which our business operates does not describe all present and proposed federal, state and local legislation and regulations affecting the telecommunications industry. Some legislation and regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals that could change the manner in which this industry operates. We cannot predict the outcome of any of these matters or their potential impact on our business. Regulation in the telecommunications industry is subject to rapid change, and any such change may have an adverse effect on us in the future.

Overview

      The telecommunications services we provide and from which we derive a large majority of our revenue are subject to federal, state and local regulation. We hold various authorizations for our service offerings. At the federal level, the FCC has jurisdiction over common carriers, such as us, to the extent that their facilities are used to originate, terminate or provide interstate and international telecommunications services. State regulators in Texas, Oklahoma, New Mexico and Arkansas (“State PUCs”) exercise jurisdiction over our facilities and services used to provide, originate or terminate intrastate communications. State and federal regulators share responsibility for implementing and enforcing the policies of the Telecommunications Act of 1996 intended to foster competition in local telecommunications services. Municipalities and other local government agencies regulate certain aspects of our business, such as our use of public rights-of-way, and by requiring that we obtain construction permits and comply with building codes.

      The following description discusses some of the major telecommunications-related regulations that affect us, but numerous other substantive areas of regulation not discussed here may also influence our business.

Federal Regulation

      We are subject to, and must comply with, the federal Communications Act of 1934, as amended (the “Communications Act”). The Telecommunications Act of 1996, which amended the Communications Act, changed and will continue to change the regulatory and competitive landscape in which we operate. The most important of these changes are removing most legal barriers to market entry into local telephone services; requiring that incumbent local exchange carriers interconnect with competitors and offer unbundled network elements; establishing procedures for the Regional Bell Operating Companies to provide long distance services within their home regions; and creating greater opportunities for competitive providers to compete with other incumbent local exchange carriers.

Access Charges

      The FCC regulates the prices that incumbent local exchange carriers charge for the use of their local networks in originating or terminating interstate and international transmissions. State PUCs regulate prices for access provided in connection with the origination and termination of intrastate transmissions. The prices that we and other incumbent local exchange carriers charge for use of local telephone networks to complete long distance calls are called “access charges.”

      We provide two types of access services, special access and switched access. The rates for special access, which is provided via dedicated circuits connecting long distance carriers to our network, are structured as flat-rate monthly charges. The rates for switched access are structured as per-minute traffic sensitive charges, which are paid by long distance carriers. In addition, we bill end-users a flat rate, monthly recurring subscriber line charge. These charges are also deemed to be a component of access charges under the FCC’s regulatory framework. A significant amount of our revenues comes from access charges derived from intrastate, interstate and international transmissions.

      Since July 1, 2000, most of our interstate access charges have been established in accordance with an order adopted in response to a proposal put forth by members of the Coalition for Affordable Local and Long Distance Service (“CALLS Order”). The CALLS Order reformed interstate access charge regulation for carriers subject to price caps. It implemented a system for reducing per-minute traffic sensitive rates for switched access services to specific target levels that the FCC believed more closely approximated the cost of providing those services. The CALLS Order also permitted us to recover a greater proportion of our local costs by increasing the subscriber line charge levied on end users. In June 2002, the FCC adopted an order that permitted all price cap regulated carriers, including us, to increase further the subscriber line charge. We are required annually to file tariffs for our interstate access charges with the FCC. By its terms the CALLS Order expires on June 30, 2005, but the FCC has indicated that the CALLS Order will remain in effect until the FCC adopts a subsequent plan.

      In April 2001, the FCC released a Notice of Proposed Rulemaking to determine whether to adopt a unified regime that would apply to all of these intercarrier compensation arrangements; such a regime could be a successor to the five-year transitional access charge system established by the CALLS Order. The FCC’s Notice sought comment on various possible reforms, including an alternative to the current “calling-party’s-network-pays” system known as “bill-and-keep.” Under “bill-and-keep” arrangements, each carrier would be required to recover the costs of terminating (and originating) calls from its end users. We are actively participating in discussions with other industry parties aimed at developing a consensus proposal on intercarrier compensation for this FCC proceeding and other FCC proceedings relating to the issue. In October 2004, we joined with eight other carriers, collectively known as the Intercarrier Compensation Forum (ICF), to file a specific reform proposal in that FCC proceeding. On March 3, 2005, the FCC issued a Notice of Proposed Rulemaking on intercarrier compensation. The FCC requested comment on the plans for intercarrier compensation reform advanced by various industry groups and state regulators. The outcome of the FCC’s proceedings is uncertain, but it could result in significant changes to the way in which we receive compensation from other carriers and our end users. At this time, we cannot estimate whether the FCC or Congress will reform the current system or, if so, whether and to what extent any changes will affect our access charge revenues and other reciprocal compensation receipts and payments.

      The FCC has also initiated a proceeding in January 2005 to examine the appropriate regulatory framework for special access services, and has solicited comment broadly on the manner in which price cap carriers can provide special access services. The FCC is considering reforms to modify or eliminate pricing flexibility policies, and additional reforms to the price cap rules affecting special access pricing. The outcome of the FCC’s proceedings is uncertain, but it could result in significant changes to the way in which we receive compensation from other carriers and our end users for special access services. At this time, we cannot estimate whether the FCC will reform the current special access rules or, if so, whether and to what extent any changes will affect our special access revenues or business.

Interconnection with Local Telephone Companies and Access to Other Facilities

      The Telecommunications Act of 1996 imposes several requirements on all local exchange carriers with additional requirements imposed on incumbent local exchange carriers. These requirements are intended to promote competition in the local exchange market by, in part, ensuring that a carrier seeking interconnection will have access to the interconnecting carrier’s network functionalities under reasonable rates, terms and conditions. As of December 31, 2004, we had 26 comprehensive (interconnection, unbundling and resale) agreements with 16 competitive local exchange carriers, 38 interconnection only agreements with 21 local carriers and 32 resale agreements with 22 resellers. Many of these competitors have agreements in more than one of our states, and not all of these competitors currently offer competitive local services in our markets.

      The Telecommunications Act of 1996 prescribes different regulatory requirements for local exchange carriers that meet the definition of a rural telephone company. We have been certified as a rural telephone company in each of the states in which we operate. A wireless carrier has challenged our certification at the FCC on two occasions, and these challenges have been pending since 2000 and 2003. We cannot predict the outcome of the challenges or whether the FCC will rule on the wireless carrier’s petition.

      As a rural telephone company we may rely on a statutory exemption from these additional interconnection requirements until we receive a bona fide request for interconnection and the applicable state regulator lifts the exemption. To lift the exemption, the state regulator must find that competitive entry would not impose an undue economic burden on us, is technically feasible and will not harm universal service.

      We have agreed not to exercise the rural exemption in Oklahoma, where we were classified as a non-rural carrier prior to July 1, 2003. In Texas and New Mexico, we agreed to continue providing interconnection to those competitive carriers that had interconnections agreements with GTE at the time we acquired the GTE properties and we continue to provide interconnection to these carriers today. Notwithstanding these agreements, we may request suspension or modification of certain interconnection requirements in all states, including Oklahoma, by petition to the state regulator and upon the demonstration of certain statutory factors.

      On July 18, 2004, the FCC adopted an “all or nothing” rule, which requires competitive local exchange carriers that wish to obtain interconnection with an incumbent local exchange carrier by adopting the terms of existing interconnection agreements between the incumbent and another competitive local exchange carrier to adopt all of the terms and conditions of such agreement. The new rule restricts a competitive local exchange carrier’s ability to “pick and choose” the most favorable terms from all existing interconnection agreements.

Unbundling of Network Elements

      To implement the interconnection requirements of the Telecommunications Act of 1996, incumbent local exchange carriers that do not have a currently effective rural exemption are required to provide unbundled network elements to competitors based on forward-looking economic costs.

      In February 2003, in its Triennial Review Order, the FCC revised its rules requiring the unbundling of network elements by incumbent local exchange carriers. These rules were appealed, and were vacated in part by the United States Court of Appeals for the District of Columbia Circuit.

      The FCC released final rules in February 2005. The rules eliminate incumbent local exchange carriers’ unbundling requirement for mass market switching, although a 12-month transition period was provided for competitive carriers to move existing mass-market customers to new arrangements. A wire center test was adopted for high-capacity circuits that is likely to eliminate unbundling for those circuits in less than 1 percent of wire centers nationwide. We cannot predict what impact, if any, this action taken by the FCC, or subsequent court challenges of the FCC’s final rules, may have on our operations.

Local Number Portability

      In 2003, the FCC ruled that we and other local exchange carriers must port our telephone numbers to requesting wireless carriers, so-called wireline-to-wireless local number portability, or LNP. Local exchange carriers operating in the country’s largest urban areas were required to make LNP capability available to wireless carriers by November 24, 2003. We have LNP available to wireless carriers in a number of our exchanges. As of December 31, 2004, we have had less than 130 requests to port one of our numbers to a wireless carrier. Rural telephone companies serving rural areas have to make LNP available to wireless carriers on May 24, 2004 or six months after a bona fide request from a wireless carrier.

      The FCC still has under consideration a number of technical and cost recovery issues associated with deployment of LNP. We have received bona fide requests for LNP in some of our exchanges. Having been granted extensions by the New Mexico, Texas and Oklahoma regulators, we are now LNP capable in all Texas and Oklahoma exchanges for which we have received bona fide requests for LNP, and in nine exchanges in New Mexico. Following a hearing, the state regulator in New Mexico granted us a suspension until March 31, 2005 for the Ruidoso cluster of five exchanges and until July 15, 2005 for our remaining New Mexico exchanges.

      On March 11, 2005, the United States Court of Appeals for the District of Columbia Circuit stayed the FCC’s wireless LNP rules as they apply to “small entities” (with less than 1,500 employees), and remanded the wireless LNP rules to the FCC with instructions to conduct a regulatory flexibility analysis. The Court’s order would stay new porting requests from wireless carriers while this matter is pending at the FCC. We would qualify as a “small entity,” and have the benefit of the Court’s stay while the FCC considers this matter.

Federal Universal Service

      The FCC is required to establish a universal service program, to ensure that affordable, quality telecommunications services are available to all Americans. The program at the federal level has several components, including one that pays support to “high cost” areas, including certain areas served by rural local exchange carriers for which the costs of providing basic telephone service are significantly higher than the national average.

      Eligibility. Universal service funds are only available to carriers designated as eligible telecommunications carriers by state regulators or the FCC. We are an eligible telecommunication carrier in each state in which we operate. Competitive providers that have been granted eligible telephone carrier status are eligible to receive the same amount of universal service support per line as the local exchange carrier serving the same area. Under current federal rules, the payment of federal universal service funds to a competitor qualifying as an eligible telephone carrier in an area served by a local exchange carrier is not intended to reduce significantly any federal universal support payable to the local exchange carrier. Currently, five competitive carriers have received eligible telephone carrier designation in our markets in Texas and New Mexico and draw support.

      In late 2004, Congress passed Appropriations legislation that prevented the FCC from “modify[ing] amend[ing], or chang[ing] its rules or regulations for universal service payments to implement the ... [Joint Board recommendation] ... regarding single connection[s].” On February 25, 2005, the FCC adopted additional mandatory requirements for designation of competitive carriers as eligible to receive universal service support. These requirements will apply to all eligible telecommunications carriers on a prospective basis, including those previously certified, starting on October 1, 2006. We cannot predict at this time how the outcome of these proceedings or other legislative or regulatory changes could affect our business, revenue or profitability.

      Support Mechanisms. The high-cost program consists of a number of individual support mechanisms. The CALLS Order provided for a phase-out of implicit universal service support mechanisms (which had, in part, relied on setting rates for interstate access above cost), to be replaced with more explicit subsidy mechanisms. In particular, the CALLS Order created an interstate access support (IAS) fund as part of the universal service fund. Additional support mechanisms offset high fixed switching costs in areas with fewer than 50,000 access lines, yet another high-cost loop program provides support to rural carriers where our average cost per line exceeds 115 percent of the national average cost per line. The national cap on the high-cost loop program may limit the amount of high-cost loop support we receive. Due to a clerical mistake made in filing information with the designated agent, we have a dispute about the receipt of approximately $3 million in 2004 universal service funds. We have filed an appeal and waiver request with the FCC with respect to this funding dispute, which impacted the third and fourth quarter 2004 IAS payments. No party challenged our appeal and waiver request. We expect to collect this accounts receivable sometime in 2005.

      Contribution Obligation. We are required to make contributions to the federal universal service program based on methodologies and procedures established by the FCC. Contributions to the federal universal service fund are based on end-user revenues from interstate and international services. In accordance with FCC rules, we recover our contributions from our customers through a surcharge on interstate and international revenues. The surcharge is adjusted each quarter. The FCC has an open proceeding dating back to December 2002 addressing comprehensive reform of the universal service contribution methodology, including transitioning from the current revenue-based mechanism to a connection-based or number-based methodology. We cannot predict the outcome of this proceeding or its effect on us.

Internet and Broadband Services

      In connection with our Internet access offerings, we could become subject to laws and regulations as they are adopted or applied to the Internet. To date, the FCC has treated ISPs, as enhanced service providers, rather than common carriers, and therefore ISPs are exempt from most federal and state regulation, including the requirement to pay access charges or contribute to the federal USF. As Internet services expand, federal, state and local governments may adopt rules and regulations, or apply existing laws and regulations to the Internet.

      The FCC is currently reviewing the appropriate regulatory framework governing broadband access to the Internet through telephone and cable television operators’ communications networks. At this time, we cannot estimate what regulatory changes may occur as a result of the FCC’s review, or what impact any such changes would have on our operations or revenues.

      The emerging technology application known as Voice over Internet Protocol, or VoIP, can be used to carry voice communications services over a broadband Internet connection. The FCC has ruled that some VoIP arrangements are not subject to regulation as telephone services. Recently, the FCC ruled that certain VoIP services are jurisdictionally interstate, and it preempted the ability of the states to regulate some VoIP applications or providers. A number of state regulators have filed judicial challenges to that preemption decision. The FCC has pending a proceeding that will address the applicability of various regulatory requirements to VoIP providers, including the payment of access charges and the support of programs such as Universal Service and E-911. Expanded use of VoIP technology could reduce the access revenues received by local exchange carriers like us. We cannot predict whether or when VoIP providers may be required to pay or be entitled to receive access charges or universal service fund support, the extent to which users will substitute VoIP calls for traditional wireline communications or the impact of the growth of VoIP on our revenues.

Communications Assistance for Law Enforcement Act

      Under the Communications Assistance for Law Enforcement Act (“CALEA”) and related federal statutes, we are required to provide law enforcement officials with call content and call identifying information under a valid electronic surveillance warrant and to reserve a sufficient number of circuits for use by law enforcement officials in executing court-authorized electronic surveillance. On August 4, 2004, in response to a joint petition filed by the Department of Justice, Federal Bureau of Investigation, and the Drug Enforcement Administration, the FCC launched a Notice of Proposed Rulemaking proposing a thorough examination of the appropriate legal and policy framework of CALEA. In this proceeding, the FCC will examine issues relating to the scope of CALEA’s applicability to services such as broadband Internet access and managed VoIP services, as well as implementation and enforcement issues. We cannot predict the eventual outcome of this proceeding or what compliance with any rules adopted by the FCC may cost.

State Regulation

      We operate in Texas, Oklahoma, New Mexico and Arkansas, and we are certified in those states to provide local telecommunications services.

      Intrastate Rate Regulation. State regulators in the states in which we operate regulate the prices we charge for intrastate services, including our prices for local, intrastate long distance and intrastate access services paid by providers of intrastate long distance services. In Texas, most of our intrastate operations are subject to price caps, while regulators in Arkansas employ rate-of-return regulation to set our prices and we are regulated as a rural telephone company in Oklahoma. Our subsidiaries in New Mexico operate under an alternative regulation plan. The Plan was adopted in 2000 and will expire on March 31, 2006. During its term, the Plan provides for a freeze on the prices of our intrastate telecommunications services (other than for optional services as discussed below), requires us to invest $83 million in capital in New Mexico, provides for a streamlined tariff approval process and prescribes quality of service standards, including penalties for failure to meet certain service levels. Under the Plan in 2005, we will be able to increase our prices for optional services by 10% if we have met certain quality service standards.

      Legislation enacted in 2004 mandates that the New Mexico Public Regulation Commission adopt rules tailored to the size and market demographics of local exchange carriers like our company that have between 50,000 and 375,000 access lines in New Mexico and flexible rules that allow pricing freedom on retail services. It also mandates the streamlining of rules governing the introduction and withdrawal of tariffs and the packaging and bundling of services. Therefore, we do not expect to have to renegotiate and renew our current plan.

      New Mexico Investment. As of March 31, 2005, we have invested approximately $72 million of the $83 million capital investment commitment. At this time, we believe that we can substantially complete our investment commitment by the end of the Plan.

      New Mexico Access Reform. We recently played an instrumental role in the development and passage of access reform legislation. Under the provisions of the new law, Valor’s intrastate access rates will be reduced to Valor’s interstate access rate in effect on January 1, 2006 in a phased implementation during the period from April 2006 to May 2008. The access revenue reductions will be revenue neutral to Valor through a combination of increases in prices charged for basic local services and payments from a new state universal service fund.

      Service Quality. State regulators impose service quality reporting obligations on us and require us to adhere to prescribed service quality standards. These standards measure the performance of various parts of our business. If we fail to meet these standards, regulators may impose fines or penalties, require us to issue credits to customers, require incremental capital investment, impose stricter reporting and oversight standards, subject us to third-party audits or take other actions that may impact our revenues or increase our costs.

      Compliance. State regulators also have the authority to condition, modify, cancel, terminate or revoke operating authority for failure to comply with applicable laws or rules, regulations, and policies of the state regulatory agency. Fines or other penalties may be imposed for such violations.

      Texas USF. The Universal Service Fund payments we receive from the Texas USF are intended to support the high cost of our operations in rural markets.

      The purpose of the Texas USF is to implement a competitively neutral mechanism to assist telecommunications providers in providing basic local telecommunications services at reasonable prices to customers in high cost rural areas and to qualifying low-income and disabled customers. By order of the TPUC, the Texas USF pays eligible carriers serving areas identified as high cost, on a per-line basis. Texas USF support payments are based on actual lines in service and therefore are subject to reduction if customers discontinue service or migrate from our lines to a competitive carrier. All customers of telecommunications services in Texas fund the Texas USF through the payment of a monthly surcharge on their bills.

      The rules governing the Texas USF provide for a review of the Texas USF every three years starting in 1999. In September 2002, the TPUC undertook its first review. Interested parties provided the TPUC with comments on whether there should be changes made to the Texas USF. In September 2003, the TPUC recommended no changes be made to the Texas USF at that time. The TPUC will undertake its next review of the rules in September 2005. In addition, the Texas USF rules provide that the TPUC must open an investigation within 90 days after any changes are made to the federal USF. We do not expect any material change in the Texas USF methodology or the manner in which the amount of support we receive is calculated under our current Texas regulations.

      The Texas regulatory structure, under which we operate, including the enabling statute for the Texas USF, currently is under legislative review. The current Texas USF rules will not expire with their enabling statute in 2005, but if the enabling statute changes as part of the 2005 review, the TPUC would have to amend the Texas USF rules to comply with the statute. We expect that any action taken by the Texas Legislature during the 2005 session will not materially change the benefits we receive under the current regulatory structure. However, such changes are possible and may be adverse to our revenues.

Environmental Matters

      Our operations are subject to federal, state and local laws and regulations governing the use, storage, disposal of, and exposure to hazardous materials, the release of pollutants into the environment and the remediation of contamination. As an owner or operator of property, we could be subject to environmental laws that impose liability for the entire cost of cleanup at contaminated sites, regardless of fault or the lawfulness of the activity that resulted in contamination. We believe, however, that our operations are in substantial compliance with applicable environmental laws and regulations.

MANAGEMENT

Executive Officers and Directors

      The following table sets forth information with respect to our executive officers and directors and other key employees of Valor (ages are as of March 31, 2005).

Name	Age	Position

Anthony J. de Nicola	40	Chairman, Director
Kenneth R. Cole	56	Vice Chairman, Director
John J. Mueller	48	Chief Executive Officer and President, Director
William M. Ojile, Jr.	44	Senior Vice President — Chief Legal Officer and Secretary
W. Grant Raney	44	Senior Vice President — Operations, Sales and Marketing
Cynthia B. Nash	40	Senior Vice President and Chief Information Officer
Keith D. Terreri	40	Vice President — Treasury and Corporate Development
Cynthia T. Cruz	45	Vice President — Corporate Communications
Randal S. Dumas	35	Vice President — Accounting and Controller
Ben Muro	58	Vice President — Human Resources
Sanjay Swani	38	Director
Norman W. Alpert	46	Director
Stephen B. Brodeur	40	Director
Michael E. Donovan	28	Director
Edward L. Lujan	72	Director
M. Ann Padilla	62	Director
Federico Pena	58	Director
Edward J. Heffernan	42	Director

      Anthony J. de Nicola has served as a director of our company since March 2004 and as Chairman since April 2004. Mr. de Nicola is currently a general partner of Welsh, Carson, Anderson & Stowe, which is one of our existing equity holders. He joined Welsh, Carson, Anderson & Stowe in 1994 and focuses on investments and in the information business services and communications industries. Before joining Welsh, Carson, Anderson & Stowe, he worked for four years in the private equity group at William Blair & Company. Previously, Mr. de Nicola worked at Goldman, Sachs & Co. in the Mergers and Acquisitions Department. Mr. de Nicola is also a member of the boards of directors of Alliance Data Systems Corporation, Centennial Communications Corp., Dex Media, Inc., ITC Deltacom, Inc. and several private companies.

      Kenneth R. Cole has served as a director of our company since March 2004 and as our Vice Chairman since April 2004. Prior to then, Mr. Cole served as our Chief Executive Officer from January 2002 to April 2004. Mr. Cole joined our company at its inception in January 2000 as President and Chief Operating Officer. Prior to joining our company, Mr. Cole had a 26-year career at CenturyTel, Inc., culminating in his service as Chief Operating Officer from May 1999 to January 2000.

      John J. Mueller has served as our Chief Executive Officer and President since April 2004 and was previously our President and Chief Operating Officer since November 2002. Mr. Mueller was appointed to our board of directors following the consummation of our initial public offering. Mr. Mueller joined us in April 2002 as Executive Vice President and Chief Operating Officer. Prior to joining our company, Mr. Mueller spent 23 years at Cincinnati Bell Inc. including serving as General Manager — Consumer Markets from February 1999 to May 1999, President — Business Units from May 1999 to November 1999 and President of the Cincinnati Bell Telephone Company from November 1999 to October 2001.

      William M. Ojile, Jr. has served as our Senior Vice President, Chief Legal Officer and Secretary since November 2000. Before joining our company, Mr. Ojile worked at U.S. WEST, Inc. for approximately 12 years, serving as Regional Executive Director — Public Policy from January 1998 to July 2000, and, after the merger between U.S. WEST and Qwest Communications International in July 2000, as Corporate Counsel for Qwest Communications International from July 2000 to November 2000.

      W. Grant Raney has served as our Senior Vice President — Operations, Sales and Marketing since August 2004. Prior to then, Mr. Raney had served as our Senior Vice President — Operations and Engineering since January 2001. In February 2000, Mr. Raney joined our company as Vice President — Operations. Prior to joining our company, from March 1999 to February 2000, Mr. Raney was Division Vice President at Spectra Communications Group, a partnership of CenturyTel, Inc. Starting March 1979 at CenturyTel, Mr. Raney has gained 25 years of experience in the telecommunications industry in a variety of roles of increasing responsibility.

      Cynthia B. Nash has served as our Senior Vice President and Chief Information Officer since January 2004. In April 2002, Ms. Nash joined our company as our Vice President and Chief Technology Officer. Before joining our company, Ms. Nash held various positions of increasing responsibility with CenturyTel, Inc., including Vice President of Information Technology from January 2001 to April 2002, Director of the Program Management Office and Customer Care from September 2000 to January 2001, Director of Applications Development from December 1999 to September 2000 and Director of Telco Applications from September 1997 to December 1999. Ms. Nash has over 17 years of experience in the telecommunications industry.

      Keith D. Terreri has served as our Vice President — Treasury and Corporate Department since July 2001. Prior to joining our company, Mr. Terreri was Vice President and Treasurer of RCN Corporation from December 1999 to June 2001 and Director of Finance from January 1998 to December 1999. Mr. Terreri has over seven years experience in the telecommunications industry. Mr. Terreri began his career at Deloitte & Touche LLP and is a certified public accountant.

      Cynthia T. Cruz has served as our Vice President — Corporate Communications since June 2000. Prior to joining our company, Ms. Cruz was Senior Manager, Public Affairs, for Levi Strauss & Company from 1998 to 2000. With over 17 years experience as a communications professional, Ms. Cruz also previously held communications management positions with R.J. Reynolds Tobacco Company and the office of U.S. Representative Henry B. Gonzalez.

      Randal S. Dumas has served as our Vice President — Controller since July 2003. He joined our company in January 2001 as Director — Accounting, and he added the responsibility of Controller in June 2002. Prior to joining our company, Mr. Dumas worked for Citizens Communications starting in 1994, where he was Revenue Accounting Manager from January 1997 to January 2000, Director of General Accounting from January to June 2000 and Director of Financial Operations from June 2000 until January 2001. Effective April 1, 2005, Mr. Dumas was named our Principal Accounting Officer and interim Principal Financial Officer. Mr. Dumas is a certified public accountant.

      Ben Muro has served as our Vice President — Human Resources since February 2000. Prior to joining our company, Mr. Muro was Senior Vice President of Human Resources for Parkland Health and Hospital System in Dallas from March 1991 to February 2000.

      Sanjay Swani has served as a director of our company since March 2004. Mr. Swani is currently a general partner of Welsh, Carson, Anderson & Stowe, which is one of our existing equity holders. He joined Welsh, Carson, Anderson & Stowe in 1999 and focuses on investments and in the information business services and communications industries. Previously, he was a director of Fox Paine & Company, a San Francisco-based private equity firm. Mr. Swani also spent four years in the Mergers, Acquisitions & Restructuring Department and two years in the Debt Capital Markets Department of Morgan Stanley Dean Witter & Co. Mr. Swani is also a member of the boards of directors of Banctec, Inc., Dex Media, Inc., Global Knowledge Networks, Inc. and ITC Deltacom, Inc.

      Norman W. Alpert has served as a director of our company since April 2005. Mr. Alpert is currently a managing director of Vestar Capital Partners, which is one of our stockholders. Mr. Alpert helped found Vestar in 1988. Previously, he was a senior executive in the Management Buyout Group of the First Boston

Corporation. Mr. Alpert is also a member of the board of directors of Solo Cup Company, Gold Toe Corporation and Border Media Partners.

      Stephen B. Brodeur was appointed to our Board of Directors after completion of our initial public offering in February 2005. He is the former chief executive officer of the Cambridge Strategic Management Group (CSMG). CSMG, now a division of The Management Network Group, is a provider of management consulting services to emerging and established telecommunications operators, equipment manufacturers and financial services companies. As a consultant to telecommunications and related industries for 18 years, Mr. Brodeur has consulted for domestic and international companies including Verizon, Bell Canada, SBC, Sprint, AT&T, CenturyTel, FPL, British Telecom, Telstra, Nextel, Siemens, Nortel, Corning and Cisco.

      Michael Donovan was appointed to our Board of Directors after completion of our initial public offering in February 2005. He is an associate at Welsh, Carson, Anderson & Stowe. Before joining Welsh, Carson, Anderson & Stowe in 2001, Mr. Donovan worked at Windward Capital Partners and in the investment banking division at Merrill Lynch. He is currently a board member of Accuro Healthcare Solutions Inc. and Onward Healthcare Inc.

      Edward Lujan was appointed to our Board of Directors after completion of our initial public offering in February 2005. Since 1968, Mr. Lujan has been chairman of the board of Manuel Lujan Agencies, a family-owned insurance and real estate business in New Mexico. Mr. Lujan is also chairman of the board for the National Hispanic Cultural Center of New Mexico and serves on numerous state and local advisory councils and boards for business, economic development and education. He also served as a member of the New Mexico Governmental Ethics Oversight Committee, and was a member of Valor Telecom’s original board of directors and board of managers.

      M. Ann Padilla was appointed to our Board of Directors after completion of our initial public offering in February 2005. Since 1975, Ms. Padilla has been president and chief executive officer of Sunny Side, Inc. Temp Side, a staffing resource company in Denver, Colorado, specializing in administrative, professional and technical recruiting. Ms. Padilla has served on the board of directors and advisory councils at various banks and financial institutions and is also a trustee for the Denver Center for Performing Arts. She was a member of Valor Telecom’s original board of directors, and has received numerous awards from national and state business organizations.

      Federico Pena was appointed to our Board of Directors after completion of our initial public offering in February 2005. He is a managing director at Vestar Capital Partners in Denver, Colo., since 1999. Mr. Pena was formerly the U.S. Secretary of Energy and the U.S. Secretary of Transportation in the Clinton Administration. Prior to serving in the cabinet, he was president and chief executive officer of Pena Investment Advisors from 1991 to 1992 and the mayor of Denver from 1983 to 1991. Mr. Pena was a member of Valor Telecom’s original board of directors and board of managers.

      Edward J. Heffernan was appointed to our Board of Directors in April 2005. He is executive vice president and chief financial officer of Alliance Data Systems. He first joined Alliance Data Systems in May 1998. Before joining Alliance Data, he served as vice president, mergers and acquisitions for First Data Corporation from October 1994 to May 1998. Prior to that he served as vice president, mergers and acquisitions for Citicorp from July 1990 to October 1994, and prior to that he served in the corporate finance department at Credit Suisse First Boston Corporation from June 1986 until July 1990.

      A majority of our board of directors are independent. The term of office for each director is until his successor is elected or appointed, with elections for each directorship being held annually.

Compensation Committee Interlocks and Insider Participation

      No member of our compensation committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Compensation

      Independent members of the board of directors receive compensation for their services. Each independent director receives an annual retainer of $45,000, which is supplemented by additional payments of $1,250 for each board meeting attended in person, $625 for each board meeting attended telephonically, $5,000 annually for acting as a committee member ($10,000 for acting as audit committee chairperson and $7,500 for acting as compensation committee chairperson), $1,000 for each committee meeting attended in person, $500 for each committee meeting attended telephonically and reasonable travel expenses for attendance in person at board and committee meetings. In addition, each independent member of the board of directors receives an up front grant of 9,705 restricted shares pursuant to our 2004 Long-Term Incentive Plan. These restricted shares vest over the three years following their issuance at 33% per year. In addition, Mr. Cole, our Vice Chairman, receives the compensation described above for serving as a member of our board of directors. No other non-independent director, however, shall receive compensation for serving as a member of our board of directors.

Executive Compensation

      Summary Compensation Table. The following table sets forth the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal year ended December 31, 2004, by our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 in salary and bonus during the fiscal year ended December 31, 2004, to whom we refer in this prospectus collectively as the named executive officers:

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities
				Underlying	All Other
	Fiscal Year	Salary	Bonus(3)	Options	Compensation

Kenneth R. Cole	2004	$433,462	$5,750,000	—	$45,577	(4)
Vice Chairman(1)
John J. Mueller	2004	$469,616	$1,875,000	—	$46,004	(5)
Chief Executive Officer and President
John A. Butler	2004	$312,663	$1,393,750	—	$22,006	(6)
Executive Vice President and Chief Financial Officer(2)
W. Grant Raney	2004	$253,167	$1,160,625	—	$25,141	(7)
Senior Vice President of Operations, Engineering and Customer Service
William M. Ojile, Jr.	2004	$246,692	$656,250	—	$21,197	(8)
Senior Vice President, Chief Legal Officer and Secretary

(1)	Mr. Cole served as our Chief Executive Officer from January 2002 through April 2004.

(2)	Mr. Butler resigned his employment with us in March 2005.

(3)	Consists of debt recapitalization bonuses paid in 2004, bonuses awarded under our Annual Incentive Plan for 2004, and in the case of Mr. Cole, the one-time transition bonus paid to him in April 2004.

(4)	Consists of $28,874 of insurance premiums ($9,570 for medical insurance; $14,530 for life insurance; and $4,774 for long-term disability), $7,478 for personal travel paid for by the company, and a $9,225 company contribution to our 401(k) plan.

(5)	Consists of $21,114 of insurance premiums ($9,570 for medical insurance; $4,334 for life insurance; and $7,210 for long-term disability), $7,478 for personal travel paid for by the company, a car allowance of $8,187, and a $9,225 company contribution to our 401(k) plan.

(6)	Consists of $12,781 of insurance premiums ($8,645 for medical insurance; $1,921 for life insurance; and $2,215 for long-term disability) and a $9,225 company contribution to our 401(k) plan.

(7)	Consists of $8,438 of insurance premiums ($5,369 for medical insurance; $2,025 for life insurance; and $1,044 for long-term disability), $7,478 for personal travel paid for by the company, and a $9,225 company contribution to our 401(k) plan.

(8)	Consists of $11,972 of insurance premiums ($8,645 for medical insurance; $1,468 for life insurance; and $1,859 for long-term disability), and a $9,225 company contribution to our 401(k) plan.

Employment and Severance Agreements

      We have entered into employment, confidentiality and non-competition agreements with Messrs. Cole, Mueller, Butler, Ojile and Raney, the material terms of which are discussed below. We also have agreements with other key employees at the director level and above that provide for an agreement not to compete with us for a maximum period of up to twelve months, in return for the payment of severance benefits for involuntary termination without cause.

      Agreement with Kenneth R. Cole. We entered into an agreement with Kenneth C. Cole that will remain in effect until March 31, 2007 pursuant to which Mr. Cole will receive an annual base salary of $300,000, medical and other benefits. Mr. Cole shall devote at least 25% of his professional time, efforts and attention to the duties outlined in the agreement, including but not limited to serving as Vice Chairman of our company advising and assisting our Board of Directors and management with regards to corporate strategy, the identification and implementation of potential mergers, acquisitions and other strategic transactions, regulatory matters and business development efforts.

      In connection with our initial public offering, we entered into a letter agreement with Mr. Cole on April 9, 2004 pursuant to which Mr. Cole received a one-time transition bonus of $5.0 million. In anticipation of our initial public offering, Mr. Cole desired to implement our succession plan so that we could make anticipated changes in our senior management before becoming a public company. To facilitate this, we negotiated with and paid Mr. Cole this one-time bonus in consideration for his agreement to terminate his then existing employment agreement, his agreement to serve as our Vice Chairman and his agreement to remain as a part-time employee, as discussed above. In addition, Mr. Cole was also to receive an additional one-time payment of $1.5 million if we consummated an equity offering prior to April 9, 2005. On November 10, 2004, we amended Mr. Cole’s letter agreement and part-time employment agreement to pay him $750,000 in connection with our debt recapitalization, and to pay him an additional $750,000 on the earlier of either an initial public offering or the termination of his agreement on March 31, 2007.

      Agreement with John J. Mueller. We entered into an employment agreement with John J. Mueller upon the consummation of our initial public offering, which replaced his previous employment agreement we entered into with him in April 2004. Mr. Mueller’s new employment agreement will remain in effect until the third anniversary of the completion of our initial public offering and can be renewed for successive one year periods thereafter. Mr. Mueller receives an annual base salary of $500,000, an annual incentive bonus and medical and other benefits. Mr. Mueller’s annual bonus is targeted to be one times his base salary for the applicable year, although our Board of Directors may increase or decrease the amount of any award in its discretion. Pursuant to his new employment agreement, Mr. Mueller is also entitled to receive an initial public offering cash bonus, as described below under the heading “Transaction Bonuses — Initial Public Offering Cash Bonuses.”

      If we terminate Mr. Mueller’s employment without “cause” or if he resigns for “Good Reason,” as each such term is defined in his new employment agreement, he will be entitled to receive severance benefits consisting of his annual base salary and continued medical and other benefits for eighteen months following the date of his termination, plus the full amount of his target bonus for the year in which his employment terminates and life insurance and medical benefits for various periods. Mr. Mueller’s new employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment although this restriction may be extended for an additional six months under certain circumstances.

      Agreement with John A. Butler. We entered into an employment agreement with John A. Butler upon the consummation of our initial public offering, which replaced his previous employment agreement we entered into with him in 2000. Effective March 31, 2005, Mr. Butler voluntarily resigned from Valor. His employment agreement terminated on that date, and he is not entitled to receive severance or any other benefits of his employment agreement following his resignation. Mr. Butler remains subject to post-employment restrictions on the disclosure of confidential information contained in his employment agreement. Also, for one year following his resignation from the Company, he is subject to non-competition and non-solicitation post employment covenants contained in his employment agreement.

      Agreement with William M. Ojile, Jr. We entered into an employment agreement with William M. Ojile upon the consummation of our initial public offering, which replaced the previous employment agreement we entered into with him in 2000. Mr. Ojile’s new employment agreement will remain in effect until the third anniversary of the completion of this offering and can be renewed thereafter for one-year extensions of the employment term unless either party provides written notice of its intention not to review the agreement within 90 days of the expiration of the then current term. Mr. Ojile receives an annual base salary of $250,000, an annual incentive bonus and medical and other benefits. Mr. Ojile’s annual bonus is targeted to be one-half his base salary for the applicable year, although our Board of Directors may increase or decrease the amount of any award in its discretion. Pursuant to his new employment agreement, Mr. Ojile is also be entitled to receive an initial public offering cash bonus, as described below under the heading “Transaction Bonuses — Initial Public Offering Cash Bonuses.”

      If we terminate Mr. Ojile’s employment without “cause” or if he resigns for “Good Reason,” as each such term is defined in his new employment agreement, he will be entitled to receive severance benefits consisting of his annual base salary and continued medical and other benefits for eighteen months following the date of his termination, plus, with respect to the fiscal year in which his employment terminates, the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year. Mr. Ojile’s new employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment. Mr. Ojile may not solicit employees for one year following termination of his employment with our company.

      Agreement with W. Grant Raney. We entered into an employment agreement with W. Grant Raney upon the consummation of our initial public offering, which replaced the previous employment agreement we entered into with him in 2000. Mr. Raney’s new employment agreement will remain in effect until the third anniversary of the completion of this offering and can be renewed thereafter for one-year extensions of the employment term unless either party provides written notice of its intention not to review the agreement within 90 days of the expiration of the then current term. Mr. Raney receives an annual base salary of $257,000, an annual incentive bonus and medical and other benefits. Mr. Raney’s annual bonus is targeted to be one-half his base salary for the applicable year, although our Board of Directors may increase or decrease the amount of any award in its discretion. Pursuant to his new employment agreement, Mr. Raney is also be entitled to receive an initial public offering cash bonus, as described below under the heading “Transaction Bonuses — Initial Public Offering Cash Bonuses.”

      If we terminate Mr. Raney’s employment without “cause” or if he resigned for “Good Reason” as each such term is defined in his new employment agreement, he will be entitled to receive severance benefits consisting of his annual base salary and continued medical and other benefits for eighteen months following the date of his termination, plus, with respect to the fiscal year in which his employment terminates, the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year. Mr. Raney’s new employment agreement provides that he will be restricted from engaging in competitive activities and soliciting employees for one year following termination of his employment with our company.

Transaction Bonuses

      Debt Recapitalization Cash Bonuses. We paid an aggregate of $4,750,000 to the following executives in the following amounts in December 2004 as a transaction bonus in recognition of their efforts in connection with our debt recapitalization and their past service to Valor: John J. Mueller, $1,250,000; John A. Butler, $1,000,000; W. Grant Raney, $1,000,000; Kenneth R. Cole, $750,000; William M. Ojile, Jr., $500,000; and Cynthia Nash, $250,000. In addition, we paid an aggregate of $367,500 in transaction bonuses to other members of our management in connection with the debt recapitalization. Therefore, the total debt recapitalization cash bonuses will be $5,117,500.

      Initial Public Offering Cash Bonuses. In connection with the consummation of our initial public offering we paid cash bonuses to our executive officers and other members of management in the manner set forth on the table below if such officer remains an employee of Valor or its affiliates as of any date on which such payment becomes due. These payments are intended to compensate our executive officers for their efforts in connection with the completion of our initial public offering.

Name	Date of IPO	January 1, 2006	January 1, 2007	Total

Kenneth R. Cole	$750,000	$—	$—	$750,000
John J. Mueller	200,000	400,000	400,000	1,000,000
John A. Butler(1)	100,000	—	—	100,000
W. Grant Raney	100,000	200,000	200,000	500,000
William M. Ojile, Jr.	50,000	100,000	100,000	250,000
Cynthia Nash	30,000	60,000	60,000	150,000
Other	311,500	223,000	223,000	757,500

Total	$1,541,500	$983,000	$983,000	$3,507,500

(1)	Effective March 31, 2005, Mr. Butler resigned his employment with Valor. As a result, bonuses after the date of the initial public offering were forfeited.

Bonus and Incentive Plans

      2005 Long-Term Incentive Plan. We adopted our 2005 Long-Term Incentive Plan effective upon the completion of our initial public offering. The plan provides for grants of stock options, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

      A total of 2,500,000 shares of our common stock are authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. In connection with our initial public offering, we granted 1,895,679 shares of restricted stock, leaving 604,321 shares available for issuance under the plan. Our compensation committee administers the plan. Our board also has the authority to administer the plan and to take all actions that the compensation committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, are set forth in a written agreement with the grantee.

      Stock Options. Under the plan, the compensation committee or the board may award grants of incentive stock options and other non-qualified stock options. The compensation committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The compensation committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan, and it may not award incentive options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

      The compensation committee determines the exercise price and term of any option in its discretion, however, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

      Restricted Stock. Under the plan, the compensation committee may award restricted stock subject to the conditions and restrictions, and for the duration that it determines in its discretion.

      Stock Appreciation Rights. Provided that our common stock is traded on an established securities market, the compensation committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of an SAR must equal the fair market value of a share of our common stock on the date that the SAR is granted.

      Upon exercise of an SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

      Performance Awards. The compensation committee may grant performance awards contingent upon achievement by the grantee or by us, of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

      Amendment and Termination of the Plan. The board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any stock exchange listing requirements. If not previously terminated by the board, the plan will terminate on the tenth anniversary of its adoption.

      Upon the consummation of our initial public offering, we granted to the following executives the number of shares of restricted common stock set forth opposite such executive’s name:

Number of Shares
of Restricted
Name	Stock

John J. Mueller	634,420
John A. Butler(1)	275,835
W. Grant Raney	275,835
William M. Ojile, Jr.	220,668
Cynthia B. Nash	148,951

(1)	As a result of Mr. Butler’s resignation in March 2005, Mr. Butler forfeited 220,668 unvested shares of restricted stock. Such shares were returned to Valor.

     Except as set forth below, the restricted stock will vest on the dates and in the percentages set forth in the following table:

	Vested upon
Name	Issuance	Vested on 1/1/06	Vested on 1/1/07	Vested on 1/1/08

John J. Mueller	21.7391%	26.0870%	26.0870%	26.0869%
John A. Butler	20.0%	—	—	—
W. Grant Raney	20.0%	26.6667%	26.6667%	26.6666%
William M. Ojile, Jr.	15.0%	28.3334%	28.3333%	28.3333%
Cynthia B. Nash	18.5185%	27.1605%	27.1605%	27.1605%

      Following a Change of Control (as defined below), the vesting of all of the restricted stock will accelerate upon either (A) the termination of the employment of such executive by Valor without Cause (as defined below) or (B) the resignation of such executive from Valor for Good Reason (as defined below), in either case if such termination or resignation occurs before the later of (i) the first anniversary of the Change of Control or (ii) January 1, 2007.

      In circumstances other than those described above, if the executive is terminated by Valor without Cause or resigns from Valor for Good Reason, a portion of the unvested shares of restricted stock held by such person that are scheduled to vest on the next vesting date will vest as of the date of such person’s termination of employment in an amount equal to the product of (A) the number of shares of restricted stock held by such person that are scheduled to vest on the next vesting date multiplied by (B) the quotient of (i) the number of days elapsed since the last vesting date divided by (ii) 365.

      If any executive is terminated for Cause or resigns without Good Reason, there will be no further vesting of any of such person’s restricted stock.

      “Cause” means (A) with respect to Mr. Mueller, the definition set forth in his Employment Agreement with the Company dated as of April 9, 2004, and (B) with respect to the other executives a termination resulting from the following actions, failures and events by or affecting an employee: (i) gross negligence by the employee in the performance of, or willful disregard by the employee of, his or her obligations under his or her employment agreement that results in material damage to our business, (ii) willful failure by the employee to obey the reasonable and lawful orders and policies of our board of directors that are consistent with the provisions of his or her employment agreement, in each case, which such negligence, willful disregard or willful failure continues unremedied for a period of 15 days after written notice thereof, or (iii) conviction of a crime, or entry of a plea of no contest with respect thereto, that results in material damage to our business.

      As used herein, the term “Good Reason” means (A) with respect to Mr. Mueller, the definition set forth in his employment agreement and (B) with respect to the other executives, any material breach by us of our obligations under the employee’s employment agreement, or (2) any substantial diminution of the employee’s scope of responsibilities as an officer of Valor, as set forth in the employee’s employment agreement and our restated certificate of incorporation and bylaws, diminution of title or reduction in compensation, in each case, which continues unremedied for a period of fifteen (15) days after written notice thereof to Valor, or (3) upon demand by us that the employee relocate from his or her current principal office location to a location more than 50 miles from such current principal office location.

      As used herein, the term “Change of Control” means an acquisition of “beneficial interest” by a “person” or “group” (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of voting equity interests of Valor, representing more than 50% of the voting power of all outstanding voting equity interests, whether by way of merger or consolidation or otherwise, or a sale of all or substantially all of the assets of Valor and its subsidiaries taken as a whole.

      Annual Incentive Compensation Plan. We maintain an incentive compensation plan whereby certain management and supervisory personnel qualify for incentive payments if our company and executives both meet or exceed certain financial performance targets.

      Individual awards are paid to participants in lump sum payments within 60 days following the end of the fiscal year, subject to withholding of applicable federal, state and local taxes. Individual awards are paid annually but we may choose to make semi-annual payments if we are meeting or exceeding financial objectives and the outlook for the remaining half of the year is favorable. Participants may also qualify for a separate mid-year award at our management’s discretion. Our chief executive officer, in consultation with the board of directors, may adjust or eliminate any incentive payment that would otherwise be earned under the incentive compensation plan based on such factors as they may determine in their sole discretion. Our chief executive officer, in consultation with the board of directors, may also amend or cancel the bonus plan at any time for any reason.

      In January 2004, our chief executive officer, with the approval of our compensation committee, authorized bonus amounts for fiscal year 2003 for members of our management team eligible to participate in the incentive compensation plan that qualified for payment. In August 2004, our chief executive officer, with the approval of our compensation committee, authorized bonus amounts for the first half of 2004 for members of our management team eligible to participate in the incentive compensation plan that qualified for payment. The payments made were approximately one-third of the 2004 bonus opportunity for the respective employees. Members of our senior management team did not receive any payment. In February 2005, our chief executive officer, with the approval of the compensation committee, authorized bonus amounts for fiscal year 2004 for members of our management team eligible to participate in the incentive compensation plan that qualified for payment.

      Savings Plan. We sponsor the Valor Telecommunications Southwest, LLC Savings Plan, a tax qualified plan in which our eligible employees may participate. Subject to certain limitations, participants in our 401(k) plan may elect to make pre-tax contributions up to 16% of their annual base salary each year. At our discretion, we make matching contributions equal to a percentage of a participant’s contributions. Matching contributions fully vest after two years of employment with our company.

      Pension Plan. We also sponsor the Valor Telecommunications Enterprises, LLC Pension Plan, a defined benefit plan, in which qualified employees may participate. This plan is offered only to union employees and is not available for management. Former employees of GTE Southwest Corporation, or GTE, who participated in the pension plan of GTE and became our employees upon our acquisition of assets from GTE also participate in our pension plan. We contribute the full cost of the pension plan to a pension trust fund. The average annual compensation and accredited service determines the amount of payments an employee receives under the pension plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows, as of March 31, 2005, information regarding the beneficial ownership of shares of our common stock, and shows the number of and percentage owned by:

•	each person who is known by us to own beneficially more than 5% of our capital stock;

•	each member of our board of directors;

•	each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

      Except as indicated in the footnotes to this table (1) each person has sole voting and investment power with respect to all shares attributable to such person and (2) each person’s address is c/o Valor Communications Group, Inc., 201 E. John Carpenter Freeway, Suite 200, Irving, Texas 75062.

	Shares Beneficially
	Owned

	Number	%(1)

Welsh, Carson, Anderson & Stowe(2)	19,575,167	27.7%
Vestar Capital Partners(3)	8,478,532	12.0%
Citicorp Venture Capital Ltd.(4)	4,486,999	6.4%
Kenneth R. Cole	58,058	*
John Mueller(5)	634,420	*
John Butler	55,267	*
William Ojile(6)	220,668	*
Grant Raney(7)	275,835	*
Anthony J. de Nicola(8)(9)	19,608,041	27.8%
Sanjay Swani(8)(10)	19,577,033	27.7%
Norman W. Alpert(11)	8,478,532	12.0%
Federico F. Pena(11)	8,478,532	12.0%
Stephen Brodeur	0	*
Michael E. Donovan	0	*
Edward J. Heffernan	0	*
Edward L. Lujan	0	*
M. Ann Padilla	0	*
All directors and executive officers as a group (15 persons)	29,481,638	41.7%

(1)	The respective percentages of beneficial ownership are based on 70,648,109 shares of common stock outstanding as of March 31, 2005.

(2)	Shares are held by the following affiliates of Welsh, Carson, Anderson & Stowe: Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners III, L.P. and WCA Management Corporation. Welsh, Carson, Anderson & Stowe disclaims beneficial ownership of such shares. WCAS VIII Associates, LLC, a limited liability company and affiliate of Welsh, Carson, Anderson & Stowe, exercises voting and investment control over the shares held by Welsh, Carson, Anderson & Stowe VIII, L.P. as general partner. Voting and investment decisions by WCAS VIII Associates, LLC are determined by an affirmative vote of two thirds of its managing members. WCAS IX Associates, LLC, a limited liability company and affiliate of Welsh, Carson, Anderson & Stowe, exercises voting and investment control over the shares held by Welsh, Carson, Anderson & Stowe IX, L.P. as general partner. Voting and investment decisions by WCAS IX Associates, LLC are determined by an affirmative vote of two thirds of its managing members. The shareholders of WCA Management Corporation exercise voting and investment control over the shares held by WCA Management Corporation. The address of Welsh, Carson, Anderson & Stowe is 320 Park Avenue, Suite 2500, New York, NY 10022.

(3)	Shares are held by the following affiliates of Vestar Capital Partners: Vestar Capital Partners III, L.P., Vestar Capital Partners IV, L.P. and Vestar/ Valor LLC. Vestar Capital Partners disclaims beneficial ownership of such shares. Vestar Capital Partners III, L.P. is a limited partnership, the general partner of which is Vestar Associates III, L.P. As general partner of Vestar Associates III, L.P., Vestar Associates Corporation III, a corporation affiliated with Vestar Capital Partners, exercises voting and investment control over shares held by Vestar Capital Partners III, L.P. Vestar Capital Partners IV, L.P. is a limited partnership, the general partner of which is Vestar Associates IV, L.P. As general partner of Vestar Associates IV, L.P., Vestar Associates Corporation IV, a corporation and affiliate of Vestar Capital Partners, exercises voting and investment control over shares held by Vestar Capital Partners IV, L.P. Vestar/ Valor LLC is a limited liability company, the managing member of which is Vestar Capital Partners IV, LP. As general partner of Vestar Associates IV, LP, Vestar Associates Corporation IV exercises voting and investment control over the shares held by Vestar/ Valor LLC. The address of Vestar Capital Partners is 245 Park Avenue, 41st Floor, New York, NY 10167.

(4)	The address of Citicorp Venture Capital is 299 Park Avenue, New York, NY 10022.

(5)	Represents shares of restricted stock held by Mr. Mueller, of which 137,917 shares are fully vested.

(6)	Represents shares of restricted stock held by Mr. Ojile, of which 33,100 shares are fully vested.

(7)	Represents shares of restricted stock held by Mr. Raney, of which 55,167 shares are fully vested.

(8)	As members of WCAS VIII Associates LLC and WCAS IX Associates, LLC, Mr. de Nicola and Mr. Swani may be deemed to share beneficial ownership of the shares held by WCAS VIII Associates LLC and WCAS IX Associates, LLC. Mr. de Nicola and Mr. Swani disclaim beneficial ownership of such shares and any other shares held by affiliates of Welsh, Carson, Anderson & Stowe.

(9)	Includes 32,874 shares held directly by Mr. de Nicola.

(10)	Includes 1,866 shares held directly by Mr. Swani.

(11)	As managing directors of Vestar Capital Partners, Mr. Alpert and Mr. Pena may be deemed to share beneficial ownership of the shares held by Vestar Capital Partners. Mr. Alpert and Mr. Pena each disclaim beneficial ownership of such shares and any other shares held by affiliates of Vestar Capital Partners.

RELATED PARTY TRANSACTIONS

Equity Sponsors

      Management Fees. Pursuant to the limited liability company operating agreement of our subsidiary, Valor Telecommunications, LLC, or VTC, each of WCAS and Vestar provides management services to us. In return for these services we paid management fees of $571,430 to affiliates of WCAS in each of 2000, 2001, 2002 and 2003, and $428,570 to an affiliate of Vestar in each of fiscal 2000, 2001, 2002 and 2003. For the year ended December 31, 2004, we accrued an aggregate of $1,000,000 of management fees payable to WCAS and Vestar. We will cease paying these fees upon the closing of our initial public offering. We also paid a transaction fee of $750,000 to affiliates of WCAS and a $500,000 transaction fee to affiliates of Vestar and CVC in connection with our acquisition of Kerrville Communications Corporation in 2002.

      Securityholders Agreement. We also entered into a securityholders agreement with WCAS, Vestar, CVC and certain of their respective affiliates which contains the following registration rights:

•	WCAS and Vestar have demand registration rights relating to the shares of our common stock that they received pursuant to our reorganization, subject to the requirement that the securities covered by each demand registration have an aggregate public offering price of at least $25.0 million if registered pursuant to a long-form registration statement, or $10.0 million if registered pursuant to a short-form registration statement; provided that the entities comprising WCAS and Vestar that initiate a demand for registration must hold a majority of the shares of common stock held by all such WCAS or Vestar entities, as the case may be, to initiate a demand for registration; provided, further, that WCAS or Vestar may exercise a demand right for less than an aggregate public offering price of $25.0 million if registered pursuant to a long-form registration statement, or $10.0 million if registered pursuant to a short-form registration statement, if such proposed offering is for all of the remaining shares of common stock held by WCAS or Vestar; provided, further, that WCAS can request up to three registrations that are registered pursuant to a long-form registration statement and Vestar can request up to two registrations that are registered pursuant to a long-form registration statement; and

•	WCAS, Vestar and CVC have the right to include in our future public offerings of securities the shares of our common stock held by each of them.

      We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify WCAS and Vestar that have included securities in such offering against certain liabilities, including liabilities under the Securities Act.

      Pursuant to the Securityholders Agreement, WCAS, Vestar, CVC and certain of their respective affiliates have agreed to vote for each other’s designees to our board of directors (to the extent permitted by law and the rules of any securities exchange, system or market on which our securities are then listed), and to vote such that both WCAS and Vestar have at least one designee on each of our committees.

Management

Transaction Bonuses

      Debt Recapitalization Cash Bonuses. We paid an aggregate of $4,750,000 to the following executives in the following amounts in December 2004 as a transaction bonus in recognition of their efforts in connection with our debt recapitalization and their past service to Valor: John J. Mueller, $1,250,000; John A. Butler, $1,000,000; W. Grant Raney, $1,000,000; Kenneth R. Cole, $750,000; William M. Ojile, Jr., $500,000; and Cynthia Nash, $250,000. In addition, we paid an aggregate of $367,500 in transaction bonuses to other members of our management in connection with the debt recapitalization. Therefore, the total debt recapitalization cash bonuses will be $5,117,500.

      Initial Public Offering Cash Bonuses. In connection with the consummation of our initial public offering we paid cash bonuses to our executive officers and other members of management in the manner set forth on the table below if such officer remains an employee of Valor or its affiliates as of any date on which such payment becomes due. These payments are intended to compensate our executive officers for their efforts in connection with the completion of the offering.

Name	Date of IPO	January 1, 2006	January 1, 2007	Total

Kenneth R. Cole	$750,000	$—	$—	$750,000
John J. Mueller	200,000	400,000	400,000	1,000,000
John A. Butler(1)	100,000	—	—	—
W. Grant Raney	100,000	200,000	200,000	500,000
William M. Ojile, Jr.	50,000	100,000	100,000	250,000
Cynthia Nash	30,000	60,000	60,000	150,000
Other	311,500	223,000	223,000	757,500

Total	$1,541,500	$983,000	$983,000	$3,507,500

(1)	Effective March 31, 2005, Mr. Butler resigned his employment with Valor. As a result, bonuses after the date of the initial public offering were forfeited.

Reorganization

      In connection with our reorganization we issued common stock to our equity sponsors and certain of members of our management in exchange for their equity interests in our subsidiaries. As a result, our equity sponsors and our officers received the following number of shares of common stock:

Related Party	Common Stock(1)

Welsh, Carson, Anderson & Stowe	22,172,894
Vestar Capital Partners	9,603,676
Citicorp Venture Partners	5,625,010
Kenneth R. Cole	58,058
John J. Mueller	634,420
John A. Butler(2)	275,835
William M. Ojile, Jr.	220,668
W. Grant Raney	275,835
Cynthia B. Nash	148,951

(1)	Shares issued to Messrs. Mueller, Butler, Ojile and Raney and Ms. Nash represent shares of restricted stock a portion of which remain subject to vesting. See “Management — Bonus and Incentive Plans — 2005 Long-Term Incentive Plan.”

(2)	As a result of Mr. Butler’s resignation in March 2005, Mr. Butler forfeited 220,668 unvested shares of restricted stock. Such shares were returned to Valor.

DESCRIPTION OF CERTAIN INDEBTEDNESS

      The following description does not purport to be complete and is qualified in its entirety by reference to the credit agreement.

New Credit Facility

      On November 10, 2004, Valor Telecommunications Enterprises, LLC, or VTE, Valor Telecommunications Enterprises II, LLC, or VTE II, and certain of their respective subsidiaries, entered into a $1.3 billion senior secured credit facility, which we refer to as our “existing credit facility,” with a syndicate of financial institutions. The existing credit facility (i) prohibited us from paying dividends on our common stock and required us to use 50% of the net cash proceeds from any equity issuance to prepay amounts outstanding under the credit facility, (ii) prohibited us from issuing debt instruments such as the notes and (iii) required us to prepay amounts outstanding under the credit facility with excess cash flow on the last day of our fiscal year. Concurrently with the closing of our initial public offering, we amended the existing credit facility to permit us to (i) use the net proceeds from our initial public offering to repay the senior subordinated loan and the second lien loan, (ii) issue the notes and to use the net proceeds from such issuance in the manner set forth in “Use of Proceeds” and (iii) use excess cash to pay dividends on our common stock and interest on the notes, subject to our compliance with certain financial ratios and other tests described below. In addition, the existing credit facility was amended to make VTE the only borrower thereunder. We refer to the existing credit facility, as so amended, as our “new credit facility.”

      The existing credit facility was comprised of a six-year $100.0 million senior secured revolving credit facility and a seven-year senior secured term loan facility in an aggregate principal amount of $1.2 billion in three tranches, consisting of a $900.0 million Term Loan B, a $270.0 million Term Loan C and a $30.0 million Term Loan D. In addition, as a condition of borrowing Term Loans C and D under the existing credit facility, we invested $30 million, representing 10% of the total loan amounts under Term Loans C and D, in subordinated capital certificates issued to us by the Rural Telephone Finance Cooperative, or RTFC. The RTFC will redeem the subordinated capital certificates in proportion to our principal repayments on Term Loans C and D. The new credit facility consists of a revolver, which we refer to as the “new revolver” and Term Loans B, C and D, which we refer to as the “new term loans,” in the same amounts as the existing credit facility. Furthermore, Valor Communications Group, Inc., along with each of its existing and future wholly-owned, direct and indirect subsidiaries guarantee the obligations of VTE under the new credit facility.

      As of March 31, 2005, we had $800.6 million outstanding under the new term loans and no amount drawn on the new revolver. We expect to borrow under the new revolver from time to time as we need to provide for our working capital and general corporate needs.

      Banc of America Securities LLC, a joint book-running manager in our offering of the old notes and a lead manager in our initial public offering, is one of the senior lead arrangers and senior book managers, and an affiliate of Banc of America Securities LLC is the administrative agent of the existing credit facility, the second lien loan and the subordinated loan. An affiliate of J.P. Morgan Securities Inc., a joint book-running manager in our offering of the old notes and a lead manager in our initial public offering, is one of the senior syndication agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a joint book-running manager in our offering of the old notes and a lead manager in our initial public offering, is one of the documentation agents on the existing credit facility, the second lien loan and the subordinated loan. An affiliate of Wachovia Capital Markets, LLC, a co-manager in our offering of the old notes and in our initial public offering, is a senior syndication agent on the existing credit facility and a lead arranger on the second lien loan and the senior subordinated loan. An affiliate of Banc of America Securities LLC serves as a lender and the administrative agent of the new credit facility and Merrill Lynch, Pierce, Fenner & Smith Incorporated and an affiliate of J.P. Morgan Securities Inc. serve as lenders and co-syndication agents of the new credit facility. CIBC World Markets Corp., a co-manager in our offering of the old notes and in our initial public offering and Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, serves as lenders and co-documentation agents of the new credit facility.

      Interest Rate and Fees. Borrowings under the new revolver or Term Loan B accrue interest at either the base rate plus 1% or LIBOR plus 2%. Borrowings under the Term Loan C and Term Loan D will be outstanding at either an RFTC fixed rate or at an RFTC variable rate plus 1.18%.

      We pay certain fees with respect to the loans under the new credit facility, including: (i) in respect of the new revolver, a commitment fee of 0.50% of any unused amounts; (ii) a commission on the aggregate face amount of all outstanding letters of credit and a fronting fee on the face amount of each letter of credit; and (iii) customary annual administration fees.

      Mandatory Prepayments. Subject to certain conditions and exceptions, our new credit facility requires us to prepay outstanding loans in an amount equal to (i) 100% of the net proceeds from certain dispositions of assets in excess of $10.0 million in any fiscal year which are not reinvested, (ii) 100% of the net proceeds from certain debt issuances (other than debt issuances to finance an acquisition or capital expenditures), and (iii) 50% of any increase in available cash for any quarter during a dividend suspension period or during the continuation of an event of default under the new credit agreement. In addition, 100% of the net cash proceeds that we receive from the RFTC on any capital certificate of the RFTC shall be used to prepay the Term Loan D.

      Voluntary Prepayments. The new credit facility provides for voluntary commitment reductions and prepayments of the new revolver and new term loans, subject to certain conditions and restrictions.

      Covenants. Our new credit facility contains negative covenants that, among other things, limit or restrict our ability (as well as those of our subsidiaries) to: create liens and encumbrances; make investments, incur debt, enter into loans, merge, dissolve, liquidate or consolidate our business; make acquisitions, make dispositions or transfers; declare dividends or distributions; amend material documents; change the nature of our business; or make certain restricted payments (other than certain permitted restricted payments); engage in certain transactions with affiliates; enter into sale/leaseback or off-balance sheet transactions; become general or limited partners or joint venturers with any party other than with certain of our subsidiaries and make changes to our fiscal year.

      In addition, the financial covenants under our new credit facility require us to maintain certain ratios. Our ratio of Adjusted EBITDA to net interest expense for any measurement period of four fiscal quarters ending during any such period set forth below must be above the ratio set forth for such period:

Period	Ratio

Closing of new credit facility, to end of fiscal quarter ending March 31, 2006; and	2.50 to 1.0
Thereafter	2.75 to 1.0

      We may not permit our ratio of total debt (defined as total debt minus the sum of debt incurred to maintain our investment in RTFC subordinated capital certificates, and minus, to the extent no amounts are outstanding on the new revolver, cash and cash equivalents) to Adjusted EBITDA on any date to exceed 5.25:1.0.

      Collateral. Except as otherwise provided, the new credit facility is secured by substantially all of our tangible and intangible assets, properties and revenues as well as those of all of our current and certain of our future subsidiaries.

      Events of Default. The new credit facility contains customary events of default such as non-payment of obligations under the new credit facility and violation of affirmative and negative covenants.

      Interest Rate Hedge. We are required to enter into new arrangements to hedge our interest rate risk under the terms of our new credit facility.

DESCRIPTION OF NEW NOTES

      In this description:

•	the word “Company” refers only to Valor Telecommunications Enterprises, LLC and not to any of its subsidiaries;

•	the word “Finance Corp.” refers only to Valor Telecommunications Enterprises Finance Corp., a wholly-owned subsidiary of the Company formed solely for purposes of serving as a co-obligor of the Notes in order to facilitate this offering; Finance Corp. will have no operations or substantial assets;

•	the word “Issuers” refers only to the Company and Finance Corp.;

•	the word “Valor” refers only to Valor Communications Group, Inc., the indirect parent of the Company, and not to any of its subsidiaries; and

•	the word “Notes” refers to the new notes and the old notes.

      The Issuers issued the old notes and will issue the new notes under an Indenture (the “Indenture”), dated February 14, 2005, among the Issuers, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

      The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes. Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Valor Communications Group, Inc. Attention: Keith Terreri.

      You can find the definitions of certain terms used in this description below under the caption “— Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture.

Brief Description of the Notes

      The Notes:

•	are general unsecured obligations of the Issuers;

•	are effectively subordinated to all existing and future secured Indebtedness of the Issuers, including the Indebtedness of the Issuers under the Credit Agreement, to the extent of the assets securing such Indebtedness, and to all existing and future liabilities of Valor’s subsidiaries (other than the Issuers) that are not Guarantors, to the extent of the assets of such subsidiaries;

•	are pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of the Issuers;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	are guaranteed by the Guarantors.

      As of March 31, 2005, we had $1,200.8 million of consolidated indebtedness outstanding, $800.8 million of which was secured indebtedness.

      Currently, all of Valor’s subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” Valor will be permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

      The Indenture provides for the issuance by the Issuers of Notes with an unlimited principal amount, of which $400.0 million was issued in the offering of the old notes. The Issuers may issue additional notes (the “Additional Notes”) from time to time. Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on February 15, 2015.

      Interest on the Notes accrues at the rate of 7 3/4% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2005. The Issuers will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1. Any Additional Interest due will be paid on the same dates as interest on the Notes. See “— Registration Rights.”

      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

      If a Holder has given wire transfer instructions to the Company, the Issuers will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

      The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

      A Holder may transfer or exchange Notes in accordance with the Indenture and the procedures described in “Notice to Investors.” The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

      The Notes are guaranteed, jointly and severally, by Valor and each Restricted Subsidiary of Valor that guarantees any Indebtedness under the Credit Agreement. Each Note Guarantee:

•	is a general unsecured obligation of the Guarantor;

•	is effectively subordinated to all existing and future secured Indebtedness of the Guarantor, including the Guarantee of the Guarantor under the Credit Agreement;

•	is pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of the Guarantor; and

•	is senior in right of payment to any future subordinated Indebtedness of the Guarantor.

      The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Relating to the Notes — The guarantees may not be enforceable because of fraudulent conveyance laws.”

      In the event that any of Valor’s Restricted Subsidiaries that are not Guarantors guarantee certain other debt, they will be required to guarantee the Notes. See “— Certain Covenants — Guarantees.”

Optional Redemption

      At any time prior to February 15, 2008, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Valor or its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

      At any time prior to February 15, 2010, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

      Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to February 15, 2010.

      On or after February 15, 2010, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage

2010	103.875%

2011	102.583%

2012	101.292%

2013 and thereafter	100.000%

      If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate.

      No Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

      The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

      If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”). No later than 30 days following any Change of Control (unless the Issuers have exercised their right to redeem the Notes as described under “— Optional Redemption”), the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

      On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

      The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

      The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Credit Agreement prohibits the Issuers from purchasing any Notes, and also provides that certain change of control events with respect to Valor and the Issuers would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which Valor or the Issuers become parties may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of their lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

      The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Valor and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Valor and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      Valor will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Valor (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by Valor or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities (as shown on Valor’s or such Restricted Subsidiary’s most recent balance sheet) of Valor or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to Valor or any Subsidiary of Valor) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases Valor or such Restricted Subsidiary from further liability therefor;

(b) any securities, notes or other obligations received by Valor or any such Restricted Subsidiary from such transferee that are converted by Valor or such Restricted Subsidiary into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion);

(c) any Designated Noncash Consideration received by Valor or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 2.5% of Tangible Assets or (y) $25.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

      Within 365 days after the receipt by Valor or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, Valor or such Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to repay (x) Indebtedness secured by assets of Valor or its Restricted Subsidiaries (to the extent of the value of the assets securing such Indebtedness), (y) Obligations under the Credit Agreement or (z) Indebtedness of a Restricted Subsidiary of Valor that is neither an Issuer nor a Guarantor (to the extent of the value of the assets of such Restricted Subsidiary); or

(2) to purchase Replacement Assets.

Pending the final application of any such Net Proceeds, Valor or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

      On the 366th day after an Asset Sale or such earlier date, if any, as Valor determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Issuers to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

      The Issuers may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Valor and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

      The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

      The Credit Agreement prohibits the Issuers from purchasing any Notes, and also provides that certain asset sale events with respect to Valor would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Issuers become parties may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of their lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Certain Covenants

Restricted Payments

      (A)     Valor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of Valor’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Valor or any of its Restricted Subsidiaries) or to the direct or indirect holders of Valor’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions

(x) payable in Equity Interests (other than Disqualified Stock) of Valor or (y) to Valor or a Restricted Subsidiary of Valor);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Valor or any of its Restricted Subsidiaries) any Equity Interests of Valor or any Restricted Subsidiary thereof held by Persons other than Valor or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or any Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

(2) Valor would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Valor and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (9) and (10) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) an amount equal to Valor’s Consolidated Cash Flow for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Valor’s most recently ended fiscal quarter for which internal financial statements are available (the “Basket Period”) less 1.4 times Valor’s Fixed Charges for the Basket Period, plus

(b) 100% of the aggregate net proceeds (including the Fair Market Value of non-cash property) received by Valor since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Valor or from the Incurrence of Indebtedness (including the issuance of Disqualified Stock) of Valor or any of its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of Valor), plus

(c) with respect to Restricted Investments made by Valor and its Restricted Subsidiaries after the Issue Date, the aggregate amount of cash, or the Fair Market Value of property other than cash, equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Valor or any Restricted Subsidiary or from the net proceeds received in cash, or in property other than cash (valued at such property’s Fair Market Value), from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries.

      (B)     The preceding provisions will not prohibit, so long as, in the case of clauses (5), (7), (8), (9) and (10) below, no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the payment of any dividend or other distribution by a Restricted Subsidiary of Valor to the holders of its Common Stock on a pro rata basis;

(3) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of Valor or a substantially concurrent sale (other than to a Subsidiary of Valor) of, Equity Interests (other than Disqualified Stock) of Valor; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph (A);

(4) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Valor or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled “— Incurrence of Indebtedness”;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

(7) the repurchase of Equity Interests of Valor constituting fractional shares in an aggregate amount since the Issue Date not to exceed $100,000;

(8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Valor or any of its Restricted Subsidiaries held by any current or former employee, consultant or director of Valor or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement approved by a majority of the disinterested members of the Board of Directors of Valor; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed the sum of:

(a) $10.0 million, with unused amounts pursuant to this subclause (a) being carried over to succeeding fiscal years; plus

(b) the aggregate net cash proceeds received by Valor since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Valor to any current or former employee, consultant or director of Valor or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this subclause (b) will be excluded from clause (3)(b) of the preceding paragraph (A); plus

(c) the cash proceeds of any “key man” life insurance received by Valor or any of its Restricted Subsidiaries (and not included in the Consolidated Cash Flow of Valor) that are used to make such redemptions, repurchases, redemptions or other acquisitions;

(9) dividends paid by Valor on its Common Stock in an amount per share equal to the dividend described in this prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Significant Transactions” for the first two dividend payments immediately following the Issue Date; and

(10) other Restricted Payments in an aggregate amount not to exceed $15.0 million.

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Valor or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any

Restricted Payment, Valor will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

Incurrence of Indebtedness

      Valor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that Valor or any of its Restricted Subsidiaries may Incur Indebtedness, if Valor’s Consolidated Leverage Ratio at the time of the Incurrence of such additional Indebtedness, and after giving effect thereto, is less than 5.25 to 1.

      The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by Valor or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (1) not to exceed $925.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by Valor or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4) the Incurrence by Valor or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of Valor or such Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (x) 5.0% of Tangible Assets at the time of Incurrence and (y) $50.0 million;

(5) the Incurrence by Valor or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (14) of this paragraph;

(6) the Incurrence by Valor or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Valor or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Issuers or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor;

(b) Indebtedness owed to the Issuers or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is an Issuer or a Guarantor;

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Valor or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Valor or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by Valor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by Valor or any of its Restricted Subsidiaries of Indebtedness of Valor or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this covenant;

(8) the Incurrence by Valor or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9) the Incurrence by Valor or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Valor or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Valor or any Restricted Subsidiary thereof in connection with such disposition;

(10) the Incurrence by Valor or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11) the Incurrence by Valor or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance, appeal or surety bonds (in each case other than for an obligation for borrowed money);

(12) the Incurrence by Valor or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(13) the Incurrence by the Issuers or any Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes; and

(14) the Incurrence by Valor or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (14), not to exceed $50.0 million.

      For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Valor will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to the first paragraph of this covenant or under any clause of Permitted Debt so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.

      Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

      None of the Issuers will Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Issuer unless it is contractually subordinate in right of payment to the Notes to the same extent. No Guarantor will Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of any Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

      Valor will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      Valor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Valor or any of its Restricted Subsidiaries or pay any liabilities owed to Valor or any of its Restricted Subsidiaries;

(b) make loans or advances to Valor or any of its Restricted Subsidiaries; or

(c) transfer any of its properties or assets to Valor or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of Valor’s Board of Directors, no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2) set forth in the Indenture, the Notes and the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law, rule regulation or order;

(4) with respect to any Person or the property or assets of a Person acquired by Valor or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (c) of the first paragraph of this covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Valor or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture,

(C) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or

(D) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Valor or any Restricted Subsidiary thereof in any manner material to Valor or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8) existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which Valor’s Board of Directors determines will not adversely affect the Issuers’ ability to make payments of principal or interest payments on the Notes; and

(10) existing under, by reason of or with respect to Indebtedness of any Guarantor; provided that Valor’s Board of Directors determines in good faith at the time such encumbrances or restrictions are created that they do not adversely affect the Issuers’ ability to make payments of principal or interest on the Notes.

Merger, Consolidation or Sale of Assets

      The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets, is a limited liability company, then there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this clause (1) and a co-obligor of the Notes) and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will either (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness” or (y) have a Consolidated Leverage Ratio that is lower than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and

(4) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture; and Finance Corp., unless it is the other party to the transactions described above, will have by supplemental indenture confirmed its obligations under the Indenture and the Notes.

      Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the “Company” will refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture. In the event of any such transfer (other than any transfer by way of lease), the predecessor Company will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

      In addition, the Company and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person. Clauses (2) and (3) above of this covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries. Clauses (2) and (3) of this covenant will also not apply to any transaction if, in the good faith determination of the Board of Directors of Valor, the sole purpose of the transaction is to reincorporate the Company in another state of the United States.

      Valor will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Valor is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Valor and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Valor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Valor) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of Valor under its Note Guarantee, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, Valor or the Person formed by or surviving any such consolidation or merger (if other than Valor), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will either (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness” or (y) have a Consolidated Leverage Ratio that is lower than the Consolidated Leverage Ratio of Valor immediately prior to such transaction.

      In addition, Valor and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of Valor and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person. Clauses (2) and (3) above of this covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among Valor and any of its Restricted Subsidiaries. Clauses (2) and (3) of this covenant will also not apply to any transaction if, in the good faith determination of the Board of Directors of Valor, the sole purpose of the transaction is to reincorporate Valor in another state of the United States.

Transactions with Affiliates

      Valor will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Valor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Valor or such Restricted Subsidiary with a Person that is not an Affiliate of Valor or any of its Restricted Subsidiaries; and

(2) Valor delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of Valor (if any); and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to Valor or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among Valor and/or its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as part of any such transactions (but excluding any such transaction to the extent that any payments thereunder made by Valor or any of its Restricted Subsidiaries to such Person are substantially concurrently paid by such Person to any other Affiliate of Valor, except to the extent that any such transaction would not be prohibited by this covenant);

(2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of Valor;

(3) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments;”

(4) any sale of Equity Interests (other than Disqualified Stock) of Valor;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Valor and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Valor or any of its Restricted Subsidiaries with officers and employees of Valor or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of Valor or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of Valor;

(7) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the disinterested members of the Board of Directors of Valor in good faith;

(8) transactions with a Person that is an Affiliate of Valor solely because Valor, directly or indirectly, owns Equity Interests in, or controls, such Person;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to Valor and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of Valor, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(10) payments by Valor or any of its Restricted Subsidiaries to the Permitted Holders made for any financial advisory or consulting services in an aggregate amount (including payments made pursuant to any agreements or arrangements in effect on the date of the Indenture) not to exceed $2.0 million in any twelve-month period, which payments are approved in good faith by a majority of the disinterested members of Valor’s Board of Directors.

Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors of Valor may designate any Restricted Subsidiary of Valor (other than (x) the Issuers or (y) any Subsidiary of Valor that owns Equity Interests in any of the Issuers) to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by Valor or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by Valor or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Incurrence of Indebtedness;”

(2) the aggregate Fair Market Value of all outstanding Investments owned by Valor and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Valor or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “— Restricted Payments;”

(3) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with Valor or any Restricted Subsidiary thereof unless either (i) such agreement, contract, arrangement or understanding is with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to Valor and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of Valor, or (ii) the terms of any such agreement, contract, arrangement or understanding are no less favorable to Valor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Valor;

(b) is a Person with respect to which neither Valor nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Valor or any of its Restricted Subsidiaries, except (i) to the extent such Guarantee or credit support would be released upon such designation or (ii) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and

(4) no Default or Event of Default would be in existence following such designation.

      Any designation of a Restricted Subsidiary of Valor as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (3) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of Valor as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, Valor will be in default under the Indenture.

      The Board of Directors of Valor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of Valor of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness;”

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “— Restricted Payments;”

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Liens;” and

(4) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

      Valor will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Valor or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

(1) Valor or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Certain Covenants — Liens;”

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and Valor applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

Limitation on Issuances and Sales of Equity Interests of the Company

      Valor will at all times own all of the issued and outstanding Equity Interests of the Company (either directly or through one or more Restricted Subsidiaries of Valor (x) all of the Equity Interests of which are owned by Valor and (y) that are Guarantors).

Guarantees

      Valor will not permit any of its Restricted Subsidiaries (other than the Issuers and any Insignificant Subsidiary), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Valor or any Domestic Restricted Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

      A Guarantor (other than Valor) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

      The Note Guarantee of a Guarantor (other than (x) Valor and (y) any Subsidiary of Valor that owns Equity Interests in any of the Issuers) will be released:

(1) in connection with any transaction permitted by the Indenture after which such Guarantor would no longer constitute a Restricted Subsidiary of Valor, if the sale of Capital Stock, if any, complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2) if Valor properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture;

(3) upon satisfaction and discharge of the Notes as set forth under “— Satisfaction and Discharge” or upon defeasance of the Notes as set forth under “— Legal Defeasance and Covenant Defeasance;” or

(4) solely in the case of a Note Guarantee created pursuant to the first paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

      Valor will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Valor and its Restricted Subsidiaries taken as a whole.

Restrictions on Activities of Finance Corp.

      Finance Corp. will not hold any material assets or become liable for any Obligations or engage in any business activities; provided that Finance Corp. may be a co-obligor of the Notes (including any Additional Notes) pursuant to the terms of the Indenture, a borrower or guarantor pursuant to the terms of the Credit Agreement or a co-obligor on other Indebtedness of the Company permitted under the Indenture if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company’s Restricted Subsidiaries other than Finance Corp. Finance Corp. may, as necessary, engage in any activities directly related to or necessary in connection with serving as a co-obligor of the Notes, a borrower or guarantor pursuant to the terms of the Credit Agreement and a co-obligor on such other Indebtedness. The Company will not sell or otherwise dispose of any of its Equity Interests in Finance Corp. and will not permit Finance Corp., directly or indirectly, to issue or sell or otherwise dispose of any of its Equity Interests.

Payments for Consent

      Valor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

      Valor will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Valor were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Valor’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Valor were required to file such reports.

      Whether or not required by the Commission, Valor will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Valor agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Valor’s filings for any reason, Valor will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Valor were required to file those reports with the Commission.

      If Valor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Valor and its Restricted Subsidiaries separate from the financial condition and results of operations of Valor’s Unrestricted Subsidiaries.

      In addition, the Issuers and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by Valor or any of its Restricted Subsidiaries to comply with the provisions described under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by Valor or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control” or “— Repurchase at the Option of Holders — Asset Sales” (other than a failure to purchase Notes);

(5) failure by Valor or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture (other than a failure to purchase Notes);

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Valor or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Valor or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any principal payment when due at the final maturity of such Indebtedness and prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7) failure by Valor or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the Indenture, any Note Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, will deny or disaffirm its obligations under its Note Guarantee; and

(9) certain events of bankruptcy or insolvency with respect to (i) Valor, (ii) any Subsidiary of Valor that owns Equity Interests in either Issuer, (iii) either Issuer or (iv) any Significant Subsidiary of Valor (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) Valor, (ii) any Subsidiary of Valor that owns Equity Interests in either Issuer, (iii) either Issuer or (iv) any Significant Subsidiary of Valor (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

      In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) above, the declaration of acceleration of the Notes will be automatically annulled if the holders of all Indebtedness described in clause (6) above have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

      Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

      However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Valor or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      Valor is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Valor is required to deliver to the Trustee, within 30 days after the occurrence thereof, a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

      In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant

Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Valor or any of its Restricted Subsidiaries is a party or by which Valor or any of its Restricted Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Issuers under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law;

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(8) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 123-day period referred to above) relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (other than the provisions relating to the covenants described under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9) amend, change or modify the obligation of the Issuers to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “Repurchase at the Option of Holders — Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “Repurchase at the Option of Holders — Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the covenants described under the captions “— Certain Covenants — Merger, Consolidation and Sale of Assets” and “— Certain Covenants — Guarantees,” consent to the assignment or transfer by the Issuers or any Guarantor of any of their rights or obligations under the Indenture;

(11) amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or

(12) make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described under “— Certain Covenants — Guarantees;”

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to provide for the issuance of Additional Notes in accordance with the Indenture; or

(9) conform the text of the Indenture or the Notes to any provision of this Description of Notes to the extent that such provision of the Indenture or the Notes was intended to conform to the text of this Description of Notes.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

      In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the Trustee becomes a creditor of the Issuers or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

      “Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at February 15, 2010 (such redemption price being described under “— Optional Redemption”) plus (2) all remaining required interest payments due on such Note through February 15, 2010 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets;” and

(2) the issuance of Equity Interests by any of Valor’s Restricted Subsidiaries or the sale by Valor or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

      Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $2.5 million;

(2) a transfer of assets or Equity Interests between or among Valor and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Valor to Valor or to another Restricted Subsidiary thereof;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” and any Permitted Investment;

(8) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;

(9) the creation of a Lien not prohibited by the Indenture;

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11) licenses of intellectual property;

(12) any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration; and

(13) any foreclosure upon any assets of Valor or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of the Indenture; provided that such foreclosure does not otherwise constitute a Default under the Indenture.

      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

      “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of Valor to have been duly adopted by the Board of Directors of Valor and to be in full force and effect on the date of such certification.

      “Business Day” means any day other than a Legal Holiday.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1) U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party under the Credit Agreement or any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s Investors Service, Inc. or A-1 or better from Standard & Poor’s Rating Services;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of Valor) rated at least “A-2” or higher from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than one year from the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Valor and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of (i) Valor, (ii) any Subsidiary of Valor that owns Equity Interests in either Issuer or (iii) either Issuer;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Valor;

(4) the first day on which a majority of the members of the Board of Directors of Valor are not Continuing Directors;

(5) Valor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Valor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Valor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Valor outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

      “Commission” means the United States Securities and Exchange Commission.

      “Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), goodwill impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4) expenses of Valor and its Restricted Subsidiaries related to the Transactions, to the extent deducted in computing such Consolidated Net Income; plus

(5) customary fees and expenses of Valor and its Restricted Subsidiaries payable in connection with any Equity Offering, the Incurrence of Indebtedness permitted by the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness” or any acquisition permitted hereunder or other extraordinary, nonrecurring or unusual costs or losses incurred after the Issue Date, in each case to the extent deducted in computing such Consolidated Net Income; provided, however, that any such nonrecurring or unusual costs or losses are determined and calculated in good faith by a responsible financial or accounting officer of Valor; plus

(6) the amount of any minority interest expense deducted in computing such Consolidated Net Income; plus

(7) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing such Consolidated Net Income; plus

(8) non-cash pension and other post-employment benefit expense, to the extent deducted in computing such Consolidated Net Income; plus

(9) any non-cash SFAS 133 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Net Income; minus

(10) non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice and (b) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Cash Flow in a prior period;

      in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Valor will be added to Consolidated Net Income to compute Consolidated Cash Flow of Valor (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of Valor and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Valor by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of:

(1) the aggregate outstanding amount of Indebtedness of Valor and its Restricted Subsidiaries as of such date of determination on a consolidated basis (subject to the terms described in the paragraph below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

(2) the Consolidated Cash Flow of Valor for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination.

      For purposes of this definition:

(a) Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of Valor and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and (B) any acquisition or disposition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of Valor or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the applicable four-quarter period specified in clause (2) of the preceding paragraph and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition) occurred on the first day of such four-quarter period; and

(b) pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Valor.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof (and the net loss of any such Person will be included only to the extent that such loss is funded in cash by the specified Person or a Restricted Subsidiary thereof);

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Valor who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

      “Credit Agreement” means that certain Senior Credit Agreement, dated as of November 10, 2004 and amended as of the Issue Date, by and among the Company, Valor, the other subsidiaries of Valor named therein, Bank of America, N.A., as Senior Administrative Agent and the other lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time (including increases in the amounts available for borrowing thereunder), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

      “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by Valor or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Valor to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Valor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

      “Domestic Restricted Subsidiary” means any Restricted Subsidiary of Valor other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

      “Earn-out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of Valor to any Person (other than (i) to any Subsidiary thereof, (ii) as part of the Transactions and (iii) issuances of equity securities pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Valor).

      “Existing Indebtedness” means the aggregate principal amount of Indebtedness of Valor and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.

      “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of Valor, whose determination, unless otherwise specified below, will be conclusive if evidenced by a Board Resolution. Notwithstanding the foregoing, (1) the Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee if the Fair Market Value exceeds $5.0 million and (2) the Board of Directors’ determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding the amortization or write-off of debt issuance costs; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, only in the case of (x) Preferred Stock of any Restricted Subsidiary of such Person that is not a Guarantor or (y) Disqualified Stock of such Person or of any of its Restricted Subsidiaries) and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Preferred Stock of such Person’s Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

      “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

      “Guarantors” means:

(1) Valor;

(2) each direct and indirect Restricted Subsidiary of Valor (other than the Issuers) that Guarantees any Indebtedness under the Credit Agreement on the Issue Date; and

(3) any other Subsidiary of Valor that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(4) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

      “Holder” means a Person in whose name a Note is registered.

      “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Valor will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Valor and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of Valor or its Restricted Subsidiary as accrued.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations and Attributable Debt;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; provided that Indebtedness shall not include any Earn-out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

if and to the extent any of the preceding items (other than letters of credit and other than clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary, provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, provided, further, that any obligation of Valor or any Restricted Subsidiary in respect of minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, shall be deemed not to constitute Indebtedness. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

      The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      “Insignificant Subsidiary” means any Subsidiary of Valor (other than any Subsidiary of Valor that owns Equity Interests in either Issuer) that has total assets of not more than $500,000 and that is designated by Valor as an “Insignificant Subsidiary,” provided that the total assets of all Subsidiaries that are so designated, as reflected on Valor’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $2.5 million.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      If Valor or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Valor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Valor, Valor will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by Valor or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Valor or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

      “Issue Date” means the date of original issuance of the Notes under the Indenture.

      “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Valor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of Valor, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by Valor or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by Valor or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by Valor or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither Valor nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Valor or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which either (a) the explicit terms provide that there is no recourse against any of the assets of Valor or any Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of Valor or any of its Restricted Subsidiaries, in each case other than recourse against the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder.

      “Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      “Officer” means, with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

      “Officers’ Certificate” means a certificate signed on behalf of Valor by at least two Officers of Valor, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of Valor, that meets the requirements of the Indenture.

      “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of Valor) that meets the requirements of the Indenture.

      “Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by Valor and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related thereto or a reasonable extension or expansion thereof.

      “Permitted Holders” means Welsh, Carson, Anderson & Stowe and Vestar Capital Partners and their respective Affiliates.

      “Permitted Investments” means:

(1) any Investment in Valor or in a Restricted Subsidiary of Valor;

(2) any Investment in Cash Equivalents;

(3) any Investment by Valor or any Restricted Subsidiary of Valor in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Valor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Valor or a Restricted Subsidiary of Valor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(6) any Investment acquired by Valor or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Valor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by Valor or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Valor or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(9) advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate;

(10) commission, payroll, travel and similar advances to officers and employees of Valor or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12) other Investments in any Person other than any Unrestricted Subsidiary of Valor (provided that any such Person is either (i) not an Affiliate of Valor or (ii) is an Affiliate of Valor (A) solely because Valor, directly or indirectly, owns Equity Interests in, or controls, such Person or (B) engaged in bona fide business operations and is an Affiliate solely because it is under common control with Valor) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed the greater of (x) 2.5% of Tangible Assets at the time of such Investment and (y) $25 million; provided, however, that if an Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of Valor at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of Valor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (12); and

(13) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the Issue Date, not to exceed $15.0 million (but, to the extent that any Investment made pursuant to this clause (13) since the Issue Date is sold or otherwise liquidated for cash, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment).

      “Permitted Liens” means:

(1) Liens securing obligations in an amount when created or Incurred, together with the amount of all other obligations secured by a Lien under this clause (1) at that time outstanding, not to exceed the greater of (A) the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under clauses (1), (4) and (14) of the second paragraph of the covenant described under the caption “Certain Covenants — Incurrence of Indebtedness” plus (ii) the amount of Indebtedness available for Incurrence at such time under clauses (1), (4) and (14) of the second paragraph of the covenant described under the caption “Certain Covenants — Incurrence of Indebtedness” and (B) the product of (x) 3.5 and (y) Valor’s Consolidated Cash Flow for the most recent four fiscal quarters for which internal financial statements are available at such time;

(2) Liens in favor of the Issuers or any Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Valor or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Valor or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Valor or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Valor or the Restricted Subsidiary;

(5) Liens securing the Notes and the Note Guarantees;

(6) Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under the Credit Agreement);

(7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(9) pledges of Equity Interests of an Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary;

(10) Liens securing obligations that do not exceed $15.0 million at any one time outstanding;

(11) Liens on cash or Cash Equivalents securing Hedging Obligations of Valor or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(12) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(13) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(14) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by Valor or any of its Restricted Subsidiaries;

(15) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Valor or any Subsidiary thereof on deposit with or in possession of such bank;

(18) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);

(19) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(20) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and

(21) Liens of franchisors in the ordinary course of business not securing Indebtedness.

      “Permitted Refinancing Indebtedness” means any Indebtedness of Valor or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Valor or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5) such Indebtedness is Incurred by either (a) by an Issuer or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

      “Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of Valor.

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

      “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

      “Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      “Tangible Assets” means the total consolidated assets of Valor and its Restricted Subsidiaries (less depreciation, amortization, applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of Valor prepared in conformity with GAAP.

      “Transactions” means the debt recapitalization, initial public offering and offering of the Notes (and the related implementation transactions) each as described in this prospectus under “Summary.”

      “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to February 15, 2010; provided, however, that if the then remaining term of the Notes to February 15, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to February 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

      “Unrestricted Subsidiary” means any Subsidiary of Valor that is designated by the Board of Directors of Valor as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain United States federal income tax considerations relating to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax considerations arising with respect to the exchange. This summary is based on the provisions of the Internal Revenue code of 1986, as amended, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possible on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities for United States federal income tax purposes, insurance companies, broker-dealers, dealers or traders in securities or currencies, and persons who are not United States corporations or United States citizens or residents. Moreover, the effect of any applicable estate or gift, state, local or non-United States tax law is not discussed. We recommend that each holder consult such holder’s own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any state, local or foreign tax laws.

      There will be no United States federal income tax consequences to a holder exchanging old notes for new notes in the exchange offer, and the new notes will be treated as a continuation of the old notes in the hands of the holder, because the exchange of old notes for new notes will not be treated as a “significant modification” of the old notes under applicable United States federal income tax principles.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for outstanding securities where such securities were acquired as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale provided a broker-dealer has notified us either in the letter of transmittal or otherwise within 30 days after consummation of the exchange offer that it holds new securities as a result of market-making or other trading activities.

      We will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a reasonable period after the expiration date of the exchange offer, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      Prior to the exchange offer, there has not been any public market for the outstanding securities. The outstanding securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for new securities by holders who are entitled to participate in this exchange offer. The holders of outstanding securities, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding securities. The new securities will constitute a new issue of securities with no established trading market. We do not intend to list the new securities on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the new securities or as to the liquidity of the trading market for the new securities. If a trading market does not develop or is not maintained, holders of the new securities may experience difficulty in reselling the new securities or may be unable to sell them at all. If a market for the new securities develops, any such market may be discontinued at any time.

LEGAL MATTERS

      Kirkland & Ellis LLP, New York, New York (a limited liability partnership that includes professional corporations) will give an opinion as to the validity of the new notes and certain other legal matters on behalf of the Issuers. Kirkland & Ellis LLP has, from time to time, represented, and may continue to represent Welsh, Carson, Anderson & Stowe, Vestar Capital Partners, Citicorp Venture Capital and some of their respective affiliates (including Valor and its subsidiaries) in connection with various legal matters. Cynthia Ayres will give an opinion as to the validity of certain of the guarantees on the new notes on behalf of the entities issuing those guarantees.

EXPERTS

      The financial statements as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE CAN YOU FIND MORE INFORMATION

      Valor is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, files periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference rooms. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding Valor.

      While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to us at:

VALOR COMMUNICATIONS GROUP, INC.

201 E. John Carpenter Freeway, Suite 200
Irving, Texas 75062
(972) 373-1000

VALOR COMMUNICATIONS GROUP, INC.*

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets — December 31, 2003 and 2004	F-3
Consolidated Statements of Operations and Comprehensive Income (Loss) — Years ended December 31, 2002, 2003 and 2004	F-4
Consolidated Statements of Cash Flows — Years ended December 31, 2002, 2003 and 2004	F-5
Consolidated Statements of Changes in Common Owners’ Equity — Years ended December 31, 2002, 2003 and 2004	F-7
Notes to Consolidated Financial Statements	F-8
Unaudited Condensed Consolidated Balance Sheet as of March 31, 2005	F-36
Unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2004 and 2005	F-37
Unaudited Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2004 and 2005	F-38
Unaudited Notes to Condensed Consolidated Financial Statements	F-39
Unaudited Pro Forma Condensed Consolidated Statement of Operations	P-1
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2005	P-2
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004	P-3

*	Valor Communications Group, Inc. (Valor) is a holding company and has no direct operations. Valor was formed for the sole purpose of reorganizing our corporate structure and consummation of our initial public offering. Valor’s principle assets are the direct and indirect equity interest of its subsidiaries, Valor Telecommunications, LLC (“VTC”), Valor Telecommunications Southwest, LLC (“VTS”) and Valor Telecommunications Southwest II, LLC (“VTS II”). The historical consolidated financial statements prior to the initial public offering represent those of VTC.

VALOR TELECOMMUNICATIONS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Valor Telecommunications, LLC
Irving, TX

      We have audited the accompanying consolidated balance sheets of Valor Telecommunications, LLC and subsidiaries (the “Company”) as of December 31, 2003 and 2004 and the related consolidated statements of operations and comprehensive income (loss), changes in common owners’ equity, and cash flows for each of the three years in the period ended December 31, 2004. Our audits also include the financial statement schedule listed in the Index at Item 21. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 25, 2005

VALOR TELECOMMUNICATIONS, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
			Pro Forma
	2003	2004	Reorganization

			(Unaudited)
			(See Note 23)
ASSETS
Current assets
Cash and cash equivalents	$1,414	$17,034
Accounts receivable:
Customers, net of allowance for doubtful accounts of $2,672 and $1,833, respectively	26,550	26,602
Carriers and other, net of allowance for doubtful accounts of $652 and $881, respectively	34,223	36,155
Materials and supplies, at average cost	1,922	1,400
Other current assets	9,052	8,821

Total current assets	73,161	90,012

Net property, plant and equipment	769,570	749,984

Investments and other assets
Goodwill	1,057,007	1,058,235
Other	139,305	72,936

Total other assets	1,196,312	1,131,171

TOTAL ASSETS	$2,039,043	$1,971,167

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$37,318	$1,801
Accounts payable	14,458	5,847
Notes payable	6,687	1,893
Accrued expenses and other current liabilities:
Taxes	11,983	13,505
Salaries and benefits	14,372	15,135
Interest	3,190	5,471
Other	14,405	15,564
Advance billings and customer deposits	16,958	15,700

Total current liabilities	119,371	74,916

Long-term debt	1,426,655	1,599,177

Deferred credits and other liabilities	48,072	38,698

Redeemable preferred interests	370,231	236,129	—

Redeemable preferred interests of subsidiary	24,475	15,776	—

Total liabilities	1,988,804	1,964,696

Minority interests	377	—	—

Commitments and contingencies (see Note 13)
Common owners’ equity
Class A common interests, no par or stated value, 500,000,000 interests authorized, 65,568,694 issued and 65,534,944 outstanding	64,633	64,633	—
Class B common interests, no par or stated value, 5,184,255 interests authorized, 5,056,755 issued and outstanding	—	—	—
Class C interests, no par or stated value, 50,000,000 interests authorized, 46,000,000 issued and outstanding	46,000	29,542	—
Common stock, $0.0001 par value per share	—	—	3
Additional paid-in capital	—	—	509,101
Treasury stock	(34)	(34)	—
Accumulated other comprehensive loss	(7,371)	(7,894)	(7,894)
Accumulated deficit	(53,366)	(79,776)	(341,875)

Total common owners’ equity	49,862	6,471	159,335

TOTAL LIABILITIES AND EQUITY	$2,039,043	$1,971,167

See accompanying notes to consolidated financial statements.

VALOR TELECOMMUNICATIONS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands, except per owner unit amounts)

	Year Ended December 31,

	2002	2003	2004

Operating revenues	$479,883	$497,334	$507,310
Operating expenses
Cost of service (exclusive of depreciation and amortization shown separately below)	113,891	106,527	104,934
Selling, general and administrative	133,468	126,896	138,804
Depreciation and amortization	73,273	81,638	86,451

Total operating expenses	320,632	315,061	330,189

Operating income	159,251	182,273	177,121
Other income (expense)
Interest expense	(127,365)	(119,185)	(110,287)
Loss on interest rate hedging arrangements	(12,348)	(2,113)	(126)
Earnings from unconsolidated cellular partnerships	2,757	3,258	1,113
Impairment on investment in cellular partnerships	—	—	(6,678)
Loss on debt extinguishment	—	—	(62,975)
Other income and (expense), net	(870)	(3,376)	(25,116)

Total other income (expense)	(137,826)	(121,416)	(204,069)

Income (loss) from continuing operations before income taxes and minority interest	21,425	60,857	(26,948)
Income tax expense	1,649	2,478	665

Income (loss) from continuing operations before minority interest	19,776	58,379	(27,613)
Minority interest	(13)	(254)	(142)

Income (loss) from continuing operations	19,763	58,125	(27,755)
Discontinued operations	(3,461)	108	—

Net income (loss)	16,302	58,233	(27,755)
Other comprehensive loss:
Minimum pension liability adjustment, net of tax	(4,558)	(2,813)	(523)

Comprehensive income (loss)	$11,744	$55,420	$(28,278)

Earnings (losses) per owners’ unit:
Basic and diluted income (loss) from continuing operations:
Class A and B common interests	$0.22	$0.73	$(0.09)
Class C interests	$0.09	$0.15	$(0.46)
Basic and diluted net income (loss):
Class A and B common interests	$0.17	$0.73	$(0.09)
Class C interests	$0.09	$0.15	$(0.46)

See accompanying notes to consolidated financial statements.

VALOR TELECOMMUNICATIONS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,

	2002	2003	2004

Operating activities
Net income (loss)	$16,302	$58,233	$(27,755)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	73,273	81,638	86,451
Loss on debt extinguishment	—	—	62,975
Deferred income taxes	93	450	203
Loss (income) from discontinued operations	3,461	(108)	—
Amortization of debt issuance costs	6,801	8,105	7,399
Expense incurred related to cash payment to minority shareholders in connection with reorganization	—	—	17,988
Non-cash interest expense	32,612	17,788	—
Non-cash unrealized loss (gain) on interest rate hedging arrangements	2,748	(8,487)	(8,867)
Earnings from unconsolidated cellular partnerships	(2,757)	(3,258)	(1,113)
Impairment on investment in cellular partnerships	—	—	6,678
Provision for doubtful accounts receivable	11,393	3,298	4,438
Stock compensation expense	—	—	1,345
Redeemable preferred interests of subsidiary	602	3,314	231
Minority interest	13	254	142
Changes in current assets and current liabilities:
Accounts receivable	(5,147)	3,786	(6,295)
Accounts payable	3,235	(6,668)	(8,611)
Accrued interest	(1,466)	(401)	2,281
Other current assets and current liabilities, net	6,669	3,316	6,556
Other, net	2,551	4,805	(330)

Net cash provided by operating activities from continuing operations	150,383	166,065	143,716

Investing activities
Acquisition, net of cash acquired	(128,135)	—	(1,500)
Additions to property, plant and equipment	(89,527)	(69,850)	(65,525)
Redemption of RTFC capital certificate	—	—	31,111
Distributions from unconsolidated cellular partnerships	1,939	3,507	1,904
Other, net	(1,050)	44	(848)

Net cash used in investing activities from continuing operations	(216,773)	(66,299)	(34,858)

VALOR TELECOMMUNICATIONS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(Dollars in thousands)

	Year Ended December 31,

	2002	2003	2004

Financing activities
Proceeds from issuance of debt	116,500	61,500	1,359,000
Repayments of long-term debt	(77,304)	(161,549)	(1,223,249)
Notes payable, net	(11,497)	1,742	(8,273)
Proceeds from issuance of common interests	46,000	—	—
Proceeds from issuance of minority interests	110	—	—
Prepayment fees paid in connection with the debt recapitalization	—	—	(11,376)
Redemption of redeemable preferred interests	—	—	(134,102)
Redemption of Class C interests	—	—	(16,458)
Cash payment to minority interest holders in connection with reorganization	—	—	(18,646)
Redemption of redeemable preferred interests in subsidiary	—	—	(8,791)
Payment of debt issuance costs	(2,794)	(1,158)	(31,330)

Net cash provided by (used in) financing activities from continuing operations	71,015	(99,465)	(93,225)

Net increase in cash and cash equivalents from continuing operations	4,625	301	15,633
Net operating cash used in discontinued operations	(3,662)	(176)	(13)

Net increase in cash and cash equivalents	963	125	15,620
Cash and cash equivalents at beginning of period	326	1,289	1,414

Cash and cash equivalents at end of period	$1,289	$1,414	$17,034

Supplemental disclosures of cash flow activity:
Cash paid for interest	$102,895	$109,368	$113,536
Income taxes paid	1,780	2,390	1,250
Debt issued for capitalized leases	3,057	1,949	863
Note payable issued for insurance policies	2,475	3,770	3,479
Intangible pension asset	—	—	157
Minimum pension liability adjustment	4,650	3,054	414
Write-off of deferred financing costs	—	555	44,827

See accompanying notes to consolidated financial statements.

VALOR TELECOMMUNICATIONS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN COMMON OWNERS’ EQUITY

For the Years Ended December 31, 2002, 2003 and 2004

Owner Units				Owners’ Interests				Accumulated		Total
								Other		Common
Class A	Class B			Class A	Class B		Treasury	Comprehensive	Accumulated	Owners’
Common	Common	Class C		Common	Common	Class C	Stock	Loss	Deficit	Equity

				(Dollars in thousands)
65,535	3,984	—	Balance, January 1, 2002	$64,633	$—	$—	$(34)	$—	$(127,901)	$(63,302)
—	1,073	46,000	Issuance of common interests	—	—	46,000	—	—	—	46,000
—	—	—	Minimum pension liability adjustment, net of tax	—	—	—	—	(4,558)	—	(4,558)
—	—	—	Net income	—	—	—	—	—	16,302	16,302

65,535	5,057	46,000	Balance, December 31, 2002	$64,633	$—	$46,000	$(34)	$(4,558)	$(111,599)	$(5,558)
—	—	—	Minimum pension liability adjustment, net of tax	—	—	—	—	(2,813)	—	(2,813)
—	—	—	Net income	—	—	—	—	—	58,233	58,233

65,535	5,057	46,000	Balance, December 31, 2003	$64,633	$—	$46,000	$(34)	$(7,371)	$(53,366)	$49,862
—	—	—	Minimum pension liability adjustment, net of tax	—	—	—	—	(523)	—	(523)
—	—	—	Redemption of Class C interests	—	—	(16,458)	—	—	—	(16,458)
—	—	—	Stock compensation expense	—	—	—	—	—	1,345	1,345
—	—	—	Net loss	—	—	—	—	—	(27,755)	(27,755)

65,535	5,057	46,000	Balance, December 31, 2004	$64,633	$—	$29,542	$(34)	$(7,894)	$(79,776)	$6,471

See accompanying notes to consolidated financial statements.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except per owner unit amounts)

(1)	Background and Basis of Presentation

      The consolidated financial statements include the accounts of Valor Telecommunications, LLC (VTC) and its majority-owned subsidiaries (collectively, the Company). All significant intercompany transactions have been eliminated. The parent of VTC is Valor Communications Group, Inc. (Valor). Valor is a holding company and has no direct operations. Valor’s principal assets are the direct and indirect equity interest of its subsidiaries. In connection with the consummation of the Company’s initial public offering in February 2005, all of the interests held by the Company’s founders, management and equity sponsors were contributed directly or indirectly to Valor in exchange for shares of common stock in Valor (see Note 23).

      The Company was created in 1999 for the purpose of acquiring three groups of rural local telephone exchange properties clustered in New Mexico, Oklahoma, Arkansas and Texas from GTE Southwest Corporation (GTE). The Company purchased all of the GTE access lines in Oklahoma and New Mexico, and approximately 15% of GTE’s access lines in Texas. A portion of the access lines acquired in Texas is physically located in Texarkana, Arkansas. In addition to local exchange services, the Company also offers long distance and Internet access service through other subsidiaries. On January 31, 2002, the Company acquired Kerrville Communications Corporation, Inc. (KCC) and has included the operating results of KCC in its consolidated results since the date of acquisition.

      Valor’s lead equity investor is Welsh, Carson, Anderson & Stowe (WCAS). Other equity sponsors include Vestar Capital Partners, (Vestar) and Citicorp Venture Capital (CVC) (collectively, the Sponsors). WCAS, Vestar and CVC made their equity investment into VTC, which has as its primary asset, its membership interest in two majority-owned subsidiaries, Valor Telecommunications Southwest, LLC (Southwest) and Valor Telecommunications Southwest II, LLC (Southwest II).

(2)	Summary of Significant Accounting Policies

      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition — Revenue is recognized when evidence of an arrangement exists, the earnings process is complete and collectibility is reasonably assured. The prices for most services are filed in tariffs with the appropriate regulatory bodies that exercise jurisdiction over the various services.

      Basic local services, enhanced calling features such as caller ID, special access circuits, long distance flat rate calling plans, and most data services are billed one month in advance. Revenue for these services is recognized in the month services are rendered. The portion of advance-billed revenue associated with services that will be delivered in a subsequent period is deferred and recorded as a current liability under “Advance billings and customer deposits” in the Consolidated Balance Sheets.

      Amounts billed to customers for activating service are deferred and recognized over the average life of the customer. The costs associated with activating such services are deferred and recognized as an operating expense over the same period. Costs in excess of revenues are recognized as expense in the period in which activation occurs.

      Revenues for providing usage based services, such as per-minute long distance service and access charges billed to long distance companies for originating and terminating long distance calls on the Company’s network, are billed in arrears. Revenues for these services are recognized in the month services are rendered.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Universal Service revenues are government-sponsored support received in association with providing service in mostly rural, high-cost areas. These revenues are typically based on information provided by the Company and are calculated by the government agency responsible for administering the support program. Revenues are recognized in the period the service is provided.

      Cash and Cash Equivalents — For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value. As of December 31, 2003 and 2004, the Company had $6,137 and $3 in book overdrafts, respectively, which are recorded in “Accounts payable” in the accompanying Balance Sheets. Changes in the book overdrafts are recorded as operating activity in the Statement of Cash Flows.

      Property, Plant and Equipment — Telephone property, plant and equipment are recorded at original cost of acquisition or construction and related costs, including payroll and other direct and indirect costs related to construction activity. Major replacements and improvements are capitalized. Repairs are charged to operating expense as incurred. Depreciation on telephone plant is based on the estimated remaining lives of the various classes of depreciable property and is calculated using straight-line composite rates. This method provides for the recovery of the remaining net investment in telephone plant, less salvage value, over the remaining asset lives. The composite depreciation rates range from 2.5% to 33.3%. Normal retirements are charged to accumulated depreciation, and any gain or loss on dispositions is amortized over the remaining asset lives of the remaining net investment in telephone plant.

      Non-telephone property is depreciated on a straight-line basis. When these assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed and any gains or losses on disposition are recognized in income.

      Property, plant and equipment, as well as other long-lived assets, are evaluated for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or circumstances indicate that the carrying value may not be recoverable.

      Self-insurance — The Company is partially self-insured for certain employee health benefits and is self insured for most environmental issues. The Company purchases stop-loss coverage in order to limit its exposure to any significant levels of employee health benefit claims. Self-insured losses are accrued based upon estimates of the aggregate liability for uninsured claims incurred using the Company’s own historical claims experience.

      Income Taxes — VTC has elected to be taxed as a partnership for federal income tax purposes. VTC is not an operating entity itself, but is the direct majority interest owner of Southwest and Southwest II. Since VTC has elected partnership tax treatment, there are no federal income taxes to be reflected in the financial statements for this entity’s operations.

      Southwest is taxed as a partnership for federal income tax purposes. Therefore, the taxable income or loss from this entity flows directly into the VTC tax return via the Form K-1 received from Southwest. For Southwest, each legal operating entity owned directly or indirectly by Southwest is legally formed as either a limited liability company or a limited partnership.

      However, each of these entities is considered a disregarded entity (an equivalent of a division if in a corporate form) for federal income tax purposes and for state income tax purposes in each state in which the entity operates, except for Texas. Since Southwest has elected partnership tax treatment, there are no federal income taxes to be reflected in the financial statements for this entity.

      Southwest II has elected to be taxed as a corporation for federal income tax purposes. Each legal operating entity owned directly or indirectly by Southwest II is legally formed as either a limited liability

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

company, a limited partnership, or a corporation. However, each of these entities is treated for federal income tax purposes either as a corporation or a disregarded entity. Operations for all entities directly or indirectly owned by Southwest II are included in a consolidated federal income tax return filed by Southwest II.

      The financial statement provision for Southwest II’s income taxes includes federal income taxes currently payable and those deferred due to temporary differences between the financial statement and tax bases of assets and liabilities. These differences result from the use of different accounting methods for financial and tax reporting purposes with respect principally to depreciable assets, materials and supplies, revenue recognition, income tax related regulatory liabilities and pension cost.

      The Second Amended and Restated Limited Liability Company Agreement for VTC dated January 31, 2002, requires profits and losses to be allocated to the members of VTC based upon specific ordering rules. For the years ended December 31, 2002 and 2003, tax losses are allocated based on the owner’s respective capital account ratio. This capital account ratio is adjusted to reflect changes in the capital accounts on specific dates due to additional capital contributions, interest transfers, and taxable income or loss allocable to each partner for the applicable time period. For the year ended December 31, 2004, tax losses were first allocated based upon the owner’s respective capital account ratio until the cash capital account reached $0. The remaining loss was allocated based upon the rules of section 704 of the Internal Revenue Code.

      As noted above, in most states VTC will be treated as a partnership for state income tax purposes just as it is for federal income tax purposes. Therefore, for these states, there are no state income taxes to be reflected in the financial statements. However, those operating legal entities which are organized as limited liability companies and have operations in Texas are subject to Texas Franchise Tax on a separate legal entity basis. For the year ended December 31, 2002, there are no amounts to report as state income tax for Texas Franchise Tax. For the years ended December 31, 2003 and 2004, Southwest paid state income tax for Texas Franchise Tax in the amount of $3 and $26, respectively.

      In connection with the Company’s initial public offering, the Company completed a reorganization. As a result of the reorganization, all partnership operations of Valor became wholly-owned (directly or indirectly) by the Company, and the operations of the Company and all wholly-owned subsidiaries and affiliates became included in a consolidated federal corporate tax return. See Note 23.

      Segment Reporting — The Company has two operating segments, rural local exchange carrier or RLEC, and Other.

      As an RLEC, the Company provides regulated telecommunications services to customers in its service areas. These services include local calling services to residential and business customers, as well as providing interexchange carriers (IXC) with call origination and termination services, on both a flat-rate and usage-sensitive basis, allowing them to complete long distance calls for their customers who reside in the Company’s service areas.

      In Other, the Company provides unregulated telecommunications services to customers throughout its RLEC service areas. These services include long distance and Internet services. Long distance is provided through resale agreements and national long distance carriers.

      The Company has considered the aggregation criteria in SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” and determined that these operating segments are similar in respect to:

•	The nature of the services;

•	Their processes;

•	The type or class of customer for these services;

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	The methods used to provide these services; and

•	The nature of the overall regulatory environment.

      Based on the above criteria, the Company believes the economic characteristics of the two operating segments, as well as their expected future performance, to be similar, and accordingly, has aggregated the two operating segments into a single reportable segment.

      Equity Method Investments — Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the company are accounted for under the equity method. The Company periodically assesses its investments to determine if an other than a temporary decline in the value of the investment has occurred. If such a decline has occurred and the carrying value is less then the fair value the Company will recognize a loss on the investment.

      Earnings per owners’ unit — Basic earnings per owners’ unit of common interests are based upon the weighted average number of common interests actually outstanding during each period. Diluted earnings per owners’ unit include the impact of outstanding dilutive stock options.

      Stock Compensation — The Company accounts for its employee stock compensation plan in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” as allowed by SFAS No. 123, “Accounting for Stock-Based Compensation”. As permitted by SFAS No. 123, the Company measures compensation using the intrinsic value based method as prescribed by APB Opinion No. 25, but is required to make proforma disclosures in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 and SFAS No. 148 “Accounting for Stock-Based Compensation-Transition and Disclosure — an Amendment of SFAS No. 123” had been adopted. Under the intrinsic value method, compensation is measured as the difference between the market value of the stock on the grant date, less the amount required to be paid for the stock. The difference, if any, is charged to expense over the vesting period of the options. No stock-based employee compensation cost is reflected in net income (loss), since options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. See Note 17 for additional information. If compensation cost for the options had been determined in accordance with SFAS No. 123, the Company’s net income (loss) and per owner unit amounts would have been as follows:

	Year Ended December 31,

	2002	2003	2004

Net income (loss) as reported:	$16,302	$58,233	$(27,755)
Deduct: Total stock-based employee compensation expense determined under fair value based method	(417)	(447)	(377)
Add: Total stock-based employee compensation expense determined under intrinsic value based method	—	—	—

Pro forma net income (loss)	$15,885	$57,786	$(28,132)

Earnings (losses) per owners’ unit:
Basic and diluted net income (loss) as reported:
Class A and B common interests	$0.17	$0.73	$(0.09)
Class C interests	$0.09	$0.15	$(0.46)
Basic and diluted net income (loss) pro forma:
Class A and B common interests	$0.17	$0.72	$(0.10)
Class C interests	$0.09	$0.15	$(0.46)

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For the year ended December 31, 2003, the following awards were granted under the Southwest Equity Incentive Non-Qualifying Stock Option Plan:

			Weighted-	Weighted-
	Number of	Weighted-	Average	Average
	Options	Average	Fair	Intrinsic
	Granted	Exercise	Value Per	Value Per
Grants Made During Quarter Ended	(000s)	Price	Interest	Interest

March 31, 2003	455	$1	$1	$—
June 30, 2003	5	$1	$1	$—
September 30, 2003	—	$—	$—	$—
December 31, 2003	5	$1	$1	$—

      Concurrent with the Company’s initial public offering, the Company completed a reorganization resulting in the cancellation of equity incentive non-qualifying stock options (see Note 23). There were no option grants made in 2004.

      Members of the Company’s management performed the fair value of the equity instruments issued retrospectively. The Company believes that management possesses the requisite valuation expertise to prepare a reasonable estimate of fair value of the options.

      Regulatory Accounting — Certain of the Company’s operating subsidiaries, specifically the telephone operations of Southwest II, prepare their financial statements in accordance with the provisions of SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation”. The provisions of SFAS No. 71 require, among other things, that regulated enterprises reflect rate actions of regulators in their financial statements, when appropriate. These rate actions can provide reasonable assurance of the existence of an asset, reduce or eliminate the value of an asset, or impose a liability on a regulated enterprise. The Company periodically reviews its position as to the applicability of SFAS No. 71 based on the current regulatory and competitive environment.

      Derivative Financial Instruments — SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended, requires that all derivative instruments, such as interest rate swap and interest rate collar agreements, be recognized on the balance sheet at fair value, regardless of the purpose or intent of holding them. In addition, SFAS No. 133 provides that for derivative instruments that qualify for hedge accounting, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in owners’ equity as a component of accumulated other comprehensive income (loss) until the hedged item is recognized in earnings, depending on whether the derivative is being used to hedge changes in fair value or cash flows. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

      The Company had an interest rate swap and interest rate collar agreement, which did not meet the criteria for hedge accounting under SFAS No. 133. Accordingly, all adjustments to fair value and net settlements are recorded in “Loss on interest rate hedging arrangements” in the period incurred. See Note 9 for additional information. The interest rate swap and the interest rate collar agreements expired on November 9, 2004.

      The Company does not have any derivative financial instruments at December 31, 2004, nor does it use such instruments for speculative purposes.

      Goodwill and Intangibles — Goodwill represents the excess of cost over fair value of individual net assets acquired in business combinations accounted for under the purchase method as determined by Statement of Financial Accounting Standard (SFAS) No. 141, “Business Combinations”. SFAS No. 142, “Goodwill and Other Intangible Assets” requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment annually. Such an impairment review may result in future periodic write-

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

downs charged to earnings. Goodwill and other intangible assets are stated net of accumulated amortization. See Note 7 for additional information.

      Other intangible assets, consisting of the estimated fair value of certain customer lists acquired, are amortized by the straight-line method over the estimated useful life of the customer, which represents three years.

      Asset Retirement Obligations — On January 1, 2003, the Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations”. SFAS No. 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS No. 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred and capitalize the expected retirement costs as part of the book value of the long-lived asset. The Company generally has had no legal obligation to remove assets and therefore, has not accrued a liability for anticipated removal costs. Removal costs are expensed as they are incurred. The telephone operations of the Company’s subsidiary, Southwest II, are subject to SFAS No. 71 and therefore, have historically included a component for removal costs in excess of the related estimated salvage value even though there is no legal obligation to remove the assets. Notwithstanding the adoption of SFAS No. 143, SFAS No. 71 requires the Company to continue to reflect this accumulated liability for removal costs in excess of salvage value even though there is no legal obligation to remove the assets. As a result, the adoption of SFAS No. 143 did not have a material effect on the Company’s financial statements.

      Other — Advertising costs, expensed as incurred, were $1,188, $1,999 and $2,411 for the years ended December 31, 2002, 2003 and 2004, respectively.

      Redeemable Preferred Interests of Subsidiary and Minority Interest — The Company allocates earnings and losses attributable to the redeemable preferred interests of subsidiary and minority interest as determined by the limited liability company agreement. A summary of the allocation terms is as follows:

Earnings

•	Earnings are first allocated to redeemable preferred interests to the extent of their 20% accretion and then to common interests. However, if losses had previously been allocated to the respective capital accounts as noted below, the earnings will first be allocated to the redeemable preferred interests to the extent of allocated losses and then to common interests to the extent of their allocated losses.

Losses

•	Losses are first allocated to common interests to the extent of capital contributed.

•	After losses allocated to the common interests reduce the capital accounts to zero, any additional losses are allocated to the redeemable preferred interests to the extent of their capital contributed.

      Before the year ending December 31, 2002, the Company had incurred losses resulting in allocated losses to both common interests and redeemable preferred interests of subsidiary. As of December 31, 2003, all of the redeemable preferred interests of subsidiary’s capital account had been restored to their initial capital contribution. For the years ended December 31, 2002, 2003 and 2004 the Company allocated the following amounts to the redeemable preferred interests of subsidiary and minority interest:

	Year Ended December 31,

	2002	2003	2004

Redeemable preferred interests of subsidiary	$(602)	$(3,314)	$(231)
Minority interest	$(13)	$(254)	$(142)

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In April 2004, the Company repurchased certain interests from a group of individual investors who owned direct equity interest in Southwest II (see Note 22).

      Recent Accounting Pronouncements — In December 2004, the FASB issued a revision to SFAS No. 123, “Accounting for Stock-Based Compensation.” This revision will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This revised Statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This revised Statement will apply to all awards granted after the required effective date and to awards modified, repurchased or canceled after that date. As of the required effective date, the Company will apply this revised Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS No. 123 for either recognition or pro forma disclosures adjusted for estimated forfeitures. For periods before the required effective date, the Company may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted by SFAS No. 123. The Company has not yet decided if it will apply the modified version of retrospective application.

      In January 2004, FASB Staff Position (FSP) No. 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” was issued. FSP No. 106-1 permits the deferral of recognizing the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) in the accounting for post-retirement health care plan under SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” and in providing disclosures related to the plan required by SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits.” In May 2004, FSP 106-2, “Accounting and Disclosure Requirement Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” was issued. FSP 106-2 provides guidance that measures the accumulated post-retirement benefit obligation (“APBO”) and net periodic postretirement benefit cost on or after the date of enactment shall reflect the effects of the Act. FSP 106-2 is effective for the first interim or annual period beginning after June 15, 2004. Upon the effective date FSP 106-2 will supersede FSP 106-1. The deferral of the accounting for the Act will continue until FSP 106-2 is effective. The Company has elected the deferral provided by FSP 106-1 and is evaluating the magnitude of the potential favorable impact on results of operations and financial position. The APBO or net periodic postretirement benefit costs do not reflect any amount associated with the subsidy because the Company is unable to conclude whether the benefits provided by the plan are actuarially equivalent to Medicare Part D under the Act.

      Reclassification — Certain prior year amounts have been reclassified to conform to current year presentation.

(3)	Acquisition

      On January 31, 2002, the Company purchased all the outstanding common stock, preferred stock and common stock equivalents of KCC in a transaction accounted for as a purchase business combination. As a result of this acquisition, the Company also acquired a 32% general partner interest in CGKC&H Rural Cellular Limited Partnership (CGKC&H) and CGKC&H #2 Rural Cellular Limited Partnership (CGKC&H #2) which provide wireless telephone service to certain rural service areas in Texas.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The purchase price allocation in accordance with SFAS No. 141, “Business Combinations”, for the January 31, 2002 purchase business combination is as follows:

Consideration given — cash paid to former owners	$126,375
Consideration received — fair value of net tangible assets and identified intangible assets purchased	(55,712)
Transaction costs — cash paid for transaction costs	2,471

Goodwill	$73,134

      The following unaudited financial information assumes that the KCC acquisition that was consummated during the year ended December 31, 2002 had occurred on January 1, 2002. The pro forma information is not necessarily indicative of the operating results that would have occurred if the acquisitions had been consummated as of January 1, 2002 nor is it necessarily indicative of future operating results.

2002

Revenue	$482,195
Net income	$16,587
Basic and diluted net income per owners’ unit
Class A and B common interests	$0.17
Class C interests	$0.10

      In November 2004, the Company acquired certain high speed and dial-up Internet assets along with the related customers and revenues. The assets are located generally in West Texas and Southeastern New Mexico. The purchase price consisted of $1,500 in cash and assumption of $400 of liabilities. The operations of the acquired company from November 2004 through the end of the year are not significant to the overall operations of the Company for the entire 2004 fiscal year.

(4)	Discontinued Operations

      As a result of the Company’s sale of its competitive local exchange business in Texas in 2002, the results of such operations have been reflected as discontinued operations in the Company’s financial statements in accordance with SFAS No. 144.

      The following table provides the components of the Company’s discontinued operations for the years ended December 31:

	2002	2003	2004

Revenue	$563	$—	$—
Net income (loss)	$(3,461)	$108	$—

      In connection with the discontinued operations in 2002, the Company recorded a liability of approximately $2,000 related to certain employee termination benefits and other exit costs, including a non-cancelable lease. As of December 31, 2003 and 2004, approximately $100 and $50, respectively, of the $2,000 had not been paid. These amounts have been classified as current liabilities in the Consolidated Balance Sheets. Income from discontinued operations of $108 in 2003 represents a revision to the estimates made in 2002 for certain employee termination benefits and other exit costs.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)	Other Current Assets

      Other current assets consist of the following:

	December 31,

	2003	2004

Deferred service activation costs	$5,208	$3,982
Income tax receivable	—	1,327
Other	3,844	3,512

Total	$9,052	$8,821

(6)	Property, Plant and Equipment

      Property, plant and equipment consist of the following:

		December 31,
	Weighted Average
	Life In Years	2003	2004

Land	—	$4,686	$4,621
Buildings and leasehold improvements	28	83,858	84,304
Central office equipment	9	301,737	329,651
Outside communications plant	16	540,202	571,295
Furniture, vehicles and other equipment	4	50,269	53,387
Construction in progress	—	9,436	5,269

		990,188	1,048,527
Less accumulated depreciation		(220,618)	(298,543)

Property, plant and equipment, net		$769,570	$749,984

      The above table references the weighted average depreciable life of the Company’s property, plant and equipment. For the majority of its property, plant and equipment, the Company calculates depreciation expense based on its estimate of the useful life of the assets. Certain of the Company’s total property, plant and equipment are accounted for under the requirements of SFAS No. 71. SFAS No. 71 allows the Company to depreciate its assets over useful lives as prescribed by regulatory authorities, which can exceed the actual useful lives of the assets.

      Included in the furniture, vehicles and other equipment amount at December 31, 2003 and 2004 is $6,918 and $7,793, respectively, for vehicles under capital leases. The related accumulated depreciation for these leases is $2,389 and $3,993 at December 31, 2003 and 2004, respectively.

      Depreciation expense, excluding discontinued operations, was $73,273, $81,638 and $86,295 for the years ended December 31, 2002, 2003 and 2004, respectively, and is included in “Depreciation and amortization” in the Company’s Consolidated Statements of Operations. Depreciation expense for 2002, 2003 and 2004 includes $911, $1,350 and $1,604, respectively, related to assets acquired under capital lease obligations.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(7)	Investments and Other Assets

      Investments and other assets consist of the following:

	December 31,

	2003	2004

Goodwill	$1,057,007	$1,058,235
RTFC equity certificates	62,318	31,718
Unamortized debt issuance costs	54,364	26,696
Investments in cellular partnerships	17,986	10,518
Other	4,637	4,004

Total	$1,196,312	$1,131,171

      The Company’s goodwill primarily represents the excess price paid by the Company over the fair value of the tangible and intangible assets and liabilities of the telephone operating properties purchased in Oklahoma, New Mexico, Arkansas and Texas, on the date of acquisition net of accumulated amortization of $74,429. In November 2004, the Company acquired certain high speed and dial-up Internet assets along with the related customers and revenues. The purchase price consisted of $1,500 in cash and assumption of $400 of liabilities. The Company has performed a preliminary purchase price allocation resulting in goodwill of $1,228.

      The Company evaluates the carrying value of goodwill, by reporting unit, as of September 30 of each year, but will also be reviewed for impairment at other times during each year when events or changes in circumstances indicate an impairment may exist. At each test date, significant goodwill only existed for the RLEC reporting unit. As part of the evaluation, the Company compares the reporting unit’s carrying value, including goodwill, with its fair value to determine whether an impairment exists. If the net carrying value, including goodwill, is in excess of the respective fair value then no impairment is considered to exist. If the fair value of the reporting unit is less then the carrying value, including goodwill, then a goodwill impairment loss would be recognized equal to the excess, if any, of the net carrying value of the reporting unit goodwill over its implied fair value, not to exceed the carrying value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill would be the amount equal to the excess of the estimated fair value of the reporting unit over the amount that would be allocated to the tangible and intangible net assets of the reporting unit, including unrecognized intangible assets, as if such reporting unit had been acquired in a purchase business combination accounted for in accordance with GAAP as of the date of the impairment testing.

      In determining the estimated fair value for each reporting unit, the Company discounts future cash flow projections to determine if the goodwill can be recovered. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management’s estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Upon completion of its annual assessment in the third quarters of 2003 and 2004, the Company determined that no write-down in the carrying value of the goodwill was required.

      In accordance with the terms of the Rural Telephone Finance Cooperative (RTFC) loans, the Company was required to purchase an equity certificate in RTFC equal to approximately 10% of the total amount borrowed from the RTFC. RTFC provided a loan to finance the purchase of the equity certificate. The funds invested in this equity certificate will be refunded to the Company upon repayment of the outstanding loan balance. The RTFC certificate is not marketable and is carried at cost. As a member of RTFC, the Company receives non-cash patronage capital certificates based on RTFC earnings. During the year ended December 31, 2003 and 2004, the Company recorded patronage capital certificates with a present value of $430 and $404, respectively. These non-cash patronage capital certificates will accrue interest on a monthly basis and will be

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

redeemed for approximately $1,360 and $1,304 in the years 2018 and 2019, respectively. In connection with the debt recapitalization (see Note 8), the Company redeemed $31,111 of RTFC capital certificates.

      As a result of amending the terms of its credit facilities in 2003 and 2004, the Company expensed $555 and $44,827, respectively, of its previously deferred debt issuance costs. In addition, in 2003 and 2004 the Company deferred an additional $1,158 and $23,948, respectively, of new debt issuance costs incurred as a result of the debt recapitalization (see Note 8). Debt issuance costs are amortized utilizing the effective interest rate method over the term of the related debt. Amortization expense is expected to be approximately $3,069 in 2005, $3,282 in 2006, $3,518 in 2007, $3,780 in 2008 and $4,073 in 2009.

      Investments in cellular partnerships represent the Company’s 32% ownership in both CGKC&H and CGKC&H #2. The Company accounts for its investments using the equity method of accounting. Income taxes on the Company’s equity in earnings of the partnerships are included in the Company’s provision for federal income taxes. In 2004, a wireless competitor began constructing facilities in areas serviced by the Company’s unconsolidated cellular partnerships. This has resulted in a significant decrease in roaming revenue further decreasing the Company’s earnings from unconsolidated cellular partnerships. In light of the financial results of the cellular partnerships, the Company assessed recoverability of the investments in unconsolidated cellular partnerships, which resulted in an impairment charge of $6,678 in the third quarter of 2004.

      Other intangible assets are stated net of accumulated amortization of $156 for the year ended December 31, 2004. Amortization expense is expected to be approximately $184 in 2005 and 2006.

(8)	Debt Recapitalization

      On November 10, 2004, the Company completed its debt refinancing and entered into a new $1,300,000 senior credit facility consisting of a $100,000 senior secured revolving facility and a $1,200,000 term loan. The term loan consists of $900,000 of Tranche B, $270,000 of Tranche C and $30,000 of Tranche D. Concurrently, the Company secured a $265,000 second lien loan and a $135,000 subordinated loan. Proceeds from the new credit facility, second lien loan and the subordinated loan were used to (i) repay all amounts owed under the Company’s previous senior credit facilities; (ii) redeem $325,500 of 10% senior subordinated notes due 2010 held primarily by our equity sponsors, including accrued interest thereon; (iii) redeem $134,102 of redeemable preferred interests and $16,458 of Class C interests held by the Company’s existing equity investors, including our equity sponsors, in VTC; (iv) redeem $8,791 of redeemable preferred minority interests our equity investors held in VTS, and (v) pay $30,719 in associated transaction costs.

      In connection with the Company’s initial public offering in February 2005, the Company amended their senior credit facility and repaid certain indebtedness. See Note 23 for further description.

      As a result of the debt refinancing, the Company accounted for the debt issuance costs associated with the existing and new credit facilities based on Emerging Issue Task Force (EITF) 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and EITF 98-14, “Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements”. Based on the terms of the new and old credit facilities and the respective lending groups, the Company recorded a loss on extinguishment of debt of $62,975 for the year ended December 31, 2004. The loss on extinguishment of debt consisted of prepayment penalty fees of $11,376, write-off of existing deferred financing costs of $44,827 and fees paid to lenders to modify existing credit facilities of $6,772.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9)	Long-Term Debt

      Long-term debt outstanding is as follows:

	December 31,

	2003	2004

6.1%* Senior Credit Facilities, due in installments through 2011	$1,145,383	$1,197,075
10.0% Senior Subordinated Debt	314,257	—
10.1%* Second Lien, due 2011	—	265,000
12.9% Subordinated Debt, due 2012	—	135,000
5.4%* Leases, due in installments through 2009	4,333	3,512
6.0%* Other debt, due in installments through 2006	—	391

Total long-term debt	1,463,973	1,600,978
Less current maturities	(37,318)	(1,801)

Long-term debt, excluding current maturities	$1,426,655	$1,599,177

*	weighted average interest rate at December 31, 2004

      On November 10, 2004, the Company refinanced its existing indebtedness resulting in the repayment of existing indebtedness, and return of capital to investors (see Note 8).

      As of December 31, 2003, the previous Senior Credit Facilities consisted of revolving credit agreements (collectively, the Revolver) and Tranches A, B, C and D. These Tranches were related borrowings with varying interest rates, due dates and payment schedules. The previous Senior Credit Facilities were charged interest based upon the following: $553,821 for Tranches A, B and the Revolver were charged interest based upon the applicable Eurodollar rate plus 2.0% to 4.0%, or at applicable base rate plus 0.75% to 3.0%, with the interest rate spread adjusted based upon certain financial ratios; $591,562 for Tranches C and D were charged interest at the RTFC’s current standard long-term variable rate plus 1.18%. As a member of RTFC, the Company receives cash distributions based on RTFC earnings. During the year ended December 31, 2003 and 2004, the Company recorded $3,173 and $3,042, respectively, of cash distributions from the RTFC as a reduction of interest expense.

      At December 31, 2003 and 2004, the weighted average interest rate of the Senior Credit Facilities was 6.2% and 6.1%, respectively.

      The amount of borrowing available to the Company under the Revolving credit facility (Revolver) is generally based upon achieving certain levels of operating performance. At December 31, 2004, the Company had an aggregate of $100,000 in available borrowings under the Revolver, for which the Company pays a commitment fee of 0.5% based upon certain financial tests.

      The Company may borrow funds under the Revolver for short-term requirements for a period not to exceed seven days. Any amounts outstanding under these terms are classified as “Notes Payable” on the Consolidated Balance Sheets. As of December 31, 2003, the Company had $5,000 outstanding under these terms and no balance outstanding as of December 31, 2004.

      Borrowings under the Senior Credit Facilities, as amended in February 2005, are collateralized by virtually all assets of the Company. These agreements limit, among other things, additional borrowings, transactions with affiliates, capital expenditures and the payment of dividends. The agreements also require maintenance of certain financial ratios including leverage and interest coverage ratios.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company had $314,257 of 10.0% Senior Subordinated Debt outstanding as of December 31, 2003. From the measurement period ending September 30, 2003 through the date of the refinancing, November 10, 2004, the Company was allowed to pay cash interest on the Senior Subordinated Debt at a rate of 10% per year. The previous Senior Credit Facilities contained provisions requiring the Company to achieve a pro forma fixed charge coverage equal to or greater than one to one for that particular measurement period prior to paying cash interest on the Senior Subordinated Debt. If the Company was prohibited from paying cash interest, the debt accrued interest at 12.0% and the Company converted the non-cash interest into additional note principal. Once the required pro forma fixed charge was achieved, the interest rate dropped to 10% for that particular semi-annual interest period and the Company was allowed to make a cash interest payment. During the year ended December 31, 2003, the Company converted $17,788 of interest into additional note principal. For the measurement period ending September 30, 2003, the Company achieved the required pro forma fixed charge coverage. As a result, the interest rate on the Senior Subordinated Debt decreased to 10.0% and the semi-annual interest payments of $15,713 due December 31, 2003 and June 30, 2004 were paid in cash.

      The approximate annual debt maturities, excluding capital lease obligations, for the five years subsequent to December 31, 2004, as amended in February 2005 (see Note 23), are as follows:

2005	$223
2006	168
2007	—
2008	—
2009	—
Thereafter	1,597,075

      During the year ended December 31, 2002, 2003 and 2004, the Company capitalized $1,116, $997 and $104, respectively, of interest expense related to construction projects.

      As required by the Company’s previous credit agreement, Company entered into two interest rate hedge contracts, an interest rate swap and an interest rate collar agreement, to protect against fluctuating interest rates (hedge agreements) and its impact on the statement of operations associated with variable rate debt. The Company’s interest rate swap and collar agreement do not qualify for hedge accounting under SFAS No. 133, therefore, they are carried at fair market value and are included in “Deferred credits and other liabilities” on the Consolidated Balance Sheets. Changes in the fair market value and settlements are recorded as “Loss on interest rate hedging arrangements” each reporting period.

      The swap agreement effectively converted a portion of the Company’s variable-rate debt to fixed-rate debt, thereby reducing the risk of incurring higher interest costs due to rising interest rates. The interest rate collar included a floor and a cap. For any reset that the three month London InterBank Offered Rate (LIBOR) was less than or equal to 5.43% (Floor Knock-in), the LIBOR that the Company paid for that three month period was 6.76% (Cap). For any reset that the three month LIBOR was greater than 6.76%, but less than 8.25%, the rate that the Company paid was 6.76%.

      As a further hedge against rising interest rates, the Company selected fixed rate options available under certain of the Senior Credit Facilities. For the year ended December 31, 2000, the Company fixed $275,000 of the Tranche C debt for a period of five years at the rate of 9.28%. During the year ended December 31, 2002, the Company fixed $44,000 under Tranche B for a period of three years at the rate of 8.39%. During the year ended December 31, 2003, the Company fixed $210,000 of the Tranche C debt for three years at a rate of 6.68% and $61,111 of the Tranche D debt for a period of four years at a rate of 6.38%. The hedge agreements expired in November 2004.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company acquires vehicles under capital lease obligations. The aggregate future maturities of the capital lease payments are as follows:

Aggregate
Year	Amounts

2005	$1,736
2006	1,240
2007	518
2008	259
2009	68

3,821
Amounts representing interest	(309)

Present value of minimum lease payments	3,512
Current maturities	(1,578)

Long-term portion	$1,934

      Subsequent to year-end, the Company repaid $3,512 of capital lease obligations.

(10)	Deferred Credits and Other Liabilities

      Deferred credits and other liabilities were composed of the following:

	December 31,

	2003	2004

Accrued pension costs (see Note 12)	$15,074	$16,908
Accrued postretirement medical and life benefit costs (see Note 12)	11,205	12,207
Interest rate swap (see Note 9)	4,189	—
Interest rate collar (see Note 9)	4,678	—
Deferred revenue	3,558	2,555
Deferred federal income taxes (see Note 11)	5,354	6,319
Deferred investment tax credit (see Note 11)	259	215
Other	3,755	494

Total	$48,072	$38,698

      Deferred revenue represents revenues billed to customers for activating services. This revenue is recognized over the average life of the customers along with the costs associated with activating such services (see Note 2).

(11)	Income Taxes

      Southwest II has elected to be taxed as a corporation for federal income tax purposes. Each legal operating entity owned directly or indirectly by Southwest II is legally formed as either a limited liability company, a limited partnership, or a corporation. However, each of these entities is treated for federal income tax purposes either as a corporation or a disregarded entity (a division of a corporation). Operations for all entities directly or indirectly owned by Southwest II are included in a consolidated federal income tax return filed by Southwest II. Since Southwest II has elected to be treated as a corporation for tax purposes, the income tax expense and the deferred tax assets and liabilities reported in the consolidated results of

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations are reported under this entity’s name and are computed based upon the consolidated Southwest II operations.

      The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes”. The Company records its net deferred income tax asset and liability for all temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, computed based on provisions of the enacted tax law.

      The components of the Company’s net deferred tax liability are as follows at December 31:

	2003	2004

Deferred tax assets:
Reserves and accruals	$421	$105
Other	984	432

	1,405	537

Deferred tax liabilities:
Property, plant and equipment	(5,992)	(6,659)
Other	(767)	(197)

	(6,759)	(6,856)

Net deferred tax liability	$(5,354)	$(6,319)

      Income tax expense for the years ended December 31, was as follows:

	2002	2003	2004

Current expense	$1,556	$2,028	$462
Deferred expense	93	450	203

Total income tax expense	$1,649	$2,478	$665

      There was no income tax expense associated with the discontinued operations.

      The differences between the federal income tax statutory rate and the Company’s effective income tax rate is as follows:

	2002	2003	2004

Statutory federal income tax rate	34.0%	34.0%	(34.0)%
Consolidated entities not subject to income taxes	(25.3)	(29.6)	23.9
Permanent differences	0.0	0.0	12.2
Other, net	0.5	(0.3)	0.4

Effective income tax rate	9.2%	4.1%	2.5%

      Prior to 1988, KCC purchased assets that entitled it to an investment tax credit as a reduction against its federal income tax liability. For financial reporting purposes, this credit was deferred and is being amortized to income over the useful lives of the assets acquired. Amortization of deferred amounts was approximately $41, $46 and $44 in 2002, 2003 and 2004, respectively.

      In connection with the initial public offering in February 2005, the Company completed a reorganization, which resulted in all entities within Valor and VTC becoming federal corporate taxpayers. As a result of the reorganization, the Company will record deferred tax assets and liabilities related to differences between financial reporting and tax bases of our assets and liabilities and net operating losses incurred prior to the

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company becoming a taxable entity. Permanent differences relate to the Company’s purchase of minority interests and the impairment charge on investment in cellular partnerships.

(12)	Pension and Employee Benefits

      The Company sponsors a qualified pension plan and a postretirement benefit plan for the union employees. The pension plan is noncontributory. The Company’s postretirement health care plans are generally contributory and include a limit on the Company’s share of the cost for recent and future retirees. The Company accrues the costs, as determined by an actuary, of the pension and the postretirement benefits over the period from the date of hire until the date the employee becomes fully eligible for benefits.

      The following tables provide a reconciliation of the changes in the plans’ benefit obligations and fair value of plan assets and a statement of funded status as of December 31:

	Pension Benefits			Postretirement Benefits

	2002	2003	2004	2002	2003	2004

Change in Benefit Obligation:
Benefit obligation at January 1	$34,541	$45,168	$55,982	$9,188	$12,751	$15,386
Benefit obligation assumed as part of the KCC acquisition	3,449	—	—	—	—	—
Service cost	2,363	3,027	3,517	349	394	369
Interest cost	2,764	2,883	3,458	739	882	881
Actuarial loss (gain)	6,058	8,601	3,048	2,177	1,602	(457)
Plan amendments	—	—	170	—	—	—
Effect of special termination benefits	669	—	—	532	—	—
Benefits paid	(4,676)	(3,697)	(5,308)	(234)	(243)	(396)

Benefit obligation at December 31	$45,168	$55,982	$60,867	$12,751	$15,386	$15,783

Change in Plan Assets:
Fair value of plan assets at January 1	$25,479	$21,649	$24,748	$—	$—	$—
Plan assets acquired as part of the KCC acquisition	3,505	—	—	—	—	—
Actual return on plan assets	(2,975)	4,096	2,360	—	—	—
Employer contributions	316	2,700	4,694	234	243	396
Benefits paid	(4,676)	(3,697)	(5,308)	(234)	(243)	(396)

Fair value of plan assets at December 31	$21,649	$24,748	$26,494	$—	$—	$—

Funded status as of December 31	$(23,519)	$(31,234)	$(34,373)	$(12,751)	$(15,386)	$(15,783)
Unrecognized prior service cost	—	—	157	—	—	—
Unrecognized net actuarial loss	17,939	23,864	25,583	2,553	4,181	3,576

Net amount recognized	$(5,580)	$(7,370)	$(8,633)	$(10,198)	$(11,205)	$(12,207)

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits			Postretirement Benefits

	2002	2003	2004	2002	2003	2004

Amounts recognized in the statement of financial position consist of:
Accrued benefit liability	$(10,230)	$(15,074)	$(16,908)	$(10,198)	$(11,205)	$(12,207)
Intangible asset	—	—	157	—	—	—
Adjustment required to recognize additional minimum liability	4,650	7,704	8,118	—	—	—

Net amount recognized	$(5,580)	$(7,370)	$(8,633)	$(10,198)	$(11,205)	$(12,207)

      The accumulated benefit obligation for the pension plan was $31,869, $39,813 and $43,402 as of December 31, 2002, 2003 and 2004, respectively.

      The accrued benefit cost is reflected in “Deferred credits and other liabilities” on the Company’s Consolidated Balance Sheet (see Note 10). The Company’s investment policy is to invest 55-75% of the pension assets in equity funds with the remainder being invested in fixed income funds and cash equivalents. Effective January 1, 2003, the Company selected a new Trustee and Investment Manager for the pension plan.

      The following table shows the asset allocations at December 31, by asset category:

Asset Category	2003	2004

Broad Market Stock Index Fund	61%	61%
International Stock Index Fund	11%	10%
Bond Index Fund	28%	29%

Total	100%	100%

      The following table provides an estimate of the benefit payments expected to be paid during the years ended December 31:

	Pension	Postretirement
Year	Benefits	Benefits

2005	$2,226	$666
2006	2,876	759
2007	3,228	853
2008	3,785	942
2009	3,581	1,017
2010-2014	32,727	6,401

      The Company expects to contribute $11,314 to its pension plan and $666 to its other postretirement benefits plan in 2005.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table provides the components of net periodic benefit cost for the years ended December 31:

	Pension Benefits			Postretirement Benefits

	2002	2003	2004	2002	2003	2004

Service cost	$2,363	$3,027	$3,517	$349	$394	$369
Interest cost	2,764	2,883	3,458	739	882	881
Expected return on plan assets	(2,693)	(2,159)	(2,379)	—	—	—
Amortization of loss	20	738	1,371	31	155	148
Special termination benefits	669	—	—	532	—	—
Early retirement window true-up	—	—	—	—	(180)	—

Net periodic benefit cost	$3,123	$4,489	$5,967	$1,651	$1,251	$1,398

      The weighted-average assumptions used in measuring the Company’s benefit obligations as of December 31 are as follows:

			Other
	Pension		Postretirement
	Benefits		Benefits

	2003	2004	2003	2004

Discount rate	6.05%	5.90%	6.05%	5.90%
Expected return on plan assets	8.50%	8.50%	—	—
Rate of compensation increase	4.50%	4.50%	—	—

      The assumed health care cost trend rate is 9.0% in both 2004 and 2005 and is assumed to decrease gradually to an ultimate rate of 5.0% in the year 2009.

      A one percentage point change in the assumed health care cost trend rate would have no effect on the Company’s other postretirement benefits due to the Company’s cap on benefit payouts.

      The Company also sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code. The plan covers all employees. Under the plan, the Company provides matching contributions based on qualified employee contributions. Matching contributions charged to expense were $2,026, $1,840 and $1,447 during the years ended December 31, 2002, 2003 and 2004, respectively.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(13)	Commitments and Contingencies

      The Company has operating leases covering primarily buildings and land. Total rental expense was $4,020, $4,578 and $4,723 in 2002, 2003 and 2004, respectively. At December 31, 2004, rental commitments under noncancelable leases with initial or remaining terms in excess of one year are as follows:

Aggregate
Year	Amounts

2005	$2,161
2006	2,000
2007	1,662
2008	1,566
2009	1,582
Thereafter	991

Total	$9,962

      The Company has various commitments for capital expenditures of $19,958 at December 31, 2004, of which $7,558 is related to the 2005 capital budget and approximately $12,000 is related to the Company’s capital investment commitment in New Mexico. Capital expenditures were $89,527, $69,850 and $65,525, for the years ended December 31, 2002, 2003 and 2004, respectively. Additionally, the Company has unfulfilled contractual commitments for miscellaneous services at December 31, 2004 of $101,635. These commitments extend through December 31, 2010.

      In the normal course of business, there are various legal proceedings outstanding, including both commercial and regulatory litigation. In the opinion of management, these proceedings will not have a material adverse effect on the results of operations or financial condition of the Company.

      The Company has collective bargaining agreements with Communications Workers of America (CWA) and their Local’s 6171 and Local 7019. One of the Company’s contracts with CWA, covering a majority of the represented employees from Local 6171 and all represented employees of Local 7019, expired on February 28, 2005 (see Note 23). The second contract, covering employees of Kerrville Telephone Company, a fully owned subsidiary of the Company, expires on February 14, 2006.

(14)	Redeemable Preferred Interests

      The Company has two classes of Redeemable Preferred Interests: Class A and Class B. The carrying amount of the Redeemable Preferred Interests equals approximately the amount of cash that would be paid under the conditions specified in the Partnership Agreement if settlement of the Redeemable Preferred Interests had occurred at December 31, 2003 and 2004. The Company was required to make an estimate of the fair value of the redeemable preferred interests in order to determine the carrying value of the liability at December 31, 2003 and 2004. The redeemable preferred interests are not entitled to dividends and have no voting rights. The redeemable preferred interest do, however, include a provision that entitles the holder to a return equal to the sum of (i) the initial contribution per interest, or $1.00 for Class A Preferred interests and $0.00 for Class B Preferred interests, and (ii) and appreciation amount calculated as interest on $1.00 per interest, at a rate of 20% per year, compounded quarterly upon the occurrence of a liquidation event or redemption. The appreciation amount defined in (ii) above is payable only after all holders of Class A common interests have received a return of their initial $1.00 capital investment. Under this provision, the maximum amount payable to holders of the redeemable preferred interests at December 31, 2004 is $787,668. Since the return to be paid to preferred interest holders upon redemption would vary based upon the total value of the enterprise available to be distributed to holders of the redeemable preferred interests, the fair value of this liability is determined based upon the enterprise value of the Company. As such, the Company does not record accretion on the redeemable preferred interests. The Company has measured this liability at

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003 and 2004 as the amount of cash that would be paid if settlement occurred at the reporting date in accordance with paragraph 22 of SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Any change in the estimated fair value of redeemable preferred interests in a reporting period would be recorded as interest expense. This requires the Company to make an estimate of its enterprise value at each reporting date to properly measure this liability. To date, the Company has concluded that this liability has been fairly stated at an amount equal to the initial contribution of $1.00 per interest for all of the outstanding preferred interests. The Company has recognized no changes in the fair value of the liability since inception.

      On November 10, 2004, the Company refinanced its existing indebtedness resulting in the repayment of existing indebtedness and return of capital to investors, including $134,102 to holders of redeemable preferred interests (see Note 8). In February 2005, the Company completed its initial public offering. Concurrent with the Company’s initial public offering, the Company completed a reorganization resulting in the exchange of redeemable preferred interests for common stock in Valor (see Note 23).

      Information about the Redeemable Preferred Interests is as follows:

	December 31,

	2003	2004

Class A: 500,000,000 interests authorized, 370,231,350 interests outstanding	$370,231	$236,129
Class B: 29,305,106 interests authorized, 28,582,606 interests outstanding	—	—

Total Redeemable Preferred Interests	$370,231	$236,129

      In 1999, VTC authorized the issuance of 353,119,750 Class A preferred interests and 22,505,106 Class B preferred interests. On January 1, 2002, the LLC agreement for VTC was amended to reflect total authorized Class A preferred interests of 500,000,000 and total authorized Class B preferred interests of 29,305,106.

      The Class A and Class B preferred interests have no stated or par value. 365,733,249 of the Class A preferred interests were issued for aggregate proceeds of $365,542 or approximately $1 per preferred interest. The balance of 4,498,101 Class A preferred interests were issued to the founders of the Company in connection with the Company’s formation in 1999. Additionally, 22,505,106 Class B preferred interests were issued to the founders of the Company in connection with the Company’s formation in 1999. No cash proceeds were received for the issuance of the founder’s interests. No cash proceeds were received by the Company for the issuance of the Class B preferred interests. 6,077,500 of the Class B interest were issued pursuant to the Valor Telecom Executive Incentive Plan in 2002 (see Note 17).

      The number of Class B interests outstanding is as follows:

	December 31,

	2003	2004

Total Class B preferred interests outstanding	28,582,606	28,582,606

(15)	Common Owners’ Equity

      The outstanding Class A common interests, Class B common interests, and Class C interests have no stated or par value. Each of the Class A common interests and Class C interests are entitled to one vote. Dividends may be paid based on certain restrictions related to the preferred interests. Any dividends must be paid in equal amounts on the Class A and Class B common interests out of proceeds associated with operations from sources other than Southwest II. Dividends paid on the Class C interests must arise from earnings and profits attributable to the Southwest II operations.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In the event of a liquidation of the Southwest operations, the holders of the Class A common interests are entitled to $1.00 per interest, (or, if less, the amount of the related capital contribution paid for such interest), after the effects of distributions (other than dividends) and share ratably with the Class B common interest holders in the remaining net assets available for distribution.

      In the event of a liquidation of the Southwest II operations, the holders of the Class C interests are entitled to $1.00 per interest, (or, if less, the amount of the related capital contribution paid for such interest), after the effects of distributions (other than dividends) and share ratably in the remaining net assets available for distribution.

      On November 10, 2004, the Company refinanced its existing indebtedness resulting in $16,458 of redemption of Class C interests (see Note 8). Concurrent with the Company’s initial public offering, the Company completed a reorganization resulting in the exchange of common interests for common stock in Valor (see Note 23).

(16)	Earnings Per Owners’ Unit

      The following table sets forth the computation of earnings per owners’ unit:

	Class A and B Common Interests			Class C Interests
	Year Ended December 31,			Year Ended December 31,

	2002	2003	2004	2002	2003	2004

	(Dollars in thousands, except unit data)
Numerator:
Income (loss) from continuing operations	$15,541	$51,267	$(6,685)	$4,222	$6,858	$(21,070)
Net income (loss)	12,080	51,375	(6,685)	4,222	6,858	(21,070)
Denominator:
Weighted average common interests outstanding	70,545,857	70,591,699	70,591,699	46,000,000	46,000,000	46,000,000
Basic and Diluted:
Income (loss) from continuing operations	$0.22	$0.73	$(0.09)	$0.09	$0.15	$(0.46)
Net income (loss)	0.17	0.73	(0.09)	0.09	0.15	(0.46)

      On February 9, 2005, the Company completed the initial public offering issuing 29,375,000 shares of common stock of Valor and issued 41,458,333 shares of Valor in exchange for all outstanding ownership interests in VTC and its subsidiaries outstanding prior to the offering and issuance of shares to management under the Long-Term Incentive Plan (see Note 23). After the offering the Company had 70,833,333 shares of common stock outstanding. The following table is presented on a pro-forma basis as if the offering had occurred at the beginning of 2004 and the shares were outstanding at that time.

2004

Numerator:
Net loss	$(27,755)
Basic and Diluted Denominator:
Weighted average shares outstanding	69,358,168
Basic and diluted pro forma net loss	$(0.40)

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Unvested shares issued to management of 1,475,165 were excluded from the computation of diluted earnings per share for the year ended December 31, 2004 because the effects would be antidilutive.

(17)	Stock Options

      Equity Incentive Non-Qualifying Stock Options — In 1999, Southwest (a majority-owned subsidiary of the Company) reserved 9,000,000 Class B common interests for issuance to employees of the Company in accordance with the Valor Telecommunications Southwest, LLC 2000 Equity Incentive Non-Qualifying Option Agreement (the Plan). The vesting period for these options ranges from immediate to 5 years and the options expire 10 years after the date of grant. The weighted average remaining life of the options outstanding at December 31, 2004 is 5.8 years. The options are granted at the $1.00 stated price of the Class B common interests. The stated price is equivalent to the estimated fair value of the interests.

Number of
Stock Options	Options*

Options outstanding, January 1, 2002	4,260
Options granted	862
Forfeited options	(405)

Options outstanding, December 31, 2002	4,717
Options granted	465
Forfeited options	(60)

Options outstanding, December 31, 2003	5,122
Options granted	—
Forfeited options	(103)

Options outstanding, December 31, 2004	5,019

Exercisable options at December 31, 2002	2,323

Exercisable options at December 31, 2003	3,383

Exercisable options at December 31, 2004	4,287

*	number of options expressed in thousands

      The fair value for each of the Company’s options was estimated at the date of grant using a Black-Scholes option pricing model and the following weighted average assumptions for 2003 and 2002:

	2002	2003

Dividend yield	0%	0%
Volatility factor	0	0
Risk-free interest rate	5.19%	4.05%
Expected life in years	10	10

      There were no option grants in 2004.

      In 2000, the Company granted an Equity Incentive Non-Qualifying Stock Option to one of its key executives in the amount of 300,000 Class A Common Interests and 1,700,000 Class A Preferred Interests of VTC. The options vested immediately and were granted at a $1.00 stated price. The stated price is equivalent to the estimated fair value of the interests. This option was exercisable at December 31, 2002, 2003 and 2004.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Concurrent with the Company’s initial public offering, the Company completed a reorganization resulting in the cancellation of equity incentive non-qualifying stock options (see Note 23).

      Phantom Stock Units — The Valor Telecom Executive Incentive Plan was implemented on April 1, 2002, and allows for awards of up to 1,200,000 Class B Common Interests and 6,800,000 Class B Preferred Interests (collectively, Phantom Stock Units) to select executive employees of VTC and its subsidiaries. These interests allow the selected executives to participate in the appreciation on a pro-rata basis with the Class A Preferred Interests and Class A Common Interests held by the Equity Sponsors and Individual Investors. In accordance with FIN 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans”, the amount by which the market value of these Phantom Stock Units exceeds the value specified under the plan is charged to compensation expense over the vesting period. Certain of the awards vested 20% immediately and 20% on January 1 for each of the following 4 years. The remaining awards vest evenly over 5 years from the date the award was granted. Unvested units are subject to cancellation upon expiration or termination of employment. For the years ended December 31, 2002 and 2003 the Phantom Stock Units were deemed to have no value and thus no compensation expense was recorded during those periods. Concurrent with the Company’s initial public offering, the Company valued the Phantom Stock Units, which resulted in a compensation charge of $1,345 for the year ended December 31, 2004 (see Note 23). VTC issued 1,072,500 Class B Common and 6,077,500 Class B Preferred units to the Executive Incentive Plan in 2002. These units were granted to Executives as follows:

	Number of Phantom
	Stock Units in
	Thousands

	Class B	Class B
	Common	Preferred

Units outstanding, January 1, 2002	—	—
Units granted	1,073	6,078
Forfeited units	—	—

Units outstanding, December 31, 2002	1,073	6,078
Units granted	—	—
Forfeited units	—	—

Units outstanding, December 31, 2003	1,073	6,078
Units granted	—	—
Forfeited units	(15)	(85)

Units outstanding, December 31, 2004	1,058	5,993

Vested units at December 31, 2002	180	1,020

Vested units at December 31, 2003	395	2,236

Vested units at December 31, 2004	609	3,451

(18)	Fair Value of Financial Instruments

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      Cash and cash equivalents — The carrying amount approximates fair value because of the short maturity of these instruments.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      RTFC equity certificate — It is not practicable to estimate the fair value of this investment because there is no quoted market price

      Debt — The fair value of long-term debt for 2003 was estimated based on the Company’s current incremental borrowing rate for debt of the same remaining maturities. The book value of the long-term debt for 2004 approximates the fair value due to the debt recapitalization in November 2004 (see Note 8).

      Interest Rate Swap and Collar Agreement — The Company’s interest rate swap and collar agreements did not qualify for hedge accounting under SFAS No. 133, therefore, they were carried at fair market value. The interest rate swap and collar agreements expired in November 2004.

      The estimated fair value of the Company’s financial instruments is as follows:

	December 31, 2003		December 31, 2004

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Financial liabilities:
Long-term debt, including current maturities	$1,463,973	$1,522,847	$1,600,978	$1,600,978
Interest rate swap agreement	4,189	4,189	—	—
Interest rate collar agreement	4,678	4,678	—	—

(19)	Risks and Uncertainties

      Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of trade receivables and cash and cash equivalents.

      The Company places its cash and temporary cash investments with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution. The Company also periodically evaluates the credit worthiness of the institutions with which it invests. The Company does, however, maintain unsecured cash and cash equivalent balances in excess of federally insured limits.

      The Company recorded revenue from the Texas Universal Service Fund of 21.7%, 20.7% and 20.1% of total revenue for the years ended December 31, 2002, 2003 and 2004, respectively.

      The Company currently outsources much of the billing function to ALLTEL. Although the Company may be exposed to risk of non-performance of the company and transitioning these services to another provider could take a significant period of time and involve substantial costs, the Company considers the risk to be remote.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(20)	Related Party Transactions

      The Company had the following transactions with related parties:

	Year Ended December 31,

	2002	2003	2004

Issuance of additional note principal in lieu of cash interest payments to the Sponsors for Subordinated
Debt	$32,612	$17,788	$—
Payments to certain Individual Investors for their ownership interests and other expenses (see Note 22)	—	—	18,646
Interest paid to the Sponsors for Subordinated Debt	—	15,713	26,974
Fees paid to investors for transaction advisory services	1,300	—	—
Management fees paid to the Sponsors for advisory services	1,000	1,000	1,000
Various professional fees paid to certain Sponsors and Individual Investors	282	228	103
Revenue earned from wireless affiliates	472	489	483

      The Company had the following balances with related parties:

	December 31,

	2003	2004

Senior Subordinated Debt owed to the Sponsors	$314,257	$—
Receivable from wireless affiliates for management services and facility leases	342	1,096
Payable to the Sponsors for management fees	500	500

      Under the terms of the CGKC&H partnership agreement, the general partners have designated the Company to act as the operating partner of CGKC&H. The agreement provides that the Company is to be reimbursed for all reasonable and necessary expenses incurred on behalf of CGKC&H. During 2003 and 2004, the Company was reimbursed approximately $958 and $1,046, respectively, from CGKC&H for these services.

(21)	Restructuring Charges

      In December 2002, the Company eliminated 81 positions as a result of a restructure in the Company’s workforce. The Company recorded $1,768 of expense primarily for termination benefits for employees whose jobs were eliminated. The Company had a subsequent restructure in December 2003 resulting in the elimination of 15 additional positions. The Company recorded $141 of expense for termination benefits for these 15 employees. In 2004, the Company announced workforce reductions of 99 employees. The Company recorded $625 of expense for termination benefits for these 99 employees. As of December 31, 2004, approximately $132 of the severance obligation remains and the Company expects this amount to be settled in

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2005. The following table provides a reconciliation of the changes in the termination benefits obligation for the years ended December 31:

	2002	2003	2004	Total
Liability for Termination Benefits	Restructuring	Restructuring	Restructuring	Restructuring

Termination benefits recorded in 2002	$1,768	$—	$—	$1,768
Payments in 2002	(297)	—	—	(297)

Balance, December 31, 2002	1,471	—	—	1,471
Termination benefits recorded in 2003	—	141	—	141
Payments in 2003	(1,405)	(23)	—	(1,428)

Balance, December 31, 2003	66	118	—	184
Termination benefits recorded in 2004	—	—	625	625
Termination benefits true-up	—	(19)	—	(19)
Payments in 2004	(66)	(99)	(493)	(658)

Balance, December 31, 2004	$—	$—	$132	$132

(22)	Significant Events

      Agreement with Former Chief Executive Officer — On April 9, 2004, the Company entered into a new employment agreement with its former Chief Executive Officer (CEO). The new agreement replaces the existing employment agreement between the Company and the former CEO and is effective through March 31, 2007. Under the new agreement, the former CEO with be employed by the Company on a part-time basis and will serve on its Board of Directors as Vice-Chairman. In conjunction with the termination of the former CEO’s prior employment agreement, the Company paid the former CEO a one-time cash payment of $5,000, which was recorded as expense and is included in “Selling, general and administrative” in the accompanying Consolidated Statements of Operations for the year ended December 31, 2004. As amended, the Company paid the CEO $750 in connection with the debt recapitalization (see Note 8) and agreed to pay an additional $750 on the earlier of either an initial public offering or the termination of his agreement on March 31, 2007.

      Agreement with Individual Investors — On April 20, 2004, the Company entered into an agreement with a group of individual investors who own direct equity interests in the Company’s majority-owned subsidiaries Valor Telecommunications Southwest, LLC, a Delaware limited liability company, and Valor Telecommunications Southwest II, LLC, a Delaware limited liability company. This agreement provided for the Company to purchase all of the outstanding equity interests of this group of the individual investors for $18,646 in cash. The Company made this cash payment to the group of investors on April 20, 2004. The purchase was accounted for under the guidance provided by SFAS No. 141 and FASB Technical Bulletin, 85-6. Accordingly, approximately $17,988 was allocated to expense and is included in “Other income and (expense), net” in the accompanying Consolidated Statements of Operations for the year ended December 31, 2004.

      Offering Costs — In April 2004, the Company filed Form S-1 with the Securities and Exchange Commission (SEC) for the proposed offering of Income Deposit Securities. In connection with the offering the Company incurred approximately $6,957 of offering costs. In the third quarter of 2004, the Company decided not to pursue the offering process and instead completed a debt recapitalization of all its existing debt. Upon making this decision, the Company recorded the $6,957 in offering costs as expense, which is included in “Other income and (expense), net” in the accompanying Consolidated Statements of Operations for the year ended December 31, 2004.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Debt Recapitalization — On November 10, 2004, the Company completed its debt refinancing and entered into a new $1,300,000 senior credit facility consisting of a $100,000 senior secured revolving facility and a $1,200,000 term loan (see Note 8). At the same time, we entered into a $265,000 senior secured second lien and a $135,000 senior subordinated loan. In connection with the debt recapitalization, the Company recorded approximately $5,118 in compensation expense related to bonuses paid to executive management and others as a result of their efforts with the debt recapitalization and past services to the Company.

(23)	Subsequent Events

      Initial Public Offering and Senior Notes Offering — On February 9, 2005, the Company completed their initial public offering (“Offering”) through registering 29,375,000 shares of common stock for net proceeds of $409,600. Concurrent with the initial public offering, the Company issued $400,000 principal amount of 7 3/4% senior notes due in 2015 for net proceeds of $386,800. The proceeds from the Offering and the issuance of the senior notes will be used to repay the second lien loan, senior subordinated loan, a portion of the existing credit facility and associated fees and expenses.

      In connection with the Offering, certain of the Company’s stockholders granted an option to the underwriters to purchase up to 4,406,250 additional shares in the aggregate at the Offering price less the underwriting discount. On March 9, 2005, we were notified that the underwriters exercised their over-allotment option in full. We received no proceeds from the over-allotment exercise.

      Reorganization — Immediately prior to and in connection with the Offering, the Company consummated a reorganization pursuant to which the existing equity holders contributed all their equity interests in VTC and Southwest to Valor Communications Group, Inc., or Valor, in exchange for 39,537,574 shares of common stock in the aggregate. Following the reorganization, Valor exists as a holding company with no direct operations and each of VTC, Southwest and Southwest II will be either a direct or an indirect wholly owned subsidiary of Valor. Valor’s principal assets consist of the direct and indirect equity interests of its subsidiaries, all of which will be pledged to the creditors under our new credit facility.

      Following the reorganization, senior management will collectively hold an aggregate of 1,920,759 shares of our common stock, of which 445,539 shares will be fully vested upon the consummation of the Offering.

      Amendment to Senior Credit Facility — In connection with the Offering the Company amended its senior credit facility. The amended senior credit facility resulted in the reduction of the commitment amount of Tranche B Term Loan to $750,000, Tranche C Term Loan to $50,000 and Tranche D Term Loan to $5,556. Under the amended credit facility, the entire principal balances on the Tranches B, C and D are due at maturity, February 2012. As a result of the amendment, the Company has recorded no current maturities related to its senior credit facility.

      Interest on Tranche B bears interest based on LIBOR plus 2% and is payable no less than monthly. Interest on the Tranches C and D is fixed at 6.38% and is due quarterly. The Company entered into an agreement to reduce the risk of interest rate volatility of total indebtedness in March 2005.

      As a result of the repayment of existing indebtedness, the Company is expected to record a loss on extinguishment of debt of approximately $33,000 primarily due to prepayment premiums, breakage costs and the write-off of related deferred debt costs during the first quarter of 2005.

      Stock Compensation — Concurrent with offering, the Company terminated the Valor Telecom Executive Incentive Plan and cancelled all equity incentive non-qualifying stock options in Class B common interests. The Company finalized the 2005 Executive Incentive Plan resulting in the issuance of restricted stock. The Company will record expense as a result of the issuance of the restricted stock.

VALOR TELECOMMUNICATIONS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Collective Bargaining Agreement — On March 4, 2005, after a five day extension, the Company reached a tentative three-year collective bargaining agreement that was subject to ratification by the CWA membership. On March 24, 2005, the union membership voted upon but failed to ratify the tentative agreement. The Company and CWA have agreed to extend the expired agreement through April 15, 2005. During this period the Company plans to continue efforts to gain union membership approval of a new collective bargaining agreement.

24.     Guarantor Subsidiaries

      The Senior Notes issued will be guaranteed jointly and severally by all of Valor’s existing subsidiaries (“the guarantor subsidiaries”) and such guarantees will be full and unconditional. Existing subsidiaries include VTC, Southwest including its operating entities, and Southwest II including its operating entities. Valor has no independent assets or operations. Separate financial information has not been presented for the guarantor subsidiaries because the guarantor subsidiaries will effectively comprise all of Valor’s assets and operations.

      Provisions of the senior credit agreement that the Company entered into in conjunction with the initial public offering restrict the ability of all of the guarantor subsidiaries to transfer funds to the Company. The senior credit agreement also precludes the guarantor subsidiaries from transferring funds to Valor:

i.	to pay dividends on common stock during a dividend suspension period as defined in the senior credit agreement;

ii.	when an event of default has occurred, as defined in the senior credit agreement; or

iii.	for the purpose of paying dividends that would exceed available distributable cash, as defined in the senior credit agreement.

VALOR COMMUNICATIONS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)
(Unaudited)

	December 31,	March 31,
	2004	2005

ASSETS
Current assets
Cash and cash equivalents	$17,034	$39,122
Accounts receivable:
Customers, net of allowance for doubtful accounts of $1,833 and $1,704, respectively	26,602	24,247
Carriers and other, net of allowance for doubtful accounts of $881 and $564, respectively	36,155	34,687
Materials and supplies, at average cost	1,400	1,477
Other current assets	8,821	7,828

Total current assets	90,012	107,361

Net property, plant and equipment	749,984	745,156

Investments and other assets
Goodwill	1,058,235	1,058,235
Other	72,936	55,098

Total investments and other assets	1,131,171	1,113,333

TOTAL ASSETS	$1,971,167	$1,965,850

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,801	$223
Accounts payable	5,847	7,362
Notes payable	1,893	—
Accrued expenses and other current liabilities:
Taxes	13,505	8,977
Salaries and benefits	15,135	13,361
Interest	5,471	4,292
Other	15,564	29,527
Advance billings and customer deposits	15,700	15,551

Total current liabilities	74,916	79,293

Long-term debt	1,599,177	1,200,590

Deferred credits and other liabilities	38,698	113,476

Redeemable preferred interests	236,129	—

Redeemable preferred interests of subsidiary	15,776	—

Total liabilities	1,964,696	1,393,359

Minority interests	—	—

Commitments and contingencies (see Note 10)
Stockholders’ equity
Class A common interests, no par or stated value, 500,000,000 interests authorized, 65,568,694 issued and 65,534,944 outstanding at December 31, 2004	64,633	—
Class B common interests, no par or stated value, 5,184,255 interests authorized, 5,056,755 issued and outstanding at December 31, 2004	—	—
Class C interests, no par or stated value, 50,000,000 interests authorized, 46,000,000 issued and outstanding at December 31, 2004	29,542	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized, 70,868,777 shares issued and 70,648,109 shares outstanding at March 31, 2005	—	7
Additional paid-in capital	—	941,968
Treasury stock, 33,750 Class A common interests at December 31, 2004 and 220,668 shares of common stock at March 31, 2005, at cost	(34)	(3,193)
Accumulated other comprehensive loss	(7,894)	(7,684)
Deferred equity compensation	—	(18,301)
Accumulated deficit	(79,776)	(340,306)

Total stockholders’ equity	6,471	572,491

TOTAL LIABILITIES AND EQUITY	$1,971,167	$1,965,850

See accompanying notes to condensed consolidated financial statements.

VALOR COMMUNICATIONS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except owner unit and common share amounts)
(Unaudited)

	Three Months Ended
	March 31,

	2004	2005

Operating revenues	$125,852	$125,926
Operating expenses
Cost of service (exclusive of depreciation and amortization shown separately below)	26,579	26,084
Selling, general and administrative	32,930	33,587
Non-cash stock compensation	—	6,387
Depreciation and amortization	20,827	22,235

Total operating expenses	80,336	88,293

Operating income	45,516	37,633
Other income (expense)
Interest expense	(27,730)	(26,048)
Loss on interest rate hedging arrangements	(342)	(40)
Earnings from unconsolidated cellular partnerships	325	29
Loss on debt extinguishment	—	(29,262)
Other income and (expense), net	(70)	83

Total other income (expense)	(27,817)	(55,238)

Income (loss) before income taxes and minority interest	17,699	(17,605)
Income tax expense (benefit)	567	(5,437)

Income (loss) before minority interest	17,132	(12,168)
Minority interest	(1,518)	(468)

Net income (loss)	15,614	(12,636)
Other comprehensive income
Interest rate hedging arrangements, net of tax	—	210

Comprehensive income (loss)	$15,614	$(12,426)

Earnings per owners’ unit:
Basic and diluted net income (see Note 12):
Class A and B common interests	$0.20	$0.09

Class C interests	$0.03	$0.01

Loss per common share:
Basic and diluted net loss (see Note 12):
Common stock	$—	$(0.28)

Cash dividends declared per share	$—	$0.18

See accompanying notes to condensed consolidated financial statements.

VALOR COMMUNICATIONS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,

	2004	2005

Operating activities
Net income (loss)	$15,614	$(12,636)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,827	22,235
Deferred income taxes	123	(5,437)
Loss on debt extinguishment	—	29,262
Amortization of debt issuance costs	2,019	910
Non-cash unrealized (gain) loss on interest rate hedging arrangements	(2,351)	40
Earnings from unconsolidated cellular partnerships	(325)	(29)
Provision for doubtful accounts receivable	1,769	1,093
Non-cash stock compensation expense	—	6,387
Minority interest	1,518	468
Changes in current assets and current liabilities:
Accounts receivable	5,828	2,730
Accounts payable	(1,040)	1,515
Accrued interest	7,814	(1,179)
Other current assets and current liabilities, net	(4,095)	(6,890)
Other, net	2,408	2,020

Net cash provided by operating activities from continuing operations	50,109	40,489

Investing activities
Additions to property, plant and equipment	(16,654)	(17,379)
Redemption of RTFC capital certificates	—	24,445
Distributions from unconsolidated cellular partnerships	—	317
Other, net	(69)	(19)

Net cash (used in) provided by investing activities from continuing operations	(16,723)	7,364

Financing activities
Proceeds from issuance of debt	—	400,000
Repayments of debt	(33,777)	(800,165)
Notes payable, net	2,736	(1,893)
Prepayment fees paid in connection with the repayment of debt	—	(19,393)
Proceeds from issuance of common stock, net of offering costs	—	412,746
Payments of debt issuance costs	—	(16,206)
Other, net	—	(854)

Net cash used in financing activities from continuing operations	(31,041)	(25,765)

Net increase in cash and cash equivalents from continuing operations	2,345	22,088
Net operating cash used in discontinued operations	(9)	—

Net increase in cash and cash equivalents	2,336	22,088
Cash and cash equivalents at beginning of period	1,414	17,034

Cash and cash equivalents at end of period	$3,750	$39,122

See Note 13 for supplemental cash flow information.

See accompanying notes to condensed consolidated financial statements.

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except owner unit and common share amounts)
(Unaudited)

(1)	Background and Basis of Presentation

      The consolidated financial statements include the accounts of Valor Communications Group, Inc., (“Valor”) and its wholly owned subsidiaries (collectively, the “Company”). All significant intercompany transactions have been eliminated. Valor is a holding company and has no direct operations. Valor was formed for the sole purpose of reorganizing our corporate structure and consummation of our initial public offering. Valor’s principle assets are the direct and indirect equity interest of its subsidiaries, Valor Telecommunications, LLC (“VTC”), Valor Telecommunications Southwest, LLC (“VTS”) and Valor Telecommunications Southwest II, LLC (“VTS II”). The historical consolidated financial statements prior to the initial public offering represent those of VTC.

      The Consolidated Financial Statements included herein have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of our Management, the Consolidated Financial Statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information in accordance with GAAP. The financial information for the three months ended March 31, 2004 and 2005 has not been audited by an independent registered public accounting firm. The results of operations for the first three months of the year are not necessarily indicative of the results of operations that might be expected for the entire year. The Consolidated Financial Statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2004.

      Initial Public Offering and Senior Notes Offering — On February 9, 2005, the Company completed its initial public offering (“Offering”) through registering 29,375,000 shares of common stock at an offering price of $15. Concurrent with the initial public offering, the Company issued $400,000 principal amount of 7 3/4% senior notes due in 2015. The proceeds from the Offering and the issuance of the senior notes were used to repay the second lien loan of $265,000, senior subordinated loan of $135,000, a portion of the existing credit facility of $373,400 and associated fees and expenses of approximately $64,700. In connection with the Offering, certain of the Company’s stockholders granted an option to the underwriters to purchase up to 4,406,250 additional shares in the aggregate at the Offering price less the underwriting discount. On March 16, 2005, the underwriters exercised their over-allotment option in full. The Company received no proceeds from the over-allotment exercise.

      Reorganization — Immediately prior to and in connection with the Offering, the Company consummated a reorganization pursuant to which the existing equity holders contributed all their equity interests, including Class A common, Class B common, Class C, redeemable preferred interests, redeemable preferred interests of subsidiary and minority interests, in VTC and VTS to Valor in exchange for 39,537,574 shares of common stock in the aggregate. Following the reorganization, Valor exists as a holding company with no direct operations and each of VTC, VTS and VTS II are either a direct or an indirect wholly owned subsidiary of Valor.

      As a result of the reorganization, all partnership operations of Valor became wholly owned (directly or indirectly) by the Company, and the operations of the Company and all wholly owned subsidiaries and affiliates became included in a consolidated federal corporate tax return.

      Amendment to Senior Credit Facility — In connection with the Offering the Company amended its senior credit facility. The amended senior credit facility resulted in the reduction of the commitment amount of Tranche B Term Loan to $750,000, Tranche C Term Loan to $50,000 and Tranche D Term Loan to $5,556.

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Under the amended credit facility, the entire principal balances on the Tranches B, C and D are due at maturity, February 2012.

      As a result of the repayment of existing indebtedness, the Company recorded a loss on extinguishment of debt of $29,262 primarily due to prepayment premiums, breakage costs and the write-off of related previously deferred debt costs in the first quarter of 2005.

      Stock Compensation — Concurrent with the Offering, the Company terminated the Valor Telecom Executive Incentive Plan and cancelled all equity incentive non-qualifying stock options in Class B common interests. The Company finalized the 2005 Long-Term Incentive Plan (“LTIP”) resulting in the issuance of restricted stock. The Company granted 1,895,697 shares of restricted stock to management during the quarter, which vest on the Offering date and thereafter on January 1, 2006, 2007 and 2008. The Company recorded $6,387 of expense as a result of the issuance of the restricted stock in the first quarter of 2005.

(2)	Stock-Based Compensation

      The Company accounts for its employee stock compensation plan using the intrinsic value based method in accordance with APB Opinion No. 25 as allowed by SFAS No. 123, “Accounting for Stock-Based Compensation”. No stock-based employee compensation cost is reflected in net income related to options, since options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. If compensation cost for the options had been determined in accordance with SFAS No. 123, the Company’s net income and per owner unit amounts for the three months ended March 31, 2004 and 2005 would have been as follows:

	2004	2005

Net income (loss) as reported:	$15,614	$(12,636)
Deduct: Total stock-based employee compensation expense determined under fair value based method, net of tax	(100)	(4,471)
Add: Total stock-based employee compensation expense determined under intrinsic value based method, net of tax	—	4,471

Pro forma net income (loss)	$15,514	$(12,636)

Earnings per owners’ unit:
Basic and diluted net income (loss) as reported:
Class A and B common interests	$0.20	$0.09
Class C interests	$0.03	$0.01
Common stock	$—	$(0.28)
Basic and diluted net income (loss) pro forma:
Class A and B common interests	$0.20	$0.09
Class C interests	$0.03	$0.01
Common stock	$—	$(0.28)

      As discussed in Note 1, the Company cancelled all equity incentive non-qualifying stock options in Class B common interests in connection with the Offering in February 2005.

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3)	Net Property, Plant and Equipment

      Net property, plant and equipment is composed of the following:

	December 31,	March 31,
	2004	2005

Gross property, plant and equipment	$1,048,527	$1,065,730
Accumulated depreciation	(298,543)	(320,574)

Net property, plant and equipment	$749,984	$745,156

(4)	Investments and Other Assets

      Investments and other assets consist of the following:

	December 31,	March 31,
	2004	2005

Goodwill	$1,058,235	$1,058,235
RTFC equity certificates	31,718	7,310
Unamortized debt issuance costs	26,696	32,412
Investments in cellular partnerships	10,518	10,225
Other	4,004	5,151

Total	$1,131,171	$1,113,333

(5)	Long-Term Debt

      As a result of the amended credit facility in February 2005, the Company is required to reduce the risk of interest rate volatility with at least 50% of its indebtedness. To manage interest rate risk exposure and fulfill requirements under the credit facility, the Company entered into seven agreements, three interest rate caps and four interest rate swaps, with investment grade financial institutions in March 2005 (collectively, “Agreements”). While the Company may be exposed to credit losses due to non-performance of the counterparties, the Company considers the risk to be remote. In connection with entering the interest rate cap agreements, the Company paid $854.

      The following represents a summary of the Agreements as of March 31:

					2005
	Effective	Maturity	Notional	Cap Rate	Fair Value
Instrument	Date	Date	Amount	or Pay Rate	Asset

Interest rate cap	03/31/05	03/31/06	$450,000	5.0%	$42
	03/31/06	03/30/07	50,000	5.0	112
	03/31/06	03/31/08	100,000	5.0	660
Interest rate swap	03/31/06	03/31/08	75,000	4.5	110
	03/31/06	03/31/08	75,000	4.6	95
	03/31/06	03/31/10	100,000	4.7	85
	03/30/07	03/31/08	30,000	4.7	10

      The Company’s interest rate caps are not treated as hedges as prescribed by the accounting literature; therefore, the fair value of the instruments is recorded each reporting period in “Other assets” on the Consolidated Balance Sheets with the change in fair value recorded in the Consolidated Statements of Operations in “Loss on interest rate hedging arrangements.” The interest rate swaps effectively convert the Company’s variable rate debt to fixed rate debt. The swap agreements qualify for hedge accounting under SFAS No. 133; therefore, they are carried at fair market value and are included in “Other assets” on the

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidated Balance Sheets with changes in fair value recorded as “Other comprehensive income” in the accompanying Consolidated Statements of Operations. The Company does not hold or issue derivative financial instruments for trading or speculative purposes.

(6)	Deferred Credits and Other Liabilities

      Deferred credits and other liabilities were composed of the following:

	December 31,	March 31,
	2004	2005

Accrued pension costs	$16,908	$18,595
Accrued postretirement medical and life benefit costs	12,207	12,398
Deferred revenue	2,555	2,416
Deferred federal income taxes	6,319	79,016
Deferred investment tax credit	215	203
Other	494	848

Total	$38,698	$113,476

(7)	Income Taxes

      In connection with the Offering in February 2005, the Company completed a reorganization, which resulted in the operations of all entities within Valor and VTC becoming reportable in a consolidated corporate federal tax return. As a result of the reorganization the Company’s previous owners contributed approximately $308,000 of Net Operating Losses (“NOL’s”) that the Company will be able to use, subject to certain limitations, to reduce future taxable income. Furthermore, the Company has cumulative book/tax differences of approximately $519,000 resulting from items such as goodwill amortization and accelerated tax depreciation that the Company has deducted faster for tax purposes under the tax code than for financial reporting purposes.

      The tax effect of the NOL’s and the cumulative differences were recorded on the Company’s balance sheet at the reorganization and resulted in a net deferred tax liability of approximately $79,000.

      The Company also has other items totaling $760,000, which consist of $644,000 related to unamortized goodwill and $116,000 related to the step-up in tax basis of assets as a result of the reorganization. Unamortized goodwill represents tax deductions through 2015 that will result in a future deferred tax liability for financial reporting purposes due to the book/tax basis difference related to the goodwill. Due to the fact there is no step-up in basis for book purposes, the step-up in our tax basis of assets will represent a permanent difference.

      Prior to the reorganization in February 2005, only VTS II had elected to be taxed as a corporation for federal income tax purposes. Each legal operating entity owned directly or indirectly by VTS II is legally formed either as a limited liability company, a limited partnership, or a corporation. However, each of these entities was treated for federal income tax purposes either as a corporation or a disregarded entity (a division of a corporation). Operations for all entities directly or indirectly owned by VTS II were included in a consolidated federal income tax return filed by VTS II. Since VTS II had elected to be treated as a corporation for tax purposes, the income tax expense and the deferred tax assets and liabilities reported in the consolidated results of operations are reported under this entity’s name and are computed based upon the consolidated Southwest II operations.

      The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes”. The Company records its net deferred income tax asset and liability for all temporary differences between the

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, computed based on provisions of the enacted tax law.

      Income tax expense (benefit) was as follows:

	Three Months
	Ended March 31,

	2004	2005

Current expense	$444	$—
Deferred expense (benefit)	123	(5,437)

Total income tax expense (benefit)	$567	$(5,437)

      The differences between the federal income tax statutory rate and the Company’s effective income tax rate of 3.5% for the three months ended March 31, 2004 is primarily related to consolidated entities not subject to income taxes. The differences between the federal income tax statutory rate and the Company’s effective income tax rate of 30.1% for the three months ended March 31, 2005 is primarily related to consolidated entities not subject to income taxes prior the effective date of the Company’s Offering.

(8)	Pension and Postretirement Benefits

      The Company sponsors a qualified pension plan and a postretirement benefit plan for the union employees. The pension plan is noncontributory. The Company’s postretirement health care plans are generally contributory and include a limit on the Company’s share of the cost for recent and future retirees. The Company accrues the costs, as determined by an actuary, of the pension and the postretirement benefits over the period from the date of hire until the date the employee becomes fully eligible for benefits.

      The following tables provide the components of net periodic benefit cost for the three months ended March 31:

	Pension Benefits

	2004	2005

Service cost	$892	$983
Interest cost	849	967
Expected return on plan assets	(636)	(665)
Amortization of loss	217	383

Net periodic benefit cost	$1,322	$1,668

	Postretirement
	Benefits

	2004	2005

Service cost	$112	$104
Interest cost	252	249
Amortization of loss	44	42

Net periodic benefit cost	$408	$395

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9)	Restructuring Charges

      The following table provides a reconciliation of the changes in the employee termination benefits obligation for the three months ended March 31, 2005:

Termination
Benefits

Balance, December 31, 2004	$132
Adjustment to 2004 estimated termination benefits	27
Payments in 2005	(92)

Balance, March 31, 2005	$67

(10)	Commitments and Contingencies

      In the normal course of business, there are various legal proceedings outstanding, including both commercial and regulatory litigation. In the opinion of management, these proceedings will not have a material adverse effect on the results of operations or financial condition of the Company.

(11)	Related Party Transactions

      The Company had the following transactions with related parties:

	Three Months
	Ended March 31,

	2004	2005

Interest expense due to the Sponsors for Subordinated Debt	$7,856	$—
Management fee expense due to the Sponsors for advisory services	250	—
Various professional fees paid to certain Sponsors and Individual Investors	30	19
Revenue earned from wireless affiliates	122	120

      The Company had the following balances with related parties:

	December 31,	March 31,
	2004	2005

Receivable from wireless affiliates for management services and facility leases	$1,096	$766
Payable to the Sponsors for management fees	500	500

      Under the terms of the CGKC&H (wireless affiliate) partnership agreement, the general partners have designated the Company to act as the operating partner of CGKC&H. The agreement provides that the Company is to be reimbursed for all reasonable and necessary expenses incurred on behalf of CGKC&H. During 2004 and 2005, the Company was reimbursed approximately $230 and $271, respectively, from CGKC&H for these services.

      Effective January 1, 2005, the Company terminated the management agreement, whereby, the Company paid Sponsors management fees for advisory services.

(12)	Earnings Per Share

      On February 9, 2005, the Company completed the initial public offering issuing 29,375,000 shares of common stock and 41,458,333 shares of common stock in exchange for all outstanding ownership interests in VTC and its subsidiaries outstanding prior to the Offering and issuance of shares to management under the

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-Term Incentive Plan. As of March 31, 2005 the Company had 70,868,777 shares of common stock issued and 70,648,109 outstanding, including unvested restricted shares issued to management.

      The following table sets forth the computation of earnings per share for the period from February 9 through March 31, 2005:

Earnings Per Share

(Dollars in thousands,
except per share data)
Numerator:
Net loss	$(19,187)
Denominator:
Weighted average common shares outstanding	69,367,007
Basic and Diluted:
Net loss per common share	$(0.28)

      There were 1,501,770 of unvested shares issued to management that were excluded from the computation of diluted earnings per share for the period from February 9 through March 31, 2005 because the effect would be anti-dilutive.

      The following table sets forth the computation of earnings per owners’ unit for the quarter ended March 31, 2004 and the period from January 1 through February 8, 2005:

	For the Quarter Ended		For the Period from January 1 -
	March 31, 2004		February 8, 2005

	Class A and B	Class C	Class A and B	Class C
	Common Interests	Interests	Common Interests	Interests

	(Dollars in thousands, except per unit data)
Numerator:
Net income	$14,108	$1,506	$6,234	$317
Denominator:
Weighted average common interests outstanding	70,591,699	46,000,000	70,591,699	46,000,000
Basic and Diluted:
Net income per owners’ unit	$0.20	$0.03	$0.09	$0.01

(13)	Supplemental Cash Flow Information

      Cash payments for interest were $20,864 and $26,451 for the quarters ended March 31, 2004 and 2005, respectively.

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In connection with the Offering, the Company redeemed all outstanding interests for 39,537,574 shares of Valor common stock and recorded a net deferred tax liability from the existing equity owners of VTC prior to becoming a federal corporate taxpayer as follows:

DR (CR)

Class A common interests	$64,633
Class B common interests	—
Class C interests	29,542
Redeemable preferred interests	236,129
Redeemable preferred interests in subsidiary	15,776
Deferred tax liability, net	(79,338)
Minority interest	468
Common stock	(4)
Additional paid-in capital	(513,722)
Treasury stock	(34)
Accumulated deficit	246,550

      In connection with the Offering, the Company issued 1,866,133 shares of restricted stock. The Company recorded $27,992 to deferred equity compensation, common stock and additional paid-in capital. As a result, we recorded $6,387 of non-cash stock based compensation expense related to the issuance of restricted stock to our management.

      Concurrent with the Offering, the Company exchanged shares of Valor common stock with a value of $1,351 for all outstanding units under the Valor Telecom Executive Incentive Plan.

      In March 2005, certain unvested shares of restricted stock were forfeited. Restricted stock forfeitures of $3,310 were recorded as deferred equity compensation with a corresponding offset to paid-in capital and treasury stock.

      In connection with the amendment of the credit facility in February 2005, the Company wrote-off $9,869 of unamortized debt issuance costs.

      In March 2005, the Company declared a cash dividend of $12,486 that was payable in April 2005.

      The Company accrued $1,525 of Offering and debt issuance costs that was not yet paid as of March 31, 2005.

(14)	Guarantor Subsidiaries

      The Senior Notes issued will be guaranteed jointly and severally by all of Valor’s existing subsidiaries (“the guarantor subsidiaries”) and such guarantees will be full and unconditional. Existing subsidiaries include VTC, Southwest including its operating entities, and Southwest II including its operating entities. Valor has no independent assets or operations. Separate financial information has not been presented for the guarantor subsidiaries because the guarantor subsidiaries will effectively comprise all of Valor’s assets and operations.

      Provisions of the senior credit agreement that the Company entered into in conjunction with the initial public offering restrict the ability of all of the guarantor subsidiaries to transfer funds to the Company. The senior credit agreement also precludes the guarantor subsidiaries from transferring funds to Valor:

i.	to pay dividends on common stock during a dividend suspension period as defined in the senior credit agreement;

ii.	when an event of default has occurred, as defined in the senior credit agreement; or

VALOR COMMUNICATIONS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

iii.	for the purpose of paying dividends that would exceed available distributable cash, as defined in the senior credit agreement.

(15)	Recently Issued Accounting Pronouncements

      In January 2004, FASB Staff Position (FSP) No. 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” was issued. FSP No. 106-1 permits the deferral of recognizing the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) in the accounting for post-retirement health care plans under SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” and in providing disclosures related to the plan required by SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits.” In May 2004, FSP 106-2, “Accounting and Disclosure Requirement Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” was issued. FSP 106-2 provides guidance that measures the accumulated post-retirement benefit obligation (“APBO”) and net periodic postretirement benefit cost on or after the date of enactment shall reflect the effects of the Act. FSP 106-2 is effective for the first interim or annual period beginning after June 15, 2004. Upon the effective date FSP 106-2 will supersede FSP 106-1. The deferral of the accounting for the Act will continue until FSP 106-2 is effective. We have elected the deferral provided by FSP 106-1 and are evaluating the magnitude of the potential favorable impact on our results of operations and financial position. The effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003 have not been reflected for interim disclosure purposes. The Company is currently evaluating the options available under the Act and has yet to determine if the plan is actuarially equivalent to the standard Medicare Part D benefit. Therefore, any measures of APBO or Net Periodic Postretirement Benefit Cost do not reflect the effects of the Act on the plan.

      In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143”, which clarifies the term conditional asset retirement obligation as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” The term conditional asset retirement obligation refers to an obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. An obligation exists when a law, regulation or contract requires an entity to perform an asset retirement activity. The interpretation requires an entity to recognize a liability — generally upon acquisition, construction or development — for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. In circumstances where sufficient information is not available, the liability should be recognized in the period in which sufficient information becomes available to estimate its fair value. The interpretation is effective no later than the end of fiscal years ending after December 15, 2005. Management is currently evaluating the effect that adoption of this interpretation will have on the Company’s financial position and results of operations.

(16)	Subsequent Events

      In April 2005, the Company made an optional prepayment of $10,000 on the outstanding Tranche B Term loan indebtedness.

      On May 2, the Communications Workers of America informed the Company that the union membership had ratified the three-year, tentative collective bargaining agreement reached between the Company and the CWA on April 5, 2005. The new agreement will cover the period March 1, 2005 through February 29, 2008.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

      The following unaudited pro forma condensed consolidated statements of operations have been derived by the application of pro forma adjustments to our historical statements of operations included elsewhere in this prospectus. We are providing the following unaudited pro forma condensed consolidated financial information because the effect of the reorganization, the debt recapitalization, our initial public offering and the offering of the old notes on our financial information is material.

      We have not included a pro forma balance sheet because the balance sheet included with the March 31, 2005 interim financial statements elsewhere in this prospectus reflects the impact of our reorganization, the debt recapitalization, our initial public offering, and the offering of the old notes. The exchange of the old notes for the new notes will not have a material effect on our March 31, 2005 balance sheet.

      The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and for the three months ended March 31, 2005 assume that each of the following had occurred on January 1, 2004:

•	the offering of the old notes;

•	our initial public offering of common stock;

•	the contribution by our founders, our management and our equity sponsors of their equity interests in VTC to Valor in exchange for an aggregate of 37,229,649 shares of common stock;

•	the contribution by our founders and our equity sponsors of their equity interests in VTS to Valor in exchange for an aggregate of 2,307,925 shares of common stock;

•	the purchase by Valor of certain minority interests in VTS held by a group of individual investors;

•	the consummation of the debt recapitalization;

•	the repayment of principal and interest outstanding related to our existing indebtedness; and

•	the settlement and termination of our interest rate hedging arrangements.

      Additionally, we recognized approximately $92.2 million of expense related to prepayment fees and the write off of unamortized debt issuance costs associated with the repayment and termination of our existing indebtedness. These expenses are not reflected in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 or the three months ended March 31, 2005 because they are non-recurring in nature.

      The unaudited pro forma condensed consolidated financial information is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the reorganization, the debt recapitalization, our initial public offering and the offering of the old notes for which we are giving pro forma effect actually occurred on the dates indicated described in the accompanying notes, nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected for the full year or any future period. A number of factors may affect our results. See “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors.”

      The pro forma adjustments are based on estimates and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed consolidated statements of operations provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information should be read in conjunction with “Selected Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

VALOR COMMUNICATIONS GROUP, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March, 31, 2005

	March 31,	Pro Forma		Pro Forma
	2005	Adjustments		Consolidated

	(unaudited)

	(dollars in thousands)
Operating revenues	$125,926	$—		$125,926

Operating expenses
Cost of service (exclusive of depreciation and amortization shown separately below)	26,084	—		26,084
Selling, general, and administrative	33,587	—		33,587
Non-cash stock based compensation	6,387	—		6,387
Depreciation and amortization	22,235	—		22,235

Total operating expenses	88,293	—		88,293

Operating income	37,633	—		37,633
Other income (expense)
Interest expense	(26,048)	4,995	(a)	(21,053)
Loss on interest rate hedging arrangements	(40)	—		(40)
Earnings from unconsolidated cellular partnerships	29	—		29
Loss on debt extinguishment	(29,262)	29,262	(b)	—
Other income and expense, net	83	—		83

Total other income (expense)	(55,238)	34,257		(20,981)

Income before income taxes and minority interest	(17,605)	34,257		16,652
Income tax expense (benefit)	(5,437)	11,765	(c)	6,328

Income before minority interest	(12,168)	22,492		10,324
Minority interest	(468)	468	(d)	—

Net (loss) income	$(12,636)	$22,960		$10,324

Earnings per owners’ unit:
Basic and diluted net income (loss)
Class A and Class B common interests	$0.09	$—		$—
Class C interests	$0.01	$—		$—
Common stock	$(0.28)	$—		$—
Pro Forma Earnings per share:
Basic and diluted pro forma income from continuing operations:
Basic	$—	$—		$0.15
Diluted	$—	$—		$0.15
Numbers of shares used to compute per share data:
Basic	—	69,367,007	(g)	69,367,007
Diluted	—	70,866,325	(g)	70,866,325

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

VALOR COMMUNICATIONS GROUP, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December, 31, 2004

	December 31,	Pro Forma		Pro Forma
	2004	Adjustments		Consolidated

	(unaudited)

	(dollars in thousands)
Operating revenues	$507,310	$—		$507,310

Operating expenses
Cost of service (exclusive of depreciation and amortization shown separately below)	104,934	—		104,934
Selling, general, and administrative	138,804	—		138,804
Depreciation and amortization	86,451	—		86,451

Total operating expenses	330,189	—		330,189

Operating income	177,121	—		177,121
Other income (expense)
Interest expense	(110,287)	26,075	(a)	(84,212)
Loss on interest rate hedging arrangements	(126)	126	(b)	—
Earnings from unconsolidated cellular partnerships	1,113	—		1,113
Impairment on investment in cellular partnerships	(6,678)	—		(6,678)
Loss on debt extinguishment	(62,975)	62,975	(c)	—
Other income and expense, net	(25,116)	17,988	(d)	(7,128)

Total other income (expense)	(204,069)	107,164		(96,905)

Income before income taxes and minority interest	(26,948)	107,164		80,216
Income tax expense (benefit)	665	29,817	(e)	30,482

Income before minority interest	(27,613)	77,347		49,734
Minority interest	(142)	142	(f)	—

Net income (loss)	(27,755)	$77,489		$49,734

Earnings per owners’ unit:
Basic and diluted net (loss)
Class A and Class B common interests	$(0.09)	$—		$—
Class C interests	$(0.46)	$—		$—
Pro Forma Earnings per share:
Basic and diluted pro forma income from continuing operations:
Basic	$—	$—		$0.72
Diluted	$—	$—		$0.70
Numbers of shares used to compute per share data:
Basic	—	69,367,007	(g)	69,367,007
Diluted	—	70,866,325	(g)	70,866,325

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Notes to the Unaudited Pro Forma Condensed

Consolidated Financial Information

(dollars in thousands)

1.	Basis of Presentation

      The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 and the three months ended March 31, 2005 presents our consolidated results of operations assuming our initial public offering, this offering, the reorganization, the entering into of the new credit facility and the repayment of principal and interest on certain existing indebtedness had ocurred on January 1, 2004. In our opinion, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of our initial public offering, this offering, the reorganization and the debt recapitalization on our historical financial information. The pro forma adjustments set forth in the unaudited pro forma condensed consolidated statements of operations are described more fully in Note 2.

      This unaudited pro forma condensed consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Our unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and does not necessarily reflect our results of operations or financial position that would have existed had we completed our initial public offering, this offering, the reorganization and the debt recapitalization for the periods presented and should not be relied upon as being indicative of our future results after our initial public offering, this offering, the reorganization and the debt recapitalization.

      We have not included a pro forma balance sheet because the balance sheet included with the March 31, 2005 interim financial statements elsewhere in this prospectus reflects the impact of our reorganization, the debt recapitalization, our initial public offering, and the offering of the old notes. The exchange of the old notes for the new notes will not have a material effect on our March 31, 2005 balance sheet.

2.	Pro Forma Assumptions and Adjustments

Unaudited Pro Forma condensed consolidated Statement of Operations for the three months ended March 31, 2005

      a) Represents the elimination of historical interest expense (including the amortization of deferred debt issuance costs) resulting from the repayment of the Company’s existing indebtedness offset by the interest expense related to the new senior credit facility and senior notes.

Elimination of historical interest expense on the existing indebtedness, including amortization of deferred financing costs	26,048
Interest expense on the new senior credit facility at an assumed annual interest rate of 5.9%	(11,862)
Interest expense on the senior notes at a rate of 7.75%	(7,750)
Interest expense on capital lease obligations and notes payable at an average assumed annual interest rate of 5.4% and 3.5%, respectively	(73)
Interest expense on revolver related to commitment fee of 0.5% on unused borrowing capacity of $100,000	(125)
Amortization of deferred financing costs incurred related to the new senior credit facility and senior notes	(1,243)
Net change in interest expense	4,995

      b) Represents the elimination of the loss on debt extinguishment recorded when the proceeds from the initial public offering and senior notes offering were used to repay existing indebtedness.

Notes to the Unaudited Pro Forma Condensed
Consolidated Financial Information — (Continued)

      c) Represents the pro forma provision for income taxes of the Company at a statutory tax rate of 38.0% resulting from the reorganization.

      d) Represents the elimination of minority interest as a result of the reorganization.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004

      The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 has been prepared to reflect the following adjustments as if the reorganization, the initial public offering, this offering and the debt recapitalization had occurred on January 1, 2004. Actual amounts could vary from these pro forma adjustments.

      a) Represents the elimination of historical interest expense (including the amortization of deferred debt issuance costs) resulting from the repayment of the Company’s existing indebtedness offset by the interest expense related to the new senior credit facility and senior notes.

Elimination of historical interest expense on the existing indebtedness, including amortization of deferred financing costs	110,287
Interest expense on the new senior credit facility at an assumed annual interest rate of 5.9%	(47,448)
Interest expense on the senior notes at a rate of 7.75%	(31,000)
Interest expense on capital lease obligations and notes payable at an average assumed annual interest rate of 5.4% and 3.5%, respectively	(292)
Interest expense on revolver related to commitment fee of 0.5% on unused borrowing capacity of $100,000	(500)
Amortization of deferred financing costs incurred related to the new senior credit facility and senior notes	(4,972)
Net change in interest expense	26,075

      b) Represents the impact of the termination of interest rate hedging arrangements.

      c) Represents the elimination of the loss on debt extinguishment the Company recorded when it completed its debt recapitalization in November 2004.

      d) Represents the elimination of expense incurred related to the purchase of equity interests from minority interest holders in connection with the reorganization.

      e) Represents the pro forma provision for income taxes of the Company at a statutory tax rate of 38.0% resulting from the reorganization.

      f) Represents the elimination of minority interest as a result of the reorganization.

g) Weighted average shares outstanding-basic	69,367,007
Unvested shares of restricted stock issued to management under the 2005 Long Term Incentive Plan	1,499,318

Weighted average shares outstanding-diluted	70,866,325

$400,000,000

7 3/4% Senior Notes due 2015

PROSPECTUS

                        , 2005

VALOR TELECOMMUNICATIONS, LLC

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
(In Thousands)

		Additions
	Balance at
	Beginning of	Charged to Costs	Charged to		Balance at End
Description	Period	and Expenses	Other Accounts	Deductions(1)	of Period

Year ended December 31, 2002
Allowance for doubtful accounts — customers	$(4,298)	$(6,064)	$(52)	$6,417	$(3,997)
Allowance for doubtful accounts — carriers and other	(800)	(5,329)	(200)	5,536	(793)

Total	$(5,098)	$(11,393)	$(252)	$11,953	$(4,790)

Year ended December 31, 2003
Allowance for doubtful accounts — customers	$(3,997)	$(3,160)	$—	$4,485	$(2,672)
Allowance for doubtful accounts — carriers and other	(793)	(138)	—	279	(652)

Total	$(4,790)	$(3,298)	$—	$4,764	$(3,324)

Year ended December 31, 2004
Allowance for doubtful accounts — customers	$(2,672)	$(4,242)	$—	$5,081	$(1,833)
Allowance for doubtful accounts — carriers and other	(652)	(196)	—	(33)	(881)

Total	$(3,324)	$(4,438)	$—	$5,048	$(2,714)

(1)	Deductions represent write-offs net of recoveries.

S-1

Part II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers

      Delaware. The General Corporation Law of the State of Delaware (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The certificates of incorporation of the Delaware registrants include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

      The certificates of incorporation of the Delaware registrants provide that these registrants must indemnify their directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

      The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.

      Valor Communications Group, Inc. maintains insurance to protect itself and its directors and, officers and those of its subsidiaries against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.

      Texas. Article 2.02-1 of the Texas Business Corporation Act (the “TBCA”) provides that a director of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. If a director is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

      The TBCA further provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, and to those who are not or were not officers, employees or agents but who are or were serving at the request of the corporation, to the same extent that it may indemnify and advance expenses to directors.

Item 21.	Exhibits and Financial Statement Schedules

      (a)     Exhibits. The following exhibits are filed as part of this Registration Statement.

3.1	Amended and Restated Certificate of Incorporation of Valor Communications Group, Inc.*
3.2	Certificate of Formation of Valor Telecommunications, LLC.

3.3	Certificate of Formation of Valor Telecommunications of Texas, LP.
3.4	Certificate of Formation of Valor Telecommunications Equipment, LP.
3.5	Certificate of Formation of Valor Telecommunications Services, LP.*
3.6	Certificate of Formation of Valor Telecommunications Investments, LLC.*
3.7	Certificate of Formation of Valor Telecommunications Enterprises, LLC.*
3.8	Certificate of Formation of Valor Telecommunications LD, LP.
3.9	Certificate of Formation of Southwest Enhanced Network Services, LP.**
3.10	Certificate of Formation of Western Access Services, LLC.*
3.11	Certificate of Formation of Western Access Services of Arizona, LLC.*
3.12	Certificate of Formation of Western Access Services of Arkansas, LLC.*
3.13	Certificate of Formation of Western Access Services of Colorado, LLC.*
3.14	Certificate of Formation of Western Access Services of Oklahoma, LLC.*
3.15	Certificate of Formation of Western Access Services of New Mexico, LLC.*
3.16	Certificate of Formation of Western Access Services of Texas, LP.*
3.17	Certificate of Formation of Valor Telecommunications Corporate Group, LP.*
3.18	Certificate of Formation of Valor Telecommunications Southwest II, LP.
3.19	Certificate of Formation of Valor Telecommunications Enterprises II, LLC.
3.20	Certificate of Incorporation of Kerrville Communications Corporation.**
3.21	Certificate of Formation of Kerrville Communications Management, LLC.**
3.22	Certificate of Formation of Kerrville Communications Enterprises, LLC.**
3.23	Certificate of Formation of Advanced Tel-Com Systems, LP.**
3.24	Certificate of Formation of Kerrville Telephone, LP.**
3.25	Certificate of Formation of Kerrville Cellular, LP.
3.26	Certificate of Formation of KCC TelCom, LP.**
3.27	Certificate of Formation of Kerrville Cellular Management, LLC.
3.28	Certificate of Formation of Kerrville Cellular Holdings, LLC.
3.29	Certificate of Incorporation of Kerrville Mobile Holdings, Inc.
3.30	Certificate of Limited Partnership of Kerrville Wireless Holdings, LP.
3.31	Certificate of Formation of Valor Telecommunications Southwest, LLC.**
3.32	Certificate of Formation of Harper Telephone L.P.**
3.33	Certificate of Incorporation of DCS Holding Co.**
3.34	Certificate of Incorporation of ECS Holding Co.**
3.35	Certificate of Incorporation of KCS Holding Co.**
3.36	Certificate of Formation of SCD Sharing Partnership, L.P.**
3.37	Certificate of Formation of SCE Sharing Partnership, L.P.**
3.38	Certificate of Incorporation of Valor Telecommunications Enterprises Finance Corp.**
3.39	By-Laws of Valor Communications Group, Inc.*
3.40	Second Amended and Restated Limited Liability Agreement of Valor Telecommunications, LLC, dated January 31, 2002, by and among the members named therein.*

3.41	Amended and Restated Limited Partnership Agreement of Valor Telecommunications of Texas, LP.*
3.42	Limited Partnership Agreement of Valor Telecommunications Equipment, LP.*
3.43	Limited Partnership Operating Agreement of Valor Telecommunications Services, LP.*
3.44	Limited Liability Company Operating Agreement of Valor Telecommunications Investments, LLC.**
3.45	Limited Liability Company Operating Agreement of Valor Telecommunications Enterprises, LLC.*
3.46	Limited Partnership Agreement of Valor Telecommunications LD, LP.*
3.47	Limited Partnership Agreement of Southwest Enhanced Network Services, LP.*
3.48	Limited Liability Company Operating Agreement of Western Access Services, LLC.*
3.49	Limited Liability Company Operating Agreement of Western Access Services of Arizona, LLC.*
3.50	Limited Liability Company Operating Agreement of Western Access Services of Arkansas, LLC.*
3.51	Limited Liability Company Operating Agreement of Western Access Services of Colorado, LLC.*
3.52	Limited Liability Company Operating Agreement of Western Access Services of Oklahoma, LLC.*
3.53	Limited Liability Company Operating Agreement of Western Access Services of New Mexico, LLC*
3.54	Limited Partnership Operating Agreement of Western Access Services of Texas, LP.*
3.55	Limited Partnership Agreement of Valor Telecommunications Corporate Group, LP.
3.56	Amended and Restated Limited Liability Agreement of Valor Telecommunications Southwest II, LLC, dated January 31, 2002, by and among the members named therein.
3.57	Limited Liability Company Operating Agreement of Valor Telecommunications Enterprises II, LLC.**
3.58	By-laws of Kerrville Communications Corporation.**
3.59	Limited Liability Company Operating Agreement of Kerrville Communications Management, LLC.**
3.60	Limited Liability Company Operating Agreement of Kerrville Communications Enterprises, LLC.**
3.61	Limited Partnership Agreement of Advanced Tel-Com Systems, LP.
3.62	Limited Partnership Agreement of Kerrville Telephone, LP.
3.63	Limited Partnership Agreement of Kerrville Cellular, LP.
3.64	Limited Partnership Agreement of KCC TelCom, LP.
3.65	Limited Liability Company Agreement of Kerrville Cellular Management, LLC.
3.66	Limited Liability Company Agreement of Kerrville Cellular Holdings, LLC.
3.67	Bylaws of Kerrville Mobile Holdings, Inc.**
3.68	Amended and Restated Limited Partnership Agreement of Kerrville Wireless Holdings, LP.
3.69	Amended and Restated Limited Liability Company Agreement of Valor Telecommunications Southwest, LLC.

3.70	Limited Partnership Agreement of Harper Telephone L.P.**
3.71	Bylaws of DCS Holding Co.**
3.72	Bylaws of ECS Holding Co.**
3.73	Bylaws of KCS Holding Co.**
3.74	Limited Partnership Agreement of SCD Sharing Partnership, L.P.**
3.75	Limited Partnership Agreement of SCE Sharing Partnership, L.P.**
3.76	Bylaws of Valor Telecommunications Enterprises Finance Corp.**
4.1	Indenture, dated February 14, 2005, among Valor Communications Group, Inc., the guarantors thereto and The Bank of New York, as Trustee.†
4.2	Form of Senior Subordinated Note (included in Exhibit 4.1).†
4.3	Registration Rights Agreement, dated February 14, 2005, by and among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises Finance Corp., the Guarantors named therein and the Initial Purchasers (as defined therein).†
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Cynthia Ayres, Esq.
10.1	Valor Communications Group, Inc. 2005 Long-Term Incentive Plan.*
10.2	Valor Communications Group, Inc. Annual Incentive Compensation Plan.*
10.3	Valor Telecommunications Southwest, LLC Savings Plan.*
10.4	Valor Telecommunications Enterprises, LLC Pension Plan.*
10.5	Telecommunications Services Agreement, dated as of September 30, 2000, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc. (the “Telecommunications Services Agreement”).*
10.6	Amendment No. 1 to the Telecommunications Services Agreement, dated as of September 4, 2001, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.7	Amendment No. 2 to the Telecommunications Services Agreement, dated as of September 18, 2001, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.8	Amendment No. 3 to the Telecommunications Services Agreement, dated as of January 2, 2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.9	Amendment No. 4 to the Telecommunications Services Agreement, dated as of March 5, 2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.10	Amendment No. 5 to the Telecommunications Services Agreement, dated as of May 28, 2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.11	Amendment No. 6 to the Telecommunications Services Agreement, dated as of March 26, 2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.12	Amendment No. 7 to the Telecommunications Services Agreement, dated as of May 8, 2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.13	Amendment No. 8 to the Telecommunications Services Agreement, dated as of July 16, 2003, by and between Valor Telecommunications, LLC and MCI Worldcom Network Services, Inc.*

10.14	Amendment No. 9 to the Telecommunications Services Agreement, dated as of November 4, 2003, by and between Valor Telecommunications, LLC and MCI Worldcom Network Services, Inc.*
10.15	Amendment No. 10 to the Telecommunications Services Agreement, dated as of December 16, 2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.16	Master Services Agreement, dated as of December 9, 1999 by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC and Alltel Information Services, Inc. (the “Master Services Agreement”)*
10.17	First Amendment to Master Services Agreement, dated as of April 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC and Alltel Information Services, Inc.*
10.18	Second Amendment to the Master Services Agreement, dated as of April 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.19	Third Amendment to the Master Services Agreement, dated as of July 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.20	Fourth Amendment to the Master Services Agreement, dated as of July 24, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.21	Fifth Amendment to the Master Services Agreement, dated as of January 18, 2001, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.22	Sixth Amendment to the Master Services Agreement, dated as of January 2001 to the Master Services Agreement by and between Valor Telecommunications Enterprises, LLC and Alltel Information Services, Inc.*
10.23	Seventh Amendment, dated as of April 1, 2002 to the Master Services Agreement, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications LLC) and Alltel Information Services, Inc.*
10.24	Eighth Amendment, dated as of April 1, 2002 to the Master Services Agreement, dated as of December 9, 1999 by and between Valor Telecommunications Enterprises, LLC and Alltel Information Services, Inc.*
10.25	Sprint Wholesale Services Data and Private Line Agreement, dated as of February 20, 2003, between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*
10.26	Wholesale Solutions Switched Services Agreement, dated as of August 11, 2003, by and between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*

10.27	First Amendment to Wholesale Solutions Switched Services Data and Private Line Agreement, dated as of October 3, 2003, between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*
10.28	Part-time Employment Agreement, dated as of April 4, 2004, by and between Valor Telecommunications, LLC and Kenneth R. Cole.*
10.29	Amendment One to part-time Employment Agreement, dated as of November 10, 2004, by and between Valor Telecommunications, LLC and Kenneth R. Cole.*
10.30	Employment Agreement, dated as of April 8, 2004, by and between Valor Telecommunications, LLC and John J. Mueller.*
10.31	Amended and Restated Employment Agreement, dated April 9, 2004, between Valor Telecommunications, LLC and John J. Mueller.*
10.32	Ninth Amendment, dated as of July 1, 2004, to the Master Services Agreement, dated as of December 9, 1999 by and between Valor Telecommunications Enterprises, LLC and Alltel Information Services Inc.*
10.33	Senior Credit Agreement, dated as of November 10, 2004, among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises II, LLC and certain of their Respective domestic subsidiaries, as Borrowers, Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC, Valor Telecommunications Southwest II, LLC and certain of their respective domestic subsidiaries, including such borrowers, as Guarantors, Bank of America, N.A., as Senior Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank and Wachovia Bank, N.A., as Senior Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Senior Documentation Agents, and the lenders party thereto.*
10.34	Second Lien Loan Agreement, dated as of November 10, 2004, among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises II, LLC and certain of their respective domestic subsidiaries, as Borrowers, Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC, Valor Telecommunications Southwest II, LLC and certain of their respective domestic subsidiaries, including such borrowers, as Guarantors, Bank of America, N.A., as Second Lien Administrative Agent, JPMorgan Chase Bank and Wachovia Bank, N.A., as Second Lien Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Second Lien Documentation Agents, and the Lenders party thereto.*
10.35	Senior Subordinated Loan Agreement, dated as of November 10, 2004, among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises II, LLC and certain of their respective domestic subsidiaries, as Borrowers, Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC, Valor Telecommunications Southwest II, LLC and certain of their respective domestic subsidiaries, including such borrowers, as Guarantors, Bank of America, N.A., as Senior Subordinated Administrative Agent, JPMorgan Chase Bank and Wachovia Bank, N.A., as Senior Subordinated Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Senior Subordinated Documentation Agents, and the Lenders party thereto.*
10.36	Letter Agreement, dated as of April 9, 2004, by and between Valor Telecommunications LLC and Kenneth R. Cole.*
10.37	Second Amendment to Wholesale Solutions Switched Services Agreement, dated as of August 18, 2004, by and between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*
10.38	Amendment No. 12 to the Telecommunications Services Agreement, dated as of August 23, 2004, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*

10.39	Amendment No. 13 to the Telecommunications Services Agreement, dated as of September 3, 2004, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.40	Consulting Agreement, dated as of April 9, 2004, by and between Valor Telecommunications, LLC and Kenneth R. Cole.*
10.41	Letter Agreement, dated as of April 9, 2004, by and between Valor Telecommunications, LLC and John J. Mueller.*
10.42	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and John J. Mueller.*
10.43	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and Grant Raney.*
10.44	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and John A. Butler.*
10.45	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and William M. Ojile, Jr.*
10.46	Amended and Restated Credit Agreement, dated as of February 14, 2004, among Valor Telecommunications Enterprises, LLC as Borrower, Valor Communications Group, Inc. and certain of its subsidiaries, as Guarantors, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, J.P. Morgan Chase Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agents, CIBC World Markets Corp. and Wachovia Bank, N.A., as Documentation Agents and the Lenders party thereto.†
10.47	Valor Communications Group, Inc. 2005 Incentive Compensation Plan.†
10.48	Amended & Restated AT&T Master Carrier Agreement, dated as of March 29, 2005, between Valor Telecommunications of Texas L.P. and AT&T Corp.†
12.1	Statement regarding computation of ratio of earnings to fixed charges.
21.1	Subsidiaries of Registrant.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.3	Consent of Cynthia Ayres, Esq. (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended.
99.1	Letter of Transmittal.

*	Incorporated by reference to the registrant’s Registration Statement on Form S-1, originally filed April 8, 2004.

**	To be filed by amendment.

†	Incorporated by reference to the registrants Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

     (b)     Financial Statement Schedules

Item 22.	Undertakings

      The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(2)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(3)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(4)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

By:	Valor Telecommunications Southwest, LLC

Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Enterprises, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS ENTERPRISES, FINANCE CORP.

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Enterprises Finance Corp.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR COMMUNICATIONS GROUP, INC.

By:	/s/ JOHN J. MUELLER

Name: John J. Mueller

Title:	President and Chief Executive Officer

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Communications Group, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ RANDAL S. DUMAS Randal S. Dumas	Vice President — Accounting and Controller (Principal Financial and Accounting Officer)

/s/ ANTHONY J. DE NICOLA Anthony J. de Nicola	Chairman and Director

/s/ KENNETH R. COLE Kenneth R. Cole	Vice Chairman and Director

Signature	Title

/s/ SANJAY SWANI Sanjay Swani	Director

/s/ NORMAN W. ALPERT Norman W. Alpert	Director

/s/ STEPHEN BRODEUR Stephen Brodeur	Director

/s/ MICHAEL E. DONOVAN Michael E. Donovan	Director

/s/ EDWARD L. LUJAN Edward L. Lujan	Director

/s/ M. ANN PADILLA M. Ann Padilla	Director

/s/ FEDERICO PENA Federico Pena	Director

/s/ EDWARD J. HEFFERNAN Edward J. Heffernan	Director

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS, LLC

By:	/s/ JOHN J. MUELLER

Name: John J. Mueller

Title:	Chief Executive Officer

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer and Manager (Principal Executive, Financial and Accounting Officer)

/s/ ANTHONY J. DE NICOLA Anthony J. de Nicola	Manager

/s/ SEAN TRAYNOR Sean Traynor	Manager

/s/ SANJAY SWANI Sanjay Swani	Manager

/s/ NORMAN W. ALPERT Norman W. Alpert	Manager

/s/ FEDERICO PENA Federico Pena	Manager

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS OF TEXAS, LP

By:	Valor Telecommunications Enterprises, LLC

Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.

Title:	Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications of Texas, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS EQUIPMENT, LP

By:	Valor Telecommunications Enterprises, LLC

Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.

Title:	Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Equipment, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS SERVICES, LP

By:	Valor Telecommunications Enterprises, LLC

Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Services, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS INVESTMENTS, LLC

By:	Valor Telecommunications Enterprises, LLC

Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Investments, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS LD, LP

By: Valor Telecommunications Enterprises, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications LD, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

SOUTHWEST ENHANCED NETWORK SERVICES, LP

By: Valor Telecommunications Enterprises, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Southwest Enhanced Network Services, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

WESTERN ACCESS SERVICES, LLC

By: Valor Telecommunications Enterprises, LLC
Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

WESTERN ACCESS SERVICES OF ARIZONA, LLC

BY: WESTERN ACCESS SERVICES, LLC
ITS: SOLE MEMBER

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Arizona, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

WESTERN ACCESS SERVICES OF ARKANSAS, LLC

BY: WESTERN ACCESS SERVICES, LLC
ITS: SOLE MEMBER

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Arkansas, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

WESTERN ACCESS SERVICES OF COLORADO, LLC

By: Western Access Services, LLC
Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Colorado, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

WESTERN ACCESS SERVICES OF OKLAHOMA, LLC

By: Western Access Services, LLC
Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Oklahoma, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

WESTERN ACCESS SERVICES OF NEW MEXICO, LLC

By: Western Access Services, LLC
Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of New Mexico, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

WESTERN ACCESS SERVICES OF TEXAS, LP

By: Western Access Services, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Texas, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS CORPORATE GROUP, LP

By: Valor Telecommunications Enterprises, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Corporate Group, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS SOUTHWEST, LLC

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Southwest, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

/s/ ANTHONY J. DENICOLA Anthony J. deNicola	Director

/s/ SANJAY SWANI Sanjay Swani	Director

/s/ NORMAN W. ALPERT Norman W. Alpert	Director

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS SOUTHWEST II, LP

By:	/s/ JOHN J. MUELLER

Name: John J. Mueller
Title: Chief Executive Officer

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Southwest II, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer and Director (Principal Executive, Financial and Accounting Officer)

/s/ ANTHONY J. DE NICOLA Anthony J. de Nicola	Director

/s/ SANJAY SWANI Sanjay Swani	Director

/s/ NORMAN W. ALPERT Norman W. Alpert	Director

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC

By:	Valor Telecommunications Southwest II, LLC

Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Enterprises II, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2004.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE COMMUNICATIONS CORPORATION

By:	/s/ JOHN J. MUELLER

Name: John J. Mueller
Title: Chief Executive Officer

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Colorado, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE COMMUNICATIONS MANAGEMENT, LLC

By: Kerrville Communications Corporation
Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Communications Management, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2004.

KERRVILLE COMMUNICATIONS ENTERPRISES, LLC

By: Kerrville Communications Corporation
Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Communications Enterprises, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

ADVANCED TEL-COM SYSTEMS, LP
By: Kerrville Communications Management, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Advanced Tel-Com Systems, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE TELEPHONE, LP
By: Kerrville Communications Management, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Telephone, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE CELLULAR, LP
By: Kerrville Communications Management, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Cellular, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KCC TELCOM, LP
By: Kerrville Communications Management, LLC
Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of KCC TelCom, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE CELLULAR MANAGEMENT, LLC

By:	Kerrville Cellular, LP

Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Cellular Management, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE CELLULAR HOLDINGS, LLC

By:	Kerrville Cellular, LP

Its: Sole Member

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Cellular Holdings, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE MOBILE HOLDINGS, INC.

By:	/s/ JOHN J. MUELLER

Name: John J. Mueller
Title: Chief Executive Officer

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Mobile Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer and Director (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KERRVILLE WIRELESS HOLDINGS, LP

By:	Kerrville Cellular Management, LLC

Its: General Partner

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Wireless Holdings, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

HARPER TELEPHONE L.P.

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Harper Telephone L.P.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

DCS HOLDING CO.

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of DCS Holding Co.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

ECS HOLDING CO.

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of ECS Holding Co.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

KCS HOLDING CO.

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of KCS Holding Co.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

SCD SHARING PARTNERSHIP, L.P.

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of SCD Sharing Partnership, L.P.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Signatures

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on May 11, 2005.

SCE SHARING PARTNERSHIP, L.P.

By:	/s/ WILLIAM M. OJILE, JR.

Name: William M. Ojile, Jr.
Title: Secretary

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of SCE Sharing Partnership, L.P.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 11, 2005.

Signature	Title

/s/ JOHN J. MUELLER John J. Mueller	President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

Exhibit Index

Exhibit
No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Valor Communications Group, Inc.*
3.2	Certificate of Formation of Valor Telecommunications, LLC.
3.3	Certificate of Formation of Valor Telecommunications of Texas, LP.
3.4	Certificate of Formation of Valor Telecommunications Equipment, LP.
3.5	Certificate of Formation of Valor Telecommunications Services, LP.*
3.6	Certificate of Formation of Valor Telecommunications Investments, LLC.*
3.7	Certificate of Formation of Valor Telecommunications Enterprises, LLC.*
3.8	Certificate of Formation of Valor Telecommunications LD, LP.
3.9	Certificate of Formation of Southwest Enhanced Network Services, LP.**
3.10	Certificate of Formation of Western Access Services, LLC.*
3.11	Certificate of Formation of Western Access Services of Arizona, LLC.*
3.12	Certificate of Formation of Western Access Services of Arkansas, LLC.*
3.13	Certificate of Formation of Western Access Services of Colorado, LLC.*
3.14	Certificate of Formation of Western Access Services of Oklahoma, LLC.*
3.15	Certificate of Formation of Western Access Services of New Mexico, LLC.*
3.16	Certificate of Formation of Western Access Services of Texas, LP.*
3.17	Certificate of Formation of Valor Telecommunications Corporate Group, LP.*
3.18	Certificate of Formation of Valor Telecommunications Southwest II, LP.
3.19	Certificate of Formation of Valor Telecommunications Enterprises II, LLC.
3.20	Certificate of Incorporation of Kerrville Communications Corporation.**
3.21	Certificate of Formation of Kerrville Communications Management, LLC.**
3.22	Certificate of Formation of Kerrville Communications Enterprises, LLC.**
3.23	Certificate of Formation of Advanced Tel-Com Systems, LP.**
3.24	Certificate of Formation of Kerrville Telephone, LP.**
3.25	Certificate of Formation of Kerrville Cellular, LP.
3.26	Certificate of Formation of KCC TelCom, LP.**
3.27	Certificate of Formation of Kerrville Cellular Management, LLC.
3.28	Certificate of Formation of Kerrville Cellular Holdings, LLC.
3.29	Certificate of Incorporation of Kerrville Mobile Holdings, Inc.
3.30	Certificate of Limited Partnership of Kerrville Wireless Holdings, LP.
3.31	Certificate of Formation of Valor Telecommunications Southwest, LLC.**
3.32	Certificate of Formation of Harper Telephone L.P.**
3.33	Certificate of Incorporation of DCS Holding Co.**
3.34	Certificate of Incorporation of ECS Holding Co.**
3.35	Certificate of Incorporation of KCS Holding Co.**
3.36	Certificate of Formation of SCD Sharing Partnership, L.P.**
3.37	Certificate of Formation of SCE Sharing Partnership, L.P.**
3.38	Certificate of Incorporation of Valor Telecommunications Enterprises Finance Corp.**
3.39	By-Laws of Valor Communications Group, Inc.*
3.40	Second Amended and Restated Limited Liability Agreement of Valor Telecommunications, LLC, dated January 31, 2002, by and among the members named therein.*
3.41	Amended and Restated Limited Partnership Agreement of Valor Telecommunications of Texas, LP.*
3.42	Limited Partnership Agreement of Valor Telecommunications Equipment, LP.*
3.43	Limited Partnership Operating Agreement of Valor Telecommunications Services, LP.*
3.44	Limited Liability Company Operating Agreement of Valor Telecommunications Investments, LLC.**

Exhibit
No.	Description of Exhibit

3.45	Limited Liability Company Operating Agreement of Valor Telecommunications Enterprises, LLC.*
3.46	Limited Partnership Agreement of Valor Telecommunications LD, LP.*
3.47	Limited Partnership Agreement of Southwest Enhanced Network Services, LP.*
3.48	Limited Liability Company Operating Agreement of Western Access Services, LLC.*
3.49	Limited Liability Company Operating Agreement of Western Access Services of Arizona, LLC.*
3.50	Limited Liability Company Operating Agreement of Western Access Services of Arkansas, LLC.*
3.51	Limited Liability Company Operating Agreement of Western Access Services of Colorado, LLC.*
3.52	Limited Liability Company Operating Agreement of Western Access Services of Oklahoma, LLC.*
3.53	Limited Liability Company Operating Agreement of Western Access Services of New Mexico, LLC*
3.54	Limited Partnership Operating Agreement of Western Access Services of Texas, LP.*
3.55	Limited Partnership Agreement of Valor Telecommunications Corporate Group, LP.
3.56	Amended and Restated Limited Liability Agreement of Valor Telecommunications Southwest II, LLC, dated January 31, 2002, by and among the members named therein.
3.57	Limited Liability Company Operating Agreement of Valor Telecommunications Enterprises II, LLC.**
3.58	By-laws of Kerrville Communications Corporation.**
3.59	Limited Liability Company Operating Agreement of Kerrville Communications Management, LLC.**
3.60	Limited Liability Company Operating Agreement of Kerrville Communications Enterprises, LLC.**
3.61	Limited Partnership Agreement of Advanced Tel-Com Systems, LP.
3.62	Limited Partnership Agreement of Kerrville Telephone, LP.
3.63	Limited Partnership Agreement of Kerrville Cellular, LP.
3.64	Limited Partnership Agreement of KCC TelCom, LP.
3.65	Limited Liability Company Agreement of Kerrville Cellular Management, LLC.
3.66	Limited Liability Company Agreement of Kerrville Cellular Holdings, LLC.
3.67	Bylaws of Kerrville Mobile Holdings, Inc.**
3.68	Amended and Restated Limited Partnership Agreement of Kerrville Wireless Holdings, LP.
3.69	Amended and Restated Limited Liability Company Agreement of Valor Telecommunications Southwest, LLC.
3.70	Limited Partnership Agreement of Harper Telephone L.P.**
3.71	Bylaws of DCS Holding Co.**
3.72	Bylaws of ECS Holding Co.**
3.73	Bylaws of KCS Holding Co.**
3.74	Limited Partnership Agreement of SCD Sharing Partnership, L.P.**
3.75	Limited Partnership Agreement of SCE Sharing Partnership, L.P.**
3.76	Bylaws of Valor Telecommunications Enterprises Finance Corp.**
4.1	Indenture, dated February 14, 2005, among Valor Communications Group, Inc., the guarantors thereto and The Bank of New York, as Trustee.†
4.2	Form of Senior Subordinated Note (included in Exhibit 4.1).†
4.3	Registration Rights Agreement, dated February 14, 2005, by and among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises Finance Corp., the Guarantors named therein and the Initial Purchasers (as defined therein).†
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Cynthia Ayres, Esq.
10.1	Valor Communications Group, Inc. 2005 Long-Term Incentive Plan.*
10.2	Valor Communications Group, Inc. Annual Incentive Compensation Plan.*
10.3	Valor Telecommunications Southwest, LLC Savings Plan.*
10.4	Valor Telecommunications Enterprises, LLC Pension Plan.*

Exhibit
No.	Description of Exhibit

10.5	Telecommunications Services Agreement, dated as of September 30, 2000, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc. (the “Telecommunications Services Agreement”).*
10.6	Amendment No. 1 to the Telecommunications Services Agreement, dated as of September 4, 2001, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.7	Amendment No. 2 to the Telecommunications Services Agreement, dated as of September 18, 2001, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.8	Amendment No. 3 to the Telecommunications Services Agreement, dated as of January 2, 2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.9	Amendment No. 4 to the Telecommunications Services Agreement, dated as of March 5, 2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.10	Amendment No. 5 to the Telecommunications Services Agreement, dated as of May 28, 2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.11	Amendment No. 6 to the Telecommunications Services Agreement, dated as of March 26, 2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.12	Amendment No. 7 to the Telecommunications Services Agreement, dated as of May 8, 2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.13	Amendment No. 8 to the Telecommunications Services Agreement, dated as of July 16, 2003, by and between Valor Telecommunications, LLC and MCI Worldcom Network Services, Inc.*
10.14	Amendment No. 9 to the Telecommunications Services Agreement, dated as of November 4, 2003, by and between Valor Telecommunications, LLC and MCI Worldcom Network Services, Inc.*
10.15	Amendment No. 10 to the Telecommunications Services Agreement, dated as of December 16, 2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.16	Master Services Agreement, dated as of December 9, 1999 by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC and Alltel Information Services, Inc. (the “Master Services Agreement”)*
10.17	First Amendment to Master Services Agreement, dated as of April 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC and Alltel Information Services, Inc.*
10.18	Second Amendment to the Master Services Agreement, dated as of April 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.19	Third Amendment to the Master Services Agreement, dated as of July 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.20	Fourth Amendment to the Master Services Agreement, dated as of July 24, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.21	Fifth Amendment to the Master Services Agreement, dated as of January 18, 2001, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and Alltel Information Services, Inc.*
10.22	Sixth Amendment to the Master Services Agreement, dated as of January 2001 to the Master Services Agreement by and between Valor Telecommunications Enterprises, LLC and Alltel Information Services, Inc.*

Exhibit
No.	Description of Exhibit

10.23	Seventh Amendment, dated as of April 1, 2002 to the Master Services Agreement, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor Telecommunications Southwest, LLC, as successor to dba Communications LLC) and Alltel Information Services, Inc.*
10.24	Eighth Amendment, dated as of April 1, 2002 to the Master Services Agreement, dated as of December 9, 1999 by and between Valor Telecommunications Enterprises, LLC and Alltel Information Services, Inc.*
10.25	Sprint Wholesale Services Data and Private Line Agreement, dated as of February 20, 2003, between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*
10.26	Wholesale Solutions Switched Services Agreement, dated as of August 11, 2003, by and between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*
10.27	First Amendment to Wholesale Solutions Switched Services Data and Private Line Agreement, dated as of October 3, 2003, between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*
10.28	Part-time Employment Agreement, dated as of April 4, 2004, by and between Valor Telecommunications, LLC and Kenneth R. Cole.*
10.29	Amendment One to part-time Employment Agreement, dated as of November 10, 2004, by and between Valor Telecommunications, LLC and Kenneth R. Cole.*
10.30	Employment Agreement, dated as of April 8, 2004, by and between Valor Telecommunications, LLC and John J. Mueller.*
10.31	Amended and Restated Employment Agreement, dated April 9, 2004, between Valor Telecommunications, LLC and John J. Mueller.*
10.32	Ninth Amendment, dated as of July 1, 2004, to the Master Services Agreement, dated as of December 9, 1999 by and between Valor Telecommunications Enterprises, LLC and Alltel Information Services Inc.*
10.33	Senior Credit Agreement, dated as of November 10, 2004, among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises II, LLC and certain of their Respective domestic subsidiaries, as Borrowers, Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC, Valor Telecommunications Southwest II, LLC and certain of their respective domestic subsidiaries, including such borrowers, as Guarantors, Bank of America, N.A., as Senior Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank and Wachovia Bank, N.A., as Senior Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Senior Documentation Agents, and the lenders party thereto.*
10.34	Second Lien Loan Agreement, dated as of November 10, 2004, among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises II, LLC and certain of their respective domestic subsidiaries, as Borrowers, Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC, Valor Telecommunications Southwest II, LLC and certain of their respective domestic subsidiaries, including such borrowers, as Guarantors, Bank of America, N.A., as Second Lien Administrative Agent, JPMorgan Chase Bank and Wachovia Bank, N.A., as Second Lien Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Second Lien Documentation Agents, and the Lenders party thereto.*
10.35	Senior Subordinated Loan Agreement, dated as of November 10, 2004, among Valor Telecommunications Enterprises, LLC, Valor Telecommunications Enterprises II, LLC and certain of their respective domestic subsidiaries, as Borrowers, Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC, Valor Telecommunications Southwest II, LLC and certain of their respective domestic subsidiaries, including such borrowers, as Guarantors, Bank of America, N.A., as Senior Subordinated Administrative Agent, JPMorgan Chase Bank and Wachovia Bank, N.A., as Senior Subordinated Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Senior Subordinated Documentation Agents, and the Lenders party thereto.*
10.36	Letter Agreement, dated as of April 9, 2004, by and between Valor Telecommunications LLC and Kenneth R. Cole.*
10.37	Second Amendment to Wholesale Solutions Switched Services Agreement, dated as of August 18, 2004, by and between Sprint Communications Company L.P. and Valor Telecommunications Enterprises, LLC.*

Exhibit
No.	Description of Exhibit

10.38	Amendment No. 12 to the Telecommunications Services Agreement, dated as of August 23, 2004, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.39	Amendment No. 13 to the Telecommunications Services Agreement, dated as of September 3, 2004, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom Network Services, Inc.*
10.40	Consulting Agreement, dated as of April 9, 2004, by and between Valor Telecommunications, LLC and Kenneth R. Cole.*
10.41	Letter Agreement, dated as of April 9, 2004, by and between Valor Telecommunications, LLC and John J. Mueller.*
10.42	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and John J. Mueller.*
10.43	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and Grant Raney.*
10.44	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and John A. Butler.*
10.45	Form of Employment Agreement by and between Valor Communications Group, Inc., Valor Telecommunications, LLC and William M. Ojile, Jr.*
10.46	Amended and Restated Credit Agreement, dated as of February 14, 2004, among Valor Telecommunications Enterprises, LLC as Borrower, Valor Communications Group, Inc. and certain of its subsidiaries, as Guarantors, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, J.P. Morgan Chase Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agents, CIBC World Markets Corp. and Wachovia Bank, N.A., as Documentation Agents and the Lenders party thereto.†
10.47	Valor Communications Group, Inc. 2005 Incentive Compensation Plan.†
10.48	Amended & Restated AT&T Master Carrier Agreement, dated as of March 29, 2005, between Valor Telecommunications of Texas L.P. and AT&T Corp.†
12.1	Statement regarding computation of ratio of earnings to fixed charges.
21.1	Subsidiaries of Registrant.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.3	Consent of Cynthia Ayres, Esq. (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended.
99.1	Letter of Transmittal.

*	Incorporated by reference to the registrant’s Registration Statement on Form S-1, originally filed April 8, 2004.

**	To be filed by amendment.

†	Incorporated by reference to the registrants Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.